Prospectus Supplement No. 1 (to Prospectus dated April 19, 2023)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-269456

Bridger Aerospace Group Holdings, Inc.

120,277,192 Shares of Common Stock

Up to 26,650,000 Shares of Common Stock Issuable Upon

Exercise of the Warrants

Up to 9,400,000 Warrants

This prospectus supplement updates and supplements the prospectus dated April 19, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-269456). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in the following reports we filed with the U.S. Securities and Exchange Commission on the dates indicated below (collectively, the “Reports”). Each of the respective Reports are attached hereto.

Report	Date Filed
Quarterly Report on Form 10-Q for the period ended March 31, 2023	May 12, 2023
Current Report on Form 8-K	June 22, 2023
Current Report on Form 8-K	June 27, 2023
Current Report on Form 8-K	July 24, 2023
Quarterly Report on Form 10-Q for the period ended June 30, 2023	August 10, 2023
Current Report on Form 8-K	September 13, 2023
Current Report on Form 8-K	September 14, 2023

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus, or their permitted transferees, of (a) up to 120,277,192 shares of our common stock, $0.0001 par value (“Common Stock”), consisting of (i) up to 102,322,388 shares of Common Stock issued or issuable to the direct and indirect equityholders of Legacy Bridger (as defined in the Prospectus) in connection with the Business Combination (as defined in the Prospectus) at an implied equity consideration value of $10.00 per share of Common Stock, inclusive of up to 63,240,644 shares of Common Stock that may be issuable upon the conversion of shares of Series A Preferred Stock (as defined in the Prospectus); (ii) up to 5,951,615 shares of Common Stock issuable to the holders of certain restricted stock units that were issued by Legacy Bridger and assumed by us in connection with the closing (the “Closing”) of the Business Combination, which were granted at no cost to the recipients thereof; (iii) up to 2,488,189 shares of Common Stock that were originally issued in a private placement to JCIC Sponsor (as defined in the Prospectus) prior to the JCIC IPO (as defined in the Prospectus) (75,000 of which were subsequently transferred by the JCIC Sponsor to independent directors of JCIC), which were acquired at a purchase price equivalent to approximately $0.003 per share; (iv) up to 115,000 shares of Common Stock originally issued at the Closing to JCIC Sponsor in full consideration of the outstanding $1,150,000 loan balance under the Promissory Note (as defined in the Prospectus) for an equivalent purchase price of $10.00 per share; and (v) up to 9,400,000 shares of Common Stock issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in connection with the JCIC IPO (the “Private Placement Warrants”) and (b) up to 9,400,000 Private Placement Warrants originally acquired by JCIC Sponsor in connection with the JCIC IPO for $1.00 per Private Placement Warrant.

1

The Prospectus and this prospectus supplement also relate to the issuance by us of up to an aggregate of 26,650,000 shares of Common Stock that may be issued upon exercise of the Warrants (as defined in the Prospectus), including 9,400,000 Private Placement Warrants and 17,250,000 Public Warrants (as defined in the Prospectus).

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock and Public Warrants are listed on The Nasdaq Global Market under the symbols “BAER” and “BAERW,” respectively. On September 13, 2023, the closing price of our Common Stock was $7.59 and the closing price for our Public Warrants was $0.2701.

See the section entitled “Risk Factors” beginning on page 8 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful of complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 15, 2023.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 10-Q

___________________________

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from___________to___________

Commission file number: 001-41603

___________________________

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	88-3599336
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

90 Aviation Lane Belgrade, MT	59714
(Address of Principal Executive Offices)	(Zip code)

(406) 813-0079

(Registrant’s telephone number, including area code)

___________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BAER	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of May 10, 2023, there were 43,769,290 shares of the registrant’s common stock, par value $0.0001 per share, issued and outstanding.

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PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars)

	As of March 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,290,244	$30,162,475
Restricted cash	12,398,725	12,297,151
Investments in marketable securities	30,322,527	54,980,156
Accounts receivable[1]	367,336	28,902
Aircraft support parts	434,894	1,761,270
Prepaid expenses and other current assets	3,076,473	1,835,032
Deferred offering costs	–	5,800,144
Total current assets	48,890,199	106,865,130
Property, plant and equipment, net	203,422,599	192,091,413
Intangible assets, net	181,783	208,196
Goodwill	2,457,937	2,457,937
Other noncurrent assets	6,739,998	4,356,225
Total assets	$261,692,516	$305,978,901
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,503,466	$3,170,354
Accrued expenses and other current liabilities	13,063,960	18,669,572
Operating right-of-use current liability	22,126	21,484
Current portion of long-term debt, net of debt issuance costs	2,446,320	2,445,594
Total current liabilities	19,035,872	24,307,004
Long-term accrued expenses and other noncurrent liabilities	5,804,275	45,659
Operating right-of-use noncurrent liability	745,989	754,673
Long-term debt, net of debt issuance costs[2]	205,241,626	205,471,958
Total liabilities	230,827,762	230,579,294
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Series A Preferred Stock, $0.0001 par value; 315,789.473684 shares authorized, issued and outstanding at March 31, 2023	336,933,387	–
Legacy Bridger Series C Preferred Shares, $0.001 par value; 315,789.473684 shares authorized, issued and outstanding at December 31, 2022	–	489,021,545
STOCKHOLDERS’ DEFICIT
Common Stock, $0.0001 par value; 1,000,000,000 shares authorized; 43,769,290 shares issued and outstanding at March 31, 2023; 39,081,744 shares issued and outstanding at December 31, 2022	4,832	3,908
Additional paid-in capital	73,406,859	–
Accumulated deficit	(381,032,705)	(415,304,343)
Accumulated other comprehensive income	1,552,381	1,678,497
Total stockholders’ deficit	(306,068,633)	(413,621,938)
Total liabilities, mezzanine equity and stockholders’ deficit	$261,692,516	$305,978,901

[1]	Includes related party accounts receivable of $321,244 as of March 31, 2023.
[2]	Includes related party debt of $10,000,000 for the 2022 taxable industrial revenue bond as of March 31, 2023 and December 31, 2022, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRIDGER AEROSPACE GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in U.S. dollars)

	For the three months ended March 31,
	2023	2022
Revenues[1]	$365,373	$69,292
Cost of revenues:
Flight operations	3,733,261	3,665,352
Maintenance	3,515,451	2,861,987
Total cost of revenues	7,248,712	6,527,339
Gross loss	(6,883,339)	(6,458,047)
Selling, general and administrative expense	33,228,491	4,841,259
Operating loss	(40,111,830)	(11,299,306)
Interest expense[2]	(5,664,545)	(3,714,546)
Other income	1,091,437	140,843
Net loss	$(44,684,938)	$(14,873,009)
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$(48,300,000)	$–
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$156,362,597	$–
Series A Preferred Stock – adjustment to maximum redemption value	$(4,274,439)	$–
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$–	$(4,339,767)
Net income (loss) attributable to Common stockholders – basic and diluted	$59,103,220	$(19,212,776)
Net income (loss) per Common Stock – basic	$1.36	$(0.50)
Net income (loss) per Common Stock – diluted	$0.79	$(0.50)
Weighted average Common Stock outstanding – basic	43,488,468	38,770,646
Weighted average Common Stock outstanding – diluted	74,986,752	38,770,646

[1]	Includes related party revenues of $321,244 for the three months ended March 31, 2023.
[2]	Includes related party interest of approximately $284,000 for the 2022 taxable industrial revenue bond for the three months ended March 31, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(All Amounts in U.S. dollars)

	For the three months ended March 31,
	2023	2022
Net loss	$(44,684,938)	$(14,873,009)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	192	(287)
Unrealized (loss) gain on derivative instruments	(271,801)	674,381
Unrealized gain on investments in marketable securities	318,645	–
Reclassification of realized gains on investments in marketable securities to earnings	(173,152)	–
Total other comprehensive (loss) income, net of tax	(126,116)	674,094
Comprehensive loss	$(44,811,054)	$(14,198,915)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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BRIDGER AEROSPACE GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STOCKHOLDERS’ DEFICIT

(All Amounts in U.S. dollars, except share amounts)

	Legacy Bridger Series A Preferred Shares		Legacy Bridger Series B Preferred Shares		Legacy Bridger Series C Preferred Shares / Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total
	Share	Value	Share	Value	Share	Value	Share	Value	Capital	Deficit	Income	Stockholders’
Balance at December 31, 2021	10,500,000	$1,050	60,000,000	$6,000	–	$–	39,081,744	$3,908	$–	$(84,843,803)	$24,706	$(84,815,189)
Liquidation preference on Legacy Bridger Series A Preferred Shares	–	–	–	–	–	–	–	–	–	(4,339,767)	–	(4,339,767)
Unrealized gain on derivative instruments	–	–	–	–	–	–	–	–	–	–	674,381	674,381
Foreign currency translation adjustment	–	–	–	–	–	–	–	–	–	–	(287)	(287)
Stock based compensation attributable to Legacy Bridger holders prior to reverse recapitalization	–	–	–	–	–	–	–	–	–	2,558	–	2,558
Net loss	–	–	–	–	–	–	–	–	–	(14,873,009)	–	(14,873,009)
Balance at March 31, 2022	10,500,000	$1,050	60,000,000	$6,000	–	$–	39,081,744	$3,908	$–	$(104,054,021)	$698,800	$(103,351,313)
Balance at December 31, 2022	–	–	–	–	315,789	$489,021,545	39,081,744	$3,908	$–	$(415,304,343)	$1,678,497	$(413,621,938)
Unrealized loss on derivative instruments	–	–	–	–	–	–	–	–	–	–	(271,801)	(271,801)
Unrealized gain on investment in marketable securities	–	–	–	–	–	–	–	–	–	–	318,645	318,645
Reclassification of realized gains on investments in marketable securities to earnings	–	–	–	–	–	–	–	–	–	–	(173,152)	(173,152)
Foreign currency translation adjustment	–	–	–	–	–	–	–	–	–	–	192	192
Net loss	–	–	–	–	–	–	–	–	–	(44,684,938)	–	(44,684,938)
Effect of the Closing	–	–	–	–	–	(156,362,597)	4,687,546	684	52,084,522	78,956,576	–	131,041,782
Series A Preferred Stock adjustment to maximum redemption value	–	–	–	–	–	4,274,439	–	–	(4,274,439)	–	–	(4,274,439)
Stock based compensation after reverse recapitalization	–	–	–	–	–	–	2,400,354	240	25,596,776	–	–	25,597,016
Balance at March 31, 2023	–	$–	–	$–	315,789	$336,933,387	46,169,644	$4,832	$73,406,859	$(381,032,705)	$1,552,381	$(306,068,633)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in U.S. dollars)

	For the three months ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(44,684,938)	$(14,873,009)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
(Gain) loss on sale of fixed assets	(1,459)	781,492
Depreciation and amortization	1,751,045	1,266,922
Stock based compensation expense	25,597,016	2,558
Change in fair value of the Warrants	(1,599,000)	–
Change in fair value of freestanding derivative	50,559	–
Amortization of debt issuance costs	239,319	44,866
Interest accrued on Legacy Bridger Series B Preferred Shares	–	2,857,921
Change in fair value of Legacy Bridger Series C Preferred Shares	(345,585)	–
Realized gain on investments in marketable securities	(258,618)	–
Changes in operating assets and liabilities
Accounts receivable[1]	(338,434)	34,992
Aircraft support parts	1,326,376	138,699
Prepaid expense and other current and noncurrent assets	(3,897,015)	556,422
Accounts payable, accrued expenses and other liabilities	(14,491,847)	1,771,711
Net cash used in operating activities	(36,652,581)	(7,417,426)
Cash Flows from Investing Activities:
Investments in construction in progress – buildings	(1,045,600)	(177,583)
Proceeds from sales and maturities of marketable securities	25,061,740	–
Sale of property, plant and equipment	113,659	286,400
Purchases of property, plant and equipment	(11,170,664)	(2,460,944)
Net cash provided by (used in) investing activities	12,959,135	(2,352,127)
Cash Flows from Financing Activities:
Payment of finance lease liability	(8,440)	–
Proceeds from the Closing	3,193,536	–
Costs incurred related to the Closing	(6,793,574)	–
Borrowings from various First Interstate Bank vehicle loans	–	63,070
Repayments on debt	(468,925)	(477,671)
Net cash used in financing activities	(4,077,403)	(414,601)
Effects of exchange rate changes	192	(287)
Net change in cash, cash equivalents and restricted cash	(27,770,657)	(10,184,441)
Cash, cash equivalents and restricted cash – beginning of the period	42,459,626	17,261,132
Cash, cash equivalents and restricted cash – end of the period	14,688,969	7,076,691
Less: Restricted cash – end of the period	12,398,725	3,452,932
Cash and cash equivalents – end of the period	$2,290,244	$3,623,759
Supplemental disclosure of non-cash operating and financing activities
Assumption of Jack Creek liabilities	$7,463,673	$–
Recognition of warrant liabilities	$5,863,000	$–
Recognition of Deferred underwriting fee	$1,500,000	$–
Supplemental cash flow information
Interest paid[2]	$10,311,545	$3,715,257
Fixed assets in accounts payable	$1,468,890	$2,640,384
Conversion of Promissory Note to Common Stock	$897,400	$–
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$48,300,000	$–
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$156,362,597	$–
Series A Preferred Stock - adjustment to maximum redemption value	$4,274,439	$–
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$–	$4,339,767

[1]	Includes related party accounts receivable of $321,244 for the three months ended March 31, 2023.
[2]	Includes related party interest paid of approximately $575,000 for the 2022 taxable industrial revenue bond for the three months ended March 31, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

7

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 1 – Organization and Basis of Presentation

Nature of Business

Bridger Aerospace Group Holdings, Inc. and its subsidiaries (“Bridger”, “the Company,” “we,” “us” or “our”) provide aerial wildfire management, relief and suppression and delivery of firefighting services using next generation technology and sustainable and environmentally safe firefighting methods.

As of March 31, 2023, the Company owns 18 aircraft, including 5 Twin Commander surveillance platforms, 4 Quest Kodiaks, 6 Viking CL415EAFs, 2 Aurora eVOTL Skiron and 1 Pilatus PC-12.

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The unaudited condensed consolidated financial statements include the financial statements of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.

Reverse Recapitalization

On January 24, 2023, (the “Closing Date”), Jack Creek Investment Corp (“JCIC”) completed the reverse recapitalization (the “Closing” and the “Reverse Recapitalization”) with the Company’s predecessor, Bridger Aerospace Group Holdings, LLC and its subsidiaries (collectively, “Legacy Bridger”), which operated the majority of the historical business and was identified as the acquirer and predecessor upon the consummation of the transactions contemplated by the agreement and plan of merger (the “Transaction Agreements”) entered into on August 3, 2022. On the Closing Date, pursuant to the Transaction Agreements, JCIC and Legacy Bridger became wholly owned subsidiaries of a new public entity that was renamed Bridger Aerospace Group Holdings, Inc, and JCIC shareholders and Legacy Bridger equity holders converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in Bridger.

Upon the consummation of the Reverse Recapitalization, Bridger issued Common Stock to the Legacy Bridger equity holders and Series A Preferred Stock (as defined below) as summarized below:

•	the surrender and exchange of all 606,061 Legacy Bridger incentive units (“Incentive Units”) into 583,308 shares of Bridger’s common stock, par value $0.0001, (“Common Stock”) at a deemed value of $10.00 per share as adjusted by the per share Common Stock consideration of approximately 0.96246 (the “Exchange Ratio”), rounded down to the nearest share for each holder;

•	the direct or indirect surrender and exchange of the remaining 40,000,000 issued and outstanding shares of Legacy Bridger common shares (excluding Incentive Units) into 38,498,436 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Exchange Ratio, rounded down to the nearest share for each holder; and

8

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

•	the surrender and exchange of all 315,789.473684 issued and outstanding Series C preferred shares of Legacy Bridger (the “Legacy Bridger Series C Preferred Shares”), which were surrendered and exchanged on a one-to-one basis in connection with the Reverse Recapitalization into 315,789.473684 shares of preferred stock of Bridger that have the rights, powers, designations, preferences, and qualifications, limitations and restrictions set forth in Section 4.5 of the Amended and Restated Certificate of Incorporation (the “Series A Preferred Stock”). The Series A Preferred Stock are convertible at the election of the holders into shares of Common Stock, without the payment of additional consideration by the holders into such number of shares of Common Stock as determined by dividing the original issue price, plus accrued interest by a conversion price equal to $11 at the time of conversion.

Other related events occurred in connection with the Reverse Recapitalization, are summarized below:

•	the filing and effectiveness of the Amended and Restated Certificate of Incorporation of Bridger and the effectiveness of the Amended and Restated Bylaws of Bridger, each of which occurred immediately prior to the Closing;

•	the adoption and assumption of the 2023 Omnibus Incentive Plan and any grants or awards issued thereunder and adoption of the 2023 Employee Stock Purchase Plan upon the Closing to grant equity awards to Bridger employees; and

•	during the period from the Closing until five years following the Closing, JCIC subjected 20% of JCIC’s issued and outstanding common stock (“Sponsor Earnout Shares”), comprised of two separate tranches of 50% of the Sponsor Earnout Shares per tranche, to potential forfeiture to Bridger for no consideration until the occurrence (or deemed occurrence) of certain triggering events.

Immediately after giving effect to the Transaction Agreements, the following were outstanding:

•	43,769,290 shares of Common Stock;

•	315,789.473684 shares of Bridger Series A Preferred Stock;

•	9,400,000 private placement warrants (“Private Placement Warrants”) to purchase shares of Common Stock at an exercise price of $11.50 per share;

•	17,250,000 public warrants (“Public Warrants”) to purchase shares of Common Stock at an exercise price of $11.50 per share; and

•	6,581,497 restricted stock units issued to the executives and senior management of the Company.

In connection with the Reverse Recapitalization, the Company paid transaction costs of $10,302 thousand as of the Closing.

The transactions contemplated by the Transaction Agreements were accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represent a continuation of the financial statements of Legacy Bridger with the Reverse Recapitalization treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization will be those of Legacy Bridger in future reports of Bridger.

9

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Legacy Bridger has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Bridger equity holders have a relative majority of the voting power of Bridger;

•	Bridger’s board of directors (the “Board”) has nine (9) members, and representatives or designees of the Legacy Bridger equity holders comprise the majority of the members of the Board;

•	Legacy Bridger’s senior management comprise the senior management roles and be responsible for the day-to-day operations of Bridger;

•	Bridger assumed Legacy Bridger’s name of business;

•	The strategy and operations of Bridger continue Legacy Bridger’s former strategy and operations; and

•	The Reverse Recapitalization created an operating public company, with management continuing to use Legacy Bridger operations to grow the business.

The Sponsor Earnout Shares are determined to be equity classified instruments of Bridger and the Public Warrants and Private Placement Warrants are determined to remain liability classified instruments upon the Closing.

In accordance with guidance applicable to these circumstances, the equity structure has been recast in all comparative periods up to the Closing to reflect the number of shares of Common Stock issued to Legacy Bridger’s stockholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Bridger’s common stock prior to the Reverse Recapitalization have been retroactively recasted as shares of Common Stock using the Exchange Ratio.

On January 25, 2023, shares of the Company’s Common Stock began trading on the Nasdaq Global Market under the ticker symbol “BAER.”

Liquidity

The Company had $2,290 thousand and $30,162 thousand of cash and cash equivalents as of March 31, 2023 and December 31, 2022, respectively. The Company had $30,323 thousand and $54,980 thousand of investments in debt securities classified as available-for-sale with short-term maturities of less than one year and carried at fair value as of March 31, 2023 and December 31, 2022, respectively.

The Company has entered into various term loan agreements and other long-term debt to fund the purchase of aircraft, finance the construction of aircraft hangars and to supplement its cash balance. As of March 31, 2023, the Company has $2,446 thousand of current portion of long-term debt, net of debt issuance costs. As of March 31, 2023, future contractual payments related to the construction of the third hangar are $2,467 thousand for the next twelve months.

The Company believes it will be sufficiently funded for its short-term liquidity needs and the execution of its business plan for at least 12 months following the date at which the unaudited condensed consolidated financial statements were filed. As of April 30, 2023, the Company has cash and cash equivalents of $3,721 thousand, restricted cash of $12,437 thousand and investments in debt securities classified as available-for-sale of $24,591 thousand.

10

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The Company consolidates those entities in which it, through the existing owners, has control over significant operating, financial or investing decisions of the entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (“VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances.

Northern Fire Management Services, LLC (“NFMS, LLC”) is considered to be a VIE, as it lacks sufficient equity and is consolidated in the Company’s financial statements. For the three months ended March 31, 2022, Mountain Air, LLC (“MA, LLC”) is considered to be a VIE, as it lacks sufficient equity and is consolidated in the Company’s financial statements. For the three months ended March 31, 2023 and 2022 and the year ended December 31, 2022, NFMS, LLC held immaterial assets and liabilities in its financial statements. For the three months ended March 31, 2022, MA, LLC held immaterial assets and liabilities in its financial statements. For the three months ended March 31, 2023 and 2022 and the year ended December 31, 2022, the following entities were considered to be VIEs but were not consolidated in the unaudited condensed consolidated financial statements due to the lack of the power criterion or the losses/benefits criterion: AE Côte-Nord Canada (“Côte-Nord”) and Ensyn BioEnergy Canada, Inc (“EBC”).

Northern Fire Management Services, LLC: The Company assisted in designing and organizing NFMS, LLC with a business purpose of employing Canadian aviation professionals for the Company. A master services agreement exists between NFMS, LLC, the Company, and Bridger Air Tanker, LLC, a wholly owned subsidiary of the Company, to transfer all annual expenses incurred to the Company in exchange for the Canadian employees to support the Company’s water scooper aircraft. NFMS, LLC is 50% owned by a Canadian citizen, and 50% owned by Bridger Aerospace Group, LLC (“BAG, LLC”). The Company is responsible for the decisions related to all of NFMS, LLC’s expenditures, which solely relates to payroll. Based on these facts, it was determined that the Company is the primary beneficiary of NFMS, LLC. Therefore, NFMS, LLC has been consolidated by the Company. All intercompany expenses associated with NFMS, LLC and its service agreement have been eliminated in consolidation.

Mountain Air, LLC: As of November 7, 2022, MA, LLC was a wholly-owned subsidiary of Bridger. Prior to MA, LLC becoming a wholly-owned subsidiary of the Company, MA, LLC was owned 50% by Timothy Sheehy, the Chief Executive Officer and a director of Bridger, and 50% by an entity affiliated with Matthew Sheehy, a director of Bridger. MA, LLC is a Federal Aviation Administration (“FAA”) part 135 certificate holder and is designed to hold aerial firefighting contracts. Bridger Aviation Services, LLC (“Bridger Aviation”), a wholly-owned subsidiary of Bridger, was a party to a certain Management Services Agreement (the “Aviation Agreement”), dated April 13, 2018, with MA, LLC. Pursuant to the Aviation Agreement, Bridger Aviation leased certain aircraft to MA, LLC. MA, LLC operated the aircraft and paid Bridger Aviation a fee equal to 99% of all revenue it received from the use and deployment of Bridger Aviation’s aircraft. MA, LLC was obligated to operate and maintain the aircraft in accordance with applicable FAA standards.

11

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Timothy Sheehy originally conducted aerial operations through MA, LLC before Bridger’s current legal organizational structure was put into place, which created the need for the Aviation Agreement and resulting VIE treatment.

Seasonality

The Company’s business is generally seasonal, with a significant portion of total revenue occurring during the second and third quarters of the fiscal year due to the North American fire season. However, the weather dependency and seasonal fluctuation in the need to fight wildfires based upon location and the varying intensity of the fire season may lead our operating results to fluctuate significantly from quarter to quarter and year to year.

Use of Estimates

The preparation of financial statements in conformity with US GAAP, requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities, disclosure of gain or loss contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates and such differences could be material to the unaudited condensed consolidated financial statements. Significant items subject to such estimates and assumptions include: (a) excess and aging aircraft support parts reserves, (b) allowance for doubtful accounts, (c) useful lives of property, plant and equipment, net (d) impairment of long-lived assets, goodwill and other intangible assets, (e) disclosure of fair value of financial instruments, (f) variable interest entities, (g) accounting for Series A Preferred Stock and Legacy Bridger Series C Preferred Shares, (h) revenue recognition, (i) estimates and assumptions made in determining the carrying values of goodwill and other intangible assets, (j) incentive units and (k) Public Warrants and Private Placement Warrants.

Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation. The Company previously separately presented General and administrative and Business development operating expenses, which are now presented combined within “Selling, general and administrative expense” on the Unaudited Condensed Consolidated Statement of Operations. The reclassification had no impact on previously reported net loss or accumulated deficit.

Deferred Offering Costs

Deferred offering costs primarily consist of capitalized legal, accounting and other third-party costs incurred that are directly related to the Reverse Recapitalization, which has been accounted for as a reverse recapitalization. These costs were charged to Stockholders’ deficit as a reduction of Additional paid-in capital generated upon the completion of the Reverse Recapitalization. As of March 31, 2023, the Company charged $9,778 thousand to Stockholders’ deficit. As of December 31, 2022, the Company recorded $5,800 thousand of deferred offering costs in the Unaudited Condensed Consolidated Balance Sheets.

Revenue Recognition

The Company charges daily and hourly rates depending upon the type of firefighting services rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.

12

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company enters into short, medium and long-term contracts with customers, primarily with government agencies to deploy aerial fire management assets during the firefighting season. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot and field maintenance personnel to support the contract.

Contracts are based on either a Call-When-Needed (“CWN”) or Exclusive Use (“EU”) basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.

The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.

The Company has not incurred incremental costs for obtaining contracts with customers. In addition, the Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. The Company has elected to use the practical expedient detailed in ASC 340-40-25-4 to expense any costs to fulfill a contract as they are incurred when the amortization period would be one year or less.

Contract assets are classified as a receivable when the reporting entity’s right to consideration is unconditional, which is when payment is due only upon the passage of time. As the Company invoices customers for performance obligations that have been satisfied, at which point payment is unconditional, contracts do not typically give rise to contract assets. Contract liabilities are recorded when cash payments are received or due in advance of performance.

Payment terms vary by customer and type of revenue contract. The Company generally expects that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, the Company has elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.

Other revenue consists of leasing revenues for facilities as well as external repair work performed on customer aircraft.

Revenue Disaggregation

The following shows the disaggregation of revenue by service for the three months ended March 31, 2023 and March 31, 2022.

	For the three months ended March 31,
	2023	2022
Fire suppression	$–	$–
Aerial surveillance	–	–
Other services	365,373	69,292
Total revenues	$365,373	$69,292

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BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following shows the disaggregation of revenue by type for the three months ended March 31, 2023 and March 31, 2022.

	For the three months ended, March 31
	2023	2022
Flight revenue	$–	$–
Standby revenue	–	–
Other revenue	365,373	69,292
Total revenues	$365,373	$69,292

Concentration Risk

For the three months ended March 31, 2023, the Company had one customer who individually accounted for 65% of total revenues. As of March 31, 2023, one customer accounted for 83% of accounts receivable. Refer to “Note 16 – Related Party Transactions” for additional information. For the three months ended March 31, 2022, the Company had one customer who individually accounted for 100% of total revenues. As of December 31, 2022, one customer accounted for 62% of accounts receivable.

Hedging Transactions and Derivative Financial Instruments

The Company is directly and indirectly affected by changes in certain market conditions. These changes in market conditions may adversely impact the Company’s financial performance and are referred to as “market risks.” The Company, when deemed appropriate, uses derivatives as a risk management tool to mitigate the potential impact of certain market risks. The Company manages interest rate risk through the use of derivative instruments, such as swap agreements. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. The Company does not enter into derivative financial instruments for trading purposes.

The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the type of hedging relationships. The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income and are reclassified into the line item on the Unaudited Condensed Consolidated Statements of Comprehensive Loss in which the hedged items are recorded in the same period the hedged items affect earnings. The changes in fair values of freestanding derivatives with no hedging designation are recorded in earnings through interest expense on the Unaudited Condensed Consolidated Statement of Operations.

The Company formally assesses whether the financial instruments used in hedging transactions are effective at offsetting changes in either the fair values or cash flows of the related underlying exposures. Any ineffective portion of a financial instrument’s change in fair value is immediately recognized into earnings. The fair value is based on prevailing market data and using standard valuation models based on reasonable estimates about future relevant market conditions. Refer to “Note 12 – Long-Term Debt.” The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of the Company’s exposure to the financial risks described above.

14

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Warrant Liabilities

The Company accounts for the Public Warrants and Private Placement Warrants (collectively, the “Warrants”) issued in connection with the Reverse Recapitalization in accordance with the guidance contained in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recorded in earnings through Selling, general and administrative expense on the Unaudited Condensed Consolidated Statement of Operations.

Income Taxes

For periods prior to the Reverse Recapitalization, Legacy Bridger was a partnership for federal income tax purposes. Consequently, federal income taxes were not payable or provided for by Legacy Bridger. Members were taxed individually on their pro rata ownership share of Legacy Bridger’s earnings. Legacy Bridger’s net income or loss was allocated among the members in accordance with Legacy Bridger’s operating agreement.

Subsequent to the Reverse Recapitalization, the Company became the successor of Legacy Bridger as discussed in “Note 1 – Organization and Basis of Presentation.” Bridger is subject to U.S. federal income taxes, in addition to state and local income taxes, with respect to net taxable income or loss and any related tax credits of the Company. Bridger is also subject to taxes in foreign jurisdictions in which it operates.

The Company provides for income taxes and the related accounts under the asset and liability method. Income tax expense, deferred tax assets and liabilities and reserves for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. The Company is subject to income taxes predominantly in the U.S., where tax laws are often complex and may be subject to different interpretations.

Deferred income taxes arise from temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities and are measured using the enacted tax rates expected to be in effect during the year in which the basis difference reverses. In evaluating the ability to recover its deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence. If based upon all available positive and negative evidence, it is more likely than not that the deferred tax assets will not be realized, a valuation allowance is established. The valuation allowance may be reversed in a subsequent reporting period if Bridger determines that it is more likely than not that all or part of the deferred tax asset will become realizable. At this time, a valuation allowance has been recorded against the deferred tax assets.

The Company’s interpretations of tax laws are subject to review and examination by various taxing authorities and jurisdictions where the Company operates, and disputes may occur regarding its view on a tax position. These disputes over interpretations with the various tax authorities may be settled by audit, administrative appeals or adjudication in the court systems of the tax jurisdictions in which the Company operates. The Company regularly reviews whether it may be assessed additional income taxes as a result of the resolution of these matters, and the Company records additional reserves as appropriate. In addition, the Company may revise its estimate of income taxes due to changes in income tax laws, legal interpretations and business strategies. The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. For additional information in income taxes, see “Note 19 – Income Taxes.”

15

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Net Income (Loss) Per Share

Basic net income (loss) per share is based on the weighted average number of shares of Common Stock outstanding during the period. Diluted net income (loss) per share is based on the weighted average number of shares of Common Stock used for the basic net income (loss) per share calculation, adjusted for the dilutive effect of restricted stock units (“RSUs”), Warrants, and Incentive Units, if any, using the “treasury stock” method, the Series A Preferred Stock that is convertible into shares of Common Stock, and the Sponsor Earnout Shares that will fully vest upon certain stock price metrics being achieved. In addition, net income (loss) for diluted net income (loss) per share is adjusted for the after-tax impact of changes to the fair value of the Warrants, to the extent they are dilutive.

As noted above, the Company accounted for the Closing as a reverse recapitalization. Net income (loss) per share calculations for all periods prior to the Closing have been retrospectively adjusted by the Exchange Ratio for the equivalent number of shares of Common Stock outstanding immediately after the Closing to effect the reverse recapitalization. Subsequent to the Closing, net income (loss) per share is calculated based on the weighted average number of shares of Common Stock outstanding.

Collaboration Agreements

The Company analyzes its collaboration arrangement to assess if it is within the scope of ASC Topic 808, Collaborative Agreements (“ASC 808”) by determining whether such an arrangement involves joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. If the Company concluded that it has a customer relationship with its collaborator, the collaboration arrangement would be accounted for under ASC 606.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”) at the grant date fair value.

Legacy Bridger granted select board members and an executive incentive unit awards (“Incentive Units”) which contain service and performance vesting conditions. Compensation cost for Incentive Units is measured at their grant-date fair value and is equal to the value of the Legacy Bridger’s Class D Common shares, which is estimated using an option pricing model. Compensation cost for service-based units is recognized over the requisite service period on a straight-line basis. For performance related units, expense is recognized when the performance related condition is considered probable.

In connection with the Closing, the Company along with the Board established and approved and assumed the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (the “Plan”) which allowed the Company to grant RSUs to certain executives and senior management (the “Participants”) of the Company. Upon satisfying the vesting conditions, each RSU provides the Participants the right to receive one share of Common Stock. The fair value of RSUs is determined based on the number of shares granted and the quoted market price of the Common Stock on the date of grant. Compensation cost for the RSUs is recognized as the performance condition of the Closing of the transaction was met and over the requisite service period based on the graded-vesting method. The Company accounts for forfeitures as they occur. Stock-based compensation is included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.

16

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Advertising Expense

Advertising costs are expensed as incurred and are included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statement of Operations. Advertising expense for the three months ended March 31, 2023 and 2022 was $24 thousand and $51 thousand, respectively.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss model for recognition of credit losses with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The Company adopted this standard on January 1, 2023. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. This update modifies the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. In order to reduce complexity, an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The Company adopted this standard on January 1, 2023. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and in January 2021, issued ASU No. 2021-01, Reference Rate Reform: Scope. These updates provide optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The optional guidance is provided to ease the potential burden of accounting for reference rate reform. The guidance is effective and could be adopted no later than December 31, 2022. In December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, to extend the temporary accounting rules under Topic 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s unaudited condensed consolidated financial statements.

Note 3 – Cash Equivalents and Investments in Marketable Securities

The investments in marketable securities are classified as available-for-sale debt securities with short-term maturities of less than one year. The fair values, gross unrealized gains and losses of the available-for-sale securities by type are as follows:

	As of March 31, 2023	As of December 31, 2022

	Carrying Value
Cash equivalents
Commercial paper	$–	$29,890,313
Money market fund	2,025,399	12,640
Total cash equivalents	$2,025,399	$29,902,953
Restricted cash
Money market fund	$9,381,562	$9,284,362

17

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

	As of March 31, 2023
	Purchase Price	Unrealized Gains	Unrealized Losses	Fair Value
Investment in marketable securities
Commercial paper	$13,421,156	$276,857	$–	$13,698,013
Corporate bonds and notes	9,924,092	36,043	–	9,960,135
Government securities	6,658,634	5,745	–	6,664,379
Total marketable securities	$30,003,882	$318,645	$–	$30,322,527

	As of December 31, 2022
	Purchase Price	Unrealized Gains	Unrealized Losses	Fair Value
Investment in marketable securities
Commercial paper	$32,635,849	$277,674	$–	$32,913,523
Corporate bonds and notes	15,413,122	3,668	–	15,416,790
Government securities	6,658,634	–	(8,791)	6,649,843
Total marketable securities	$54,707,605	$281,342	$(8,791)	$54,980,156

The net unrealized gain included in total other comprehensive (loss) income for the three months ended March 31, 2023 is $319 thousand. The Company did not have investments in marketable securities during the three months ended March 31, 2022.

The proceeds from sales of available-for-sale securities and gross realized gains included in earnings from sales of available-for-sale securities for the three months ended March 31, 2023 are $25,062 thousand and $259 thousand, respectively. The Company determines gains and losses using the first-in first-out method. For the three months ended March 31, 2023, $173 thousand has been reclassified out of accumulated other comprehensive income. There have been no impairments measured for the three months ended March 31, 2023 and March 31, 2022, respectively.

Note 4 – Aircraft Support Parts

Aircraft support parts consist of the following:

	As of March 31, 2023	As of December 31, 2022
Repairables and expendables	$434,894	$1,734,292
Other support parts	–	26,978
Total aircraft support parts	$434,894	$1,761,270

18

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 5 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	As of March 31, 2023	As of December 31, 2022
Prepaid insurance	$1,882,782	$968,721
Prepaid subscriptions	1,090,397	770,724
Other current assets	103,294	95,587
Total prepaid expenses and other current assets	$3,076,473	$1,835,032

Note 6 –Property, Plant and Equipment, Net

Property, plant and equipment, net consist of the following:

	As of March 31, 2023	As of December 31, 2022
Aircraft	$188,645,160	$160,113,061
Less: accumulated depreciation	(17,794,943)	(16,783,360)
Aircraft, net	170,850,217	143,329,701
Construction-in-progress—Aircraft	–	16,992,010
Buildings	16,522,454	16,519,231
Vehicles and equipment	2,871,841	2,810,560
Construction-in-progress - Buildings	15,219,361	13,780,316
Finance lease right-of-use-asset	130,378	130,378
Licenses	234,682	234,682
Less: accumulated depreciation	(2,406,334)	(1,705,465)
Buildings and equipment, net	32,572,382	31,769,702
Total property, plant and equipment, net	$203,422,599	$192,091,413

For the three months ended March 31, 2023, the Company recorded $1,005 thousand and $719 thousand of depreciation expense in Cost of revenues and Selling, general and administrative expense, respectively. For the three months ended March 31, 2022, the Company recorded $1,004 thousand and $255 thousand of depreciation expense in Cost of revenues and Selling, general and administrative expense, respectively.

For the three months ended March 31, 2023 and 2022, the Company recorded a gain on sale of assets of $1 thousand and a loss on disposals of assets related to the obsolescence of an aging aircraft of $781 thousand, respectively, in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.

For the three months ended March 31, 2023 and 2022, capitalized interest to equipment from debt financing was $393 thousand and $53 thousand, respectively. Aircraft that is currently being manufactured is considered construction in process and is not depreciated until the aircraft is placed into service. Aircraft that is temporarily not in service is not depreciated until placed into service.

19

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 7 – Goodwill and Intangible Assets, Net

The Company’s goodwill originated from the acquisition of MA, LLC in April 2018. The carrying amount of goodwill was $2,458 thousand as of March 31, 2023 and December 31, 2022, respectively. There were no impairment charges recorded for goodwill for the three months ended March 31, 2023 and 2022.

Intangible assets consisted of the following:

		As of March 31, 2023
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$67,623	$(48,867)	$18,756
Internal-use software	3	296,675	(133,648)	163,027
Total intangible assets		$364,298	$(182,515)	$181,783

		As of December 31, 2022
	Estimated Life (Years)	Gross Carrying amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$67,623	$(47,177)	$20,446
Internal-use software	3	296,675	(108,925)	187,750
Total intangible assets		$364,298	$(156,102)	$208,196

Amortization expense for intangible assets and other noncurrent assets was $26 thousand and $8 thousand for the three months ended March 31, 2023 and 2022, respectively. Amortization expense is included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.

Note 8 – Other Noncurrent Assets

Other noncurrent assets consisted of the following:

	As of March 31, 2023	As of December 31, 2022
Investment in Overwatch	$1,000,000	$1,000,000
Operating lease right-of-use asset	636,355	671,054
Interest rate swap	1,152,383	1,407,135
Prepaid subscriptions	3,919,352	1,246,128
Other assets	31,908	31,908
Total other noncurrent assets	$6,739,998	$4,356,225

20

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Note 9 – Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following:

	As of March 31, 2023	As of December 31, 2022
Accrued salaries, wages, and bonuses	$7,359,232	$6,515,774
Finance right-of-use liability	61,615	68,310
Accrued professional fees	612,111	2,291,469
Embedded derivative of Legacy Bridger Series C Preferred Shares	–	1,039,330
Embedded derivative of Series A Preferred Stock	693,745	–
Warrant liabilities	4,264,000	–
Deferred underwriting fee payable	1,500,000	–
Freestanding derivative on Legacy Bridger Series C Preferred Shares	–	2,186,283
Excess hold fee payable on Series A Preferred Stock	2,236,842	–
Accrued interest expense and other accrued liabilities	2,140,690	6,614,065
Total accrued expenses and other liabilities	18,868,235	18,715,231
Less: Current accrued expenses and other current liabilities	(13,063,960)	(18,669,572)
Total long-term accrued expenses and other noncurrent liabilities	$5,804,275	$45,659

The Company’s bonus pool was accrued throughout the year and was based upon 2022 performance milestones. On August 19, 2022, the Company also granted $10.1 million of discretionary cash bonuses to employees and executives in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the taxable industrial development revenue bond transaction under the CUSIP of Gallatin County for $160,000 thousand (“2022 Bonds”) and execution of the Transaction Agreements. As of March 31, 2023, $3,087 thousand of the discretionary cash bonuses remained accrued and unpaid.

Warrant liabilities

The warrant liabilities consist of the following Warrants issued by the Company in connection the Reverse Recapitalization:

Public Warrants

The Company issued Public Warrants to purchase 17,250,000 shares of Common Stock at an exercise price of $11.50 per share in exchange for the 17,250,000 JCIC warrants originally issued by JCIC in its initial public offering. The Warrants may only be exercised for a whole number of shares of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may also be adjusted in certain circumstances including in the event of a share dividend, recapitalization, reorganization, merger or consolidation. In no event will the Company be required to net cash settle any Warrant.

The Warrants became exercisable 30 days following the Reverse Recapitalization and will expire January 24, 2028.

21

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Under certain circumstances, the Company may elect to redeem the Public Warrants at a redemption price of $0.01 per Public Warrant at any time during the term of the warrant in which the Common Stock trading price has been at least $18.00 per share for 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders. If the Company elects to redeem the Public Warrants, it must notify the Public Warrant holders in advance, who would then have at least 30 days from the date of notification to exercise their respective warrants. If the warrant is not exercised within that 30-day period, it will be redeemed pursuant to this provision. The Company may also elect to redeem the outstanding Warrants at a redemption price of $0.10 per Warrant at any time during the term of the Warrant in which the Common Stock trading price is between $10.00 per share and $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganization, recapitalizations and the like) for any 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders. In such case, the Warrant holders will be able to exercise their Warrants on a cashless basis prior to the redemption for a number of shares of our Common Stock determined based on the redemption date and the fair market value of the Common Stock.

As of March 31, 2023, the Company had 17,250,000 outstanding Public Warrants to purchase 17,250,000 shares of Common Stock. The Public Warrants are liability-classified with a balance of $2,760 thousand and a fair value of $0.16 per warrant as of March 31, 2023.

Private Placement Warrants

The Company issued Private Placement Warrants to purchase 9,400,000 shares of Common Stock at an exercise price of $11.50 per share in exchange for the 9,400,000 JCIC warrants originally purchased in a private placement by JCIC Sponsor, LLC (“JCIC Sponsor”) contemporaneously with JCIC’s initial public offering. JCIC Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than JCIC Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

As of March 31, 2023, the Company had 9,400,000 outstanding Private Placement Warrants to purchase 9,400,000 shares of Common Stock. The Private Placement Warrants are liability-classified with a balance of $1,504 thousand and a fair value of $0.16 per warrant as of March 31, 2023.

Note 10 – Interest Rate Swap and Freestanding Derivative

Interest Rate Swap

The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely affect expected future cash flows and by evaluating hedging opportunities.

The Company entered an interest rate swap with Rocky Mountain Bank (“RMB”) on March 12, 2020 to reduce risk related to variable-rate debt from the term loan, which was subject to changes in market rates of interest as discussed in “Note 12 – Long-Term Debt.” The interest rate swap is designated as a cash flow hedge. The Company records its corresponding derivative asset on a gross basis in Other noncurrent assets at fair value on the Unaudited Condensed Consolidated Balance Sheets.

Each month, the Company makes interest payments to RMB under its loan agreement based on the current applicable one-month LIBOR rate plus the contractual LIBOR margin then in effect with respect to the term loan, without reflecting the interest rate swap. At the end of each calendar month, the Company receives or makes payments on the interest rate swap difference, if any, based on the received interest rate set forth in the table below. Interest payments on the Company’s term loan and payments received or made on the interest rate swap are reported net on the Unaudited Condensed Consolidated Statements of Operations as interest expense.

22

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company had the following interest rate swap designated as a cash flow hedge:

As of March 31, 2023
Effective Date	Maturity Date	Notional Amount	Fair Value	Pay Fixed	Receive Rate
4/15/2020	3/15/2030	$10,949,462	$1,152,383	3.887%	1 Month LIBOR + 2.5%

As of December 31, 2022
Effective Date	Maturity Date	Notional Amount	Fair Value	Pay Fixed	Receive Rate
4/15/2020	3/15/2030	$11,110,484	$1,407,135	3.887%	1 Month LIBOR + 2.5%

The Company accounts for the interest rate swap as a cash flow hedge for accounting purposes under US GAAP. The Company reflects the effect of this hedging transaction in the unaudited condensed consolidated financial statements. The unrealized gain is reported in other comprehensive income. If the Company terminates the interest rate swap agreement, the cumulative change in fair value at the date of termination would be reclassified from Accumulated other comprehensive income, which is classified in stockholders’ deficit, into earnings on the Unaudited Condensed Consolidated Statements of Operations. No amounts were reclassified relating to the Company’s designated cash flow hedge during the three months ended March 31, 2023 and during the year ended December 31, 2022.

Freestanding Derivative

On April 9, 2022, JPMorgan Chase Funding Inc. (“JPMCF”) entered into a letter agreement with the Company to receive an excess hold fee of 5% of the aggregate initial stated value of the Legacy Bridger Series C Preferred Shares held by JPMCF in excess of $157,894,736.84 as of March 15, 2023. The excess hold fee was considered a freestanding derivative instrument until March 15, 2023 and became a fee payable thereafter. The initial freestanding derivative and subsequent excess hold fee payable were recorded at fair value in Accrued expenses and other current liabilities on the Unaudited Condensed Consolidated Balance Sheets.

As of March 31, 2023, the fair value of the fee payable is $2,237 thousand. As of December 31, 2022, the fair value of the freestanding derivative on Legacy Bridger Series C Preferred Shares was $2,186 thousand. Realized gains and losses arising from changes in fair value of the freestanding derivative are recorded in earnings. For the three months ended March 31, 2023, the Company recorded a realized loss of $51 thousand in interest expense on the Unaudited Condensed Consolidated Statement of Operations.

Note 11—Fair Value Measurements

Long-term debt, net of debt issuance costs

As of March 31, 2023, the Company had $156,524 thousand of fixed rate and $51,164 thousand of variable rate debt outstanding, respectively. The majority of the fixed rate debt was entered into recently, and therefore, based on current market rates. The Company estimated the fair value of the fixed rate debt using quoted market prices (Level 2 inputs) within the fair value hierarchy. The variable rate debt approximates fair value based on the closing or estimated market prices of similar securities comparable to the Company’s debts as of March 31, 2023 and December 31, 2022. Debt financing activities and loan agreements are further described in “Note 12 – Long-Term Debt.”

Recurring Fair Value Measurement

Our cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities (excluding derivative instruments) are carried at amounts which reasonably approximate their fair values due to their short-term nature.

23

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following tables summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy:

	As of March 31, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$264,845	$–	$–
Cash equivalents:
Money market fund	2,025,399	–	–
Total Cash and cash equivalents	2,290,224	–	–
Restricted cash:
Money market fund	9,381,562	–	–
Other restricted cash	3,017,163	–	–
Total Restricted cash	12,398,725	–	–
Investments in marketable securities	–	30,322,527	–
Interest rate swap	–	1,152,383	–
Total assets	$14,688,969	$31,474,910	$–
Liabilities
Warrant liabilities – Public Warrants	$2,760,000	$–	$–
Warrant liabilities – Private Placement Warrants	–	1,504,000	–
Excess hold fee payable on Series A Preferred Stock	2,236,842	–	–
Embedded derivative of Series A Preferred Stock	–	–	693,745
Total liabilities	$4,996,842	$1,504,000	$693,745

	As of December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$259,522	$–	$–
Cash equivalents:
Commercial paper	–	29,890,313	–
Money market fund	12,640	–	–
Total Cash and cash equivalents	272,162	29,890,313	–
Restricted cash:
Money market fund	9,284,362	–	–
Other restricted cash	3,012,789	–	–
Total Restricted cash	12,297,151	–	–
Investments in marketable securities	–	54,980,156	–
Interest rate swap	–	1,407,135	–
Total assets	$12,569,313	$86,277,604	$–
Liabilities
Freestanding derivative on Legacy Bridger Series C Preferred Shares	$–	$–	$2,186,283
Embedded derivative of Legacy Bridger Series C Preferred Shares	–	–	1,039,330
Total liabilities	$–	$–	$3,225,613

24

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Interest Rate Swap and Freestanding Derivative

The Company’s derivative financial instruments are measured at fair value on a recurring basis based on quoted market prices or using standard valuation models as described in “Note 10—Interest Rate Swap and Freestanding Derivative.”

The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of our exposure to the financial risks described in “Note 2—Summary of Significant Accounting Policies.”

The fair value of the Company’s interest rate swap agreement was determined based on the present value of expected future cash flows using discount rates appropriate with the terms of the swap agreement. The fair value indicates an estimated amount the Company would be required to receive if the contracts were canceled or transferred to other parties. The Company used a Level 2 valuation methodology to measure this interest rate swap.

The fair value of the freestanding derivative was determined based on the present value of the excess hold fee expected to be owed on March 15, 2023, after taking into account the probability of such excess hold fee being outstanding on the same date. The excess hold fee was considered a freestanding derivative instrument until March 15, 2023 and became a fee payable thereafter, noted above as an excess hold fee payable on Series A Preferred Stock. The Company used a Level 3 valuation methodology to measure this freestanding derivative. As of March 31, 2023 the excess hold fee became a known, fixed payable and therefore is a Level 1 fair value measurement.

Mandatorily Redeemable Legacy Bridger Series B Preferred Shares

The Company’s mandatorily redeemable Legacy Bridger Series B Preferred Shares are measured at fair value based on capital contributions, plus accrued but unpaid interest. The Legacy Bridger Series B Preferred Shares were redeemed during the year ended December 31, 2022 as furthered discussed in “Note 18 – Mandatorily Redeemable Preferred Stock.”

Embedded derivative of Legacy Bridger Series C Preferred Shares and Series A Preferred Stock

The Company identified a redemption feature of the Legacy Bridger Series C Preferred Shares that required bifurcation from the host instrument as an embedded derivative liability, as discussed in “Note 17 – Mezzanine Equity.” The embedded derivative was initially valued and remeasured using a “with-and-without” method. The “with-and-without” methodology involved valuing the entire instrument both with and without the embedded derivative using a discounted cash flow approach. Under this methodology, the difference in the estimated fair value between the instrument with the embedded derivative and the instrument without the embedded derivative represents the estimated fair value of the embedded derivative. This valuation methodology is based on unobservable estimates and judgements, and therefore is classified as a Level 3 fair value measurement. The significant unobservable input used in the estimated fair value measurement of the embedded derivative is the timing for which the Company may be in default of certain financing facilities that would require an increase of 2% interest per annum to be accrued by the holders of the Legacy Bridger Series C Preferred Shares. Legacy Bridger Series C Preferred Shares were re-issued as Series A Preferred Stock as part of the Closing, as further discussed in “Note 17 – Mezzanine Equity.”

Commercial paper and Investments in marketable securities

The fair values of the commercial paper and available-for-sale marketable securities are based on observable market prices, and therefore classified as a Level 2 fair value measurement. Refer to “Note 3 – Cash Equivalents and Investments in Marketable Securities” for additional details.

25

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Warrant Liabilities

The Company issued Warrants in connection with the Reverse Recapitalization. The Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value are recorded in earnings through Selling, general and administrative expense on the Consolidated Statement of Operations.

The Public Warrants are publicly traded under the symbol “BAERW,” and the fair value of the Public Warrants at a specific date is determined by the closing price of the Public Warrants as of that date. Therefore, the Public Warrants are classified as Level 1 of the fair value hierarchy.

The Public Warrants are redeemable at any time during the term of the warrant in which the Common Stock share trading price has been at least $18.00 per share for 20 trading days within the 30 trading-day period. JCIC Sponsor can redeem both the Private Placement Warrants and the Public Warrants when the stock price is between $10.00 to $18.00. As such, it is economically beneficial for the Company to redeem the Private Placement Warrants any time before the stock price crosses the $18.00 threshold. Therefore, the Warrants have similar economic value, hence Private Placement Warrants are deemed to have the same value as the Public Warrants and are classified Level 2 of the fair value hierarchy. Refer to “Note 9 – Accrued Expenses and Other Liabilities” for additional details.

Non-Recurring Fair Value Measurements

The Company measures certain assets at fair value on a non-recurring basis, including long-lived assets and goodwill and cost and equity method investments, which are evaluated for impairment. Long-lived assets include property, plant and equipment, net, and certain intangible assets. The inputs used to determine the fair value of long-lived assets are considered Level 3 measurements due to their subjective nature.

As of March 31, 2023 and December 31, 2022, the Company did not have any significant assets or liabilities that were remeasured at fair value on a non-recurring basis in periods subsequent to initial recognition

Note 12 – Long-Term Debt

Long-term debt consisted of the following:

	As of March 31, 2023	As of December 31, 2022
Permanent loan agreement, dated August 21, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing August 21, 2035	$18,781,286	$18,852,476
Permanent loan agreement, dated October 1, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing October 1, 2035	18,844,246	18,924,229
Term loan agreement dated September 30, 2019, LIBOR + 2.5%, maturing March 15, 2030	10,949,462	11,110,484
Term loan agreement dated February 3, 2020, LIBOR + 2.5%, maturing February 3, 2027	4,231,500	4,371,000
Taxable industrial revenue bonds, dated July 21, 2022, 11.5% interest rates, maturing September 1, 2027	160,000,000	160,000,000
Various term loan agreements, with earliest start at September 9, 2021, 5-5.5% interest rates, latest maturation on November 17, 2027	299,841	317,073
Loans payable	213,106,335	213,575,262
Less: noncurrent debt issuance costs	(4,423,024)	(4,664,552)
Less: current debt issuance costs	(995,365)	(993,157)
Less: current portion of long-term debt, net of debt issuance costs	(2,446,320)	(2,445,595)
Total long-term debt, net of debt issuance costs	$205,241,626	$205,471,958

26

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

2020 Loan Agreements

In 2020, the Company entered into two separate credit facilities brokered through Live Oak Bank (“LOB”) and backed by the U.S. Department of Agriculture (“USDA”) for the completed purchase of the Company’s first two Viking Air Limited (“Viking”) Cl415EAF aircraft. The Company issued two $19,000 thousand promissory notes to LOB, established as 15-year maturity, first 2 years interest only payments monthly, then 13-year term principal plus interest due monthly at the rate of the greater of prime plus 1.5% or 4.75% per annum. The first of these notes was issued on August 21, 2020 and the second was issued October 1, 2020 to BAT1, LLC and BAT2, LLC, respectively. Debt issuance costs for BAT1 and BAT2 were $951 thousand and $877 thousand, respectively. Both of these notes are subject to financial covenants requiring the Company to maintain a debt service coverage ratio (“DSCR”), generally calculated as the ratio of the net cash flow (as defined in the applicable note agreements) to the amount of interest and servicing fees required to be paid over the succeeding 12 months on the principal amount of the note, as applicable, that will be outstanding on the payment date following such date of determination, that exceeds 1.25x at the aircraft or entity level and for the Company’s debt to worth ratio to not exceed 5.00x at the aircraft or entity level.

On February 3, 2020, the Company entered into a credit facility with RMB to finance in part the purchase of four Quest Kodiak aircraft. A promissory note was issued for $5,580 thousand, established as a 7-year maturity, first 8 months interest only payments monthly, 60 day draw period, then 76-month term plus principal interest due monthly on a 10-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan was $86 thousand.

The Company also maintained a credit facility with RMB issued in 2019 for $12,882 thousand, established as a 10-year maturity, 6-month draw period, first 6 months interest only payments monthly, then 10-year term principal plus interest due monthly on a 20-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan were $116 thousand.

Both of these notes with RMB are subject to financial covenants requiring the Company to maintain a debt service coverage ratio (“DSCR”), calculated as the ratio of adjusted EBITDA (as defined in the applicable note agreements) to the amount of interest and principal payments for the fiscal year ending on the compliance date, that exceeds 1.25x for the Company. These notes are also subject to financial covenants requiring the Company to maintain a Senior Leverage Ratio on a quarterly basis not to exceed 7.00 to 1.00 through Quarter 3, 2024, 6.00 to 1.00 through Quarter 3, 2025 and 5.00 to 1.00 thereafter. This is calculated as Total Funded Senior Debt (as defined in the applicable note agreements) less municipal debt, divided by adjusted EBITDA (as defined in the applicable note agreements).

As of December 31, 2022, the Company was not in violation of the Senior Leverage Ratio requirement related to the credit facilities entered with RMB, as RMB amended the loan agreements prior to year-end. These amendments modified the definition of EBITDA to be used in the Senior Leverage Ratio calculation to include certain allowable addbacks and modified the timing requirement of the Senior Leverage Ratio.

2021 Loan Agreements

On February 24, 2021, the Company issued taxable industrial development revenue bonds under the CUSIP of Gallatin County for $7,330 thousand (“2021 Bonds”). This was done through an offering of the first tranche of which the Company is approved to issue up to $160,000 thousand. These proceeds are designated to finance the construction and equipping of the Company’s third aircraft hangar in Belgrade, Montana. They were issued with a 15-year maturity, first two years interest only payments monthly at the rate of 6.5%. Debt issuance costs for this loan were $570 thousand.

On July 21, 2022, upon the closing of the 2022 Bonds, the Company redeemed in full the 2021 Bonds, and recorded a loss of $845 thousand on debt extinguishment in Other (expense) income in the Condensed Consolidated Statements of Operations.

27

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company re-entered into a new short-term loan to finance aviation insurance premiums with IPFS on November 18, 2021. This was financed for $610 thousand with a maturity of one year and at a rate of 3.89%. No debt issuance costs were incurred.

The Company entered into six various term loan agreements for the purchase of vehicles through First Interstate Bank with the earliest date of September 9, 2021. These loans ranged from $29 thousand to $66 thousand and were at rates from 5% to 5.5% and at durations from 5 to 6 years, with the latest maturation on November 17, 2027.

2022 Loan Agreements

The Company entered into two various term loan agreements for the purchase of vehicles through First Interstate Bank with the date of April 21, 2022. These loans ranged from $65 thousand to $72 thousand and were at a rate of 4.8% and at a duration of 5 years, with the maturation on May 5, 2027.

On July 21, 2022, the Company closed on the 2022 Bonds, upon which the Company received from aggregate proceeds of $135,000 thousand on July 21, 2022 and $25,000 thousand on August 10, 2022. The proceeds were designated to redeem in full the 2021 Bonds and the Legacy Bridger Series A Preferred Shares, to finance the construction and equipping of the Company’s third and fourth aircraft hangar in Belgrade, Montana and to fund the purchase of additional CL415EAF aircraft. The 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5% payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2022. Debt issuance costs for the 2022 Bonds were $4,224 thousand.

The 2022 Bonds are subject to redemption or prepayment prior to maturity, as follows: (a) optional redemption in whole or in part, on any day thereafter at par plus accrued interest, and on certain dates, a premium; (b) mandatory redemption at par plus any premium applicable to optional redemptions and a 3% premium if such redemptions are made prior to September 1, 2025, in whole or in part, in the event of the occurrence of certain events; and (c) extraordinary redemption at par plus accrued interest due to the occurrence of certain casualty, condemnation, or other unexpected events. Optional redemptions are subject to 3%, 2%, and 0% premiums if redemptions are made on or after September 1, 2025, September 2026, and September 2027, respectively. At the Company’s direction, the 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events. The 2022 Bonds are subject to financial covenants requiring the Company to maintain a DSCR that exceeds 1.25x commencing with the fiscal quarter ending December 31, 2023, operate in such a manner to produce gross revenues so as to be at all relevant times in compliance with the DSCR covenant and have $8,000 thousand in the form of cash or investments (excluding margin accounts and retirement accounts) at all times and to be reported.

Amortization of debt issuance costs was $239 thousand and $45 thousand for the three months ended March 31, 2023 and March 31, 2022, respectively.

Note 13 – Commitments and Contingencies

Legal Matters

The Company is involved in legal proceedings and litigation in the ordinary course of business. Other than routine litigation incidental to the Company’s business, there are no material pending legal proceedings to which the Company is a party or to which any of the Company’s properties are subject.

Commitments

On April 13, 2018, the Company executed an aircraft purchase agreement with Longview Aviation Asset Management, Inc. and Viking for the purchase of six Viking CL415EAF aircraft. For the three months ended March 31, 2023, the Company paid $9,098 thousand and received its 6th Viking CL415EAF, the remaining aircraft under the aircraft purchase agreement. Un-invoiced commitments were $18,196 thousand as of December 31, 2022.

28

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

On January 21, 2021, the Company entered into a statement of work with Viking to provide a Supplemental Structural Life Management Program (“SSLMP”) Subscription. This program is a 5-year subscription service providing the Company with a structural program for the 6 CL415EAF purchased aircraft to meet contractual inspection requirements from the US Forest Service. The undiscounted cost of the program will be $3,500 thousand payable through the delivery of the 6th aircraft, the first payment of which was due and paid January 2021, and the final payment paid February 2023.

On March 23, 2022, the Company entered into a statement of work with Sievert Construction, Inc (“Sievert”) for the construction of a hangar at the Bozeman Yellowstone International Airport in Belgrade, Montana. Payments made under the agreement were $359 thousand for the three months ended March 31, 2023. Un-invoiced commitments were $2,467 thousand and $3,756 thousand as of March 31, 2023 and December 31, 2022, respectively.

As of March 31, 2023, future payments related to the construction of the hangar are as follows:

As of March 31, 2023:	Hangar
Remainder of 2023	$2,467,073
2024	–
2025	–
2026	–
2027	–
Thereafter	–
Total	$2,467,073

Note 14 – Collaborations

On February 22, 2022, the Company entered into a collaboration agreement (the “Collaboration Agreement”) with Overwatch Imaging, Inc. (“Overwatch”), a Delaware corporation, under which the Company and Overwatch collaborate to develop and implement FireTrac. FireTrac is a program in which the Company will collect timely imagery of areas affected by wildland fire using Overwatch’s products and services.

Overwatch agrees to provide the products and services at a discount to the Company under the Collaboration Agreement. Overwatch’s products and services under the Collaboration Agreement include, but not limited to, imaging systems, software engineer labor related to software-as-a-service support, labor related to sensor operations, and cloud-based image data web service. In exchange, the Company agrees to pay Overwatch a 7.5% share of revenue from FireTrac on a quarterly basis. As stipulated under the Collaboration Agreement, FireTrac is not expected to generate revenue until the second quarter of 2023.

The Collaboration Agreement will end upon termination by (i) a mutual agreement between the Company and Overwatch, (ii) either or both parties upon revenue payment to Overwatch not meeting certain thresholds stipulated in the Collaboration Agreement within the second, third, or fourth anniversary of the effective date of the Collaboration Agreement, or (ii) either party upon a material breach of the Collaboration Agreement uncured within thirty (30) days after written notice from the non-breaching party.

The Company determined that both the Company and Overwatch are active participants and exposed to the significant risks and rewards of the collaboration under the Collaboration Agreement. The Company does not consider its obligations under the Collaboration Agreement as an output of the Company’s ordinary activities in exchange for consideration and Overwatch is not considered a customer under ASC 606. Therefore, the Company considers the collaboration to be within the scope of ASC 808.

29

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

For the three months ended March 31, 2022, the Company recorded $432 thousand of purchases of imaging systems under the Collaboration Agreement in Property, plant and equipment, net, and did not make any purchases during the three months ended March 31, 2023. For the three months ended March 31, 2023, the Company recorded $11 thousand of engineering services provided by Overwatch under the Collaboration Agreement in Selling, general and administrative expense.

Note 15 – Stock-Based Compensation

Incentive Units

During the years ended December 31, 2022 and 2021, Legacy Bridger granted Incentive Units to selected board members and executives. Within each grant, 80% of the Incentive Units vest annually over a four year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”), and the remaining 20% of the Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”). Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested if a qualifying change of control event occurs prior to the respective award’s four-year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value.

For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of March 31, 2023. Forfeitures are accounted for as they occur.

Compensation cost for the Incentive Units is measured at their grant-date fair value.

The fair value of the Incentive Units is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on the Company’s expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions the Company used in the option pricing model for 2021 are as follows:

Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30

30

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Incentive Unit activity under the Plan for the period from January 1, 2022 to March 31, 2023 was as follows:

	Time-Vesting Incentive Units		Exit-Vesting Incentive Units
	Number of Awards	Weighted average grant date fair value	Number of Awards	Weighted average grant date fair value
Unvested as of January 1, 2022	242,424	$0.15	80,808	$0.11
Granted	–	–	–	–
Vested	80,808	0.11	–	–
Forfeited	–	–	–	–
Unvested as of December 31, 2022	161,616	$0.17	80,808	$0.11
Granted	–	–	–	–
Vested	–	–	–	–
Forfeited	–	–	–	–
Unvested as of March 31, 2023	161,616	$0.17	80,808	$0.11

For the three months ended March 31, 2023 and 2022, the Company recognized stock-based compensation expense related to incentive units of $2 thousand and $3 thousand within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations, respectively. As of March 31, 2023, there was $25 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively. As of December 31, 2022, there was $27 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively.

Restricted Stock Units

In January 2023, in connection with the Closing, the Company and its Board established and approved and assumed the Plan, which allowed the Company to grant RSUs to certain executives and senior management (the “Participants”) of the Company. RSUs are settled in shares of Common Stock as the RSUs become vested. The RSUs accrue dividend equivalents associated with the underlying shares of Common Stock as the Company declares dividends. Dividends will be paid to holders of RSUs in cash upon the vesting date of the associated RSU and will be forfeited if the RSU does not vest.

On January 24, 2023, the Company granted 6,581,496 RSUs, of which 2,400,354 RSUs vested immediately upon Closing and will settle on or after January 24, 2024. The fair value of the RSUs that vested immediately upon Closing is the closing stock price on the date of grant, subject to a discount for lack of marketability due to the post-vesting restrictions. The remaining 4,181,142 RSUs vest over a period ranging from three to six years, subject to the participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.

31

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following is a summary of RSU activity for the period ended March 31, 2023:

	Restricted Stock Units
	Number of Awards	Weighted average grant date fair value
Unvested as of December 31, 2022	–	$–
Granted	6,581,496	9.76
Forfeited	–	–
Vested	(2,400,354)	9.00
Unvested as of March 31, 2023	4,181,142	$10.19

The total fair value of RSUs vested during the three months ended March 31, 2023 was $21,603 thousand.

For the three months ended March 31, 2023, the Company recorded stock-based compensation expense related to RSUs of $25,597 thousand within Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations. As of March 31, 2023, total compensation cost related to all RSUs not yet recognized was $38,612 thousand, which is expected to be recognized over a weighted-average period of 1.51 years.

Note 16 – Related Party Transactions

For the three months ended March 31, 2023, the Company earned $321,244 in revenues due to labor, maintenance and improvements to an aircraft under the ownership of Mr. Timothy Sheehy, the Chief Executive Officer. As of March 31, 2023, the Company had $321,244 in accounts receivable related to the revenues earned for the three months ended March 31, 2023.

On July 21, 2022, the Company closed on the 2022 Bonds, upon which the Company received from aggregate proceeds of $135,000 thousand on July 21, 2022 and $25,000 thousand on August 10, 2022. In connection with the original issuance, three senior executives of the Company purchased approximately $10,000 thousand of the 2022 Bonds, which purchases were entered into on an arm’s length basis during the public offering for the 2022 Bond, and on the same terms and conditions that were offered to all Bond purchasers. The Company paid $575 thousand in interest to these three bond holders during the three months ended March 31, 2023, and incurred approximately $284 thousand in interest for the three months ended March 31, 2023. Refer to “Note 12 – Long-Term Debt.”

Note 17 – Mezzanine Equity

Legacy Bridger Series C Preferred Shares

On April 25, 2022, Legacy Bridger authorized and issued 315,789.473684 Legacy Bridger Series C Preferred Shares for aggregate proceeds of $288,516 thousand, net of issuance costs of $11,484 thousand. The Legacy Bridger Series C Preferred Shares ranked senior to Legacy Bridger’s common shares and ranked subordinate to Legacy Bridger Series A Preferred Shares, which were later redeemed in 2022, with respect to the distribution of assets upon liquidation or certain triggering events. The Legacy Bridger Series C Preferred Shares did not participate in earnings of Legacy Bridger and were non-voting shares.

32

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Prior to the consummation of the qualified public offering, the Legacy Bridger Series C Preferred Shares accrued interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter and were compounded semi-annually at June 30th and December 31st of each year. Following the consummation of a qualified public offering, the Legacy Bridger Series C Preferred Shares were to accrue interest daily at 7% per annum for the first 6 years, 9% per annum for the seventh year and 11% per annum thereafter, compounded semi-annually. Accrued interest for the Legacy Bridger Series C Preferred Shares was $15,344 thousand as of December 31, 2022 recorded to increase the redemption amount in mezzanine equity.

Upon the Closing, Legacy Bridger surrendered and exchanged all 315,789.473684 issued and outstanding Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock. The Company’s Certificate of Incorporation included provisions of the Legacy Bridger Series C Preferred Shares that were already in effect prior to the consummation of the Reverse Recapitalization. As a result of the Reverse Recapitalization, the maximum redemption value of the Company’s Series A Preferred Stock changed to approximately $332,659 thousand and excluded the 50% multiplier which had historically been included in the maximum redemption value of Legacy Bridger Series C Preferred Shares.

The Legacy Bridger Series C Preferred Shares were convertible at the election of the holder into shares of Legacy Bridger’s Class B common stock after the occurrence of certain specified events, including after a qualified public offering, without the payment of additional consideration by the holder into such number of Legacy Bridger Class B common stock as determined by dividing the original issue price, plus accrued interest by a conversion price in effect at the time of conversion. The conversion price of Legacy Bridger Series C Preferred Shares was initially equal to $12.929104. The applicable conversion price was subject to future adjustments upon the occurrence of a qualified public offering.

The Legacy Bridger Series C Preferred Shares were mandatorily redeemable by Legacy Bridger on April 25, 2032 at an amount dependent on whether the redemption occurs prior or following a qualified public offering. If the mandatory redemption occurs prior to the consummation of a qualified public offering, the redemption amount was equal to the stated value, plus the initial issue price multiplied by 50%, plus accrued but unpaid interest. If the mandatory redemption occurs following the consummation of a qualified public offering, the redemption amount was equal to the stated value, plus accrued but unpaid interest. The Legacy Bridger Series C Preferred Shares were also redeemable upon certain triggering events outside of the control of Legacy Bridger. The redemption events include redemption by the holder after March 29, 2027 and prior to a qualified public offering, or a fundamental change in Legacy Bridger’s voting and governance structure such as the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or a similar liquidity event.

Given the conversion feature was considered substantive, the mandatory redemption date was not certain and the optional redemption was upon the occurrence of certain events that are considered not solely within Legacy Bridger’s control, the Legacy Bridger Series C Preferred Shares were classified as mezzanine equity.

The Company identified certain conversion and redemption features that are required to be bifurcated from the host instrument as embedded derivative liabilities. The Legacy Bridger Series C Preferred Shares contained a clause which allowed for an increase of 2% interest per annum to be accrued by the holders of the Legacy Bridger Series C Preferred Shares in the event of a default under certain financing facilities, including noncompliance with certain financial covenants, during the period from 30 days after the occurrence of such default until such default was cured or remediated. The Company expected to be exposed to the 2% interest rate increase for no more than 2 months. As of December 31, 2022, the fair value of the embedded derivative was $1,039 thousand recorded as a liability in the Condensed Consolidated Balance Sheets and remeasured to fair value at each balance sheet date with changes in fair value recorded within Interest expense in the Condensed Consolidated Statements of Operations. The Company also entered into a letter agreement with JPMorgan Chase Funding Inc. (“JPMCF”) on April 9, 2022 to pay an excess hold fee of 5% of the aggregate initial stated value of the Legacy Bridger Series C Preferred Shares held by JPMCF in excess of $157,894,736.84 as of March 15, 2023. Further details of the freestanding derivative and subsequent excess hold fee payable are described in “Note 10 – Interest Rate Swap and Freestanding Derivative.”

33

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company determined the fair value of the other features requiring bifurcation, both individually and in the aggregate were immaterial at inception and as of December 31, 2022. The fair value of these features will be assessed at each reporting date and will be recognized and remeasured at fair value, if material.

As of December 31, 2022, it was probable that the Legacy Bridger Series C Preferred Shares may become redeemable at either the holder’s option on or after March 29, 2027 and prior to the consummation of a qualified public offering or in the event of a qualified public offering. The Company elected to recognize changes in redemption value immediately, adjusting the Legacy Bridger Series C Preferred Shares to the maximum redemption value at each reporting date. As of December 31, 2022, the Legacy Bridger Series C Preferred Shares were carried at their redemption value of $489,022 thousand.

Series A Preferred Stock

The Series A Preferred Stock are convertible at the election of the holders into shares of Common Stock, without the payment of additional consideration by the holders into such number of shares of Common Stock as determined by dividing the original issue price, plus accrued interest by a conversion price equal to $11 at the time of conversion.

Shares of Series A Preferred Stock are mandatorily redeemable by the Company on April 25, 2032 at a redemption amount that is equal to the stated value, plus accrued but unpaid interest. Accrued interest for the Series A Preferred Stock was $4,274 thousand as of March 31, 2023. Shares of Series A Preferred Stock are also redeemable upon certain triggering events outside of the control of the Company. The triggering events include redemption by the holder on or after April 25, 2027, or a fundamental change in the Company’s voting and governance structure such as the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or a similar liquidity event.

As of the Closing Date and March 31, 2023, it is probable that the Series A Preferred Stock may become redeemable on April 25, 2032. The Company has elected to recognize changes in redemption value immediately, adjusting the preferred stock to the maximum redemption value at each reporting date. Upon Closing, the Series A Preferred Stock had both a carrying value and redemption value of $332,659 thousand, the 50% multiplier, valued at $156,363 thousand, was removed. As of March 31, 2023, the Series A Preferred Stock had both a carrying value and redemption value of $336,933 thousand. Refer to table below.

As of March 31, 2023 the fair value of the embedded derivative related to the event of default is $694 thousand recorded as a liability on the Unaudited Condensed Consolidated Balance Sheets and remeasured to fair value at each balance sheet date with changes in fair value recorded within Interest expense or income on the Unaudited Condensed Consolidated Statements of Operations.

The Company determined the fair value of the other features requiring bifurcation, both individually and in the aggregate were immaterial at March 31, 2023. The fair value of these features will be assessed at each reporting date and will be recognized and remeasured at fair value, if material.

Additionally, the reduction of the conversion price from $12.9 to $11 triggered a down round conversion feature embedded in the Series A Preferred Stock upon Closing. The Company recognized the value of the effect of a down round feature as a deemed dividend, increasing loss available to common stockholders in the computation of the net loss per share by approximately $48 million during the three months ended March 31, 2023. As of March 31, 2023, there are 30,264,501 shares of Common Stock issuable upon conversion.

	Redeemable Series A Preferred Stock
	Shares	Amounts
Issued as of the Closing Date	315,789.473684	$332,658,947
Adjustment to maximum redemption value	–	4,274,440
Balance as of March 31, 2023	315,789.473684	$336,933,387

34

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

	Redeemable Legacy Bridger Series C Preferred Shares
	Shares	Amounts
Issuance of Legacy Bridger Series C Preferred Shares	315,789.473684	$288,332,735
Adjustment to maximum redemption value	–	202,688,810
Balance as of December 31, 2022	315,789.473684	$489,021,545

Note 18 – Mandatorily Redeemable Preferred Shares

Legacy Bridger Series B Preferred Shares

Legacy Bridger had 60,000,000 Legacy Bridger Series B Preferred Shares issued and outstanding as of December 31, 2021 at $1.00 per share. The Legacy Bridger Series B Preferred Shares were non-voting and accrued interest at 17.5% per annum, compounded quarterly. A mandatory redemption period was required for the Legacy Bridger Series B Preferred Shares plus their accrued interest in March of 2022.

The shares were mandatorily redeemable by Legacy Bridger at an amount equal to the capital contribution, plus accrued but unpaid interest on the earlier of certain redemption events or March 31, 2022. The redemption events included the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or assets, a qualified IPO or a similar liquidity event. The shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to face value, plus accrued, but unpaid interest. The shares had preference to the common shares of Legacy Bridger, were non-voting and did not participate in the earnings of Legacy Bridger. These Legacy Bridger Series B Preferred Shares accrued interest at 17.5% annually, compounded quarterly. If not redeemed on or prior to March 31, 2022, the Legacy Bridger Series B Preferred Shares would have accrued interest at 21.5% annually, compounded quarterly.

As the Legacy Bridger Series B Preferred Shares were mandatorily redeemable at a specified date, the security was classified as a liability on the Unaudited Condensed Consolidated Balance Sheets.

On April 25, 2022, Legacy Bridger used a portion of the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares to redeem all 60,000,000 of Legacy Bridger’s outstanding Legacy Bridger Series B Preferred Shares for $69,999 thousand, inclusive of $9,999 thousand in accrued interest. There were no Legacy Bridger Series B Preferred Shares as of March 31, 2023 and December 31, 2022.

Legacy Bridger Series A Preferred Shares

Legacy Bridger was authorized to issue 10,500,000 shares of Series A-1 and A-2 preferred shares (the “Legacy Bridger Series A-1 and A-2 Preferred Shares”) with a par value of $0.001 share for $105,000 thousand. The Legacy Bridger Series A-1 and A-2 Preferred Shares ranked senior to Legacy Bridger’s common shares and Legacy Bridger Series C Preferred Shares with respect to distribution of assets upon liquidation or certain triggering events, but did not participate in earnings of Legacy Bridger. The Legacy Bridger Series A-1 and A-2 Preferred Shares were voting and non-voting shares, respectively.

On April 25, 2022, Legacy Bridger used the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares to redeem 4,444,444 shares of the Legacy Bridger Series A-1 and A-2 Preferred Shares for $100,000 thousand. The loss on redemption of $34,622 thousand was reflected as a reduction to Accumulated deficit on the Unaudited Condensed Consolidated Balance Sheets.

35

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

On April 25, 2022, Legacy Bridger and its investors included a new mandatory redemption provision requiring the Legacy Bridger Series A-1 and Series A-2 Preferred Shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, the Legacy Bridger Series A-1 and A-2 Preferred Shares have been reclassified from mezzanine equity to liability. Legacy Bridger elected the fair value option to measure the modification of the Legacy Bridger Series A-1 and A-2 Preferred Shares, recording a value of $132,331 thousand at modification. The modification of the Legacy Bridger Series A-1 and A-2 Preferred Shares have been accounted for as an extinguishment, with the change in fair value of $45,609 thousand recorded to Accumulated deficit on the Unaudited Condensed Consolidated Balance Sheets with no gain or loss recorded to net loss. The loss on extinguishment has been included in net loss attributable to common shareholders used to calculate net loss per share.

The Legacy Bridger Series A-1 and A-2 Preferred Shares accrued interest on a liquidation preference defined as the combined capital contributions plus accrued preferred interest amounts at a rate of 12% per annum.

The Legacy Bridger Series A-1 and A-2 Preferred Shares were redeemable upon certain triggering events outside of the control of Legacy Bridger in the event of board expansion and deemed liquidation. Failure to pay the Legacy Bridger Series A-1 and A-2 Preferred Shares interest amount on a timely basis would trigger a board expansion event that provided the holders of the Legacy Bridger Series A-1 and A-2 Preferred Shares the option to obtain control of Legacy Bridger’s board of directors and initiate a triggering event. The triggering events included the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or assets, a qualified IPO or a similar liquidity event. The Legacy Bridger Series A-1 and A-2 Preferred Shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to the greater of the product of the investment amount multiplied by 2.25 plus any indemnification amounts or aggregate liquidation preference.

Legacy Bridger identified certain redemption features that would be required to be considered for bifurcation. Legacy Bridger elected the fair value option and as such, valued the host preferred shares and embedded features as one instrument.

On July 21, 2022 and August 10, 2022, Legacy Bridger used the proceeds from the 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Legacy Bridger Series A-1 and A-2 Preferred Shares for aggregate proceeds of $136,250 thousand. The fair values of the Legacy Bridger Series A-1 and A-2 Preferred Shares were increased by $3,919 thousand from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon extinguishment. There were no Legacy Bridger Series A Preferred Shares outstanding as of March 31, 2023 and December 31, 2022.

Note 19 – Income Taxes

As a result of the Reverse Recapitalization, the Company became the successor of Legacy Bridger, as discussed in “Note 1 – Organization and Basis of Presentation,” which is treated as a partnership for U.S. federal income tax purposes. As a partnership, Legacy Bridger’s net income or loss is allocated among the members in accordance with the Company’s operating agreement, and federal income taxes are not payable or provided for by Legacy Bridger. Members are taxed individually on their pro rata ownership share of Legacy Bridger’s earnings. Subsequent to the Reverse Recapitalization, the Company became the successor of Legacy Bridger. The Company is subject to U.S. federal income taxes, in addition to state and local income taxes, with respect to net taxable income or loss and any related tax credits of the Company.

The effective tax rate was 0% for three months ended March 31, 2023. The tax rate differs from the federal statutory rate as a result of the full valuation allowance recognized against the Company’s deferred tax assets.

As a result of the Reverse Recapitalization, the Company recognized a deferred tax asset (“DTA”) to account for the difference between the Company’s book and tax basis in its investment in Legacy Bridger. Tax basis exceeds book basis largely because of the tax basis step-up created in various business and equity transactions prior to the Reverse Recapitalization. The Company expects to generate more deferred tax assets related to the issuance of stock-based compensation discussed in “Note 15 – Stock-Based Compensation” and federal net operating losses.

36

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The Company has assessed the realizability of the net deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine that it is more likely than not that the deferred tax assets will not be realized as the Company does not expect to generate sufficient taxable income in the near term.

The Company’s income tax filings will be subject to audit by various taxing jurisdictions. The Company will monitor the status of U.S. federal, state and local income tax returns that may be subject to audit in future periods. No U.S. federal, state and local income tax returns are currently under examination by the respective taxing authorities.

Note 20 – Net Income (Loss) Per Share

Basic and diluted net income (loss) per share of Common Stock is calculated in accordance with ASC 260, Earnings per share. Net income (loss) per Common Stock – basic is calculated by dividing net income (loss) attributable to Common Stockholders by the weighted-average shares of Common Stock outstanding.

Net income (loss) per Common Stock – diluted is based on the average number of shares of Common Stock used for the basic earnings per share calculation, adjusted for the weighted-average number of common share equivalents outstanding for the period determined using the treasury stock method and if-converted method, as applicable. Net income (loss) attributable to Common Stockholders – diluted is adjusted for the impact of changes in the fair value of the Public Warrants and Private Placement Warrants, to the extent they are dilutive.

Earnings per share calculations for all periods prior to the Closing have been retrospectively adjusted by the Exchange Ratio for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization. Subsequent to the Closing, net income (loss) per share is calculated based on the weighted average number of Common Stock outstanding.

The following table sets forth the computation of the Company’s basic and diluted earnings (loss) per share:

	For the three months ended, March 31
(in USD, except share data)	2023	2022
Numerator—basic and diluted
Net loss	$(44,684,938)	$(14,873,009)
Series A Preferred Stock—adjustment for deemed dividend upon Closing	(48,300,000)	–
Legacy Bridger Series A Preferred Shares—adjustment for redemption, extinguishment and accrued interest	–	(4,339,767)
Series A Preferred Stock—adjustment to eliminate 50% multiplier	156,362,597
Series A Preferred Stock—adjustment to maximum redemptions value	(4,274,439)	–
Net income (loss) attributable to Common Stockholders – basic and diluted	$59,103,220	$(19,212,776)
Denominator—basic
Weighted average Common Stock outstanding—Legacy Bridger shareholders	38,848,420	38,770,646
Weighted average Common Stock outstanding—Public shareholders	1,551,688	–
Weighted average Common Stock outstanding—Sponsor and independent directors of JCIC	1,301,430	–
Weighted average vested restricted stock units outstanding	1,786,930	–
Weighted average Common Stock outstanding—basic	43,488,468	38,770,646
Denominator—diluted
Weighted average Common Stock outstanding—basic	43,488,468	38,770,646
Weighted average effect of dilutive securities:
Series A Preferred Stock	30,624,501	–
Unvested Legacy Bridger Incentive Units	237,283	–
Sponsor Earnout Shares	636,500	–
Weighted average Common Stock outstanding—diluted	74,986,752	38,770,646
Basic and diluted net income (loss) per share
Basic net income (loss) per Common Stock	$1.36	$(0.50)
Diluted net income (loss) per Common Stock	$0.79	$(0.50)

37

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

The following table summarizes the potentially dilutive common shares that were excluded from diluted net loss per share computations because the effect would have been anti-dilutive (in thousands):

	For the three months ended, March 31
	2023	2022
Shares excluded from diluted net income (loss) per share
Unvested Restricted Stock Units	4,181,142	–
Public Warrants	17,250,000	–
Private Placement Warrants	9,400,000	–
Unvested Legacy Bridger Incentive Units	–	323,232

Note 21 – Stockholders’ Deficit

For periods prior to the Closing, Legacy Bridger had Class A, Class B, Class C and Class D Common shares. As described in “Note 1—Organization and Basis of Presentation,” on January 24, 2023, we consummated the Reverse Recapitalization between Jack Creek Investment Corporation and Legacy Bridger. Subsequent to the Closing, the Company’s Common Stock is the only authorized and issued class of common stock.

Legacy Bridger Common Shares

Legacy Bridger had 30,000,000 Class A Common Shares issued and outstanding as of December 31, 2022. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Class A Common Shares were issued to ElementCompany, LLC.

Legacy Bridger had 9,756,130 Class B Common Shares issued and outstanding as of December 31, 2022 and 2021. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Legacy Bridger had 243,871 Class C Common Shares issued and outstanding as of December 31, 2022. Legacy Bridger also had 606,061 shares of Class D Common Shares issued and outstanding as of December 31, 2022. The Class C and Class D shares were non-voting shares.

The voting power of Legacy Bridger followed the structure of the elected Board members with 3 designees from the holders of Class A Common Shares and 2 designees from the holders of Class B Common Shares. This was planned to remain in place while the holders of Class B Common Shares in aggregate held at least 10% of the common shares outstanding and prior to any initial public offering, at which point voting power would change, based on the relevant shares outstanding.

Bridger Common Stock

In connection with the Reverse Recapitalization, the Company issued 43,769,290 shares of Common Stock, of which 39,081,744 shares were issued to Legacy Bridger Common shareholders, 2,084,357 shares were issued to the public shareholders of JCIC and 2,603,189 shares were issued to JCIC Sponsor and independent directors of JCIC upon Closing. Of the shares issued to Legacy Bridger Common shareholders and JCIC Sponsor, 233,323 and 855,000 shares are subject to continuing vesting conditions, respectively.

38

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

Holders of Common Stock are entitled to full economic rights, including the right to receive dividends when and if declared by the Board, subject to any statutory or contractual restrictions of the payment of dividends and any restrictions on the payment of dividends imposed by the vesting conditions of the unvested Common Stock.

Each holder of Common Stock is entitled to one vote for each Common Stock held.

Note 22 – Revision of Previously Issued Financial Statements

The Company identified an immaterial error in its previously issued annual and interim financial statements. The error relates to accounting for the freestanding derivative instrument further described in the “Note 10 – Interest Rate Swap and Freestanding Derivative,” affecting annual financial statements as of and for the year ended December 31, 2022 and interim financial statements as of and for the six months ended June 30, 2022 and as of and for the nine months ended September 30, 2022. The impact of the error to prior periods’ financial statements were determined to be quantitatively and qualitatively immaterial. In order to improve the consistency and comparability of the financial statements, the Company has revised its previously issued annual and interim financial statements to correct the error.

The below tables present line items for prior period impacted financial statements that have been affected by the following error, referred to as the “Revision”:

(i)	an error in the accounting for a freestanding instrument which requires separate accounting under ASC 815, Derivatives and Hedging related to Legacy Bridger Series C Preferred Shares’ features.

	As of December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$305,978,901	$–	$305,978,901
Accrued expenses and other current liabilities	16,483,289	2,186,283	18,669,572
Total current liabilities	22,120,721	2,186,283	24,307,004
Total liabilities	228,393,011	2,186,283	230,579,294
Legacy Bridger Series C Preferred Shares	489,021,545	–	489,021,545
Accumulated deficit	(413,118,060)	(2,186,283)	(415,304,343)
Total members’ deficit	(411,435,655)	(2,186,283)	(413,621,938)
Total liabilities, mezzanine equity and members’ deficit	$305,978,901	$–	$305,978,901

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Interest expense	$(20,017,177)	$(2,709)	$(20,019,886)
Net loss	$(42,121,959)	$(2,709)	$(42,124,668)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(200,505,236)	(2,183,574)	(202,688,810)
Net loss attributable to common shareholders	$(328,290,531)	$(2,186,283)	$(330,476,814)
Net loss per share attributable to common shareholders – basic and diluted	$(8.15)	$(0.05)	$(8.20)

39

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(200,505,236)	$(2,183,574)	$(202,688,810)
Net loss	(42,121,959)	(2,709)	(42,124,668)
Accumulated deficit	(413,118,060)	(2,186,283)	(415,304,343)
Accumulated other comprehensive income	1,678,497	–	1,678,497
Total members’ deficit	$(411,435,655)	$(2,186,283)	$(413,621,938)

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Cash Flows:
Cash Flows from Operating Activities:
Net loss	$(42,121,959)	$(2,709)	$(42,124,668)
Change in fair value of freestanding derivative	–	2,709	2,709
Net cash used in operating activities	(9,917,608)	–	(9,917,608)
Net change in cash, cash equivalents, and restricted cash	25,198,494	–	25,198,494
Cash, cash equivalents and restricted cash and cash equivalents – end of period	$42,459,626	$–	$42,459,626
Cash and cash equivalents – end of period	$30,162,475	$–	$30,162,475

	As of September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$320,554,139	$–	$320,554,139
Accrued expenses and other current liabilities	12,355,584	2,124,265	14,479,849
Total current liabilities	19,472,020	2,124,265	21,596,285
Total liabilities	$226,008,817	$2,124,265	$228,133,082
Series C Preferred shares	483,385,214	–	483,385,214
Accumulated deficit	(390,307,424)	(2,124,265)	(392,431,689)
Total members’ deficit	(388,839,892)	(2,124,265)	(391,036,037)
Total liabilities, mezzanine equity and members’ deficit	$320,554,139	$–	$320,554,139

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BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Interest expense	$(13,052,438)	$59,309	$(12,993,129)
Net loss	$(25,117,707)	$59,309	$(25,058,398)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(194,700,545)	(2,183,574)	(196,884,119)
Net loss attributable to common shareholders	$(305,481,588)	$(2,124,265)	$(307,605,853)
Net loss per share attributable to common shareholders – basic and diluted	$(7.58)	$(0.06)	$(7.64)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(194,700,545)	$(2,183,574)	$(196,884,119)
Net loss	(25,117,707)	59,309	(25,058,398)
Accumulated deficit	(390,307,424)	(2,124,265)	(392,431,689)
Total members’ deficit	$(388,839,892)	$(2,124,265)	$(390,964,157)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Cash Flows:
Cash Flows from Operating Activities:
Net loss	$(25,117,707)	$59,309	$(25,058,398)
Change in fair value of freestanding derivative	–	(59,309)	(59,309)
Net cash used in by operating activities	(7,930,502)	–	(7,930,502)
Net change in cash, cash equivalents, and restricted cash	89,107,304	–	89,107,304
Cash, cash equivalents and restricted cash and cash equivalents – end of period	$106,368,436	$–	$106,368,436
Cash and cash equivalents – end of period	$94,143,466	$–	$94,143,466

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BRIDGER AEROSPACE GROUP HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars, except as stated)

	As of June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$309,603,293	$–	$309,603,293
Accrued expenses and other current liabilities	10,359,417	2,183,574	12,542,991
Total current liabilities	32,207,636	2,183,574	34,391,210
Total liabilities	209,837,425	2,183,574	212,020,999
Series C Preferred shares	477,741,883	–	475,558,309
Accumulated deficit	(378,984,493)	(2,183,574)	(381,168,067)
Total members’ deficit	(377,976,015)	(2,183,574)	(380,159,589)
Total liabilities, mezzanine equity and members’ deficit	$309,603,293	$–	$309,603,293

	For the six months ended June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Net loss	$(19,435,884)	$–	$(19,435,884)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(189,057,208)	(2,183,574)	(191,240,782)
Net loss attributable to common shareholders	$(294,156,428)	$(2,183,574)	$(296,340,002)
Net loss per share attributable to common shareholders – basic and diluted	$(7.30)	$(0.06)	$(7.36)

	For the six months ended June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(189,057,208)	$(2,183,574)	$(191,240,782)
Net loss	(19,435,884)	–	(19,435,884)
Accumulated deficit	(378,984,493)	(2,183,574)	(381,168,067)
Accumulated other comprehensive income	1,008,478	–	1,008,478
Total members’ deficit	$(377,976,015)	$(2,183,574)	$(380,159,589)

Note 23 – Subsequent Events

The Company evaluated its activities through the date of the filing of the Unaudited Condensed Consolidated Financial Statements.

On April 7, 2023, the Company sold one of its five Twin Commander surveillance platforms for $0.7 million.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis is intended to help you understand our business, financial condition, results of operations, liquidity and capital resources. This discussion and analysis should be read together with our unaudited condensed consolidated financial statements as of March 31, 2023 and December 31, 2022, for the three months ended March 31, 2023 and 2022, and the related notes thereto, that are included elsewhere in this Quarterly Report on Form 10-Q (this “Quarterly Report”). This discussion and analysis should also be read together with the historical audited annual consolidated financial statements as of and for the years ended December 31, 2022 and 2021, included in the Annual Report on Form 10-K (the “Annual Report”). This discussion and analysis contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC and its subsidiaries (collectively, “Legacy Bridger”) prior to the consummation of the Reverse Recapitalization, and the Company and its subsidiaries following the consummation of the business combination with Jack Creek Investment Corp. (“JCIC”) that occurred on January 24, 2023 (the “Reverse Recapitalization”).

Business Overview

Bridger provides aerial wildfire surveillance, relief, suppression and aerial firefighting services using next-generation technology and environmentally friendly and sustainable firefighting methods primarily throughout the United States. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our high-quality team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation full-service aerial firefighting platforms.

Our portfolio is organized across two core offerings:

•	Fire Suppression: Consists of deploying specialized aircraft to drop large amounts of water quickly and directly on wildfires.

•	Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft and unmanned aircraft.

We manage our operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources.

We have made and will continue to make significant investments in capital expenditures to build and expand our aerial forest fire management technologies. We expect that our existing cash and cash equivalents provided by equity and debt financing will be sufficient to meet our current working capital and capital expenditure requirements for a period of at least twelve months from the date of this Quarterly Report.

The Reverse Recapitalization

On January 24, 2023, we consummated the Reverse Recapitalization. As a result of the Reverse Recapitalization, Legacy Bridger and JCIC each became wholly-owned subsidiaries of the Company, and the JCIC shareholders and the equityholders of Legacy Bridger converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in the Company. Legacy Bridger has been determined to be the accounting acquirer with respect to the Reverse Recapitalization, which will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

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Upon consummation of the Reverse Recapitalization, the most significant change in Legacy Bridger’s future reported financial position and results of operations was a gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at December 31, 2022), of approximately $17.0 million. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at the closing of the Reverse Recapitalization on January 24, 2023 (the “Closing”) were approximately $16.6 million and will be treated as a reduction of the cash proceeds and deducted from our additional paid-in capital.

Public Company Costs

We have become the successor to a company registered with the Securities and Exchange Commission (“SEC”) and listed on the Nasdaq Global Market, which has required, and in the future may require, us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We have incurred and expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources and fees.

Key Factors Affecting Our Results of Operations

We are exposed to certain risks inherent to an aerial firefighting business. These risks are further described in the section entitled “Risk Factors” in the Annual Report.

Seasonality Due to the North American Fire Season

Our operating results are impacted by seasonality. Climate conditions and other factors that may influence the revenues of our services may vary each season and year. Historically, the demand for our services has been higher in the second and third quarters of each fiscal year due to the timing and duration of the North American fire season. Consequently, revenues, expenses, and operating cash flows from our services are generated mostly in the second and third quarters of our fiscal year. However, the seasonal fluctuations in the need to fight wildfires based upon location and the varying intensity of the fire season have and may continue to lead our operating results to fluctuate significantly from quarter to quarter and year to year.

Weather Conditions and Climate Trends

Our business is highly dependent on the needs of government agencies to surveil and suppress fires. As such, our financial condition and results of operations are significantly affected by the weather, as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given period. The intensity and duration of the North American fire season is affected by multiple factors, some of which, according to a 2016 article by Climate Central, a nonprofit climate science news organization, are weather patterns including warmer springs and longer summers, lower levels of mountaintop snowpack which lead to drier soils and vegetation and frequency of lightning strikes. Based on the climate change indicators published by the Environmental Protection Agency (“EPA”), these factors have shown year over year increases linked to the effects of climate change and the overall trend in increased temperatures. We believe that rising global temperatures have been, and in the future are expected to be, one factor contributing to increasing rates and severity of wildfires. Historically, sales of our services have been higher in the summer season of each fiscal year due to weather patterns which are generally correlated to a higher prevalence of wildfires in North America. Larger wildfires and longer seasons are expected to continue as droughts increase in frequency and duration, according to a 2022 article by the EPA.

Limited Supply of Specialized Aircraft and Replacement and Maintenance Parts

Our results of operations are dependent on sufficient availability of aircraft, raw materials and supplied components provided by a limited number of suppliers. Our reliance on limited suppliers exposes us to volatility in the prices and availability of these materials, which may lead to increased costs and delays in operations.

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In March 2020, the World Health Organization declared a global pandemic related to the outbreak of a respiratory illness caused by COVID-19. Due to the COVID-19 pandemic, in 2020, 2021 and 2022 we experienced delays on the delivery of aircraft. Should such conditions become protracted or worsen or should longer-term budgets or priorities of our clients be impacted, the COVID-19 pandemic could negatively affect our financial condition and results of operations. Given the dynamic nature of the COVID-19 pandemic and its global consequences, the ultimate impact on our operations, cash flows and financial condition cannot be reasonably estimated at this time. The outbreak of COVID-19 may also have the effect of heightening many of the other risks described in the section entitled “Risk Factors” included in our Annual Report, such as those related to the market for our securities and cross-border transactions.

Economic and Market Factors

Our operations, supply chain, partners, and suppliers have been subject to various global macroeconomic factors. We expect to continue to remain vulnerable to a number of industry-specific and global macroeconomic factors that may cause our actual results of operations to differ from our historical results of operations or current expectations. The factors and trends that we currently believe are or will be most impactful to our financial condition and results of operations include the following: the impact on us of significant operational challenges by third parties on which we rely; inflationary pressures; short- and long-term weather patterns; potential labor and supply chain shortages affecting us and our partners; volatile fuel prices; aircraft delivery delays; and changes in general economic conditions in the markets in which we operate.

Historically, our results of operations have not been materially impacted by other factors, other than the COVID-19 global pandemic. We continue to monitor the potential favorable or unfavorable impacts of these and other factors on our business, operations, financial condition and future results of operations, which are dependent on future developments. Our future results of operations may be subject to volatility and our growth plans may be delayed, particularly in the short term, due to the impact of the above factors and trends. For instance, the impact of the COVID-19 pandemic directly affected the delivery of our aircraft and the support related to their deployment while on contract. Deployment of two Viking Air CL-415EAF aircraft (“Super Scoopers”) was delayed in 2020 as a result of the Federal Aviation Administration’s transition to a work-from-home environment and a reduction in its ability to process carding and registration matters; two other Super Scoopers were delayed in 2021 as a result of modified manufacturing procedures at the OEM in response to COVID-19 that increased production time, which we understood was compounded by the OEM’s delays in receiving certain parts and components; and prior production delays pushed completion and delivery of another two Super Scoopers later in 2022 and early 2023 than we had previously anticipated receiving them. However, we believe that our long-term outlook remains positive due to the increasing demand for our services and our ability to meet those demands consistently, despite adverse market factors. We believe that this expected long-term increase in demand will offset increased costs and that the operational challenges we may experience in the near term can be managed in a manner that will allow us to support increased demand, though we cannot provide any assurances.

Key Components of Our Results of Operations

Revenues

Our primary source of revenues is from providing services, which are disaggregated into fire suppression, aerial surveillance and other services. Revenues and growth for our fire suppression and aerial surveillance services are driven by climate trends, specifically the intensity and timing of the North American fire season. Other services primarily consist of extraneous fulfillment of contractual services such as extended availability and mobilizations. Other services also include maintenance services performed externally for third parties.

We charge daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. The recognition of revenues for our services are primarily split into flight, standby and other revenues. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are cycled, upon request of the customer. Standby revenue is primarily earned as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment. Other revenue consists of additional contractual items that can be charged to the customer, such as leasing revenues for facilities, as well as maintenance and repair on externally owned aircraft.

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Cost of Revenues

Cost of revenues includes costs incurred directly related to flight operations including expenses associated with operating the aircraft on revenue generating contracts. These include labor, depreciation, subscriptions and fees, travel and fuel. Cost of revenues also includes maintenance expenses for our aircraft including costs of routine maintenance expenses and repairs. This consists of labor, parts, consumables, travel and subscriptions unique to each airframe.

Selling, General and Administrative Expense

Selling, general and administrative expenses include all costs that are not directly related to satisfaction of customer contracts. Selling, general and administrative expenses include costs for our administrative functions, such as finance, legal, human resources, and IT support, and business development costs that include contract procurement, public relations and business opportunity advancement. These functions include costs for items such as salaries, benefits, stock-based compensation and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, insurance, intangible asset amortization and depreciation expense. Selling, general and administrative expenses also contain any gain or loss on the disposal of fixed assets.

Interest Expense

Interest expense consists of interest expense related to our loan agreements, the Series B preferred shares of Legacy Bridger (the “Legacy Bridger Series B Preferred Shares”), which were fully redeemed prior to Closing, the Gallatin municipal bond issuances by Legacy Bridger totaling $160,000,000 of gross proceeds that closed in July and August 2022 (the “Series 2022 Bonds”), the Series C preferred shares of Legacy Bridger (the “Legacy Bridger Series C Preferred Shares”) for the changes in fair values of the embedded derivative and the freestanding derivative, and interest rate swaps agreements. Interest expense also includes amortization of debt issuance costs associated with our loan agreements. Refer to discussion of our loan commitments further below under the section of this Quarterly Report entitled “ —Liquidity and Capital Resources—Indebtedness.”

Other Income

Other income consists of interest income and realized gains on available-for-sale debt securities. This also includes the reimbursement from an insurance claim against a damaged asset.

Results of Operations

Comparison of the Three Months Ended March 31, 2023 to the Three Months Ended March 31, 2022

The following table sets forth our unaudited condensed consolidated statement of operations information for the three months ended March 31, 2023 and 2022 and should be reviewed in conjunction with the financial statements and notes included elsewhere in this Quarterly Report.

(All amounts in U.S. dollars)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Revenues	$365,373	$69,292	$296,081	427%
Cost of revenues:
Flight operations	3,733,261	3,665,352	67,909	2%
Maintenance	3,515,451	2,861,987	653,464	23%
Total cost of revenues	7,248,712	6,527,339	721,373	11%
Gross loss	(6,883,339)	(6,458,047)	(425,292)	7%
Selling, general and administrative expense	33,228,491	4,841,259	28,387,232	586%
Operating loss	(40,111,830)	(11,299,306)	(28,812,524)	255%
Interest expense	(5,664,545)	(3,714,546)	(1,949,999)	52%
Other income	1,091,437	140,843	950,594	675%
Net loss	$(44,684,938)	$(14,873,009)	$(29,811,929)	200%

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(All amounts in U.S. dollars)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$(48,300,000)	$–
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$156,362,597	$–
Series A Preferred Stock – adjustment to maximum redemption value	$(4,274,439)	$–
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$–	$(4,339,767)
Net income (loss) attributable to Common Stockholders – basic and diluted	$59,103,220	$(19,212,776)
Net income (loss) per Common Stock—basic	$1.36	$(0.50)
Net income (loss) per Common Stock—diluted	$0.79	$(0.50)

Revenues

Revenues increased by $0.3 million, or 427%, to $0.4 million for the three months ended March 31, 2023, from $0.1 million for the three months ended March 31, 2022. The increase was primarily due to labor, maintenance and improvements to an aircraft under the ownership of a related party. Refer to “Note 16 – Related Party Transactions” of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. Revenues for the three months ended March 31, 2023 and 2022 were impacted by the seasonality inherent in our business as the North American wildfire season historically occurs during the second and third quarters of the fiscal year.

Cost of Revenues

Cost of revenues increased by $0.7 million, or 11%, to $7.2 million for the three months ended March 31, 2023, from $6.5 million for the three months ended March 31, 2022 due to the following drivers:

Flight Operations

Flight operations expenses increased by $0.1 million, or 2%, to $3.7 million for the three months ended March 31, 2023, from $3.7 million for the three months ended March 31, 2022. The increase was primarily attributable to higher personnel expenses of $0.2 million required for the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively. The increase was partially offset by a decrease in depreciation expense of $0.1 million due to a decrease in flight hours.

Maintenance

Maintenance expenses increased by $0.7 million, or 23%, to $3.5 million for the three months ended March 31, 2023, from $2.9 million for the three months ended March 31, 2022. The increase was primarily driven by higher subscriptions, licenses, and fees of $0.3 million, depreciation expense of $0.2 million, personnel expenses of $0.1 million, and aircraft maintenance of $0.1 million required for the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively.

Selling, General and Administrative Expense

Selling, general and administrative expense increased by $28.4 million, or 586%, to $33.2 million for the three months ended March 31, 2023, from $4.8 million for the three months ended March 31, 2022. The increase included planned operating selling, general and administrative expenses of $6.0 million, $3.2 million of professional service fees primarily associated with becoming a public company and $24.0 million of non-cash stock-based compensation expense for the restricted stock units (“RSUs”) issued to executives and senior management of Bridger in connection with the Reverse Recapitalization, which closed in January 2023. Refer to “Note 15 – Stock-Based Compensation” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The operating selling, general and administrative expenses of $6.0 million increased $1.2 million from $4.8 million for the three months ended March 31, 2022. This increase was driven by both higher insurance costs and higher operating costs primarily associated with the recent addition of the two latest Super Scoopers.

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Interest Expense

Interest expense increased by $2.0 million, or 52%, to $5.7 million for the three months ended March 31, 2023, from $3.7 million for the three months ended March 31, 2022. The increase was primarily driven by the additional interest expense for the Series 2022 Bonds of $4.5 million, decrease in interest expense for the Series A-1 and Series A-2 preferred shares of Legacy Bridger (together, the “Legacy Bridger Series A Preferred Shares”) of $2.9 million and increase in interest expense for the two loan agreements in connection with the two separate credit facilities brokered through Live Oak Bank and backed by the U.S. Department of Agriculture for the completed purchase of the Company’s first two Super Scooper aircraft of $0.4 million. Refer to discussion of our loan commitments further below under the section of this Quarterly Report entitled “Liquidity and Capital Resources—Indebtedness.”

Other Income

Other income increased by $1.0 million, or 675%, to $1.1 million for the three months ended March 31, 2023, from $0.1 million for the three months ended March 31, 2022. The increase was primarily driven by interest income for the embedded derivative of Legacy Bridger Series C Preferred Shares of $0.8 million. Refer to “Note 17 – Mezzanine Equity” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The increase was partially driven by realized gains from available-for-sale securities of $0.2 million. Refer to “Note 3 – Cash Equivalents and Investments in Marketable Securities” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.

Non-GAAP Financial Measures

Although we believe that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, legal fees and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation and business development expenses. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

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The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended March 31, 2023 and 2022.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Net loss	$(44,684,938)	$(14,873,009)	$(29,811,929)	200%
Depreciation and amortization	1,751,045	1,266,922	484,123	38%
Interest expense	5,664,545	3,714,546	1,949,999	52%
EBITDA	(37,269,348)	(9,891,541)	(27,377,807)	277%
(Gain) loss on disposals(i)	(1,459)	781,492	(782,951)	(100)%
Legal fees(ii)	–	27,808	(27,808)	(100)%
Offering costs(iii)	2,083,120	–	2,083,120	NM
Stock-based compensation(iv)	23,998,016	–	23,998,016	NM
Business development & integration expenses(v)	518,822	–	518,822	NM
Adjusted EBITDA	$(10,670,849)	$(9,082,241)	$(1,588,608)	17%
Net loss margin(vi)	(12,230)%	(21,464)%
Adjusted EBITDA margin(vi)	(2,921)%	(13,107)%

NM - Not Meaningful

i)	Represents loss on the disposal of aging aircraft.
ii)	Represents one-time costs associated with legal fees for infrequent or unusual transactions that were not capitalizable per GAAP.
iii)	Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iv)	Represents stock-based compensation expense recognized of RSUs granted to certain executives and senior management and the fair value adjustment for warrants issued in connection with the Reverse Recapitalization.
v)	Represents expenses related to potential acquisition targets and additional business lines.
vi)	Net loss margin represents Net loss divided by Total revenue and Adjusted EBITDA margin represents Adjusted EBITDA divided by Total revenue.

Liquidity and Capital Resources

Cash and Marketable Securities

As of March 31, 2023, our principal sources of liquidity were cash and cash equivalents of $2.3 million which were held for working capital purposes and restricted cash of $12.4 million. The restricted cash was procured through a county bond and is accessed for financing capital projects. As of March 31, 2023, the Company had $30.3 million of investments in debt securities classified as available-for-sale with short-term maturities of less than one year and carried at fair value. The Company’s available-for-sale securities investment portfolio is primarily invested in highly rated securities, with the primary objective of minimizing the potential risk of principal loss.

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In connection with the Reverse Recapitalization, stockholders owning 34,245,643 shares of JCIC Class A Ordinary Shares exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.16 per share, or an aggregate of $347.8 million. Following the payment of redemptions and expenses related to the Trust Account, there was approximately $2.4 million in remaining cash in the Trust Account, which was paid to UBS Securities LLC as a portion of its deferred underwriting fee from JCIC’s initial public offering.

As a result, we did not receive any cash proceeds from the Reverse Recapitalization. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at Closing were approximately $16.6 million.

We may receive up to $306.5 million from the exercise of the 9,400,000 private placement warrants and 17,250,000 public warrants of the Company outstanding (collectively, the “Warrants”) after the Closing, assuming the exercise in full of all the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On March 31, 2023, the closing price of our Common Stock was $4.55 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the money,” and holders of our Warrants are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any cash proceeds from the exercise of our Warrants to fund our operations.

Even if the Warrants remain “out-of-the-money”, we believe that our cash on hand and debt securities will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this Quarterly Report. In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the Reverse Recapitalization or from the exercise of our Warrants. For so long as the exercise price of our Warrants exceeds the trading prices for shares of our Common Stock, it is unlikely that we will receive significant proceeds, if any, from the exercise of our Warrants in the near future. Nonetheless, we believe we will be sufficiently funded, and will not require substantial additional funds for operations in order to meet our short-term liquidity needs and the execution of our business plan for at least twelve months from the date of this Quarterly Report. Refer to the discussion further below under the section entitled “Liquidity and Capital Resources—Contractual Obligations.”

While we do not need to raise capital in order to fund our current operations for at least twelve months from the date of this Quarterly Report, we may in the future seek to raise additional funds through various potential sources, such as equity and debt financing for general corporate purposes or for specific purposes, including in order to pursue growth initiatives. Due to the gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at December 31, 2022), consisting of approximately $13.6 million as a result of the Reverse Recapitalization, we would anticipate the need to raise additional funds through equity or debt financing (or the issuance of stock as acquisition consideration) to pursue any significant acquisition opportunity, at the time of such acquisition opportunity. Our ability to generate proceeds from equity financings will significantly depend on the market price of our Common Stock.

Indebtedness

As of March 31, 2023, we held $19.0 million of current liabilities, $13.1 million of which was accrued expenses and other current liabilities.

As of March 31, 2023, we held $211.8 million of long-term liabilities with $205.2 million of total long-term debt, net of debt issuance costs, which are comprised of the Series 2022 Bonds, eight (8) support vehicle loans, two (2) hangar loans and three (3) loans on six (6) aircraft.

Rocky Mountain Bank Loans

Through certain of our subsidiaries, we entered into two credit facilities with Rocky Mountain Bank to finance in part (i) the construction of airplane hangars on September 30, 2019 and (ii) the purchase of four Quest Kodiak aircraft on February 3, 2020. In connection with such credit facilities, we also entered into various term loan and other long-term debt agreements which contain certain financial covenants, including, that we maintain (i) a debt service coverage ratio that exceeds 1.25x (generally calculated as the ratio of the net operating income over the debt service payments made or as the ratio of adjusted EBITDA over the aggregate amount of interest and principal payments, in each case, as determined in the applicable agreement) and (ii) certain senior leverage ratios that do not exceed 7.00x through the third quarter of 2024, 6.00x through the third quarter of 2025, or 5.00x thereafter (generally calculated as the ratio of the senior funded debt over EBITDA, as determined in the applicable agreement). We were not considered in violation of the debt service coverage ratio and the senior leverage ratio requirements as of March 31, 2023.

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Series 2022 Bonds

On July 21, 2022, we closed a bond offering for the Series 2022 Bonds in a taxable industrial development revenue bond transaction with Gallatin County, Montana for $160.0 million (the “Series 2022 Bond Offering”). Pursuant to the Series 2022 Bond Offering, Gallatin County issued $135.0 million of bonds on July 21, 2022 and an additional $25.0 million of bonds on August 10, 2022. The proceeds from the offering, together with cash on hand, were used to redeem the capital contributions plus accrued interest for all of the remaining Series A-1 preferred shares of Legacy Bridger (the “Legacy Bridger Series A-1 Preferred Shares”) and Series A-2 preferred shares of Legacy Bridger (the “Legacy Bridger Series A-2 Preferred Shares”) totaling $134.0 million, the principal plus accrued interest for the Series 2021 Bond, totaling $7.7 million, to finance the construction and equipping of the Company’s third and fourth aircraft hangars in Belgrade, Montana and to fund the purchase of additional Super Scooper aircraft. The Series 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5%. Interest will be payable semiannually on March 1 and September 1 of each year until maturity and commenced on September 1, 2022. Debt issuance costs for the Series 2022 Bonds was $4.2 million.

Optional Redemption— We may redeem the Series 2022 Bonds (i) during the period beginning on September 1, 2025 through August 31, 2026, at a redemption price equal to 103% of the principal amount plus accrued interest; (ii) during the period beginning on September 1, 2026 through August 31, 2027, at a redemption price equal to 102% of the principal amount plus accrued interest; and (iii) on or after September 1, 2027, at a redemption price equal to 100% of the principal amount plus accrued interest. At our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events set forth in that certain Amended and Restated Trust Indenture, dated as of June 1, 2022 (the “Indenture”), between Gallatin County and U.S. Bank Trust Company, National Association, Salt Lake City, Utah (the “Trustee”).

Mandatory and Extraordinary Redemptions— Subject to the terms of the Indenture, the Series 2022 Bonds must be redeemed, including, among other things, (i) from all the proceeds of the sale of any Super Scooper, (ii) in an amount equal to (a) 50% of our operating revenues less the portion used to pay or establish reserves for all our expenses, debt payments, capital improvements, replacements, and contingencies (“Excess Cash Flow”) or (b) 100% of Excess Cash Flow, in each case, in the event we fall below certain debt service coverage ratio requirements set forth in the Indenture, and (iii) upon a change of control (each a “Mandatory Redemption”). For each Mandatory Redemption, the Series 2022 Bonds will be redeemed in whole or in part, at a redemption price equal to 100% of the principal amount of each Series 2022 Bond redeemed plus any premium that would be applicable to an optional redemption of the Series 2022 Bonds on such date (and if such redemption occurs prior to September 1, 2025, the applicable premium shall be three percent (3%)) and accrued interest. Furthermore, subject to the terms of the Indenture, at our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events, including, among other things, casualty, condemnation, or other unexpected events set forth in the Indenture.

Financial Covenants— In connection with the Series 2022 Bonds, we are a party to certain loan agreements that contain customary representation and warranties, negative covenants, including, limitations on indebtedness, reduction of liquidity below certain levels, and asset sales, merger and other transactions, and remedies on and events of default.

Under the terms of such loan agreements, we are subject to certain financial covenants, that require, among other things, that we operate in a manner and to the extent permitted by applicable law, to produce sufficient gross revenues so as to be at all relevant times in compliance with the terms of such covenants, including that we maintain (i) beginning with the fiscal quarter ending December 31, 2023, a minimum debt service coverage ratio (generally calculated as the aggregate amount of our total gross revenues, minus operating expenses, plus interest, depreciation and amortization expense, for any period, over our maximum annual debt service requirements, as determined under such loan agreement) that exceeds 1.25x and (ii) beginning with the fiscal quarter ending September 30, 2022, a minimum liquidity of not less than $8 million in the form of unrestricted cash and cash equivalents, plus liquid investments and unrestricted marketable securities at all times.

Subject to the terms of the loan agreements, in the event we are unable to comply with the terms of the financial covenants, we may be required (among other potential remedial actions) to engage an independent consultant to review, analyze and make recommendations with respect to our operations or in some instances, this could result in an event of default and/or the acceleration of our debt obligations under the loan agreements. In addition, the acceleration of our debt obligations may in some instances (as set forth in the Amended and Restated Charter) result in an increase in the dividend rate of the Series A Preferred Stock by 2.00% per annum from the dividend rate otherwise in effect at such time.

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Mandatorily Redeemable Preferred Stock

Legacy Bridger Series B Preferred Shares

On April 25, 2022, we used a portion of the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares, to redeem all 60,000,000 of our outstanding Legacy Bridger Series B Preferred Shares for $70.0 million, inclusive of $10.0 million in accrued interest.

Legacy Bridger Series A Preferred Shares

On April 25, 2022, we and our investors included a new mandatory redemption provision requiring Legacy Bridger Series A Preferred Shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, Legacy Bridger Series A Preferred Shares were reclassified from mezzanine equity to liability. We elected the fair value option to measure the modification of the Legacy Bridger Series A Preferred Shares. On July 25, 2022, we used the proceeds from the Series 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Legacy Bridger Series A Preferred Shares for aggregate proceeds of $136.3 million. The fair values of the Legacy Bridger Series A Preferred Shares increased by $3.9 million from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon redemption.

Mezzanine and Permanent Equity

Series A Preferred Stock— On April 25, 2022, we authorized and issued 315,789.473684 Legacy Bridger Series C Preferred Shares for aggregate proceeds of $288.5 million, net of issuance costs of $11.5 million. Legacy Bridger Series C Preferred Shares rank senior to our Common Stock and ranked subordinate to Legacy Bridger Series A Preferred Shares with respect to the distribution of assets upon liquidation or certain triggering events. Upon the Closing, Legacy Bridger Series C Preferred Shares were exchanged for shares of Series A Preferred Stock on a one-to-one basis as a portion of the merger consideration issued in connection with the Reverse Recapitalization. The Series A Preferred Stock is classified as mezzanine equity as it remains probable that they may become redeemable upon the mandatory redemption date of April 25, 2032. Series A Preferred Stock does not participate in earnings and is non-voting. For additional information regarding the terms and conditions of the Series A Preferred Stock, see “Note 17 – Mezzanine Equity” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.

Prior to the Closing, Legacy Bridger Series C Preferred Shares accrued interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter. Following the Closing, the Series A Preferred Stock will continue to accrue interest daily at 7% per annum for the first six years, 9% per annum for the seventh year, and 11% per annum thereafter. Accrued interest for the Series A Preferred Stock was $4.3 million as of March 31, 2023.

As of March 31, 2023, it was probable that the Series A Preferred Stock may become redeemable at the holder’s option on or after March 29, 2027. We have elected to recognize changes in redemption value immediately, adjusting the preferred shares to the maximum redemption value at each reporting date. Upon the Closing and exchange of Legacy Bridger Series C Preferred Shares for shares of Series A Preferred Stock, the 50% multiplier applicable to redemptions of Legacy Bridger Series C Preferred Shares, valued at $157.9 million as of December 31, 2022, was removed and treated as a deemed dividend. As of March 31, 2023, Series A Preferred Stock had a carrying value and redemption value of $336.9 million.

Common Stock— Legacy Bridger had 30,000,000 Legacy Bridger Class A Common Shares issued and outstanding as of December 31, 2022. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Legacy Bridger Class A Common Shares were issued to ElementCompany, LLC.

Legacy Bridger had 9,756,130 Legacy Bridger Class B Common Shares issued and outstanding as of December 31, 2022. The holders of these Legacy Bridger Class B Common Shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

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Legacy Bridger had 243,871 Legacy Bridger Class C Common Shares issued and outstanding as of December 31, 2022. Legacy Bridger also had 606,061 shares of Legacy Bridger Class D Common Shares issued and outstanding as of December 31, 2022. These Legacy Bridger Class C Common Shares and Legacy Bridger Class D Common Shares are non-voting shares.

Prior to the Closing, Legacy Bridger’s voting power followed the structure of the elected board members with three (3) designees from the holders of Legacy Bridger Class A Common Shares and two (2) designees from the holders of Legacy Bridger Class B Common Shares. This remained in place until the Closing.

Upon the Closing on January 24, 2023 and at March 31, 2023, we had 43,769,290 shares of Common Stock issued and outstanding.

Historical Cash Flows

The following table presents a summary of our consolidated cash flows from operating, investing and financing activities for the periods indicated.

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Net cash used in operating activities	$(36,652,581)	$(7,417,426)
Net cash provided by (used in) investing activities	12,959,135	(2,352,127)
Net cash used in financing activities	(4,077,403)	(414,601)
Effect of exchange rate changes	192	(287)
Net change in cash and cash equivalents	$(27,770,657)	$(10,184,441)

Operating Activities

Net cash used in operating activities was $36.7 million for the three months ended March 31, 2023, compared to Net cash used in operating activities of $7.4 million for the three months ended March 31, 2022. Net cash used in operating activities reflects net loss of $44.7 million for the three months ended March 31, 2023 compared to $14.9 million for the three months ended March 31, 2022. Net cash used in operating activities for the three months ended March 31, 2023 reflects add-backs to Net loss for non-cash charges totaling $25.4 million, primarily driven by stock-based compensation expense associated with the RSUs granted to certain executives and senior management. Net cash used in operating activities for the three months ended March 31, 2022 reflects add-backs to Net loss for non-cash charges totaling $5.0 million, primarily driven by interest accrued on Legacy Bridger Series B Preferred Shares and depreciation and amortization.

Investing Activities

Net cash provided by investing activities was $13.0 million for the three months ended March 31, 2023, compared to Net cash used in investing activities of $2.4 million for the three months ended March 31, 2022. Net cash provided by investing activities for the three months ended March 31, 2023 reflects proceeds from maturities of marketable securities of $25.1 million, purchases of property, plant and equipment of $11.2 million, which primarily comprised of purchases of aircraft and aircraft improvements, and the construction in progress of the third hangar of $1.0 million. Net cash used in investing activities for the three months ended March 31, 2022 reflects purchases of property, plant and equipment of $2.5 million, which primarily comprised of aircraft improvements.

Financing Activities

Net cash used in financing activities was $4.1 million for the three months ended March 31, 2023, compared to Net cash used in financing activities of $0.4 million for the three months ended March 31, 2022. Net cash used in financing activities for the three months ended March 31, 2023 reflects costs incurred related to the Closing of $6.8 million, proceeds from the Closing of $3.2 million, and repayments on debt of $0.5 million. Net cash used in financing activities for the three months ended March 31, 2022 reflects repayments on debt of $0.5 million.

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Off-Balance Sheet Arrangements

As of March 31, 2023 and 2022, we did not have any relationships with special purpose or variable interest entities or other which would have been established for the purpose of facilitating off-balance sheet arrangements or other off-balance sheet arrangements.

Contractual Obligations

Our principal commitments consist of obligations for outstanding debt, hangar construction obligations, and leases. The following table summarizes our contractual obligations as of March 31, 2023.

	Payments Due by Period
	Total	Current	Noncurrent
Hangar construction obligations	$2,467,073	$2,467,073	$–
Lease obligations	2,683,483	86,117	2,597,366
Debt obligations	210,136,511	3,544,234	206,592,277
Total	$215,287,067	$6,097,424	$209,189,643

On February 14, 2023, we made a payment of $9.1 million for the purchase of aircraft under our purchase agreement with Longview Aviation Services Inc. and Viking Air Limited (the manufacturer of our Super Scooper aircraft and an affiliate of Longview Aviation Services Inc.), dated April 13, 2018.

Quantitative and Qualitative Disclosures About Market Risk

Bridger is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.

Critical Accounting Policies and Estimates

Our unaudited condensed consolidated financial statements and the related notes included elsewhere in this Quarterly Report are prepared in accordance with GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, provision for income taxes and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.

We believe that the following critical accounting policies involve a greater degree of judgment or complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of operations.

Investments in Marketable Securities

Investments in debt securities are classified as available-for-sale and are carried at fair value, with unrealized gains and losses reported as accumulated other comprehensive income. Gains and losses are recognized when realized. Unrealized losses are evaluated for impairment to determine if the impairment is credit related. An other-than-temporary credit impairment would be recognized as an adjustment to income. Gains and losses are determined using the first-in first-out method. Investments in marketable securities are classified as current assets with short-term maturities of less than one year.

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Revenue Recognition

We charge daily and hourly rates depending upon the type of firefighting services rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.

We enter into short, medium and long-term contracts with customers, primarily with government agencies to deploy aerial fire management assets during the firefighting season. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot, and field maintenance personnel to support the contract.

Contracts are based on either a CWN or EU basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.

The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.

Other revenue consists of leasing revenues from the rental of BSI, LLC facilities to another related party as well as external repair work performed on customer aircraft by Bridger Aviation Repair, LLC.

Payment terms vary by customer and type of revenue contract. We generally expect that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, we have elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC 606, we do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount which we have the right to invoice for services performed.

Stock-Based Compensation

Incentive Units

During the years ended December 31, 2022 and 2021, we granted incentive units (the “Legacy Bridger Incentive Units”) to selected board members and executives. Within each grant, 80% of the Legacy Bridger Incentive Units vest annually over a four-year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”) and the remaining 20% of the Legacy Bridger Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”).

Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested Time-Vesting Incentive Units if a qualifying change of control event occurs prior to the respective award’s four-year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value. We did not grant any Legacy Bridger Incentive Units for the three months ended March 31, 2023.

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For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of March 31, 2023. Forfeitures are accounted for as they occur.

Compensation cost for the Legacy Bridger Incentive Units is measured at their grant-date fair value. The value of Legacy Bridger Common Shares is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on our expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions we used in the option pricing model for its 2021 grants are as follows.

Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30

Restricted Stock Units

In January 2023, in connection with the Closing, the Company and its board of directors established and approved the 2023 Omnibus Incentive Plan (the “Plan”) which allowed the Company to grant RSUs to certain executives and senior management (the “Participants”) of the Company. RSUs are settled in shares of the Company’s Common Stock as the RSUs become vested. The RSUs accrue dividend equivalents associated with the underlying shares of Common Stock as the Company declares dividends. Dividends will be paid to holders of RSUs in cash upon the vesting date of the associated RSU and will be forfeited if the RSU does not vest.

On January 24, 2023, the Company granted 6,581,496 RSUs, of which 2,400,354 RSUs vested immediately upon Closing, subject to a one-year lock up period ending January 24, 2024. The fair value of the RSUs that vested immediately upon Closing of the Transactions is the closing stock price on the date of grant, subject to a discount for lack of marketability due to the post-vesting restrictions. The remaining 4,181,142 RSUs vest over a period ranging from three to six years, subject to the Participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.

Impairment of Goodwill, Other Intangibles Assets and Long-Lived Assets

Goodwill

Goodwill represents the excess of purchase price over fair value of the net assets acquired in an acquisition. We assess goodwill for impairment as of December 31 annually or more frequently upon an indicator of impairment. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value.

When we elect to perform a qualitative assessment and conclude it is more likely that the fair value of the reporting unit is greater than its carrying value, no further assessment of that reporting unit’s goodwill is necessary. Otherwise, a quantitative assessment is performed, and the fair value of the reporting unit is determined. If the carrying value of the reporting unit exceeds its fair value, an impairment loss equal to the excess is recorded. Conditions that would trigger an impairment assessment include, but are not limited to, a significant adverse change in legal factors or the business climate that could affect the value of an asset or an adverse reaction. As of the December 31, 2022 annual goodwill impairment test, the Company’s qualitative analysis indicated the fair value of the Company’s reporting unit exceeded its carrying value. No impairment charge for goodwill was recorded for the three months ended March 31, 2023 and 2022.

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Long-Lived Assets

A long-lived asset (including amortizable identifiable intangible assets) or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of an asset, a product recall or an adverse action or assessment by a regulator. When indicators of impairment are present, we evaluate the carrying value of the long-lived assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. We adjust the net book value of the long-lived assets to fair value if the sum of the expected future cash flows is less than book value.

Property, Plant and Equipment, Net

Property, plant and equipment is stated at net book value, cost less depreciation. Depreciation for aircraft, engines and rotable parts is recorded over the estimated useful life based on flight hours. Depreciation for unmanned aerial vehicles, vehicles and equipment and buildings is computed using the straight-line method over the estimated useful lives of the property, plant and equipment. The table below summarizes depreciable lives by asset category:

Estimated useful life
Aircraft, engines and rotable parts	1,500 –6,000 flight hours
Unmanned aerial vehicles	5 – 10 years
Vehicles and equipment	3 – 5 years
Buildings	40 years

Property, plant and equipment are reviewed for impairment as discussed above under “Long-Lived Assets”.

Cost Method Investments

We hold equity securities without a readily determinable fair value, which are only adjusted for observable price changes in orderly transactions for the same or similar equity securities or any impairment, totaling $1,000 thousand as of March 31, 2023 and December 31, 2022, respectively.

Variable Interest Entities

We follow ASC 810-10-15 guidance with respect to accounting for VIEs. These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances. For the three months ended March 31, 2023 and 2022, the VIE, NFMS, LLC, is consolidated into our financial statements. See “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional information.

On November 7, 2022, we acquired all of the outstanding equity interests of MA, LLC, and it has not been accounted for as a VIE in subsequent reporting periods.

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Fair Value of Financial Instruments

We follow guidance in ASC 820, Fair Value Measurement, where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of our business. Unobservable inputs reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available.

Warrant Liabilities

We account for the Warrants issued in connection with the Reverse Recapitalization in accordance with the guidance contained in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised. See “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional information.

Recent Accounting Pronouncements

For additional information regarding recent accounting pronouncements adopted and under evaluation, refer to “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report.

Emerging Growth Company and Smaller Reporting Company Status

Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” as defined in Section 2(A) of the Securities Act of 1933, from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” and have elected to take advantage of the benefits of this extended transition period.

We will use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date that we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. The extended transition period exemptions afforded by our emerging growth company status may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of this exemption because of the potential differences in accounting standards used. Refer to “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the three months ended March 31, 2023 and the year ended December 31, 2022.

We will remain an “emerging growth company” under the JOBS Act until the earliest of (a) December 31, 2028, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last date of our fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission (the “SEC”) with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

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We will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year or the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this Quarterly Report are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this Quarterly Report, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Jack Creek Investment Corp.; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination with Jack Creek Investment Corp.; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 20, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this Quarterly Report. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this Quarterly Report. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this Quarterly Report.

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Internal Control Over Financial Reporting

We have identified material weaknesses in our internal control over financial reporting, which we are in the process of, and are focused on, remediating. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions. Specifically, we did not design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel. Additionally, we identified a material weakness in our internal control over financial reporting related to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.

We have begun the process of and are focused on designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses, including:

•	actively recruiting additional personnel with knowledge of GAAP, in addition to engaging and utilizing third-party consultants and specialists to supplement our internal resources and implementing processes and controls to segregate key functions within our finance systems, as appropriate;

•	designing and implementing a formalized control plan related to IT general controls, including controls related to managing access to financially significant systems within our IT environment; and

•	engaging a third-party consultant to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.

While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take and our efforts may not be successful in remediating the deficiencies or material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our unaudited condensed consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this Quarterly Report, is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of March 31, 2023, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that our disclosure controls and procedures were not effective as of March 31, 2023, due to the material weaknesses described below.

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We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Material Weaknesses: We have identified material weaknesses in our internal control over financial reporting, which we are in the process of, and are focused on, remediating. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions. Specifically, we did not design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel. Additionally, we identified a material weakness in our internal control over financial reporting related to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.

Remediation Plan: We have begun the process of and are focused on designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses, including:

•	actively recruiting additional personnel with knowledge of GAAP, in addition to engaging and utilizing third-party consultants and specialists to supplement our internal resources and implementing processes and controls to segregate key functions within our finance systems, as appropriate;

•	designing and implementing a formalized control plan related to IT general controls, including controls related to managing access to financially significant systems within our IT environment; and

•	engaging a third-party consultant to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.

While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.

Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take and our efforts may not be successful in remediating the deficiencies or material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our unaudited condensed consolidated financial statements.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as that term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the three months ended March 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II – OTHER INFORMATION

Item 1. Legal Proceedings.

The Company is involved in legal proceedings and litigation in the ordinary course of business. Other than routine litigation incidental to the Company’s business, there are no material pending legal proceedings to which the Company is a party or to which any of the Company’s properties are subject.

Item 1A. Risk Factors.

Factors that could cause our actual results to differ materially from those in this Quarterly Report are any of the risks described in our Annual Report on Form 10-K filed with the SEC on March 20, 2023. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. We may disclose changes to such risk factors or disclose additional risk factors from time to time in our future filings with the SEC. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in our Annual Report on Form 10-K filed with the SEC March 20, 2023.

Item 6. Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated August 3, 2022, by and among the Company, Jack Creek Investment Corp., Wildfire Merger Sub 1, Inc., Wildfire Merger Sub II, Inc., Wildfire Merger Sub III, LLC, Wildfire GP Sub IV, LLC, BTOF (Grannus Feeder) – NQ L.P. and Legacy Bridger. (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-4 (File No. 333-266840), filed with the SEC on August 12, 2022).

3.1	Amended and Restated Certificate of Incorporation of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

3.2	Amended and Restated Bylaws of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

4.1	Warrant Agreement, dated January 26, 2021, between Jack Creek Investment Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Jack Creek Investment Corp.’s Current Report on Form 8-K (File No. 001-39602) filed with the SEC on January 26, 2021).

4.2	Warrant Assumption Agreement, dated as of January 24, 2023, among Jack Creek Investment Corp., Bridger Aerospace Group Holdings, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.1	Amended and Restated Registration Rights Agreement, dated January 24, 2023, by and among the Company, Jack Creek Investment Corp. and certain other security holders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.2	Stockholders Agreement, dated January 24, 2023, by and among the Company and the stockholders defined therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

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10.3	Sponsor Agreement, dated as of August 3, 2022, by and among Jack Creek Investment Corp., the Company, JCIC Sponsor LLC and the other parties signatory thereto (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-4 (File No. 333-266840) filed with the SEC on August 12, 2022).

10.4#	Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

10.5#	Bridger Aerospace Group Holdings, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

31.1*	Certification of the Company’s Chief Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 7241).

31.2*	Certification of the Company’s Chief Financial Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 7241).

32.1**	Certification of the Company’s Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 1350).

101.INS*	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

*	Filed herewith.
**	Furnished herewith.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Bridger Aerospace Group Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
#	Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.

Date: May 12, 2023

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

	By:	/s/ Timothy Sheehy
	Name:	Timothy Sheehy
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

	By:	/s/ Eric Gerratt
	Name:	Eric Gerratt
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

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Exhibit 31.1

CERTIFICATION

I, Timothy Sheehy, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Bridger Aerospace Group Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 12, 2023

By:	/s/ Timothy Sheehy
	Name:	Timothy Sheehy
	Title:	Chief Executive Officer

65

Exhibit 31.2

CERTIFICATION

I, Eric Gerratt, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Bridger Aerospace Group Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: May 12, 2023

By:	/s/ Eric Gerratt
Name:	Eric Gerratt
Title:	Chief Financial Officer

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Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bridger Aerospace Group Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2023, as filed with the United States Securities and Exchange Commission on the date hereof, (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: May 12, 2023

By:	/s/ Timothy Sheehy
	Name:	Timothy Sheehy
	Title:	Chief Executive Officer

Dated: May 12, 2023

By:	/s/ Eric Gerratt
	Name:	Eric Gerratt
	Title:	Chief Financial Officer

67

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bridger Aerospace Group Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), which was conducted virtually via live webcast, on Wednesday, June 21, 2023, at 10:00 a.m. MT. The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below.

1.
Election of Directors. The three (3) Class I director nominees named in the Company’s 2023 proxy statement were elected to serve until the 2026 Annual Meeting of Stockholders, based upon the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Timothy Sheehy	37,619,916	1,389	742,528
McAndrew Rudisill	37,618,555	2,750	742,528
Wyman Howard	37,619,736	1,569	742,258

2.
Ratification of Appointment of Independent Registered Accounting Firm. The appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was ratified based upon the following vote:

Votes For	Votes Against	Abstain
38,360,933	1,248	1,652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: June 21, 2023
	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 27, 2023, Bridger Aerospace Group Holdings, Inc. (the “Company”) issued a press release confirming that Timothy P. Sheehy, the Company’s Chief Executive Officer, Founder and Director is entering the race for the U.S. Senate for the State of Montana.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Bridger Aerospace Group Holdings, Inc. titled “Bridger Aerospace Confirms CEO Tim Sheehy’s Bid for the U.S. Senate,” dated June 27, 2023.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws.  Forward-looking statements include all statements that are not historical facts.  In some cases, forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that the Company expects.  These risks and uncertainties include market risks, trends, and conditions.  These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and Annual Report for the fiscal year ended December 31, 2022.  In light of these risks, you should not place undue reliance on such forward-looking statements.  Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K.  The Company disclaims any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: June 27, 2023
	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

Exhibit 99.1

Bridger Aerospace Confirms CEO Tim Sheehy’s
Bid for the U.S. Senate

BOZEMAN, MT, June 27, 2023 – Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today confirmed that Timothy P. Sheehy, the Company’s Chief Executive Officer, Founder and Director is entering the race for the U.S. Senate for the State of Montana.  During his candidacy, Sheehy will continue to serve as Chief Executive Officer with the continued support of Bridger’s experienced management team and Board of Directors.

“We are extremely proud of the leadership and sacrifices that Tim has made for the country and we wish him the best of luck in his campaign for the U.S. Senate,” stated Jeff Kelter, Chairman of the Company’s Board of Directors. “Tim has assembled an experienced management team comprised of former military, corporate and aviation experts, all of whom are accustomed to collaborating as a team to pursue and execute Bridger’s mission-specific objectives.  Bridger is confident that this group of professionals, constituting the finest management team in the business, will continue to successfully achieve our aerial firefighting objectives.”

Mr. Sheehy has been the Chief Executive Officer and Director of Bridger Aerospace since 2014. He has a history of distinguished service to the country, including years of service as a Naval SEAL Officer and team leader as well as being the recipient of the Bronze Star with Valor and Purple Heart.  Sheehy has a Bachelor of Science from the United States Naval Academy.

About Bridger Aerospace
Based in Bozeman, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger Aerospace provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s prospectus dated February 13, 2023 on file with the U.S. Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

###

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2023, Bridger Aerospace Group Holdings, Inc. (NASDAQ: BAER) (“Bridger”), through its subsidiary Bridger Bighorn, LLC, a Montana limited liability company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Robert Eisele and Christopher Eisele (the “Sellers”), the owners of Big Horn Airways, Inc. (“Bighorn”), pursuant to which Bridger will acquire 100% of the outstanding equity interests of Bighorn (the “Transaction”). Pursuant to the terms and subject to the conditions of the Purchase Agreement, upon the closing of the Transaction (the “Closing”), Bridger will acquire Bighorn’s fleet of 12 aircraft used for wildfire smoke jumping, as well as special mission transport and delivery for government customers.

The aggregate consideration for the Transaction is $39.25 million, with $14.75 million payable in unregistered shares of Bridger’s common stock, par value $0.0001 per share (“Common Stock”), and the remainder payable in cash, as may be adjusted pursuant to the terms of the Purchase Agreement, including for Bighorn’s cash, indebtedness, and net working capital as of the Closing. The number of shares of Common Stock issuable to the Sellers at Closing will be determined based upon a 60-day volume-weighted average per-share price (VWAP) of Bridger’s Common Stock, consisting of the 30 consecutive trading days ending on the trading day immediately preceding July 21, 2023 and the 30 consecutive trading days beginning on July 21, 2023.

The Common Stock consideration will be subject to transfer restrictions for a three-year period post-Closing, with 1/36th of the total shares of Common Stock issued to the Sellers vesting each month over such three-year period. The Purchase Agreement also provides Sellers with customary resale registration rights with respect to their Common Stock consideration.

Consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions and is expected to occur on or before September 22, 2023; however, if Bridger has not paid the cash consideration by such date, the Closing date will automatically be extended to December 31, 2023. The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including by mutual written consent, and will automatically be terminated if the Closing does not occur on or before January 31, 2024.

The Purchase Agreement contains customary representations, warranties, covenants, and post-closing indemnification obligations of the parties thereto. The Sellers have agreed to certain customary non-competition and non-solicitation covenants for a period of five (5) years following the Closing.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated herein by reference. None of the shares of Common Stock to be issued in connection with the Transaction will be registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of sale, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Recipients of shares of Common Stock in connection with the Transaction will have customary registration rights with respect to such shares of Common Stock pursuant to the terms and conditions of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, dated as of July 21, 2023, by and among Bridger Bighorn, LLC, Bridger Aerospace Group Holdings, Inc. (solely for purposes of the limited provisions set forth therein), Robert Eisele and Christopher Eisele

99.1	Press Release issued by Bridger Aerospace Group Holdings, Inc. titled “Bridger Aerospace Enters into Definitive Purchase Agreement with Bighorn Airways,” dated July 24, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

†

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Bridger Aerospace Group Holdings, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions, and estimates. Forward-looking statements contained herein concerning, among other things, the ultimate outcome, benefits and cost savings of the Transaction, the anticipated closing date of the Transaction and future financial performance, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the Transaction; the risk that a condition to closing of the Transaction may not be satisfied and the Transaction may not close; the risk that a regulatory approval that may be required for the Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase and sale agreement; the impact of changes in international, national and regional economies and the Bridger’s successful integration of the target business (including achievement of synergies and cost reductions).

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Bridger files with the SEC, including those in Bridger’s most recent Annual Report on Form 10-K and any updates thereto in Bridger’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Bridger has no obligation to update or revise these forward-looking statements and does not undertake to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: July 24, 2023

	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

Exhibit 2.1

PURCHASE AND SALE AGREEMENT

BY AND AMONG

BRIDGER BIGHORN, LLC

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

(SOLELY FOR THE PURPOSES OF ARTICLE III, SECTIONS 4.8, 7.2, 7.12 THROUGH

7.20, 9.1, 9.3 THROUGH 9.9, AND ARTICLE X HEREIN)

AND THE

FOLLOWING SELLERS:

ROBERT EISELE

CHRISTOPHER EISELE

Dated as of July 21, 2023

ARTICLE I DEFINITIONS		1
1.1	DEFINED TERMS	1
1.2	INTERPRETATION	15
ARTICLE II PURCHASE AND SALE OF EQUITY INTERESTS		15
2.1	PURCHASE AND SALE OF EQUITY INTERESTS	15
2.2	ESTIMATED PURCHASE PRICE CALCULATION STATEMENT	15
2.3	PURCHASE PRICE ALLOCATION	16
2.4	EXCLUDED ASSETS	16
ARTICLE III CLOSING; POST-CLOSING PURCHASE PRICE TRUE-UP		16
3.1	CLOSING	16
3.2	PAYMENT OF CLOSING INDEBTEDNESS	16
3.3	CLOSING TRANSACTIONS	17
3.4	POST-CLOSING PURCHASE PRICE TRUE-UP	18
3.5	WITHHOLDING TAXES	21
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND BAER		24
4.1	ORGANIZATION; STANDING; CITIZENSHIP	24
4.2	AUTHORITY; AUTHORIZATION; ENFORCEABILITY	24
4.3	NONCONTRAVENTION	24
4.4	APPROVALS; CLAIMS OR LEGAL PROCEEDINGS	24
4.5	BROKERS	25
4.6	SECURITIES ACT	25
4.7	AVAILABILITY OF FUNDS	25
4.8	SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES	25
ARTICLE V REPRESENTATIONS AND WARRANTIES OF EACH SELLER		26
5.1	EXECUTION AND DELIVERY; VALID AND BINDING AGREEMENTS	26
5.2	AUTHORITY; ORGANIZATION	27
5.3	NONCONTRAVENTION	27
5.4	APPROVALS	27
5.5	OWNERSHIP OF THE EQUITY INTERESTS	27
5.6	LITIGATION	28
5.7	SECURITIES ACT	28
5.8	ACCREDITED INVESTOR STATUS	28
ARTICLE VI REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES		28
6.1	ORGANIZATION; STANDING; CITIZENSHIP	28
6.2	AUTHORITY TO CONDUCT BUSINESS	28
6.3	ORGANIZATIONAL DOCUMENTS	29
6.4	NONCONTRAVENTION	29
6.5	APPROVALS	29
6.6	BROKERS	29
6.7	CAPITALIZATION OF THE COMPANIES	29
6.8	RIGHTS; WARRANTS OR OPTIONS	29
6.9	FINANCIAL STATEMENTS	30
6.10	INDEBTEDNESS; UNDISCLOSED LIABILITIES	30

i

6.11	TANGIBLE PERSONAL PROPERTY	30
6.12	REAL PROPERTY	31
6.13	INTELLECTUAL PROPERTY	31
6.14	INSURANCE	32
6.15	LABOR MATTERS	33
6.16	PERMITS; COMPLIANCE WITH LAW	34
6.17	LITIGATION	35
6.18	EMPLOYEE BENEFIT PLANS; ERISA	35
6.19	TAX MATTERS	36
6.20	ENVIRONMENTAL, HEALTH AND SAFETY MATTERS	38
6.21	MATERIAL CONTRACTS	39
6.22	TRANSACTIONS WITH AFFILIATES	39
6.23	ABSENCE OF CHANGES	39
6.24	ANTI-CORRUPTION MATTERS	40
6.25	ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE	40
6.26	AIRCRAFT	40
6.27	SUPPLEMENTAL TYPE CERTIFICATES	41
6.28	FAA MATTERS	41
ARTICLE VII ADDITIONAL AGREEMENTS		42
7.1	FURTHER ASSURANCES	42
7.2	PUBLICITY	42
7.3	BUSINESS RECORDS; SUPPORT	42
7.4	INVESTIGATION; NO RELIANCE BY PURCHASER	43
7.5	EXCULPATION AND INDEMNIFICATION OF MANAGERS AND OFFICERS	43
7.6	LIMITATION OF REPRESENTATIONS AND WARRANTIES	44
7.7	PLANT CLOSINGS AND MASS LAYOFFS	44
7.8	DOMAIN NAMES; USE OF ACQUIRED TRADEMARKS	44
7.9	EMPLOYEES; BENEFIT PLANS	45
7.10	INTERCOMPANY PAYABLES OR RECEIVABLES	45
7.11	RELEASE	45
7.12	DASH-8	46
7.13	TRANSFER RESTRICTIONS	46
7.14	REGISTRATION RIGHTS	48
7.15	ASSIGNMENT	52
7.16	INVESTIGATION; NO RELIANCE BY SELLERS	52
7.17	LIMITATION OF REPRESENTATIONS AND WARRANTIES	53
7.18	COVENANT NOT TO COMPETE OR SOLICIT BUSINESS; CONFIDENTIAL NATURE OF INFORMATION	53
ARTICLE VIII REMEDIES FOR BREACH OF THIS AGREEMENT		56
8.1	SURVIVAL	56
8.2	INDEMNIFICATION	56
8.3	THIRD PARTY CLAIMS	57
8.4	LIMITATIONS ON INDEMNIFICATION	59
8.5	LIMITATION OF REMEDIES	61
8.6	SPECIFIC PERFORMANCE	61
8.7	PRIORITY	61

ARTICLE IX TAX MATTERS		61
9.1	TAX RETURNS	61
9.2	LIABILITY FOR TAXES	63
9.3	TAX BENEFITS	63
9.4	APPORTIONMENT OF TAXES	63
9.5	COOPERATION	64
9.6	TAX CONTESTS	64
9.7	AMENDED RETURNS	65
9.8	TAX REFUNDS	65
9.9	OTHER TAXES	66
ARTICLE X MISCELLANEOUS		66
10.1	NOTICES	66
10.2	ENTIRE AGREEMENT	67
10.3	AMENDMENT AND WAIVER	67
10.4	BENEFITS; BINDING EFFECT; ASSIGNMENT	67
10.5	NO THIRD PARTY BENEFICIARY; NO BENEFIT PLAN AMENDMENT	67
10.6	SEVERABILITY	67
10.7	EXPENSES	68
10.8	COUNTERPARTS AND DELIVERY	68
10.9	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL	68
10.10	DISCLOSURE SCHEDULES	68

SCHEDULES

Sellers’ Schedule

Schedule 2.2 -	Estimated Purchase Price Calculation Statement
Schedule 2.3 -	Aggregate Cash Purchase Price Allocation
Schedule 2.4 -	Excluded Assets
Schedule 3.2 -	Payment of Closing Indebtedness
Schedule 4.4 -	Approvals; Claims or Legal Proceedings
Schedule 5.3 -	Noncontravention
Schedule 5.4 -	Approvals
Schedule 5.5 -	Ownership of the Equity Interests
Schedule 6.4 -	Noncontravention
Schedule 6.5 -	Approvals
Schedule 6.7 -	Capitalization of the Companies
Schedule 6.9 -	Financial Statements
Schedule 6.10 -	Indebtedness; Undisclosed Liabilities
Schedule 6.11 -	Tangible Personal Property
Schedule 6.12 -	Leased Real Property
Schedule 6.13(a) -	Intellectual Property
Schedule 6.13(b) -	Infringement of Intellectual Property
Schedule 6.14 -	Insurance
Schedule 6.15(a) -	Labor Matters
Schedule 6.15(b) -	Unfair Labor Practices

Schedule 6.15(c) -	Labor Organization Agreements
Schedule 6.15(f) -	Leased Employees and Independent Contractors
Schedule 6.16 -	Permits; Compliance with Law
Schedule 6.17 -	Litigation
Schedule 6.18 -	Employee Benefit Plans; ERISA
Schedule 6.18(d) -	Accelerated Vesting; Non-Deductible Payments
Schedule 6.19 -	Tax Matters
Schedule 6.20 -	Environmental, Health and Safety Matters
Schedule 6.21 -	Material Contracts
Schedule 6.22 -	Transactions with Affiliates
Schedule 6.23 -	Absence of Changes
Schedule 6.25 -	Accounts Receivable; Accounts Payable
Schedule 6.26 -	Aircraft
Schedule 6.27 -	Supplemental Type Certificates
Schedule 6.28 -	FAA Matters

EXHIBITS

Exhibit A -	Net Working Capital Calculation
Exhibit B -	Form of Securityholder Questionnaire

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of July 21, 2023 (the “Effective Date”), by and among Bridger Bighorn, LLC, a Montana limited liability company (“Purchaser”); Robert Eisele (“R. Eisele”), and Christopher Eisele (“C. Eisele”) (collectively “Sellers” and individually a “Seller”); and, solely for the purposes of Article III, Sections 4.8, 7.1, 7.2, 7.12 through 7.20, 9.1, 9.3 through 9.9, and Article X below, Bridger Aerospace Group Holdings, Inc., a Delaware corporation (“BAER”).

RECITALS

A.    Big Horn Airways, Inc., a Wyoming corporation (“Company,” and collectively with any Affiliate that holds assets or operations utilized in the operation of any of the Company’s businesses, including any entity that may own the aircraft utilized in the Company’s business, the “Companies”), is engaged in the business of providing aviation services including air charter, air cargo, aircraft maintenance, avionics, shared aircraft ownership, and aviation fuel (“Aerial Services”).

B.    Sellers own all of the outstanding ownership interests in the Companies (collectively, the “Equity Interests”).

C.    Sellers desire to sell the Equity Interests to Purchaser, and Purchaser desires to purchase the Equity Interests from Sellers, upon the terms and subject to the conditions contained in this Agreement.

AGREEMENT

In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained herein, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms, when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

“Acquired Trademarks” is defined in Section 7.8.

“Adjustment Time” means 11:59 pm (Central time) on the day immediately prior to the Closing.

“Aerial Services” is defined in the recitals.

“Affiliate” means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person; provided that with respect to Purchaser and BAER, Affiliates shall be limited to BAER and its controlled Affiliates and shall not include any direct or indirect equityholder who owns beneficially or of record an interest in BAER, in such equityholder’s capacity as such (for the avoidance of doubt, Blackstone Inc. and its affiliated companies and funds are not Affiliates of BAER or Purchaser). The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock or other equity interests, by contract, credit arrangement or otherwise.

“Affiliated Group” means any affiliated group within the meaning of section 1504 of the Code.

“Aggregate Cash Purchase Price” means an amount equal to the sum of (a) the Cash Price, plus (b) the Closing Indebtedness plus or minus (c) as adjusted following Closing, the amount of the Net Working Capital Adjustment.

“Agreement” is defined in the preamble of this Agreement.

“AICPA” shall mean the Association of International Certified Professional Accountants.

“AICPA Audited Financial Statements” is defined in Section 6.9.

“Aircraft” means the Airframe, the Engines, the Parts, the Ancillary Items, and the Aircraft Documents. The Engines shall be deemed part of the “Aircraft” whether or not from time to time attached to the Airframe or removed from the Airframe.

“Aircraft Documents” means all documents and records pertaining to the Airframe or any Engine, including a current and valid United States Standard Airworthiness Certificate; all logbooks, manuals, maintenance records and overhaul records in the English language; all weight and balance records; all maintenance contracts, computerized maintenance programs, engine programs, avionic programs and warranty contracts; all wiring diagrams, drawings and data; all issued FAA Form 337s; all Certificates; all Aircraft registrations; and any and all other records related to or required to be maintained with respect to the Aircraft.

“Aircraft Specification” means the Aircraft Specification set forth in Schedule 6.26.

“Airframe” means model aircraft and serial number as described in Schedule 6.26, together with any and all Parts incorporated or installed in or attached thereto.

“Allocable Portion” means a percentage based upon the portion of ownership interest in the Companies allocable to each Seller as set forth on the Sellers’ Schedule.

“Ancillary Items” means all engine covers, tool kits, spare parts, loose equipment, and other equipment of whatever nature incorporated in, attached to or associated with the Airframe or the Engines.

“Authority” means any governmental authority, self-regulatory organization, regulatory body, agency, commission, board, bureau, authority, official, court, arbitrator, mediator, tribunal or other instrumentality of the United States or of any foreign, domestic, federal, state, county, city, local or other political subdivision or other governmental division.

“BAER” is defined in the preamble of this Agreement.

“BAER Balance Sheet” is defined in Section 4.8(c).

“BAER Common Stock” means the common stock of BAER, par value $0.0001 per share.

“BAER Forward-Looking Statements” is defined in Section 7.16(a).

“BAER SEC Documents” is defined in Section 4.8(a).

“BAER Share Consideration” is defined in Section 3.3(c).

“Benefit Plans” is defined in Section 6.18(a).

“Business Day” means any day except Saturday, Sunday and any other day on which commercial banks located in Sheridan, Wyoming are authorized or required by Law to be closed for business.

“Cap” is defined in Section 8.4(b).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as may be amended or modified, or any other similar relief in response to the COVID-19 pandemic.

“Cash” means the cash and cash equivalents of the Companies (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements. The term “Cash” does not include customer deposits and other restricted cash.

“Cash Price” is defined within the definition of Purchase Price.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificates” is defined in Section 6.27.

“Citizen of the United States” has the meaning set forth in 49 U.S.C. § 40102(a)(15), as interpreted by DOT.

“Closing” and “Closing Date” are defined in Section 3.1.

“Closing Company Cash” means the combined Cash balances of the Companies, as of the Adjustment Time, plus an amount equal to inbound wires in transit and checks presented by any of the Companies for deposit but not yet credited to deposit accounts and minus an amount equal to outbound wires in transit and checks written by any of the Companies that have not yet been presented for deposit; provided, however, that Closing Company Cash shall exclude (i) any Cash not freely usable because such amounts are subject to restrictions or limitations on use or distribution by Law, Contract or otherwise, and (ii) any amounts collateralizing outstanding letters of credit or performance under Contracts of the Companies.

“Closing Cash Payment” is defined within the definition of Purchase Price.

“Closing Indebtedness” means the combined amount of Indebtedness of the Companies as of the Adjustment Time (other than Indebtedness of any of the Companies with respect to which the obligee is any of the Companies), that is outstanding and not paid as of the Closing, up to a maximum amount of $12,500,000, and which is not included in the calculation of Net Working Capital.

“Closing Net Working Capital” means the amount of the Net Working Capital as of the Adjustment Time, without giving effect to the transactions contemplated hereby.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Companies” and “Company” are defined in the Recitals to this Agreement.

“Company Forward-Looking Statements” is defined in Section 7.4(a).

“Company Intellectual Property” means, collectively, (a) all Owned Intellectual Property, and (b) all Intellectual Property licensed or otherwise used by the Companies.

“Company Transaction Expenses” means (a) all expenses of the Companies (prior to the Closing) and Sellers incurred or to be incurred in connection with the preparation, execution and consummation of this Agreement, the transactions contemplated hereby to be consummated on or before the Closing Date, and the Closing, including fees and expenses of attorneys, financial advisors, accountants and other advisors and service providers (including those costs associated with the preparation of the Companies’ 2022 audit in accordance with AICPA GAAS).

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, dated as of March 13, 2023, between Bridger Aerospace Group, LLC, a Delaware limited liability company an affiliate of Purchaser, and the Company.

“Continuing Employee” is defined in Section 7.9(a).

“Contract” means any contract, lease, license, commitment, undertaking (to the extent such undertaking is enforceable by a third party) or other agreement.

“Damages” means all damages, costs, Taxes, losses, expenses, awards, judgments, liabilities, obligations, deficiencies, fines, sanctions, penalties and interest, assessments and fees (including court costs and reasonable attorneys’ fees and expenses).

“DASH-8” shall mean one (1) De Havilland DHC8-202 aircraft reasonably acceptable to each of the Sellers and the Purchaser (the “DASH-8”).

“DASH-8 Condition Precedent” shall have the meaning ascribed to it in Section 7.12.

“DOT” means the United States Department of Transportation, an agency of the United States Government.

“Effective Date” means July 21, 2023.

“Eisele Indebtedness” means the combined amount of Indebtedness that Chris Eisele owes to the Companies as of the Adjustment Time.

“Employees” means all employees of the Companies, including those not at work by reason of being absent in accordance with policies of the Companies concerning vacation, sick time, personal days, jury or witness duty, disability, military, bereavement or family leave.

“Engines” means model engines bearing manufacturer serial numbers for each Aircraft, as further described in Schedule 6.26, together with any and all Parts incorporated or installed in or attached thereto.

“Environmental, Health and Safety Laws” means all existing and applicable Laws of federal, state and local Authorities concerning pollution or protection of the environment, public health and safety or employee health and safety, including Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as such requirements are enacted and in effect on the Closing Date.

“Equity Interests” is defined in the Recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any other Person under common control with the Companies within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder or under this Agreement or Section 4001 of ERISA.

“ERISA Plan” is defined in Section 6.18(a).

“Estimated Purchase Price Calculation Statement” is defined in Section 2.2.

“FAA” means the Federal Aviation Administration, an operating administration of DOT.

“FAR” means the Aeronautics Regulations of Title 14, Parts 2 and 399 of the United States Code of Federal Regulations, as amended.

“Final Purchase Price Calculation Statement” is defined in Section 3.4(a).

“Financial Statements” is defined in Section 6.9.

“Fraud” means, with respect to a party hereto, actual and intentional common law fraud under the laws of the State of Delaware, by such party with respect to the representations and warranties made by such party pursuant to Article IV, Article V or Article VI, as applicable, which involves a knowing and intentional misrepresentation of a fact material to the transactions contemplated by this Agreement, with the express intent of inducing any other party hereto to enter into this Agreement and upon which such party has relied to its detriment (as opposed to any fraud claim based on constructive knowledge, negligent misrepresentation or similar theory) under applicable Law, and where the party committing such actual fraud has actual knowledge that such representations and warranties were breached when made.

“Fundamental Representations” means the representations and warranties of (i) Purchaser set forth in Sections 4.1 (Organization; Standing; Citizenship), 4.2 (Authority; Authorization; Enforceability), 4.3 (Noncontravention), 4.4 (Approvals; Claims or Legal Proceedings) and 4.5 (Brokers), and (ii) Sellers set forth in Sections 5.1 (Execution and Delivery; Valid and Binding Agreements), 5.2 (Authority; Organization), 5.5 (Ownership of the Equity Interests), 6.1 (Organization; Standing; Citizenship), 6.2 (Authority to Conduct Business), 6.3 (Organizational Documents), 6.6 (Brokers), 6.7 (Capitalization of the Companies), 6.8 (Rights; Warrants or Options), the first sentence of 6.11 (Tangible Personal Property), and 6.22 (Transactions with Affiliates).

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“GAAS” means general accepted auditing standards as in effect in the United States of America from time to time.

“Healthcare Reform Laws” means the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.

“Indebtedness” as applied to any Person means (without duplication) (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (e) all obligations under leases which have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of bankers’ acceptances or letters of credit (but only to the extent drawn), (g) all interest, fees, prepayment premiums and other expenses owed by such Person with respect to any indebtedness, liabilities and/or obligations of any of the types referred to above, (h) declared and unpaid dividends or distributions or amounts owed by the Company to Sellers or their respective Affiliates, (i) obligations of such Person (including payroll Taxes) deferred pursuant to the CARES Act or similar program, (j) liability of such Person for unpaid Pre-Closing Taxes, including Taxes not yet due and payable, and (k) all indebtedness, liabilities and/or obligations of any of the types referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss; provided, however, that Indebtedness does not include any (w) letter of credit, corporate guarantee, pledge, bond or similar arrangement running to the account of or for the benefit of the Companies; (x) any liability included within Net Working Capital; (y) any Company Transaction Expenses; (z) any ordinary course payables or deferred revenue.

“Indemnified Person” is defined in Section.

“Indemnifying Party” is defined in Section 8.3(a).

“Independent Accounting Firm” is defined in Section 3.4(b).

“Insurance Policies” is defined in Section 6.14.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations related to the foregoing, and other works of authorship, including software; (c) trade secrets, confidential know-how, technical information, inventions, discoveries, improvements, methods and processes; (d) patents, statutory invention registrations, and patent applications; (e) internet domain name registrations; (f) supplemental type certificates; and (g) other intellectual property and related proprietary rights, interests, inventions and protections, in each case whether arising under statutory law, common law, or by contract, and whether or not perfected, registered or issued, including all applications, disclosures, registrations, issuances, renewals and extensions with respect thereto.

“Interim Financial Statements” is defined in Section 6.9.

“IRS” means the Internal Revenue Service.

“IT Systems” means all information technology, computers, computer systems and communications systems owned, operated, leased or licensed by any Company.

“Knowledge” means: (a) with respect to Purchaser, the actual knowledge of Timothy P. Sheehy, Rob Mauracher, Steve Zinda, James Muchmore, Eric Gerratt, Sam Davis, and McAndrew Rudisill after reasonable inquiry, and (b) with respect to Sellers, the actual knowledge of R. Eisele, C. Eisele, or Don Parrott after reasonable inquiry.

“Law” means any constitution, treaty, law, statute, code, rule, regulation, requirement, ordinance, common law and any other pronouncement having the effect of Law of any Authority, including any order, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing.

“Leased Real Property” is defined in Section 6.12.

“Liabilities” means all liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any mortgage, lien, pledge, charge, adverse claim, encumbrance or other security interest.

“Lock-Up Period” is defined in Section 7.13(a).

“Material Adverse Effect” means any change or effect that is materially adverse to the financial condition, results of operations, business or assets of, on the one hand, the Companies (taken as a whole) or would materially impair the ability of the Companies (taken as a whole) to own, hold and/or operate their assets or the ability of Sellers to consummate the transactions contemplated hereby, or on the other hand, of BAER or which would materially impair the ability of BAER (taken as a whole) to own, hold, and/or operate its assets or its ability to consummate the transactions contemplated hereby, as applicable; provided, however, that none of the following shall be deemed to constitute, and none of the following (or the effects thereof) shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect arising from or relating to (i) general business or economic conditions not peculiar to the Companies or BAER, as applicable, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, including any such attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) changes in Laws, (vi) the negotiation, execution and delivery of this Agreement, the identity or business plans of Purchaser or its Affiliates, or the announcement or consummation of the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, (vii) any pandemic or other health emergency, as designated by any department or agency of the United States government or by the World Health Organization, or (viii) the taking of any action contemplated by this Agreement or any of the other Transaction Documents; and (b) any adverse change in or effect on the business that is timely cured by the Companies and Sellers, or by BAER, as applicable.

“Material Contract” means any Contract or group of related contracts (including any amendments thereto), for which the underlying term (if any) has not expired, and to which any of the Companies is a party and which:

(a)    relates to Indebtedness or is a letter of credit or similar arrangement running to the account of or for the benefit of any Company;

(b)    relates to the purchase or sale of materials, supplies, merchandise, machinery, equipment or parts (excluding contracts made in the Ordinary Course of business or that do not require expenditures or result in sales in excess of $50,000 annually);

(c)     is an employment, severance or consulting agreement between any of the Companies and any of its respective officers, managers, or other employees or consultants of such Company who are entitled to compensation thereunder in excess of $50,000 per year;

(d)    is a Contract relating to the lease, rental or use of real property, aircraft, equipment, vehicles, other personal property or fixtures, except for any Contract with another Company or any Contract individually involving payment of aggregate annual rentals or sums of less than $100,000;

(e)    is a Contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of any real property, in each case requiring aggregate payments in excess of $1,000,000;

(f)    is a collective bargaining agreement with any labor organization, union or association to which any of the Companies is a party;

(g)    is an agreement with any Seller or any of its Affiliates (other than another Company);

(h)    is a Contract with any current or former Employee, officer, manager, director or Affiliate of any of the Companies;

(i)    is a Contract that requires any of the Companies to make any payment to any Person or to extend any benefits to any Person as a result of the transactions contemplated by this Agreement;

(j)    is a Contract for any settlement agreement in respect of an audit, examination, action, suit, claim, charge, complaint, review, investigation or administrative or arbitration proceeding in an amount in excess of $10,000;

(k)    is a Contract providing for retention, employment other than on an “at-will” basis, any equity or quasi-equity incentives or awards, other terms of employment that may not be modified or terminated by any Company without penalty or obligation, or change in control or other similar payments;

(l)    is a Contract with an independent contractor that has provided labor or related services to any of the Companies and who have received compensation of at least $25,000;

(m)    is a Contract with a temporary staffing agency that has provided workers to any of the Companies;

(n)    is a Contract that limits or purport to limit the ability of any Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(o)    is a Contract to which any Company is a party that provides for any joint venture, partnership or similar arrangement involving any Company;

(p)     is a Contract that grants any Person a power of attorney or similar grant of agency executed by any of the Companies (other than any Contract executed by any of the Companies that grants such power of attorney or agency to another of the Companies); or

(q)    is a Contract pursuant to which any Company is a supplier of Aerial Services to any Person or Authority.

“Materials of Environmental Concern” means any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substance as defined by 42 U.S.C. section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. section 9601(33), any toxic substance, oil or hazardous material, or any other chemical or substance regulated by any Environmental, Health and Safety Laws.

“Most Recent Balance Sheet” is defined in Section 6.9.

“Multiemployer Plan” has the meaning set forth in ERISA section 3(37).

“Net Working Capital” means the difference between (a) all current assets of the Companies and (b) all current liabilities of the Companies, in each case, calculated in accordance with GAAP, as of the Adjustment Time. Attached hereto as Exhibit A, for illustrative purposes only, is the calculation of Net Working Capital as if Closing had occurred on June 30, 2023; the actual Net Working Capital calculation will be prepared in a manner consistent with such Exhibit A, including with respect to the asset and liability line items included and the methodologies of preparation. For the avoidance of doubt, Net Working Capital shall not include any amounts included in Closing Company Cash, Closing Indebtedness or Company Transaction Expenses.

“Net Working Capital Adjustment” means (a) if the amount of the Closing Net Working Capital is less than the Target Net Working Capital, a reduction to the Aggregate Cash Purchase Price equal to the amount of such deficiency; and (b) if the amount of the Closing Net Working Capital is greater than the Target Net Working Capital, an increase to the Aggregate Cash Purchase Price equal to the amount of such excess.

“Non-ERISA Plan” is defined in Section 6.18(a).

“Ordinary Course of Business” means the ordinary course of business of the Companies consistent with the past custom and practice of the Companies in the operation of their respective businesses.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the certificate of formation or articles of organization and the operating or limited liability company agreement of a limited liability company, (c) the agreement of general or limited partnership of a partnership, (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (e) any amendment to or restatement of any of the foregoing.

“Owned Intellectual Property” means all Intellectual Property owned, purported to be owned, or held for use by the Companies.

“Parts” means all appliances, components, parts, avionics, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines or engines) incorporated or installed in or attached to or associated with the Airframes or the Engines in an AS-IS WHERE-IS condition whether serviceable or unserviceable.

“PCAOB” shall mean the Public Company Accounting Oversight Board.

“Permits” means all governmental licenses, permits, approvals, registrations, certificates, exemptions, operations specifications, deviations, consents, bonds, authorizations and qualification filings with all Authorities in connection with the operation of the business or ownership of the assets of any of the Companies, including those required by FAA, the Transportation Security Administration, the Federal Communications Commission, the Department of Agriculture, Customs and Border Protection, any foreign civil aviation authority and any other U.S. (federal, state or local) or foreign Authority with jurisdiction over the Companies.

“Permitted Liens” means (a) Liens set forth on Schedule 6.11 or noted in the Financial Statements, (b) Liens for Taxes, assessments and other governmental charges that are not yet due and payable, (c) easements, covenants, conditions and restrictions, whether or not of record, as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the business of the Companies (taken as a whole), (d) any zoning or other governmentally established restrictions or encumbrances, (e) pledges or deposits to secure obligations under workers’ or unemployment compensation Laws or similar legislation or to secure public or statutory obligations, and (f) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising or incurred in the Ordinary Course of Business securing amounts which are not overdue.

“Permitted Transferee” is defined in Section 7.13(c).

“Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, other entity, trust or government, or any agency or political subdivision of any government.

“Post-Closing Cash Payment” is defined within the definition of Purchase Price.

“Post-Closing Tax Period” means any Tax Period (or portion thereof) beginning after the Closing Date.

“Pre-Closing Straddle Period” is defined in Section 9.4(a).

“Pre-Closing Tax Period” means any Tax Period (or portion thereof) ending on or before the Closing Date.

“Pre-Closing Taxes” means any and all (a) Taxes of any Company for any Pre-Closing Tax Period (in the case of any Straddle Period, determined in accordance with Section 9.4); (b) Taxes of any Seller; (c) Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company is or was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury Regulations (or any analogous or similar state, local, or non-U.S. Law); (d) Taxes of any Person (other than any Company) imposed on any Company as a transferee or successor, by contract, pursuant to any Law or otherwise, as a result of an event or transaction occurring, or contract entered into, before the Closing; (e) Taxes resulting from the transactions contemplated hereby; and (f) Taxes relating to any items disclosed with respect to Section 6.19(k).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, inter alia, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement any by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Price” means Twenty Six Million Seven Hundred Fifty Thousand and No/100 Dollars ($26,750,000.00) consisting of (a) Eight Million and No/100 Dollars ($8,000,000.00) cash due at Closing (the “Closing Cash Payment”), (b) Four Million and No/100 Dollars ($4,000,000.00) cash due after Closing in accordance with Section 3.4(d) (the “Post-Closing Cash Payment” and collectively with the Closing Cash Payment and Post Closing Cash Payment, the “Cash Price”), plus (c) the BAER Share Consideration, and plus (d) payment of the Closing Indebtedness under Section 3.2.

“Purchase Price Allocation” is defined in Section 2.3.

“Purchaser” is defined in the preamble of this Agreement.

“Purchaser Benefit Plans” is defined in Section 7.9(b).

“Purchaser Indemnitee(s)” means Purchaser and its Affiliates and their respective officers and directors and, following the Closing, the Companies and each of their respective directors, managers, officers and employees, and successors and permitted assigns, as the case may be.

“Purchaser’s Calculations” is defined in Section 3.4(a).

“Realty Lease” is defined in Section 6.12(a).

“Registrable Securities” is defined in Section 7.14(b).

“Registration Statement” means any registration statement of Purchaser (or any successor entity thereof), including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Regulation S-X Compliant Financial Statements” shall mean financial statements (including notes and additional schedules, if applicable) of Big Horn Airways, Inc as of December 31, 2022, which are in compliance with Securities and Exchange Commission Regulation S-X under the Securities Act.

“Released Claims” is defined in Section 7.11(a).

“Released Party” is defined in Section 7.11(a).

“Releasing Party” is defined in Section 7.11(a).

“Remaining Disputed Items” is defined in Section 3.4(b).

“Representative(s)” of any Seller, any Company, Purchaser or BAER shall mean such Person’s respective officers, directors, managers, employees, partners, investment bankers, consultants, attorneys, accountants, agents and other representatives.

“Required Consents” is defined in Section 6.5.

“Restricted Securities” is defined in Section 7.13(a).

“Return(s)” means any return, declaration (including any declaration of estimated Taxes), report, claim for refund, or information return or statement relating to Taxes with respect to any income, assets or properties of the Companies, including any schedule, attachment or amendment thereto.

“Rule 144” is defined in Section 7.14(b).

“Rule 415” is defined in Section 7.14(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securityholder Questionnaires” is defined in Section 3.3(c)(ii)(E).

“Seller(s)” is defined in the preamble of this Agreement.

“Seller Indemnitee(s)” means Sellers and their Affiliates and their respective successors and permitted assigns, as the case may be.

“Sellers’ Calculations” is defined in Section 3.4(b).

“Sellers’ Schedule” means the Sellers’ Schedule attached hereto.

“Straddle Period” is defined in Section 9.2.

“Survival Date” shall mean the dates on which the representations, warranties, covenants and agreements of the parties hereto set forth in this Agreement expire as specified in Section 8.1.

“Suspension Event” is defined in Section 7.14(d).

“Target Net Working Capital” means the amount of $3,900,000.

“Tax(es)” means (a) any and all federal, state, local and foreign taxes (including income or profits taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, value added taxes, employment and payroll-related taxes, property taxes, business license taxes, occupation taxes, unclaimed property and escheat assessments, import duties and other governmental charges and assessments, but excluding any applicable transfer taxes, which shall be split evenly between Purchaser and Sellers), of any kind whatsoever, including interest, additions to tax and penalties with respect thereto, (b) liability for any such item described in clause (a) that is imposed by reason of U.S. Treasury Regulation section 1.1502-6 or similar provisions of Law, and (c) liability for any such item described in clause (a) imposed on any transferee or indemnitor, by contract (other than ordinary course business contracts the primary purpose of which is unrelated to the allocation or responsibility of Taxes) or otherwise.

“Tax Authority” means any federal, state, local, or foreign Tax service, agency, office, commission, department, bureau or similar organization, including any court, tribunal, or similar judicial agency, with regulatory authority to assess, assert or otherwise impose Tax adjustments or collect unpaid Taxes of any Person.

“Tax Benefits” means all federal, state, provincial, local, foreign or other income Tax losses, deductions, expenses or similar items incurred or deductible by any of the Companies as a result of, in connection with or in anticipation of the transactions contemplated by this Agreement, including losses, deductions, expenses or similar items related to: (a) the vesting or exercise of, or payments with respect to, any equity-based compensation arrangements; (b) the payment of any similar compensatory amounts, to employees or other service providers to the Companies; (c) the acceleration of deferred financing fees related to the repayment of Indebtedness; and (d) the payment of any fees or other expenses associated with the transactions contemplated by this Agreement or any of the other Transaction Documents that are not required to be capitalized.

“Tax Claim” is defined in Section 9.6(a).

“Tax Contest” is defined in Section 9.6(b).

“Tax Period” means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period, e.g., a quarter) with respect to which any Tax may be imposed under any applicable Law.

“Third Party Claim” is defined in Section 8.3(a).

“Transaction Documents” means this Agreement (including the schedules and exhibits hereto), any agreement addressing the DASH-8 Condition Precedent, and any agreement relating to the sale of the BAER Common Stock referred to in Section 7.14.

“Transfer Tax” is defined in Section 9.9.

“VAT” means any value added or similar Tax.

1.2    Interpretation. As used in this Agreement, the word “including” means including without limitation, the word “or” is not exclusive and the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and the like refer to this Agreement as a whole. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. Unless the context otherwise requires, references herein to: (a) Articles, Sections, Schedules and Exhibits mean the Articles and Sections of and the Schedules and Exhibits to this Agreement, (b) an agreement, instrument or document means such agreement, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement, and (c) a statute means such statute as amended from time to time and includes any successor legislation thereto. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the Companies’ industry or in general commercial usage). The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. All references to dollars (or the symbol “$”) contained herein shall be deemed to refer to United States dollars.

ARTICLE II

PURCHASE AND SALE OF EQUITY INTERESTS

2.1    Purchase and Sale of Equity Interests. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Purchaser, and Purchaser shall purchase from Sellers, the Equity Interests.

2.2    Estimated Purchase Price Calculation Statement. Not later than three (3) Business Days prior to the Closing, the Sellers shall deliver to Purchaser a written statement (the “Estimated Purchase Price Calculation Statement”) setting forth (a) Sellers’ good faith estimate (as of the Closing Date) of (i) the Cash Price, (ii) the amount of the Closing Indebtedness, and (iii) the amount of the Closing Net Working Capital and the Net Working Capital Adjustment

calculated by reference thereto, and (b) the calculation of the estimated Aggregate Cash Purchase Price based thereon. Schedule 2.2 sets forth the format for the calculation of the amounts described in this Section 2.2 and the payments to be made pursuant to Section 3.3(b).

2.3    Purchase Price Allocation. The portion of the Purchase Price paid to Sellers and any other amounts, in each case to the extent treated as consideration paid to Sellers for U.S. federal income Tax purposes, shall be allocated among Sellers as set forth on the Sellers’ Schedule as set forth on Schedule 2.3 (the “Purchase Price Allocation”), provided, however, that the portion of the Purchase Price consisting of payment of the Closing Indebtedness under Section 3.2 is not being paid to, and shall not be treated or reported for income Tax purposes as consideration paid to, the Sellers, except to the extent required by applicable Laws. Any adjustments to the consideration payable hereunder shall be allocated in a manner consistent with the Purchase Price Allocation. The Purchase Price Allocation shall be binding on Purchaser and Sellers, and Purchaser and Sellers shall report, act and file Returns in all respects and for all purposes consistent with the Purchase Price Allocation, except to the extent required by a final determination within the meaning of Code section 1313(a) or any comparable provision of state or local law.

2.4    Excluded Assets. There shall be excluded from this transaction, and the Company shall transfer to the Sellers (or on their behalf) prior to Closing, and Purchaser shall not have or receive any right, title, and interest in and to, the vehicles, machines, materials, and equipment listed on Schedule 2.4 (the “Excluded Assets”).

ARTICLE III

CLOSING; POST-CLOSING PURCHASE PRICE TRUE-UP

3.1    Closing. Subject to the satisfaction or waiver by the applicable parties of the conditions to Closing set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date to be mutually agreed upon by Purchaser and the Sellers, which date shall be no later than 5:00 p.m. Mountain Time on September 22, 2023 (the “Closing Date”), unless otherwise extended pursuant to the terms and conditions of this Agreement. Except as otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

3.2    Payment of Closing Indebtedness. At the Closing, Purchaser shall pay and discharge (or cause to be paid and discharged), on behalf of the Companies, all Closing Indebtedness by wire transfer of immediately available funds pursuant to written instructions provided to Purchaser by the Sellers concurrently with the delivery of the Estimated Purchase Price Calculation Statement. On or before the Closing Date, the Sellers will provide Purchaser with customary pay-off letters from all holders of Closing Indebtedness to be so paid and will make arrangements reasonably satisfactory to Purchaser for such holders to provide to Purchaser recordable form Lien releases and other documents reasonably requested by Purchaser simultaneously with or promptly following the Closing. The parties hereto acknowledge that the Company Transaction Expenses are obligations of the Companies and the Sellers, as the case may be, incurred on, before or after the Closing Date, and nothing in this Agreement shall be deemed to make them obligations of Purchaser.

3.3    Closing Transactions.

(a)    Delivery of Equity Interests. At the Closing, Sellers shall deliver to Purchaser, free and clear of any Lien, duly executed assignments of the Equity Interests (none of which are certificated) in forms reasonably satisfactory to Purchaser.

(b)    Cash Funds Flow at Closing. At the Closing, Purchaser shall pay or cause to be paid the following portions of the Purchase Price:

(i)    the amount of the estimated cash to be paid to Sellers at Closing, consisting of (A) the Closing Cash Payment, plus or minus (B) the amount of the Net Working Capital Adjustment, in the amounts set forth on the Sellers’ Schedule, to be paid by wire transfer of immediately available funds to the accounts designated by the Sellers and verified with the indicated financial institutions, as appropriate pursuant to the definition of the Purchase Price and the other defined terms related thereto; and

(ii)    the Closing Indebtedness, pursuant to Section 3.2.

(c)    Other Closing Deliveries.

(i)    By BAER. At the Closing, BAER shall issue the number of shares of BAER Common Stock equal to the quotient of (x) $14,750,000.00 divided by (y) the volume weighted average price per share of BAER Common Stock as reported on the Nasdaq for the sixty (60) days consisting of: the thirty (30) consecutive trading days ending on the trading day immediately preceding the Effective Date, and the thirty (30) consecutive trading days beginning on the Effective Date (adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events) rounded down to the nearest whole share (the “BAER Share Consideration”) to the Sellers in the amounts set forth on the Sellers’ Schedule, which shares shall be subject to the transfer restrictions set forth in Section 7.13.

(ii)    By Sellers. At the Closing, Sellers shall deliver the following:

(A)    Sellers shall deliver to Purchaser recordable Lien releases with respect to any outstanding Liens or UCC filings against or relating to (i) the Equity Interests, or (ii) any assets of the Companies (other than any Permitted Liens and with respect to any Excluded Assets).

(B)    Sellers shall deliver to Purchaser written confirmation that neither Companies nor Sellers have transferred, swept or otherwise distributed the Closing Company Cash to Sellers, that the treatment of the Closing Company Cash remains consistent with the customary past practices of the Companies, and, other than the transfer of the (i) Excluded Assets to Sellers pursuant to Section 2.4, and (ii) Eisele Indebtedness pursuant to Section 7.22, no dividends (consisting of Closing Company Cash) have been declared and/or paid by the Company between the Effective Date and Closing.

(C)    Sellers shall deliver to Purchaser a completed and executed IRS Form W-9 with respect to each Seller (or if such Seller is a disregarded entity, then of its regarded owner) dated as of the Closing Date.

(D)    Sellers shall deliver to Purchaser a written report confirming, to Purchaser’s reasonable satisfaction, enrollment in programs (e.g., engines, avionics, CMP, MSP, etc.), and all other subscriptions and programs for the Aircraft paid current and up-to-date as of the Closing Date.

(E)    Sellers shall deliver to Purchaser such other documents as Purchaser may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

(F)    Sellers shall deliver to Purchaser a duly completed and executed Securityholder Questionnaire, in the form attached hereto as Exhibit C, for each Seller, and such Securityholder Questionnaires shall confirm each such Person’s status as an Accredited Investor (the “Securityholder Questionnaires”).

(G)    Sellers shall deliver evidence that prior to Closing the Company has distributed and assigned the Eisele Indebtedness to the Sellers according to their Allocable Portions, according to Section 7.22.

(iii)    By Purchaser.

(A)    Purchaser shall deliver to Sellers such other documents as the Sellers may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

3.4    Post-Closing Purchase Price True-Up.

(a)    Final Purchase Price Calculation Statement. Within 60 days after Purchaser’s receipt of the AICPA Audited Financial Statements, Purchaser shall prepare, at Purchaser’s expense, and deliver to the Sellers, a written statement setting forth Purchaser’s calculations of the amount of (i) the Closing Company Cash, (ii) the Closing Indebtedness, and (iii) the Closing Net Working Capital and the Net Working Capital Adjustment calculated by reference thereto (the “Final Purchase Price Calculation Statement”), which calculations shall be made, as applicable, in accordance with the Closing Net Working Capital delivered by the Sellers pursuant to Section 2.2 and the definition of Net Working Capital (“Purchaser’s Calculations”). The Final Purchase Price Calculation Statement shall contain a recalculation of the Aggregate Cash Purchase Price based on Purchaser’s Calculations. In the event that the Final Purchase Price Calculation Statement determined by Purchaser results in an adjustment of $250,000 or less (regardless of whether the difference is positive or negative), when compared with the Estimated Purchase Price Calculation Statement determined by Sellers, then the parties hereto agree that the Final Purchase Price Calculation Statement shall be the final determination between the parties, and no adjustment between the parties shall be made pursuant to this Section 3.4.

(b)    Disputes as to Purchase Price Calculations. In the event that the resulting adjustment under (a) above is greater than $250,000, then within 30 days after receipt of the Final Purchase Price Calculation Statement, the Sellers’ shall notify Purchaser in writing of their agreement or disagreement with the Final Purchase Price Calculation Statement and any of Purchaser’s Calculations (and, during such 30-day period, Purchaser shall grant to the Sellers and their accountants reasonable access to all work papers, facilities, schedules and calculations used in the preparation of the Final Purchase Price Calculation Statement and/or Purchaser’s Calculations). If the Sellers dispute any aspect of the Final Purchase Price Calculation Statement or any of Purchaser’s Calculations, the Sellers shall so notify Purchaser within such 30-day period, and the Sellers shall have the right, and shall have the right to direct their accountants, to review and verify the accuracy of the Final Purchase Price Calculation Statement. If the Sellers do not notify Purchaser of their dispute with respect to any aspect of the Final Purchase Price Calculation Statement or any of Purchaser’s Calculations within such 30-day period, then the Final Purchase Price Calculation Statement and Purchaser’s Calculations set forth therein shall be conclusive and binding upon Purchaser and Sellers. In the event of a dispute, the Sellers and, at their option, their accountants shall complete their review and verification of the Final Purchase Price Calculation Statement within 30 days after the Sellers’ receipt thereof and, if the Sellers or their accountants, after such review and verification, still disagree with Purchaser’s Calculations, the Sellers shall submit their proposed alternative calculations of the amount of the Closing Net Working Capital and the Net Working Capital Adjustment calculated by reference thereto and the Aggregate Cash Purchase Price and the other components thereof (“Sellers’ Calculations”) to Purchaser in writing within 30 days after the Sellers’s receipt of the Final Purchase Price Calculation Statement. If Purchaser does not reject Sellers’ Calculations by written notice given to the Sellers within 30 days after Purchaser’s receipt of Sellers’ Calculations, then the Final Purchase Price Calculation Statement and Purchaser’s Calculations contained therein, as modified by Sellers’ Calculations, shall be conclusive and binding upon Purchaser and Sellers. If Purchaser rejects Sellers’ Calculations by written notice given to the Sellers within 30 days after Purchaser’s receipt of Sellers’ Calculations, then, at the request of either Purchaser or the Sellers, the Sellers and Purchaser shall select a mutually acceptable and nationally recognized independent accounting firm (the “Independent Accounting Firm”) to resolve the remaining disputed items (the “Remaining Disputed Items”) by conducting the Independent Accounting Firm’s own review and verification of the Final Purchase Price Calculation Statement, and thereafter selecting either Sellers’ Calculations of the Remaining Disputed Items or Purchaser’s Calculations of the Remaining Disputed Items or an amount in between the two. Sellers and Purchaser shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm. Purchaser and the Sellers shall execute, if requested by the Independent Accounting Firm, an engagement letter containing reasonable and customary terms. Sellers (in accordance with their respective Allocable Portions) and Purchaser shall each pay their own costs and expenses incurred under this Section 3.4(b). The costs and expenses of the Independent Accounting Firm shall be borne by Sellers (in the aggregate and which amount shall be paid in accordance with Sellers’ respective Allocable Portions) and Purchaser in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation between Sellers and Purchaser shall be calculated on an aggregate basis based on the relative dollar values of the Remaining Disputed Items as originally submitted to the Independent Accounting Firm by Sellers and Purchaser, and shall be determined by the Independent Accounting Firm at the time the determination is rendered on the merits of the Remaining Disputed Items submitted to the Independent Accounting Firm. For example, if the Remaining Disputed Items total an amount equal to $1,000 and the Independent Accounting Firm awards $600 in favor of Sellers’ position, 60% of the costs of its review would be borne by Purchaser and 40% of the costs would be borne by Sellers.

(c)     Payment After Recalculation. Upon the final determination, in accordance with Section 3.4(b), of the Final Purchase Price Calculation Statement and the final calculations of the amounts of the Closing Net Working Capital and the Net Working Capital Adjustment calculated by reference thereto, the Aggregate Cash Purchase Price shall be recalculated using such finally determined amounts in lieu of the estimates of such amounts used in the calculation of the estimated Aggregate Cash Purchase Price calculated at or before the Closing.

(i)    If the Aggregate Cash Purchase Price, as recalculated pursuant to this Section 3.4(c), is greater than such estimated Aggregate Cash Purchase Price set forth on the Estimated Purchase Price Calculation Statement, then pursuant to Section 3.4(d) Purchaser shall pay or cause to be paid to the Sellers the amount of any such excess, for distribution to Sellers in accordance with their respective Allocable Portions thereof.

(ii)    If the Aggregate Cash Purchase Price, as recalculated pursuant to this Section 3.4(c), is less than such estimated Aggregate Cash Purchase Price as set forth on the Estimated Purchase Price Calculation Statement, then pursuant to Section 3.4(d) the Post Closing Cash Payment shall be reduced by the amount of such deficiency; provided, that, if the deficiency is greater than the Post Closing Cash Payment then Sellers shall, in accordance with their respective Allocable Portions, pay or cause to be paid to Purchaser the amount of such deficiency by wire transfer of immediately available funds.

(d)    Post-Closing Payment. On or before January 31, 2024, or upon final settlement of any Remaining Disputed Items or disputes arising under Article VIII hereto (but only to the extent such dispute(s) have been properly brought prior to January 31, 2024, and then only to the extent of the claimed amount of any such properly brought dispute), whichever is later, Purchaser shall pay or cause to be paid the Post Closing Cash Payment, plus any excess amounts calculated pursuant to Section 3.4(c)(i) or less any deficiencies calculated pursuant to Section 3.4(c)(ii), as applicable, to Sellers in the amounts set forth on the Sellers’ Schedule, by wire transfer of immediately available funds to the accounts designated by the Sellers. Any adjustments made pursuant to Section 3.4(c) shall be deemed to be adjustments to the Aggregate Cash Purchase Price for all purposes, including Tax purposes.

3.5    Withholding Taxes. Purchaser, Purchaser’s Affiliates, the Companies, and any other applicable payor will be entitled to deduct and withhold from any payments made hereunder such amounts as are required to be deducted and withheld with respect to such payments under the Code or any other provision of applicable Law. To the extent any such amounts are withheld and appropriately remitted to the applicable Authority, the withheld amounts shall be treated for purposes of this Agreement as paid to the Person with respect to which such deduction and withholding was made.

3.6    Closing Conditions. (a) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met, in each case as determined by Purchaser in its sole and absolute discretion:

(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of Sellers and the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of the Companies and Sellers required to be performed at or prior to the Closing Date, whether under this Agreement or the other Transaction Documents, shall have been performed in all material respects, including but not limited the obligations set forth in Section 3.3(c)(ii);

(iii)    the DASH-8 Condition Precedent shall have been satisfied;

(iv)    the Company shall have completed and updated the Schedules identified in this Agreement through the Closing Date, in a manner determined by the Company, and Purchaser shall not have terminated this Agreement pursuant to Section 7.20;

(v)    the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that could not reasonably be expected to have a Material Adverse Effect;

(vi)    no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents; and

(vii)    there shall have been no Material Adverse Effect with respect to the Companies since the date hereof.

(b)    The respective obligations of the Companies and the Sellers hereunder in connection with the Closing are subject to the following conditions being met, in each case as determined by Companies and Sellers in their sole and absolute discretion:

(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)    the delivery by Purchaser of the items set forth in Section 3.3 of this Agreement;

(iv)    there shall have been no Material Adverse Effect with respect to BAER since the date hereof;

(v)    the DASH-8 Condition Precedent shall have been satisfied;

(vi)    the Sellers shall have executed a reasonably acceptable agreement relating to the sale of the BAER Common Stock referred to in Section 7.14;

(vii)    the Purchaser shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that could not reasonably be expected to have a Material Adverse Effect; and

(viii)    no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(c) The parties hereto will work collaboratively in good faith to complete and finalize the (A) the Regulation S-X Compliant Financial Statements, and (B) the audit of the Company’s financial statements, without the occurrence of a related Material Adverse Effect thereon, by the Closing Date, provided however that the completion of the (A) the Regulation S-X Compliant Financial Statements, and (B) the audit of the Company’s financial statements, without the occurrence of a related Material Adverse Effect thereon, shall not be a closing condition, and if these tasks are not completed prior to Closing, then they shall be completed after Closing pursuant to Section 6.9 herein.

3.7    Termination of Agreement. (a) The parties hereto will have the rights and remedies with respect to the termination or enforcement of this Agreement that are set forth in this section. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing by prompt notice given in accordance with Section 10.1:

(a)    by the mutual written consent of Purchaser and Sellers;

(b)    by Purchaser if the Closing has not occurred at or before 11:59 p.m. Mountain time on the Closing Date, provided that if Purchaser has not closed the transactions hereunder and made the Closing Cash Payment by the Closing Date, then such date shall be automatically extended to December 31, 2023, and if Purchaser has not closed the transactions contemplated hereby on or before January 31, 2024, then this Agreement shall terminate automatically, in which case Purchaser shall promptly reimburse Sellers for all of their Company Transaction Expenses, and all of the other obligations of the parties hereunder will cease, except as otherwise set forth in this Section 3.7;

(c)    by Purchaser, if any of the representations or warranties of the Company or the Sellers set forth in Article V or Article VI, respectively, are not accurate, or the Company and Sellers have failed to perform any covenant or agreement on the part of the Company and or Sellers set forth herein (including an obligation to consummate the Closing), in either case such that the conditions to the Closing set forth in Section 3.6(a) not capable of being satisfied as of the Closing and the breach or breaches causing such representations or warranties not to be accurate, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty Business Days after written notice thereof is delivered to the Company and Sellers; provided that Purchaser is not then in breach hereof such as would cause the condition to the Closing set forth in Section 3.6(a) to not be satisfied as of the Closing;

(d)    by the Company and Sellers, if any of the representations or warranties of Purchaser of BAER set forth in Article IV are not accurate, or if Purchaser or BAER has failed to perform any covenant or agreement on the part of Purchaser or BAER set forth herein (including an obligation to consummate the Closing), in either case such that the conditions to the Closing set forth in Section 3.6(b) are not capable of being satisfied as of the Closing and the breach or breaches causing such representations or warranties not to be accurate, or the failures to perform any covenant or agreement, as applicable, are not cured within twenty Business Days after written notice thereof is delivered to Purchaser or BAER; provided that the Company and Sellers are not then in breach hereof such as would cause the condition to the Closing set forth in Section 3.6(b) from being satisfied as of the Closing; and

(e)    by the Purchaser, pursuant to the terms set forth in Section 7.20.

(b)    In the event of termination of this Agreement by Purchaser or the Sellers and the Company as provided above, other than Purchaser’s obligations set forth in Section 3.7(b) above, the provisions of this Agreement shall immediately become void and of no further force or effect, and absent a breach of this Agreement prior to such termination, for which the breaching party shall not be relieved of any liability therefor, there shall be no liability or obligation on part of any of Purchaser and BAER, or the Company and the Sellers, to one another with respect to this Agreement. The provisions of Sections 7.19, Article VIII, and Article X shall survive termination of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND BAER

To induce Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser and BAER (but only as to Section 4.8) hereby represents and warrants to Sellers as follows:

4.1    Organization; Standing; Citizenship. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Montana. Purchaser is not in default under or in violation of its Organizational Documents. Purchaser is a Citizen of the United States.

4.2    Authority; Authorization; Enforceability. Purchaser has the requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and under each such other Transaction Document, and to consummate the transactions contemplated by this Agreement and each such other Transaction Document. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action on the part of Purchaser. This Agreement and each other Transaction Document to which Purchaser is a party are, or upon their execution and delivery will be, assuming due authorization and execution by Sellers, valid and binding obligations of Purchaser enforceable against it in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar Laws affecting creditors’ rights generally and by general principles of equity.

4.3    Noncontravention. Neither the execution, delivery or performance by Purchaser of this Agreement or any other Transaction Document to which it is a party, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any of the provisions hereof or thereof, will (a) violate, or result in the violation of, the Organizational Documents of Purchaser or any resolutions adopted by the members, stockholders, board of directors, board of managers, partners or other governing body of Purchaser, (b) violate any Law, order, judgment, injunction, stipulation, award or decree of any Authority, in each case applicable to Purchaser or its assets or properties, or (c) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Purchaser pursuant to, any instrument or agreement to which Purchaser is a party or by which Purchaser or its properties may be bound or affected, except, in each case, where the violation, conflict, breach, default or failure to obtain consent would not reasonably be expected to have a Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

4.4    Approvals; Claims or Legal Proceedings. Except as set forth on Schedule 4.4, or except as would materially affect the Purchaser’s ability to consummate the transactions under this Agreement, (a) no filing with, and no permit, authorization, consent or approval of, any Authority or other Person is necessary for the consummation by Purchaser of the transactions contemplated hereby; and (b) there are no actions, suits, claims or proceedings which are pending or, to the Knowledge of Purchaser, threatened against Purchaser, and there are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority against Purchaser, or any of its assets or properties, which prohibit or enjoin the consummation of, or adversely affect Purchaser’s ability to timely consummate, the transactions contemplated hereby.

4.5    Brokers. Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.6    Securities Act. Purchaser is an Accredited Investor and is acquiring the Equity Interests hereunder solely for the purpose of investment and not with a view to, or in connection with, any distribution or resale thereof in violation of the Securities Act or any applicable state securities Law. Purchaser acknowledges that the Equity Interests are not registered under the Securities Act or any applicable state securities Law, and that the Equity Interests may not be sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities Laws, as applicable, and Purchaser is prepared to hold the Equity Interests indefinitely and has no expectation of an opportunity to sell being made available.

4.7    Availability of Funds. As of the Closing Purchaser will have sufficient funds to enable it to pay the full Aggregate Cash Purchase Price and to make the other payments payable at the Closing hereunder, and to make all other necessary payments by it in connection with the transactions contemplated hereby. Immediately following the Closing, Purchaser will be solvent, and will have sufficient funds to provide for its operations and pay its debts and obligations as they come due, including with respect to the Post Closing Cash Payment.

4.8    SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)    BAER has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 24, 2023 (the “BAER SEC Documents”). True and complete copies of all the BAER SEC Documents are publicly available on EDGAR, other than any correspondences to the SEC, to the extent such filings are not publicly available as of the date hereof. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the BAER SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act, and the Sarbanes-Oxley Act of 2002, and the rules and regulations of the SEC thereunder applicable to such BAER SEC Documents. None of the BAER SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of BAER, none of the BAER SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the BAER SEC Documents. None of BAER’s subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither BAER nor any of its subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Authority.

(b)    Each of the consolidated financial statements of BAER (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the BAER SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in accordance with GAAP in all material respects the consolidated financial position and the results of operations and cash flows of BAER and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC.

(c)    The unaudited condensed consolidated balance sheet as of March 31, 2023 included in BAER’s Quarterly Report on Form 10-Q filed by BAER on May 12, 2023 is hereinafter referred to as the “BAER Balance Sheet.” Neither BAER nor any of its subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the BAER Balance Sheet; (ii) were incurred since the date of the BAER Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on BAER and its subsidiaries, taken as a whole.

(d)    BAER is in compliance in all material respects with all of the applicable listing and corporate governance rules of the Nasdaq.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller, solely for itself, represents and warrants to Purchaser and BAER as follows:

5.1    Execution and Delivery; Valid and Binding Agreements. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization and execution by Purchaser, constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar Laws affecting creditors’ rights generally and by general principles of equity.

5.2    Authority; Organization. Such Seller has all requisite limited liability company power and authority and to execute and deliver this Agreement and the other Transaction Documents to which such Seller is or will be a party, to perform such Seller’s obligations hereunder and thereunder (including all right, power, capacity and authority to sell, transfer and convey the Equity Interests held by such Seller, as provided by this Agreement, subject only to applicable federal and state securities Laws) and to consummate the transactions contemplated by this Agreement and each such Transaction Document. The execution and delivery of this Agreement and each of the other Transaction Documents to which such Seller is or will be a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action on the part of such Seller and no other action or proceedings, including any limited liability company action or proceedings, on the part of such Seller are necessary to approve this Agreement or any of the other Transaction Documents to which such Seller is a party or to consummate the transactions contemplated hereby and thereby.

5.3    Noncontravention. Except as set forth on Schedule 5.3, neither the execution, delivery or performance by such Seller of this Agreement or any other Transaction Document to which such Seller is a party, nor the consummation by such Seller of the transactions contemplated hereby or thereby, nor compliance by such Seller with any of the provisions hereof or thereof, will (a) violate, or result in the violation of, the Organizational Documents of such Seller or any resolutions adopted by the stockholders, members, board of directors, board of managers or other governing body of such Seller, as applicable; (b) violate any Law, order, judgment, injunction, stipulation, award or decree of any Authority, in each case applicable to such Seller or such Seller’s assets or properties; or (c) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under any agreement or instrument to which such Seller is bound or is a party, or by which any of such Seller’s properties or assets (including the Equity Interests) may be bound or affected, or which would adversely affect the Equity Interests or the ability of such Seller to consummate the transactions contemplated hereunder, except as would not cause a Material Adverse Effect.

5.4    Approvals. Except as set forth on Schedule 5.4, no filing with or notice to, and no permit, authorization, consent, order or approval of, any Authority or other Person is necessary for execution and delivery by such Seller of this Agreement and any of the other Transaction Documents to which such Seller is or will be a party or the consummation by such Seller of the transactions contemplated hereby, except as would not cause a Material Adverse Effect.

5.5    Ownership of the Equity Interests. Such Seller is the sole record and beneficial owner of the Equity Interests as set forth opposite such Seller’s name on the Sellers’ Schedule, and, except as set forth on Schedule 5.5, are free and clear of all Liens, and such Seller has not assigned, transferred or conveyed any interest therein to any third Person. At the Closing, such Seller shall transfer to Purchaser good title to the Equity Interests as set forth opposite such Seller’s name on the Sellers’ Schedule, free and clear of Liens, other than applicable federal and state securities Laws. The Equity Interests set forth opposite such Seller’s name on the Sellers’ Schedule constitute all of the securities and interests of any nature in each of the Companies that are owned by such Seller.

5.6    Litigation. There are no actions, suits or proceedings pending or, to the actual knowledge of such Seller, threatened against such Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and such Seller is not subject to any outstanding judgment, order or decree of any court or governmental body, that could reasonably be expected to prevent or interfere with or delay such Seller’s ability to perform such Seller’s obligations hereunder.

5.7    Securities Act. Such Seller is acquiring the BAER Share Consideration hereunder solely for the purpose of investment and not with a view to, or in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities Law. Such Seller acknowledges that the shares of BAER Common Stock constituting the BAER Share Consideration are not registered under the Securities Act or any applicable state securities Law, and that such shares of BAER Common Stock may not be sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities Laws, as applicable.

5.8    Accredited Investor Status. Such Seller is an Accredited Investor, and such Seller’s information and responses included in such Seller’s Securityholder Questionnaire are true, complete, and correct in all respects.

5.9    Information Supplied. The information about or relating to a Seller or any other information furnished or confirmed in writing by a Seller to BAER for inclusion in the Registration Statement or the prospectus that forms a part thereof, as applicable, as of the effective date of such Registration Statement and as of the date of such prospectus (or any amendment or supplement thereto), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES

To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers (on a several and not joint basis) hereby represent and warrant to Purchaser as of the date hereof as follows:

6.1    Organization; Standing; Citizenship. Each of the Companies is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Wyoming. Each Company is a Citizen of the United States.

6.2    Authority to Conduct Business. Each of the Companies has the requisite limited liability company power and authority to own, lease and operate its property and to conduct its business in the manner in which it is now conducted. Each of the Companies is duly licensed or qualified to do business as a foreign limited liability company in each jurisdiction in which the nature of its properties and assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be duly licensed or qualified to do business would not reasonably be expected to have a Material Adverse Effect.

6.3    Organizational Documents. Copies of the Organizational Documents of the Companies and all amendments thereto as in effect on the date hereof have been delivered to Purchaser and are complete and correct as of the date hereof. None of the Companies is in default under or in violation of its Organizational Documents.

6.4    Noncontravention. Except as set forth on Schedule 6.4, neither the execution, delivery or performance by Sellers of this Agreement or any other Transaction Document to which they are a party, nor the consummation by Sellers of the transactions contemplated hereby or thereby, nor compliance by Sellers with any of the provisions hereof or thereof, will (a) violate, or result in the violation of, the Organizational Documents of the Companies or any resolutions adopted by the members, board of managers or other governing body of any of the Companies, as applicable; (b) violate any Law, order, judgment, injunction, stipulation, award or decree of any Authority, in each case applicable to any of the Companies or their respective assets or properties; or (c) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or asset of any of the Companies pursuant to any agreement or instrument to which any of the Companies is bound or is a party, or by which any of their respective properties or assets (including the Equity Interests) may be bound or affected, or which would adversely affect the Equity Interests or the ability of Sellers to consummate the transactions contemplated hereunder except as would not cause a Material Adverse Effect.

6.5    Approvals. Except as set forth on Schedule 6.5 (the “Required Consents”), no filing with or notice to, and no permit, authorization, consent, order or approval, in any such case in any material respect, of any Authority or other Person is necessary with respect to any of the Companies for the consummation by Sellers of the transactions contemplated hereby, the continued conduct by the Companies of their businesses in the manner in which they are presently conducted, or the consummation of the transactions contemplated by the other Transaction Documents.

6.6    Brokers. None of the Companies nor any Seller has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

6.7    Capitalization of the Companies. The authorized and issued equity securities of Company consist solely of the membership interest in Company (such membership interest, the “Company Interest”). All of the Company Interest is duly authorized, validly issued, fully paid and nonassessable and is held beneficially and of record by Sellers as set forth on the Sellers’ Schedule and, except as set forth on Schedule 6.7, is free and clear of all Liens.

6.8    Rights; Warrants or Options. Except for this Agreement, there are no outstanding subscriptions, warrants, options or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any equity security of any of the Companies. There is no outstanding contract or other agreement of any of Sellers, any of the Companies or any other Person to purchase, redeem or otherwise acquire any outstanding equity security of any of the Companies, or securities or obligations of any kind convertible into any equity security of the Companies. There are no outstanding or authorized equity appreciation rights, options, warrants, equity plans or similar rights with respect to the equity securities of the Companies. There are no voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Equity Interests.

6.9    Financial Statements. Prior to Closing, Sellers have caused to be delivered to Purchaser (a) the Regulation S-X Compliant Financial Statements, and (b) the unaudited combined balance sheets of the Companies as of May 31, 2023 (the “Most Recent Balance Sheet”), and the related unaudited combined statements of income of the Companies for the twelve months then ended (such unaudited statements of income, together with the Most Recent Balance Sheet, the “Interim Financial Statements”). Within sixty (60) days after the Closing, Sellers shall cause to be provided to Purchaser the audited combined financial statements of the Companies as of December 31, 2022, which shall be performed by a PCAOB registered accounting firm in accordance with AICPA GAAS (the “AICPA Audited Financial Statements”, and the Interim Financial Statements, the “Financial Statements”). Except as set forth herein or on Schedule 6.9: (x) each of the Financial Statements has been prepared in accordance with GAAP applied on a basis consistent with prior periods (except as may be indicated in any notes thereto); (y) each of the balance sheets included in the Financial Statements fairly presents in all material respects the combined financial condition of the Companies as of its respective date in accordance with GAAP; and (z) each of the statements of income included in the Financial Statements fairly presents in all material respects the combined results of operations of the Companies for the period covered thereby in accordance with GAAP; provided, however, that the Interim Financial Statements do not have notes and are subject to normal year-end adjustments, which adjustments are not material in amount.

6.10    Indebtedness; Undisclosed Liabilities. Except as set forth on Schedule 6.10, none of the Companies has any Indebtedness. The Companies, taken as a whole, do not have any material Liabilities except for (a) Liabilities in the aggregate adequately disclosed, provided for, reflected in, reserved against or otherwise described in the Financial Statements (or in any notes thereto) or included as a current liability in the calculation of the Closing Net Working Capital, (b) Liabilities under contracts, leases, licenses and other arrangements, including the Benefit Plans, to which the Companies or any of their respective assets may be bound, to the extent not required to be reflected on the Financial Statements and which were incurred in the Ordinary Course of business and do not relate to any material failure to perform, improper performance, warranty or other material breach, default or violation by any of the Companies, (c) Liabilities referred to on any Schedule to this Agreement (including Schedule 6.10), (d) Liabilities which have arisen in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and which are not, individually or in the aggregate, material in amount, (e) Liabilities under this Agreement, the other Transaction Documents and the transactions contemplated hereby or thereby, and (f) other Liabilities which would not have been required to be disclosed, provided for, reflected in, reserved against or otherwise described in the Financial Statements or in any notes thereto in accordance with GAAP.

6.11    Tangible Personal Property. Except as set forth on Schedule 6.11, all of the tangible personal property included on the Most Recent Balance Sheet and which is used in the operation of the business of any of the Companies is either (a) owned by one of the Companies, or (b) leased pursuant to valid leasehold interests, in each case free and clear of any Liens, other than Permitted Liens. The tangible assets of each Company are in an AS-IS WHERE-IS condition.

6.12    Real Property. None of the Companies owns or has ever owned any real property. Schedule 6.12 sets forth a list of all real property and interests in real property that are leased or subleased to the Companies (the “Leased Real Property”). Except as otherwise set forth on Schedule 6.12, with respect to the Leased Real Property:

(a)    each lease or sublease of Leased Real Property and any assignment thereof pursuant to which any of the Companies leases any Leased Real Property (each, a “Realty Lease”) is a valid and binding obligation of the applicable Company, enforceable against such Company, as the case may be, in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar Laws affecting creditors’ rights generally and by general principles of equity);

(b)    none of the Companies nor, to the Knowledge of Sellers, any other party to any Realty Lease, is in material breach or default under such Realty Lease beyond any applicable cure period, except for such defaults and events as to which requisite waivers or consents have been obtained;

(c)    no Realty Lease requires the consent of any landlord or sublandlord as a result of the transactions contemplated by this Agreement;

(d)    Sellers have caused to be delivered to Purchaser true, complete and correct copies of the Realty Leases;

(e)    none of the Companies is a sublessor or grantor under any written sublease or other written instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Leased Real Property;

(f)    the use and operation of the Leased Real Property in the conduct of the Companies’ businesses do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement relating to the Leased Real Property; and

(g)    no material improvements made by any of the Companies, nor to the Knowledge of Sellers, no material improvements made by any other Person, in each case, constituting a part of the Leased Real Property encroach on real property owned or leased by a Person other than the Companies.

6.13    Intellectual Property.

(a)    Schedule 6.13(a) sets forth a complete and accurate list of all supplemental type certificates, patents, patent applications, trademark and tradename registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned or purported to be owned by any of the Companies. Each item of Intellectual Property set forth on Schedule 6.13(a) is valid, subsisting and enforceable.

(b)    A Company is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted

Liens), and all other Company Intellectual Property is validly licensed to one or more Companies pursuant to written Contracts. Other than “shrink-wrap,” “click-wrap,” “click-through” or similar licenses for commercially available, “off-the-shelf” software, copies of such written Contracts have been provided to Purchaser. The Company Intellectual Property constitutes all of the Intellectual Property used in, and necessary and sufficient for, the conduct and operation of the businesses of the Companies as currently conducted.

(c)    Except as set forth in Schedule 6.13(c): (i) the Owned Intellectual Property, and, to the Knowledge of Sellers, all other Company Intellectual Property as currently licensed or used by the Companies, and the Companies’ conduct of their businesses as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) to the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property.

(d)    Each Company has taken adequate security measures to maintain and protect the confidentiality and value of all confidential Intellectual Property included in the Owned Intellectual Property or owned by any Person other than the Companies and to whom one or more Companies has a confidentiality obligation.

(e)    The Companies take and have taken commercially reasonable steps to maintain and protect the performance, confidentiality, integrity and security of the IT Systems (and all software, information and data stored or contained therein or transmitted thereby). The IT Systems are adequate and sufficient (including with respect to working condition and capacity) for the operation of the businesses of the Companies as currently conducted. To the Knowledge of Sellers, in the last three years, there have been no (i) security breaches or unauthorized use, access or intrusions of any IT Systems or (ii) outages of any IT Systems that have caused or resulted in a material disruption to the business of the Companies.

(f)    The consummation of the transactions contemplated by this Agreement or any of the Transaction Documents will not result in the loss, termination or impairment of the Companies to own, use, practice or otherwise exploit any of the Company Intellectual Property.

6.14    Insurance. Schedule 6.14 sets forth a list of all policies of fire, liability, workers’ compensation, property and casualty and other insurance owned or held by or on behalf of the Companies for the current period that includes the date hereof under which any of the Companies is the primary insured, other than policies and/or insurance related to the Benefit Plans (the “Insurance Policies”). Sellers have caused to be delivered to Purchaser true, complete and correct copies of the Insurance Policies. All of the Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement through the relevant policy periods then in effect, except as may result from any post-Closing action by Purchaser or the Companies. Since the respective dates of the Insurance Policies, no written notice of cancellation, non-renewal, premium increase, or alteration of coverage with respect to any such policy has been received by any of the Companies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance

Policy. There are no claims related to the business of the Companies pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any of the Insurance Policies. Except as set forth on Schedule 6.14 and other than related to the Benefit Plans, none of the Companies has any self-insurance or co-insurance programs.

6.15    Labor Matters.

(a)    Schedule 6.15(a) contains a list of Employees who were employed by the Companies at any point within 30 days prior to the date hereof which accurately reflects their name; title; date of hire; terminated date, if any; job classification (exempt or not exempt); salary or wage rate; accrued but unused paid time off and/or sick leave; employment status; whether the Employee is receiving workers’ compensation or disability payments or is on leave or other inactive status, and the expected end date of such status; commission, bonus or other incentive-based compensation; and the fringe benefits provided to each such Employee. As of the date of this Agreement, the Companies have paid all commissions and bonuses due to the Employees of the Companies.

(b)    Except as set forth on Schedule 6.15(b), in the past three years, the Companies have not engaged and the Companies are not engaging in any unfair labor practice and have been in compliance and are in compliance with all federal and state Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. No unfair labor practice or labor charge, complaint, proceeding, or action is pending or, to the Knowledge of Sellers, threatened with respect to the Companies before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Authority. In the past three years, the Companies have not received any allegations or complaints of sexual harassment, sexual discrimination or sexual misconduct against any current employee or independent contractor, nor have the Companies entered into any settlement agreement with any current or former employee or independent contractor with respect to allegations or complaints of sexual harassment, sexual discrimination or sexual misconduct. There are no unfair labor practice claims brought by or on behalf of any current or former employee or independent contractor of the Companies under the National Labor Relations Act, Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act or any other related requirement pending for which the Companies have received notice or, to the Knowledge of Sellers, threatened, against the Companies.

(c)    Except as set forth on Schedule 6.15(c), none of the Companies is party to an agreement with any labor organization that pertain to any employees, officers, managers or directors of the Companies. Except as set forth on Schedule 6.15(c), no organization or representation question or labor dispute is pending or has been threatened in connection with the business in the past three years.

(d)    There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment Retraining and Notification Act or any similar state statute in respect of the Companies within the six months prior to the date of this Agreement, nor do Sellers nor any of the Companies intend to take any such action prior to the Closing.

(e)    The Companies have withheld and paid to the appropriate Authority or are holding for payment not yet due to such Authority all amounts required to be withheld from Employees and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor in connection with the Companies. As of the date of this Agreement, except as specifically set forth herein, the Companies have paid in full to all Employees all wages, salaries, commissions, bonuses, benefits (including accrued vacation and sick pay) and other compensation then due to or on behalf thereof, including all bonus amounts payable to such Employees in accordance with the normal payroll practices of the Companies.

(f)    Schedule 6.15(f) contains a list of all leased employees and all independent contractors used by the Companies who are engaged in the services for the Companies and any contract relating to such relationship. To the Knowledge of Sellers, each leased employee and independent contractor listed on Schedule 6.15(f) has the requisite Permits required to provide the services such independent contractor provides to the Companies. Each worker or service provider treated and classified by the Companies as an independent contractor has been so properly treated and classified under all applicable Laws and for all purposes. The Companies have properly reported the compensation paid to each independent contractor on an IRS Form 1099 or as otherwise required under applicable Laws.

(g)    The Companies are presently in compliance with and for the preceding three years have been in material compliance with the Immigration Reform and Control Act of 1986 or its successor, the Immigration and Nationality Act, and all other laws regarding immigration, employment of non-citizen workers in the United States, and/or the use of E-Verify or other work-authorization verification systems or services. The Companies have in their files completed copies of Form I-9 for all Employees with respect to whom that form is required. To the Knowledge of Sellers, there is no pending or threatened investigation of the Companies by any branch or department of the United States Immigration and Customs Enforcement, the Office of Special Counsel for Immigration-Related Unfair Employment Practices, or other governmental authority charged with administration and enforcement of any immigration Laws.

(h)    To the Knowledge of Sellers, no Employee is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that may have an adverse effect on the performance by such Employee of any of his/her duties or responsibilities as an employee of the Companies.

(i)    The Company has correctly classified exempt and non-exempt employees in accordance with applicable Laws.

6.16    Permits; Compliance With Law. Except as set forth on Schedule 6.16, the Companies hold and for the last three years have complied and are in compliance in all material respects, and as of the Closing will continue to hold and be in compliance with in all material respects, with all Permits required for the Companies to conduct their businesses in the manner in which they are presently conducted and have complied and are in compliance in all material respects with all Laws applicable to their businesses, properties and assets. Schedule 6.16 sets forth a list of all Permits currently issued to the Companies, including the names of the Permits and their respective dates of issuance and expiration. All fees and charges with respect to such Permits have been paid in full. To the Knowledge of the Sellers, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth on Schedule 6.16.

6.17    Litigation. Schedule 6.17 sets forth a list of (a) all actions, suits, claims and proceedings which are pending or, to the Knowledge of Sellers, threatened against or by any of the Companies, by or before any Authority, and (b) all outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority naming any of the Companies. There are no actions, suits, claims or proceedings which are pending or, to the Knowledge of Sellers, threatened against any of the Companies, by or before any Authority, and there are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority against any of Sellers or any of the Companies, or any of their respective assets or properties, in any such case which prohibit or enjoin the consummation of the transactions contemplated hereby. To the Knowledge of Sellers, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any action, suit, claim or proceeding against any of the Companies.

6.18    Employee Benefit Plans; ERISA.

(a)    Except as set forth on Schedule 6.18, none of the Companies maintains, contributes to or has any obligation to make contributions to, any employee benefit plan within the meaning of section 3(3) of ERISA (an “ERISA Plan”), or any other retirement, welfare, profit sharing, equity option, equity bonus or deferred compensation, severance, sick leave, change of control, or other plan or arrangement providing material benefits to current or former employees, officers or managers of the Companies or under which the Companies has any obligation to contribute or other liability (a “Non-ERISA Plan”). All ERISA Plans and Non-ERISA Plans (collectively “Benefit Plans”) are listed on Schedule 6.18 and, except as set forth on Schedule 6.18, are being maintained and operated in accordance with all Laws applicable to such plans and the terms and conditions of the respective plan documents in all material respects. The IRS has issued a favorable determination letter or opinion letter with respect to each ERISA Plan that is intended to be a “qualified plan” within the meaning of section 401(a) of the Code. Neither the Company nor any ERISA Affiliate of the Company has within the past six years maintained, contributed to or incurred any liability under any Plan that is subject to Title IV or section 302 of ERISA or section 412 of the Code. No ERISA Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of section 4063 of ERISA. Except for continuation coverage as required by COBRA or by applicable state insurance Laws, no Benefit Plan provides continuing life, health, medical or other welfare benefit coverage to former employees or beneficiaries or dependents thereof.

(b)    Except as set forth on Schedule 6.18, all contributions (including all employer contributions and employee salary reduction contributions, if any) which are due have been made or will be made within the time period prescribed by ERISA to each ERISA Plan which is an employee pension benefit plan (within the meaning of section 3(2) of ERISA).

(c)    No actions, suits, claims or proceedings with respect to the assets of any ERISA Plan (other than routine claims for benefits) are pending or, to the Knowledge of Sellers, threatened by or before any Authority.

(d)    Except as set forth on Schedule 6.18(e), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could (i) result in, cause the accelerated vesting, payment, funding, or delivery of, or increase the amount or value of any payment or benefit to any employee, officer, director, or other service provider of the Companies under any Benefit Plan; (ii) result in any severance, termination, or similar types of payments or benefits; (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any employee, officer, director, or other service provider of the Companies; or (iv) result in any payments or benefits (whether in cash, property, or the vesting of property) that would be nondeductible to the payor under Section 280G of the Code or that could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(e)    Each Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is, and at all relevant times has been, maintained, operated, and administered in material operational and documentary compliance with Section 409A of the Code and applicable guidance under Section 409A of the Code.

(f)    Each of the Companies and each Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA is currently, and has at all applicable times been, in material compliance with the Healthcare Reform Laws. No event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Companies or any Benefit Plan to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.

6.19    Tax Matters. Except as set forth on Schedule 6.19:

(a)    All income Tax Returns and other material Returns required to be filed with respect to the business and assets of the Companies, and all income Tax Returns and other material Returns required to be filed by the Companies, have been duly and timely (within any applicable extension periods) filed with the appropriate Authorities in all jurisdictions in which such Returns are required to be filed, and all such Returns are true, correct and complete in all material respects. All Taxes due and payable by the Companies (whether or not shown on any such Return or disputed) have been timely paid. The unpaid Taxes of each Company (i) did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of such Company in filing its Return. All Taxes that any of the Companies is required by Law to withhold or collect have been duly and timely withheld or collected and have been timely paid over to the appropriate Tax Authority to the extent due and payable.

(b)    There is no dispute or claim pending or, to the Knowledge of Sellers, threatened against any Company by any Authority for any alleged deficiency in Taxes.

(c)    None of the Companies has (i) executed a waiver or consent extending any statute of limitations for the assessment or collection of any Taxes which remains outstanding, (ii) applied for or received any letter rulings from the IRS (or any comparable ruling from any other Tax Authority), or (iii) entered into a “closing agreement” as described section 7121 of the Code or any corresponding provision of state, local or non-U.S. Law with any Tax Authority. No power of attorney granted by any Company with respect to any Taxes is currently in force.

(d)    None of the Returns of any of the Companies is currently being examined by the IRS or any other Tax Authority. There are no examinations or other administrative or court proceedings relating to Taxes in progress or pending with respect to which any of the Companies has received written notice. No claim has been made by an Authority in a jurisdiction where any Company does not file Returns that such Company is or may be subject to taxation by or required to file any Returns in that jurisdiction.

(e)    No Company has a permanent establishment (within the meaning of any applicable Tax treaty), or otherwise has an office, fixed place of business or other presence through employees or otherwise, in a country outside of the United States of America.

(f)    None of the Companies is a party to any written agreement providing for the allocation or sharing of Taxes. None of the Companies is liable for the Taxes of any other Person, and none of the Companies is or has ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or non-U.S. law) filing a consolidated U.S. federal income Tax Return.

(g)    There are no Liens for Taxes (other than for Taxes not yet due and payable) on any of Company’s assets or the Equity Interests.

(h)    No payment made or to be made to any individual by reason of the transactions contemplated hereby will constitute an “excess parachute payment” within the meaning of section 280G of the Code.

(i)    None of the Companies is or has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code.

(j)    None of the Companies is a party to, or a partner or member of, any joint venture, partnership, limited liability company, or other arrangement or Contract that is treated as a partnership for U.S. federal income Tax purposes.

(k)    None of the Companies is a member of a group or consolidation with any other Person for purposes of VAT. None of the Companies’ income, deductions, credits or allowances is subject to adjustment under section 482 of the Code or similar provision of Law relating to Taxes.

(l)    None of the Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax Period (or portion thereof) ending on or after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date or for any Straddle Period, including under Section 481 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other Law); (ii) use of an improper method of accounting for a Tax Period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law) entered into prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) prior to the Closing Date; (v) installment sale or open transaction disposition made prior to the Closing, or application of the cash method of accounting to any transaction occurring prior to the Closing; (vi) prepaid amount, advance payment or deferred revenue received prior to the Closing Date; or (vii) election under Section 965 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law).

(m)    No Company is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(n)    Each Company has complied with all escheat and unclaimed property Laws with respect to funds or property owed to or held for third parties.

6.20    Environmental, Health and Safety Matters. Except as set forth on Schedule 6.20:

(a)    The Companies are in compliance in all material respects with all Environmental, Health and Safety Laws. To the Knowledge of Sellers, the Companies hold and are in compliance in all material respects with all Permits required to be held by them under Environmental, Health and Safety Laws.

(b)    None of the Companies has received written notice from any third party, including any Authority, that such Company has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B.

(c)    None of the Companies has released any material amount of Materials of Environmental Concern at or from any Leased Real Property.

(d)    There are no underground storage tanks located on the Leased Real Property that (i) are owned or operated by any of the Companies, or (ii) to the Knowledge of Sellers, contain any Materials of Environmental Concern.

6.21    Material Contracts. Schedule 6.21 sets forth a list of all Material Contracts. Except as set forth on Schedule 6.21: (a) each Material Contract is a valid and binding obligation of the Company party thereto, enforceable against such Company party thereto in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar Laws affecting creditors’ rights generally and by general principles of equity), and (b) none of the Companies or, to the Knowledge of Sellers, any other party to any Material Contract is in breach or default under any Material Contract in any material respect. No party to any Material Contract has provided written notice to the Company party thereto of any intention to terminate or materially reduce the scope of any Material Contract. To the Knowledge of the Sellers, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default by any Company party thereto under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Sellers have caused to be delivered to Purchaser a true, complete and correct copy of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

6.22    Transactions With Affiliates. Except for the Organizational Documents of the Companies and except as set forth on Schedule 6.22, none of the Companies is party to any agreement with any officer, director, manager, trustee, member or Affiliate of any Seller, except for (a) normal advances to employees consistent with past practice, (b) payment of compensation for employment or reimbursement of expenses to employees consistent with past practice, (c) participation in the Benefit Plans by employees, (d) “at will” employment agreements, and (e) transactions or agreements between or among any of the Companies.

6.23    Absence of Changes. Except as otherwise contemplated by this Agreement or set forth on Schedule 6.23, since the date of the Most Recent Balance Sheet, the Companies have conducted their businesses and operations only in the Ordinary Course of Business and no Company has taken any of the following actions:

(a)    alter, change or maintain its operations or assets in a non-serviceable condition, or otherwise manage the Company’s working capital other than in the Ordinary Course of Business;

(b)    grant any bonuses to or increase the base wage or salary payable to, or any other components of compensation and employee benefits of, any officer, manager and/or employee of the Companies, other than grants or increases in the Ordinary Course of Business;

(c)    acquire any properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Companies except for transactions less than or equal to $1,000,000 individually or in the aggregate; or

(d)    agree or commit to do any of the foregoing.

6.24    Anti-Corruption Matters. Since January 1, 2020, none of the Companies or, to the Knowledge of Sellers, any manager, officer, employee or agent of any of the Companies has: (a) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Authority; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since January 1, 2020, none of the Companies has disclosed to any Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of Sellers, no Authority is investigating, examining, or reviewing any of the Companies’ compliance with any applicable provisions of any Law relating to anti-corruption or bribery.

6.25    Accounts Receivable; Accounts Payable. Except as set forth in Schedule 6.25: (i) all accounts and notes receivable of any of the Companies represent sales actually made or services actually performed arising from bona fide transactions in the Ordinary Course of Business; and (ii) all accounts and notes payable by any of the Companies arose in bona fide transactions in the Ordinary Course of Business.

6.26    Aircraft.

(a)    Schedule 6.26 sets forth a true and complete list of all Aircraft owned or leased (as lessee) by any of the Companies as of the date of this Agreement and sets forth a true and complete list of all Engines owned or leased (as lessee) by any of the Companies as of the date of this Agreement. With respect to each Aircraft, Schedule 6.26 sets forth (i) the name of the manufacturer, (ii) the model number, (iii) the manufacturer’s serial number, (iv) for each Aircraft, the aircraft registration number and date of registration and renewal thereof, (v) the entity which owns or leases the Aircraft, (vi) a statement as to whether the Aircraft is owned or leased, (vii) the operator of the Aircraft, (viii) whether the Aircraft has filed and is current on the International Registry of Mobile Assets established pursuant to the Capetown Treaty, (ix) the FAA and IR registration reports as shown of record with the FAA Civil Aviation Registry and the International Registry, and (x) a certificate on the condition of the Aircraft for airworthiness on the date of this Agreement.

(b)    With respect to the Aircraft condition, the Aircraft are:

(i)     In an airworthy condition with a valid U.S. certificate of airworthiness with no exceptions or limitations, suitable for safe operations under Part 135 of the FAR, with no material damage or history of material damage or corrosion beyond manufacturer’s allowable limits, with the Engines, and all other systems and installed equipment in an airworthy and operational condition and operating to manufacturers’ specifications and allowable tolerances, and any loose equipment pertaining to the Aircraft and its operation or any equipment that was included at the time of original purchase in the Companies’ possession.

(ii)    Up to date and maintained at all times in accordance with all product support publications applicable to the Aircraft, and specifically, current on all manufacturers’ recommended maintenance and inspection schedules and programs and instructions for continued airworthiness, in each case, in accordance with FAR including all calendar, cycle and hourly inspections current through the date of delivery including all inspections coming due within three calendar months, 100 hours and 100 landings of the Closing Date, with no extensions or deferrals, with no outstanding engineering dispositions and with no non-standard or recurring inspections outside of the standard manufacturer’s recommended maintenance program.

(iii)    In compliance with all applicable FAA airworthiness directives and applicable mandatory service bulletins and customer bulletins, orders or other notifications, that have compliance due dates with respect to the Aircraft on or before the Closing Date, without recurring incident if such terminating action is available.

(c)    The Aircraft and the Engines have been, and are being, maintained according to applicable Law (including FAA regulatory standards to the extent applicable) and the maintenance program of the aircraft operator approved by the FAA or otherwise under applicable Law. For purposes of this Agreement, an Aircraft shall be considered “Airworthy” if it is in a condition which enables it to be operated in revenue operations under Federal Aviation Regulations Part 135 for Aerial Services.

6.27    Supplemental Type Certificates. Schedule 6.27 describes each supplemental type certificate and any amendments or modifications thereto (the “Certificates”) issued to any Company by the FAA or any foreign Authority. All required filings and fees related to the Certificates have been timely filed with and paid to the relevant Authorities. The Certificates are valid and in full force and effect. One or more of the Companies are and, after the Closing shall be, the sole legal and beneficial owners of the Certificates issued to them free and clear of any Liens and without an obligation to pay any royalty, license fee or other amounts to any Person with respect to the Certificates. The Companies’ rights to each Certificate are valid, enforceable, subsisting, and the Companies currently have the right, authority, and capability to update, amend, and modify the Certificates if necessary and required for Part 135 or Part 137 operations, Aerial Services and such other applicable operations. To Sellers’ Knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any of the Certificates.

6.28    FAA Matters. Schedule 6.28 sets forth all approvals and operating certificates issued by the FAA or any other Authority used in or related to the conduct or operation of the businesses of the Companies, inclusive of Aerial Services. Sellers affirm that the Companies possess all Intellectual Property required to obtain issuance of any necessary customer or Authority approvals (including FAA). The Companies have retained all business records as required by all applicable Laws, including Laws of the U.S. Department of Commerce, U.S. Department of Interior, U.S. Forest Services, U.S. Department of Agricultural, and from such state agencies with jurisdictional authority over the Companies for their business operations, Aerial Services, licenses and Permits as promulgated by any Authority.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1    Further Assurances. The parties hereto shall take such actions and deliver any and all other instruments and documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement. In addition to the foregoing, and in no way in limitation thereof, prior to Closing the Sellers agree to cooperate, and to cause the Companies to cooperate, with Purchaser in contacting the DOT, FAA, and Department of Agriculture, or subdivisions thereof, as determined reasonably necessary by Purchaser to ensure the continued validity of, and to determine and provide information which may be required in order to ensure the continued validity of, any Permits of the Companies from and after the Closing due to the change in ownership of the Equity Interests.

7.2    Publicity. Except as set forth below in this Section 7.2, no public release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance written approval thereof from Purchaser and the Sellers (which, after the Closing, shall not be unreasonably withheld). Purchaser and the Sellers shall cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Purchaser and the Sellers shall each furnish to the other drafts of all such press releases or announcements prior to their release. Nothing contained in this Section 7.2 shall prevent (a) any party hereto from at any time furnishing any information to any Authority or from making any disclosures required under applicable Law, including the Securities Exchange Act, or under the rules and regulations of any national securities exchange on which such party’s equity securities, or the equity securities of such party’s ultimate parent entity, are listed; (b) subject to the terms and restrictions of the Confidentiality Agreement as though Purchaser, BAER and Sellers were party thereto and bound by the obligations of and restrictions applicable to Bridger Aerospace Group, LLC thereunder (with respect to Purchaser and BAER) and the obligations of and restrictions applicable to the Companies thereunder (with respect to Sellers), any party hereto from furnishing any information concerning the transactions contemplated hereby to such party’s equity owners, Affiliates or other Representatives who have a need to know such information; (c) Sellers from communicating with other potential acquirers of the Companies that a definitive agreement has been entered into so long as the identity of Purchaser and specific terms of this Agreement are not disclosed; or (d) Sellers from communicating with Persons from whom consent or approval is required for the transactions contemplated by this Agreement to be completed so long as the specific terms of this Agreement are not disclosed.

7.3    Business Records; Support.

(a)    Purchaser acknowledges that the business records of the Companies relating to their respective operations prior to Closing will be acquired by Purchaser in connection with the consummation of the transactions contemplated hereby, and that Sellers may from time to time require access to or copies of such records. Purchaser agrees that, upon reasonable prior notice from the Sellers, it shall, during normal business hours, provide or cause to be provided to Sellers access to or copies of such records. Purchaser agrees that it shall not (and shall cause each of its Affiliates, including the Companies, not to), within six years after the Closing Date, destroy any material business records of the Companies prepared prior to the Closing.

(b)    Following the Closing, Sellers shall, and shall cause their respective Representatives to, at Purchaser’s sole cost and expense with respect to any out-of-pocket costs incurred by Sellers, provide reasonable support to Purchaser and the Companies with respect to preparation of the Companies’ financial statements for fiscal year 2023 and the audit thereof, as necessary.

7.4    Investigation; No Reliance by Purchaser.

(a)    Purchaser acknowledges that (i) it and its Representatives have undertaken an independent investigation, examination, analysis and verification of the Companies and the business, assets, operations, financial condition and prospects of the Companies, including Purchaser’s own estimate of the value of the business of the Companies; (ii) it has received and had an opportunity to review all requested information regarding the business and the assets, liabilities, financial condition, cash flow and operations of the Companies; (iii) all materials and information requested by Purchaser have been provided to Purchaser to Purchaser’s reasonable satisfaction; and (iv) it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Companies) as Purchaser deems adequate, including that described above. In connection with such investigation, Purchaser and its Representatives have received from or on behalf of Sellers and/or the Companies certain estimates, budgets, forecasts, plans and financial projections (collectively, “Company Forward-Looking Statements”). Purchaser acknowledges that (x) there are uncertainties inherent in making the Company Forward-Looking Statements, (y) it is familiar with such uncertainties, and (z) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Company Forward-Looking Statements so furnished to it and its Representatives (including the reasonableness of the assumptions underlying the Company Forward-Looking Statements where such assumptions are explicitly disclosed). None of Sellers, the Companies nor any other Person is making any representation or warranty with respect to, or will have or be subject to any liability to Purchaser, or any other Person resulting from, the delivery to Purchaser, or its use of, the Company Forward-Looking Statements.

(b)    In connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, Purchaser has not relied upon, and Purchaser expressly waives and releases Sellers from any liability for any claims (including claims based upon fraudulent inducement) relating to or arising from, any representation, warranty, statement, advice, document, projection or other information of any type provided by Sellers, the Companies or their Affiliates or any of their Representatives, except for those representations and warranties of Sellers expressly set forth in Article V and Article VI.

7.5    Exculpation and Indemnification of Managers and Officers. For a period of six years after the Closing Date, Purchaser shall not permit any of the Companies to amend, repeal or modify any provision in its Organizational Documents relating to exculpation or indemnification of former officers and managers, as applicable, holding office prior to the Closing Date (unless required by Law), it being the intent of the parties hereto that the officers and managers of each of the Companies prior to the Closing shall continue to be entitled to such exculpation and indemnification to the greatest extent permitted under the Laws of the State of Wyoming. In the event any of the Companies (i) consolidates or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Purchaser shall ensure that the successors and assigns thereof assume the obligations set forth in the preceding sentence. For a period of six years after the Closing, Purchaser will cause each of the Companies to continue in effect each indemnification agreement with each Employee, each former employee of the Companies, and each manager and former manager of the Companies who, prior to the Closing, were party to an indemnification agreement with a Company.

7.6    Limitation of Representations and Warranties. Except for the representations and warranties expressly set forth in Article V and Article VI, Sellers are not making and shall not be deemed to have made any other representations or warranties, written or oral, statutory, express or implied, concerning the Equity Interests, the Companies, or the businesses, assets or liabilities of the Companies. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLERS HAVE NOT MADE, AND SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST, THE COMPANIES, SELLERS AND THEIR REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) OR DOCUMENTS FURNISHED OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANIES OR SELLERS INCLUDING COMPANY FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF SELLERS NOR THE COMPANIES IS MAKING ANY REPRESENTATION OR WARRANTY TO PURCHASER WITH RESPECT TO ANY COMPANY FORWARD-LOOKING STATEMENTS OR THE INFORMATION SET FORTH IN ANY SUMMARY, TEASER, CONFIDENTIAL INFORMATION MEMORANDUM OR MANAGEMENT PRESENTATION DELIVERED TO PURCHASER OR ITS REPRESENTATIVES.

7.7    Plant Closings and Mass Layoffs. Purchaser shall not, and shall cause the Companies not to, take any action following the Closing that could result in liability to Sellers, or any of them, under the Worker Adjustment and Retraining Notification Act, as amended, without complying with such Act.

7.8    Domain Names; Use of Acquired Trademarks. All links between any domain names of any of Sellers or any of their Affiliates and any domain names of the Companies shall be removed promptly after the Closing. As soon as commercially practicable after the Closing, Sellers shall take all actions necessary to remove or delete links to complete these actions. To the extent that Sellers or any of their Affiliates control or possess any websites or other property of the Companies, Sellers shall, promptly after Closing, cause the control or possession of such websites or other property to be provided to Purchaser. Each Seller acknowledges that, after the Closing the Companies will own all trademarks and service marks included in the company name of each Company (the “Acquired Trademarks”), and Purchaser acknowledges that the company names of Sellers are similar to the Acquired Trademarks. After the Closing, no Seller or any of

Sellers’ members or Affiliates shall use the Acquired Trademarks for any commercial business purpose or represent that it is or they are, or otherwise hold itself or themselves out as being, affiliated with Purchaser or any Company.

7.9    Employees; Benefit Plans.

(a)    Purchaser shall (or shall cause Company to), enter into retention agreements with certain employees who are employed by Company at the Closing (“Continuing Employee”).

(b)    With respect to any employee benefit plan maintained by Purchaser or its Affiliates (collectively, “Purchaser Benefit Plans”) in which any Continuing Employees will participate effective as of or after the Closing, Purchaser shall recognize (or shall cause the respective Companies or their Affiliate to recognize, as applicable), all service of the Continuing Employees with Company as if such service were with Purchaser, for eligibility purposes in any Purchaser Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the corresponding Benefit Plan.

(c)    Purchaser shall assume responsibility for providing, or causing to be provided, COBRA notice and coverage to any M&A qualified beneficiaries (within the meaning of Treas. Reg. Section 54.4980B-9, Q/A-4) who experience a qualifying event after the Closing. Purchaser shall assume responsibility for providing, or causing to be provided, any remaining period of COBRA coverage for any qualified beneficiaries who experienced a qualifying event prior to the Closing and who were formerly employed by Company; provided that the Companies shall cooperate and provide information relating to the continuation coverage to be provided and shall have timely provided COBRA notices to any such qualified beneficiaries if the qualifying event happened prior to or on the Closing Date.

(d)    This Section 7.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.9, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.9. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement.

7.10    Intercompany Payables or Receivables. Sellers shall cause any outstanding payables or receivables of any of the Companies, to or from any Seller, or any Affiliate of any to be settled in full prior to the Closing. Specifically excluded from this Section 7.10 are any outstanding payables or receivables which are solely between or among the Companies.

7.11    Release.

(a)    Effective as of the Closing, each Seller, on behalf of itself and each of its respective members (each, a “Releasing Party”), hereby unconditionally and irrevocably and forever releases and discharges the Companies and their respective successors and assigns, and any present or former directors, managers, officers, employees, agents, lenders, investors, partners, principals, members, shareholders or equity holders of any of the foregoing Persons (each, a “Released Party”), of and from, and hereby unconditionally and irrevocably waives, any and all claims, debts, losses, expenses, covenants, liabilities, suits, judgments, losses, actions and causes of action, obligations, accounts, and Liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in Contract, direct or indirect, at law or in equity that such Releasing Party ever had, now has, or ever may have or claim to have against any Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever arising prior to the Closing (including in respect of the management or operation of the Companies) (collectively, the “Released Claims”); provided, however, that this release expressly does not extend to, and shall not be interpreted to in any way release, waive, impair or limit any claims or rights of Sellers for indemnification or otherwise relating to (a) any breach or alleged breach of this Agreement or any Transaction Document or any of the provisions set forth herein or therein or (b) any rights to receive compensation or other benefits that are accrued in Closing Net Working Capital and otherwise set forth in or arising under any provisions of this Agreement including Section 7.5 (Exculpation and Indemnification of Managers and Officers), or the other Transaction Documents, none of which shall be Released Claims.

(b)    The Releasing Parties hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any matter purported to be released hereby by the Releasing Parties.

(c)    Each Seller represents that such Seller has made no assignment, conveyance or transfer of any kind of any Released Claim released pursuant to this Section 7.11. Each Seller acknowledges and intends that this Section 7.11 shall be effective as a bar to each Released Claim released hereby.

7.12    Dash-8 Condition Precedent. As a condition precedent to the Closing, prior to the Closing, Purchaser shall have lent sufficient funds in a timely manner to the Company (in an estimated amount of $3,000,000), for the Company to purchase a DASH-8, and the parties hereto shall have entered into loan documents reasonably satisfactory to both parties reflecting the foregoing (which shall include that the Company shall re-finance the DASH-8 and repay Purchaser such lent amounts within sixty (60) days following a termination of this Agreement) (the foregoing, the “DASH-8 Condition Precedent”).

7.13    Transfer Restrictions.

(a)    During the Lock-Up Period, no Seller or its Affiliates shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any shares of BAER Common Stock that are BAER Share Consideration, whether owned directly by such Seller or with respect to which such Seller has beneficial ownership within the rules and regulations of the SEC (the “Restricted Securities”), other than any transfer to an Affiliate of such Seller or to a Permitted Transferee, as applicable. The foregoing restriction is expressly agreed to preclude each

Seller and its Affiliates, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Seller. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Seller, or with respect to any security that includes, relates to, or derives any significant part of its value from, such Restricted Securities. “Lock-Up Period” shall mean the period commencing on the Closing Date and ending on the earlier of (A) each monthly anniversary of the Closing Date with respect to a one-thirty-sixths (1/36ths) of a Seller’s aggregate Restricted Securities, or (B) the date on which BAER completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of BAER’s stockholders having the right to exchange their shares of BAER Common Stock for cash, securities or other property. During the Lock-Up Period, the Restricted Securities shall be maintained in the name of Sellers at Purchaser’s transfer agent Continental Stock Transfer & Trust Company.

(b)    Each Seller hereby represents and warrants, except as contemplated by this Section 7.13, for the duration of the Lock-Up Period such Seller will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Seller to comply with the foregoing restrictions. Each Seller agrees and consents to the entry of stop transfer instructions with BAER’s transfer agent and registrar against the transfer in violation of this Section 7.13 of any Restricted Securities during the Lock-Up Period.

(c)    Notwithstanding the provisions set forth in Sections 7.13(a) and 7.13(b), with respect to Registrable Securities that are held by any Seller or any of its respective Permitted Transferees, such Persons are permitted to:

(i)    in the case of an entity, transfer to a stockholder, partner, member or affiliate of such entity;

(ii)    in the case of an individual, transfer by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)    in the case of an individual, transfer by virtue of laws of descent and distribution upon death of the individual;

(iv)    in the case of an individual, transfer pursuant to a qualified domestic relations order;

(v)    in the case of an entity, transfer by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)    transfer to the extent required by applicable law, statute, ordinance, treaty, regulation or legal or self-regulatory requirement or to the extent requested by any governmental or self-regulatory authority exercising authority over such Seller; and

(vii)    enter into transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of BAER’s stockholders having the right to exchange their shares of BAER Common Stock for cash, securities or other property;

the transferee of each of the foregoing clauses (i) through (vi) being a “Permitted Transferee”; provided, however, that in the case of each of the foregoing clauses (i) through (v), these Permitted Transferees must enter into a written agreement with BAER agreeing to be bound by the transfer restrictions herein (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Seller and not to the immediate family of the transferee), agreeing to be bound by these transfer restrictions. For purposes of this Section 7.13(c), “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Seller; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

7.14    Registration Rights.

(a)    Not later than 45 days after the Closing Date, at its expense, BAER shall prepare and file with the SEC a Registration Statement on Form S-1 or any successor form thereto and covering all BAER Share Consideration providing for the resale pursuant to Rule 415 promulgated under the Securities Act (or any successor or similar provision adopted by the Commission then in effect, “Rule 415”) of the BAER Share Consideration and shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, and ten (10) Business Days after BAER is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. In connection with the Registration Statement the Parties shall enter into an agreement, which shall be reasonably acceptable to the Sellers (including with respect to cost), regarding Sellers’ resale of the shares of BAER Common Stock which shall provide for the resale of such shares of BAER Common Stock to be managed by BAER, with the assistance of an investment bank selected by BAER, over a thirty (30) day period, with the cash derived therefrom being delivered to Sellers at the closing of each respective sale of the BAER Common Stock. At least 10 Business Days prior to the first anticipated filing date of the Registration Statement pursuant to this Section 7.14(a), BAER shall notify each Seller in writing of the information reasonably necessary about such Seller or, prior to the Closing, the Company to include such Seller’s Registrable Securities in the Registration Statement. Notwithstanding anything else in this Agreement, where BAER timely provides such notice to the Sellers, BAER shall not be obligated to include such Seller’s Registrable Securities to the extent BAER has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the third Business Day prior to the first anticipated filing date of the Registration Statement pursuant to this Section 7.14(a).

(b)    BAER will use its best efforts to maintain the continuous effectiveness of the Registration Statement, including, inter alia, preparing and promptly filing with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities until all shares of BAER Common Stock constituting the BAER Share Consideration cease to be Registrable Securities or such shorter period upon which all Sellers with Registrable Securities included in the Registration Statement have notified BAER that such Registrable Securities have actually been sold. BAER will use its best efforts to (i) cause the removal of all restrictive legends from any shares of BAER Common Stock being sold under the Registration Statement or (to the extent available) pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC, “Rule 144”) at the time of sale of such Registrable Securities and, at the request of a Seller following the expiration of the Lock-Up Period, cause the removal of all restrictive legends from any Registrable Securities held by such Seller that may be sold by such Seller without restriction under Rule 144, including, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel. “Registrable Securities” shall mean, as of any date of determination, the BAER Share Consideration and any other equity security issued or issuable with respect to BAER Share Consideration by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) the third anniversary of the effective date of the Registration Statement, (B) the date all BAER Share Consideration held by a Seller may be sold by such Seller without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for BAER to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as set forth in a written opinion letter to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent and the holders of such BAER Share Consideration, (C) the date on which all of a Seller’s BAER Share Consideration has actually been sold by such Seller, or (D) when all of such Seller’s BAER Share Consideration shall have ceased to be outstanding.

(c)    At its expense, BAER shall:

(i)    advise the Sellers within two Business Days: (A) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (B) of the receipt by BAER of any notification with respect to the suspension of the qualification of the BAER Share Consideration included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) the occurrence of any event that requires the making of any changes in any Registration Statement or the prospectus forming a part thereof so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, BAER shall not, when so advising the Sellers of such events, provide the Sellers with any material, nonpublic information regarding BAER other than to the extent that providing notice to the Sellers of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding BAER;

(ii)    use its best efforts to obtain the withdrawal of any stop order by the SEC suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(iii)    upon the occurrence of any event contemplated in Section 7.14(c)(i), except for such times as BAER is permitted hereunder to suspend, and has suspended, the use of the Prospectus forming part of the Registration Statement, BAER shall use its best efforts to as promptly as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)    use its best efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the BAER Common Stock is then listed; and

(v)    use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

(d)    BAER shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Seller not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by BAER or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, BAER’s board of directors reasonably believes, would require additional disclosure by BAER in the Registration Statement of material information that BAER has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of BAER’s board of directors, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that BAER may not delay or suspend the effectiveness or use of the Registration Statement for more than 60 consecutive calendar days in any one instance or more than 120 total calendar days, in each case during any 12-month period. Upon receipt of any written notice from BAER of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension

Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Seller agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Seller receives copies of a supplemental or amended prospectus (which BAER agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by BAER that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by BAER unless otherwise required by Law or subpoena. If so directed by BAER, each Seller will deliver to BAER or, in such Seller’s sole discretion, destroy all copies of the prospectus covering the Registrable Securities in such Seller’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent such Seller is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)    Each Seller shall indemnify, defend and hold harmless BAER and any of their respective officers, directors, partners, members, managers, investment advisers and employees, and each person who controls BAER (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) and expenses that arise out of or are based upon any violation or alleged violation by BAER of the Securities Act, Securities Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7.14 to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Seller or furnished or confirmed in writing to BAER by such Seller expressly for use therein or such Seller has omitted a material fact from such information or otherwise violated the Securities Act, the Securities Exchange Act or any state securities Law or any rule or regulation thereunder; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Sellers, and the liability of each such Seller shall be in proportion to and limited to the net proceeds received by such Seller from the sale of Registrable Securities pursuant to such Registration Statement.

(f)    With a view to making available to each Seller the benefits of Rule 144, BAER agrees, until a Seller no longer holds Registrable Securities, to:

(i)    make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)    file with the SEC in a timely manner all reports and other documents required of BAER under the Securities Exchange Act so long as BAER remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)    furnish to each Seller, promptly upon request a written statement by BAER, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act.

7.15    Assignment. Prior to the expiration of the Lock-Up Period, no Seller who is subject to any such Lock-Up Period may assign or delegate such Seller’s rights, duties or obligations under Sections 7.13 and 7.14, in whole or in part, in violation of the Lock-Up Period, except in connection with a transfer of Registrable Securities by such Seller to a Permitted Transferee but only if such Permitted Transferee agrees to become bound as a Seller by equivalent transfer restrictions as such Registrable Securities were subject to prior to such assignment or delegation as set forth in this Agreement. No assignment by any Seller of such Seller’s rights, duties and obligations under Sections 7.13 and 7.14 shall be binding upon or obligate BAER unless and until BAER shall have received (i) written notice of such assignment in accordance with Section 10.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to BAER, to be bound by the terms and provisions of Sections 7.13 and 7.14 (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment of such Seller’s rights, duties or obligations under Sections 7.13 and 7.14 made other than as provided in this Section 7.15 shall be null and void.

7.16    Investigation; No Reliance by Sellers.

(a)    Each Seller acknowledges that (i) it and its Representatives have undertaken an independent investigation, examination, analysis and verification of BAER and the business, assets, operations, financial condition and prospects of BAER, including such Sellers’s own estimate of the value of the business of BAER; (ii) it has received and had an opportunity to review all requested information regarding the business and the assets, liabilities, financial condition, cash flow and operations of BAER; (iii) all materials and information requested by such Seller have been provided to such Seller to such Seller’s reasonable satisfaction; and (iv) it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of BAER) as such Seller deems adequate, including that described above. In connection with such investigation, each Seller and its Representatives have received from or on behalf of BAER and/or Purchaser certain estimates, budgets, forecasts, plans and financial projections (collectively, the “BAER Forward-Looking Statements”). Each Seller acknowledges that (x) there are uncertainties inherent in making the BAER Forward-Looking Statements, (y) it is familiar with such uncertainties, and (z) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all BAER Forward-Looking Statements so furnished to it and its Representatives (including the reasonableness of the assumptions underlying the BAER Forward-Looking Statements where such assumptions are explicitly disclosed). None of Purchaser, BAER, nor any other Person is making any representation or warranty with respect to, or will have or be subject to any liability to any Seller, or any other Person resulting from, the delivery to any Seller, or its use of, the BAER Forward-Looking Statements.

(b)    In connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, no Seller has relied upon, and each Seller expressly waives and releases Purchaser and BAER from any liability for any claims (including claims based upon fraudulent inducement) relating to or arising from, any representation, warranty, statement, advice, document, projection or other information of any type provided by Purchaser, BAER, or their respective Affiliates or any of their respective Representatives, except for those representations and warranties of Purchase and/or BAER expressly set forth in Article IV.

7.17    Limitation of Representations and Warranties. Except for the representations and warranties expressly set forth in Article IV, Purchaser and BAER are not making and shall not be deemed to have made any other representations or warranties, written or oral, statutory, express or implied, concerning the BAER Share Consideration, BAER, or the businesses, assets or liabilities of BAER. EACH SELLER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER AND BAER HAVE NOT MADE, AND PURCHASER AND BAER HEREBY EXPRESSLY DISCLAIM AND NEGATE, AND EACH SELLER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND EACH SELLER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST, PURCHASER, BAER, AND THEIR REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) OR DOCUMENTS FURNISHED OR MADE AVAILABLE TO ANY SELLER OR ITS REPRESENTATIVES BY OR ON BEHALF OF PURCHASER OR BAER INCLUDING BAER FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PURCHASER NOR BAER IS MAKING ANY REPRESENTATION OR WARRANTY TO ANY SELLER WITH RESPECT TO ANY BAER FORWARD LOOKING STATEMENTS OR THE INFORMATION SET FORTH IN ANY SUMMARY, TEASER, CONFIDENTIAL INFORMATION MEMORANDUM OR MANAGEMENT PRESENTATION DELIVERED TO ANY SELLER OR REPRESENTATIVES OR AFFILIATES OF A SELLER.

7.18    Covenant Not to Compete or Solicit Business; Confidential Nature of Information.

(a)    In furtherance of the sale of the Equity Interests to Purchaser hereunder by virtue of the transactions contemplated hereby and to protect more effectively the value and goodwill of the Companies being sold to Purchaser, Sellers covenant and agree that for a period ending on the fifth (5th) anniversary of the Closing Date, Sellers shall not, directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise):

(i)    own, manage, operate, control, participate in, perform services for, or otherwise carry on in the United States a business similar to or competitive with that of the Companies;

(ii)    solicit, induce or attempt to persuade any agent, supplier, customer or prospective customer of the Companies to terminate, reduce or limit or not enter into its agency or business relationship with the Companies; or

(iii)    hire, solicit, induce or attempt to persuade or assist any person who is or was an employee of the Companies during the twelve (12) month period before the Closing to leave the employment of Purchaser or any of its Affiliates (including the Companies) or assist any such employee in finding new employment opportunities; provided, however, that the foregoing restriction shall not prohibit a general solicitation through the media that is not targeted at employees of the Companies or the Companies Affiliates, or with respect to any such employee who left such employment at least six months prior (and without otherwise violating this provision above);

(iv)    make (or cause to be made) to any Person any disparaging, derogatory or other negative or false statement about the Companies, Purchaser, or any of Purchaser’s Affiliates;

provided, however, that nothing set forth in this Section 7.18 shall prohibit a Seller from owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange.

(b)    From and after the Closing, Sellers shall, and shall cause Sellers’ agents and other representatives to, hold, in confidence any information, whether written or oral, concerning the Company and not use any such information for any purpose other than as specified in this Agreement or in connection with their continued employment relationship with the Company (if any), except to the extent that such information (a) is generally available to and known by the public through no fault of Sellers, any of its Affiliates or their employees, agents and other representatives; or (b) is lawfully acquired by Seller from and after the Closing from sources which are not to Sellers’ actual Knowledge prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Sellers or any of its agents and other representatives are compelled to disclose any information by judicial or administrative process or by other Laws, Sellers shall (to the extent legally permissible) promptly notify Purchaser in writing and shall disclose only that portion of such information which it is advised by counsel is legally required to be disclosed, provided that Sellers shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

(c)    If a Seller violates any of its obligations under this Section 7.18, Purchaser may proceed against such Seller in law or in equity for such damages or other relief as a court may deem appropriate. Seller hereby acknowledges that a violation of this

Section 7.18 may cause Purchaser irreparable harm which may not be adequately compensated for by money damages. Seller therefore agrees that in the event of any actual or threatened violation of this Section 7.18, Purchaser shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller to prevent any violations of this Section 7.18, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 7.18 shall also be entitled to receive reasonable attorneys’ fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.18, any term, restriction, covenant or promise in this Section 7.18 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

7.19    Guaranty of Purchaser Obligations by BAER. BAER hereby guarantees (this “Guaranty”) (a) the full, prompt and complete payment of all amounts set forth under this Agreement, and (b) the full performance and observance of all covenants, terms, conditions and agreements in this Agreement provided to be performed and observed by Purchaser (collectively, the “Obligations”). If Purchaser shall fail to perform or default at any time hereunder (following the expiration of any applicable cure period provided hereby) in the performance of the Obligations, BAER shall, on written demand of Sellers or the Company, forthwith faithfully perform and fulfill all of such Obligations of Purchaser strictly in accordance with the terms and provisions hereof. This Guaranty is an absolute, continuing and unconditional Guaranty of payment and of performance, and is enforceable against BAER, without the necessity for any suit or proceedings on the part of the Sellers or the Company of any kind or nature whatsoever, against the Purchaser. BAER hereby expressly agrees that the validity of this Guaranty and the obligations of BAER hereunder shall in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by the Sellers or the Company against the Purchaser of any of the rights and remedies reserved to the Sellers or the Company pursuant to the provisions hereof. This Guaranty shall remain and continue in full force and effect for the entire term hereof, including any renewals or extensions thereof, provided this Guaranty shall survive the term hereof to the extent any Obligations survive the term hereof. Sellers may enforce the terms of this Guaranty with respect to any breach or default which occurred during the term hereof, including any renewals or extensions thereof.

7.20    Disclosure Schedules Updates. Notwithstanding anything to the contrary in this Agreement, Sellers and the Company shall have the right to amend or supplement any Disclosure Schedules from time to time without Purchaser’s consent to the extent that (whether or not the facts or circumstances arose before or after the Effective Date) the Disclosure Schedules need to be amended or supplemented to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, by providing a written copy of such amendment or supplement to Purchaser. If at any time prior to the Closing Sellers and the Company make any such amendment or supplement to the Disclosure Schedules (each, a “New Disclosure Item”), and such New Disclosure Item would, in Purchaser’s good faith determination, result in a Material Adverse Effect with respect to the Company, then Purchaser, as its sole remedy under this Agreement (and Article VIII remedies shall be inapplicable thereto), shall have the right to terminate this Agreement. Any such election to terminate this Agreement shall be made by Purchaser by written notice thereof given to Sellers not later than five (5) Business Days after Purchaser’s receipt of notice from Sellers of such New Disclosure Item (but, in any event, prior to the Closing), provided that any election by Purchaser to terminate this Agreement shall not be effective unless Sellers fail to cure the fact or circumstance giving rise to such New Disclosure Item within thirty (30) days following the delivery of Purchaser’s termination notice. If Sellers elect to cure the fact or circumstance giving rise to such New Disclosure Item following Purchaser’s timely delivery of termination notice, Sellers shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of pursuing and completing such cure.

7.21    Reimbursement of Insurance Finance Payments. The amount included within Closing Indebtedness with respect to the First Insurance Premium Finance Agreement (in the approximate amount of $609,792 as of the date hereof, as set forth in Schedule 6.10) relates to insurance that is fronted and paid for by the Company and reimbursed by Huntington Ingalls Industries (or an affiliate thereof) over time. BAER and the Company acknowledge and agree that all such amounts shall included within Closing Indebtedness payable by Purchaser.

7.22    Distribution of the Eisele Indebtedness. Prior to the Closing, the parties agree that the Company shall distribute the Eisele Indebtedness to the Sellers, according to their Allocable Portions, and following Closing the Company shall have no further interest in the Eisele Indebtedness.

ARTICLE VIII

REMEDIES FOR BREACH OF THIS AGREEMENT

8.1    Survival. The representations, warranties, covenants and agreements contained in this Agreement shall be deemed and construed to be continuing representations, warranties, covenants and agreements and shall survive the Closing; provided, however, that the representations and warranties of all parties to this Agreement shall, except as set forth in the remainder of this Section 8.1, expire and be of no further force or effect on the date which is 15 months after the Closing Date; provided further, that (a) the Fundamental Representations shall survive for the applicable statutory limitations period (including all periods of extension); (b) Section 6.19 (Tax Matters) shall survive until 60 days after the expiration of the applicable statute of limitations (including all periods of extensions); (c) Section 6.20 (Environmental, Health and Safety Matters) shall survive for two years after the Closing Date; (d) the other provisions of this Agreement in which a time period is specified shall survive for the period specified therein; (e) the obligations of BAER under Section 7.14 hereof shall continue for the time period specified therein; and (f) unless otherwise indicated, the covenants and agreements set forth in this Agreement shall survive the Closing until they have been performed or satisfied.

8.2    Indemnification.

(a)    By Sellers. Subject to the terms and conditions set forth herein, from and after the Closing, Sellers (on a several and not joint basis) shall indemnify and hold harmless the Purchaser Indemnitees from and against any Damages which any such Purchaser Indemnitee shall suffer, sustain or become subject to, as a result of or with respect to (i) the breach by Sellers of any of the representations and warranties made by Sellers in Article VI, (ii) the breach by Sellers or, at any time prior to the Closing, the Companies of any of their respective covenants or agreements contained in this Agreement or any other Transaction Document, or (iii) Pre-Closing Taxes that have not otherwise been paid on or prior to the Closing Date except to the extent such Pre-Closing Taxes are taken into account in calculating the Aggregate Cash Purchase Price, as finally determined under Section 3.4, or paid by Sellers to any Company pursuant to the last sentence of Section 9.1(a) or the last sentence of Section 9.1(b).

(b)    By Individual Sellers. Subject to the terms and conditions set forth herein, from and after the Closing, each Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Damages which any such Purchaser Indemnitee shall suffer, sustain or become subject to, as a result of or with respect to the breach by such Seller of any of the individual representations and warranties made by such Seller in Article V.

(c)    By Purchaser. Subject to the terms and conditions set forth herein, from and after the Closing, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Damages which any such Seller Indemnitee shall suffer, sustain or become subject to, as a result of or with respect to (i) the breach by Purchaser of any of the representations and warranties made by Purchaser in Article VI, or (ii) the breach by Purchaser of any of its covenants or agreements contained in this Agreement.

8.3    Third Party Claims.

(a)    If any Purchaser Indemnitee desires to make a claim against any Seller, or any Seller Indemnitee desires to make a claim against Purchaser (such Purchaser Indemnitee or Seller Indemnitee, an “Indemnified Person”), under Section 8.2 in connection with any action, suit, proceeding or demand at any time instituted against or made upon such Indemnified Person by any third party for which such Indemnified Person may seek indemnification hereunder (a “Third Party Claim”), such Indemnified Person shall promptly notify in writing, in the case of a claim under Section 8.2(a) or 8.2(b), the relevant Seller, or, in the case of a claim under Section 8.2(c), Purchaser (in each case, an “Indemnifying Party”), of such Third Party Claim and of the Indemnified Person’s claim of indemnification with respect thereto; provided, however, that the failure to so notify or delay in notification shall not relieve the Indemnifying Party of its obligations hereunder, except and only to the extent that the Indemnifying Party is prejudiced by such failure or delay. The Indemnifying Party shall have 30 days after receipt of such notice to notify such Indemnified Person if the applicable Indemnifying Party has elected to assume the defense of such Third Party Claim. If the applicable Indemnifying Party elects to assume the defense of such Third Party Claim, such Indemnifying Party shall be entitled at its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of its own choosing (reasonably acceptable to the applicable Indemnified Person) on behalf of the applicable Indemnified Person. The Indemnified Person shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided that if in the reasonable opinion of counsel to the Indemnified Person there exists a conflict of interest between the Indemnifying Party and the Indemnified Person that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Indemnifying Party fails to notify the Indemnified Person within 30 days after receipt of notice from the Indemnified Person of a Third Party Claim that the applicable Indemnifying Party has elected to assume the defense of such Third Party Claim or fails to diligently defend such Third Party Claim, the Indemnified Person shall be entitled to assume the defense of such Third Party Claim at the expense of the applicable Indemnifying Party through counsel reasonably acceptable to the Indemnifying Party; provided, however, that neither the Indemnified Person nor the Indemnifying Party may compromise or settle any Third Party Claim except as provided in Section 8.3(b).

(b)    Any compromise, settlement or offer of settlement of any Third Party Claim of which the applicable Indemnifying Party has elected to assume the defense shall require the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed. Unless such consent is obtained, the applicable Indemnifying Party shall continue the defense of such claim; provided, however, that, if any Indemnified Person refuses its consent to a bona fide offer of settlement that the applicable Indemnifying Party wishes to accept and that involves no payment of money by such Indemnified Person, and further involves no limitation on the future operation of the business of the Companies, and that releases such Indemnified Person from all liability in connection with such claim, the applicable Indemnifying Party may reassign the defense of such claim to such Indemnified Person, who may then continue to pursue the defense of such matter, free of any participation by the Indemnifying Party, at the sole cost and expense of such Indemnified Person. In such event, the obligation of the applicable Indemnifying Party with respect thereto shall not exceed the lesser of (i) the amount of the offer of settlement that such Indemnified Person refused to accept or (ii) the aggregate Damages of the Indemnified Person with respect to such claim, including the costs of defense after reassignment of the defense of such claim to the Indemnified Person. Any compromise, settlement or offer of settlement of any Third Party Claim of which the applicable Indemnifying Party has not elected to assume the defense or has reassigned the defense to the Indemnified Person shall require the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Third Party Claim, including the Indemnified Person providing the Indemnifying Party with access to the Indemnified Person’s records and personnel relating to any Third Party Claim during reasonable hours under the circumstances.

(c)    If the Indemnifying Party makes any payment on any Third Party Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Person to any insurance benefits or other claims of the Indemnified Person with respect to such Third Party Claim.

(d)    To the extent of any inconsistency between this Section 8.3 and Section 9.6 (Tax Contests), Section 9.6 shall control.

8.4    Limitations on Indemnification.

(a)    Deductible. Subject to the other limitations of this Section 8.4:

(i)    No claim for indemnification under Section 8.2(a)(i) or 8.2(b) shall be made by any Purchaser Indemnitee with respect to any breach resulting in an individual item of Damages, or related items of Damages arising out of substantially similar facts and circumstances, unless and until the amount of such Damages suffered by the Companies (taken as a whole) and/or any other Purchaser Indemnitee exceeds $10,000, at which point a claim may be made for the amount of such Damages in full; provided, that the provisions of this Section 8.4(i) shall not apply to a breach of a Fundamental Representation or a breach of Section 6.19 (Tax Matters); and

(ii)    No claim for indemnification under Section 8.2(a)(i) or 8.2(b) shall be made by any Purchaser Indemnitee unless and until the amount of such Damages suffered by the Companies (taken as a whole) and/or any other Purchaser Indemnitee exceed one percent (1%) of the Cash Price (the “Deductible”), at which time such Purchaser Indemnitee shall be entitled to be indemnified against all Damages that exceed the Deductible; provided, that the provisions of this Section 8.4(ii) shall not apply to a breach of a Fundamental Representation or a breach of Section 6.19 (Taxes).

(b)    Cap. Subject to the other limitations of this Section 8.4(b), the aggregate amount of all Damages payable to all Purchaser Indemnitees with respect to claims for indemnification under Sections 8.2(a)(i) or 8.2(b) shall not exceed an amount equal to ten percent (10%) of the Cash Price (the “Cap”); provided, however, that (i) the Cap shall not apply to a breach of a Fundamental Representation, and (ii) the maximum amount which the Purchaser Indemnitees shall be entitled to receive in satisfaction of claims for indemnification pursuant to Section 8.2(b) from any individual Seller shall (x) with respect to a breach of a Fundamental Representation, not exceed such individual Seller’s Allocable Portion of the Aggregate Cash Purchase Price, and (y) with respect to any other breach of any individual Seller’s representations and warranties in Article V, not exceed the aggregate amount of such individual Seller’s Allocable Portion of the Cap. In no event shall the aggregate indemnification obligations of Sellers under this Article VIII exceed the Cash Price.

(c)    Time Limit. No Person shall be liable for any claim for indemnification hereunder, whether or not as a result of a Third Party Claim, unless written notice of a claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought with respect to any such breach before the applicable Survival Date (in which case such indemnification obligation shall survive the time at which it would otherwise terminate pursuant to this Article VIII regardless of when any Damages in respect thereof may actually be incurred). All notices given pursuant hereto shall set forth with reasonable specificity the basis for such claim for indemnification.

(d)    Closing Net Working Capital; Reserves. Notwithstanding any provision of this Agreement to the contrary, Purchaser Indemnitees shall not be entitled to indemnification hereunder for any Damages as a result of any breach of any representation or warranty made by Sellers under Article V and Article VI or the breach by Sellers of any of their covenants or agreements contained in this Agreement to the extent that the amount of any Damages as a result of such breach is taken into account as a current liability, reserved or accrued, or otherwise accounted for, in determining the Closing Net Working Capital, or otherwise taken into account in the calculation of the Aggregate Cash Purchase Price (as finally determined pursuant to Section 3.4).

(e)    Insurance; Other Indemnification. The amount of any Damages subject to indemnification hereunder shall be calculated net of any amounts recovered by Purchaser or the Companies under insurance policies (after taking into account any associated increases in premiums) or other collateral sources (such as contractual indemnities or contributions of any Person which are contained outside this Agreement), and the parties hereto agree to use commercially reasonable efforts to obtain such recoveries.

(f)    Mitigation. Purchaser shall take and shall cause the Companies and any other Purchaser Indemnitees to take all commercially reasonable steps to mitigate any Damages upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto. Notwithstanding anything herein to the contrary, Sellers shall not be liable for any Damages to the extent (but only to the extent) that the Purchaser Indemnitees fail to take commercially reasonable action to mitigate any such Damages reasonably promptly after obtaining actual knowledge of the event giving rise to such Damages.

(g)    No Special Damages. Notwithstanding any provision of this Agreement to the contrary, except in the event of Fraud, no Person shall be liable to any other Person for any consequential, incidental, indirect, special, exemplary or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity, or damages determined as a multiple of income, revenue or the like except to the extent awarded to any third party, relating to the breach or alleged breach of any representation, warranty, covenant or agreement in this Agreement or related hereto.

(h)    Treatment of Indemnification Payments. Any indemnification payments made by Purchaser or Sellers pursuant to this Article VIII shall be treated by all parties hereto as an adjustment to the Aggregate Cash Purchase Price hereunder.

(i)    Single Materiality Scrape. For purposes of this Article VIII, the determination of whether a breach of any representation or warranty has occurred, but not with respect to the calculation of Damages resulting from any such breach of any representation or warranty, shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

8.5    Limitation of Remedies. The rights of the parties hereto for indemnification relating to this Agreement and the transactions contemplated hereby shall be strictly limited to those contained in this Article VIII, and, subject to Section 8.6 and the last sentence of this Section 8.5, such indemnification rights shall be the sole and exclusive remedies of the parties hereto after the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith. To the maximum extent permitted by Law, Purchaser hereby waives and shall cause its Affiliates to waive all other rights and remedies with respect to any such matter, whether under any Laws (including any right or remedy under CERCLA or any other Environmental, Health and Safety Law), at common law or otherwise, including for rescission. Except as provided by this Article VIII, no action, suit, claim, proceeding or remedy shall be brought or maintained after the Closing by Purchaser or any of its Affiliates, including any other Purchaser Indemnitees, successors or permitted assigns against Sellers or any of their Affiliates, and no recourse shall be brought or granted against Sellers or any of their Affiliates, by virtue of or based upon any alleged misstatement or omission respecting a breach of any of the representations, warranties, covenants or agreements of Sellers set forth or contained in this Agreement; provided, however, that nothing in this Agreement shall be deemed to prevent or restrict the bringing or maintenance of any claim or action, or the granting of any remedy, to the extent that the same shall have been the result of Fraud by any party hereto (and in the event of Fraud, recourse shall only extend to those Persons committing Fraud).

8.6    Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party hereto could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Purchaser or Sellers, as the case may be, may be entitled, at law or in equity, such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without the necessity of posting any bond or other undertaking.

8.7    Priority. Any claims by Purchaser for indemnification under this Article VIII shall be made against the Sellers, any Damages with respect thereto shall in all respects shall be recovered, if at all, first against the Post-Closing Cash Payment, and if such amount is insufficient, then against the consideration received by the Sellers generally.

ARTICLE IX

TAX MATTERS

9.1    Tax Returns.

(a)    Sellers shall, at Sellers’ expense and with the Company’s and BAER’s reasonable cooperation, cause to be prepared and filed all Returns of the Companies required to be filed for all Tax Periods ending on or before the Closing Date. Following Closing, BAER shall file consolidated or combined federal and state income Tax Returns with the Company so as to terminate the Company’s income Tax year as of the end of the Closing Date. The Sellers shall deliver to Purchaser for its review a draft of each such Return to be filed after the Closing Date not fewer than 30 days before the deadline for filing such Return, including extensions (or, if such Returns are due within 30 days after the Closing Date or the end of the applicable Tax Period with respect to which such Return is filed, as soon as reasonably practicable). Purchaser shall notify the Sellers in writing of any objection to a draft Return within 15 days after the draft Return is delivered to Purchaser (or, if such Return is due within 15 days after the draft Return is delivered, as soon as reasonably practicable). If Purchaser so notifies the Sellers of any objection to a draft Return (specifying in reasonable detail the nature of such objection), Purchaser and the Sellers shall attempt, in good faith, to mutually resolve any disagreements regarding such draft Return. Any disagreements regarding the draft Returns that are not resolved within an additional 10-day period by the Sellers and Purchaser shall be resolved by the Independent Accounting Firm, whose decision shall be final and whose fees shall be shared equally by Sellers (in accordance with their respective Allocable Portions) and Purchaser. Returns that are subject to any disagreement shall not be filed until such disagreement is resolved; provided, however, that, if such Returns must be filed in order to avoid a penalty, such Returns may be filed as prepared (with any changes to which the Sellers and Purchaser agree prior to the date of filing reflected therein), and, if further changes are agreed upon or required by the Independent Accounting Firm, then Sellers shall cause such Returns to be amended to reflect such changes. Not later than five Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to any such Return, the Sellers shall pay (in accordance with their respective Allocable Portions) to the applicable Company any Taxes of such Company shown as due thereon that were not taken into account in the calculation of the Aggregate Cash Purchase Price, as finally determined under Section 3.4.

(b)    Except as provided in Section 9.1(a), Purchaser shall, at its expense, cause the Companies to prepare and file all Returns of the Companies due after the Closing Date. Purchaser shall deliver to the Sellers for review a draft of each Return of the Companies to be filed after the Closing Date that may give rise to any Tax liability of the Companies for which Sellers may be liable hereunder not fewer than 30 days before the deadline for filing such Return, including extensions (or if such Returns are due within 30 days after Closing or the end of the applicable Tax Period with respect to which such Return is filed, as soon as reasonably practicable). The Sellers shall notify Purchaser in writing of any objections to a draft Return within 15 days after the draft Return is delivered to the Sellers (or, if such return is due within 15 days after the draft Return is delivered to the Sellers, as soon as reasonably practicable). If the Sellers so notify Purchaser of any objections to a draft Return (specifying in reasonable detail the nature of such objection), Purchaser and the Sellers shall attempt, in good faith, to mutually resolve any disagreements regarding such draft Return. Any disagreements regarding the draft Returns that are not resolved within an additional 10-day period by the Sellers and Purchaser shall be resolved by the Independent Accounting Firm, whose decision shall be final and whose fees shall be shared equally by Sellers (in accordance with their respective Allocable Portions) and Purchaser. Returns that are subject to any disagreement shall not be filed until such disagreement is resolved; provided, however, that, if such Returns must be filed in order to avoid a penalty, such Returns may be filed as prepared (with any changes to which the Sellers and Purchaser agree prior to the date of filing reflected therein), and, if further changes are agreed upon or required by the Independent Accounting Firm, then Purchaser shall amend such Returns to reflect such changes. The Sellers shall promptly pay (in accordance with their respective

Allocable Portions) to the applicable Company after final determination hereunder any Taxes of such Company for any Pre-Closing Tax Period (as determined in accordance with Section 9.4) shown as due thereon that were not taken into account in the calculation of the Aggregate Cash Purchase Price, as finally determined under Section 3.4.

9.2    Liability for Taxes. Sellers (in accordance with their respective Allocable Portions) shall be responsible for, and shall promptly pay directly or reimburse the Company for, all Taxes of the Companies for any Pre-Closing Tax Period and for Sellers’ portion (as determined under Section 9.4) of all Taxes of the Companies for any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) to the extent such Taxes (a) are not taken into account in calculating the Aggregate Cash Purchase Price, as finally determined under Section 3.4, or (b) have not been paid on or prior to the Closing Date by or on behalf of the Company (including by estimated income Tax payments). Purchaser shall be responsible for all Taxes of the Companies for any Post-Closing Tax Period and for its portion (as determined under Section 9.4) of all Taxes of the Companies for any Straddle Period.

9.3    Tax Benefits. Notwithstanding anything in this Article IX to the contrary, any Tax Benefits, to the extent arising on or prior to the Closing Date, will, to the maximum extent permitted by Law, be reflected on the Returns of the Companies for Pre-Closing Tax Periods or the pre-Closing portion of Straddle Periods, as the case may be. Except as otherwise required pursuant to a determination (as defined in section 1313 of the Code), neither the Companies, Purchaser, BAER nor any of their respective Affiliates will take any position inconsistent with such treatment.

9.4    Apportionment of Taxes.

(a)    With respect to any Straddle Period, the Taxes of the Companies attributable to such Straddle Period shall be apportioned between the portion of the Straddle Period that begins on the first day of the Straddle Period and ends on and includes the Closing Date (the “Pre-Closing Straddle Period”), which portion shall be the responsibility of Sellers (to the extent provided in Section 9.2), and all other Taxes attributable to the operations or assets of the Companies for the Straddle Period shall be the responsibility of Purchaser.

(b)    Except with respect to Taxes described in Section 9.4(c) below, the portion of the Tax allocated to the Pre-Closing Straddle Period shall equal the amount that would be payable if the Straddle Period ended on the last day of the Pre-Closing Straddle Period by means of closing the books and records of the Companies as of the end of the last day of the Pre-Closing Straddle Period; provided, that all permitted allowances, exemptions and deductions that are normally computed on the basis of an entire year or period shall accrue on a daily basis and shall be allocated between the Pre-Closing Straddle Period and the portion of the Straddle Period that begins on the day immediately following the Closing Date and ends on the last day of the Straddle Period in proportion to the number of days in each such period.

(c)    In the case of personal property, real property and similar ad valorum Taxes not described in Section 9.4(b), the portion of the Tax allocated to the Pre-Closing Straddle Period shall equal the amount of Tax for the entire Straddle Period multiplied by the ratio of the number of days during the Pre-Closing Straddle Period to the number of days during the entire Straddle Period.

(d)    This Section 9.4 shall apply mutatis mutandis to any Tax refunds, Tax credits or other Tax benefits to which any Company may be entitled.

9.5    Cooperation. In connection with the preparation of Returns, audit examinations, and any administrative or judicial proceedings relating to the Taxes imposed on the Companies for all Pre-Closing Tax Periods, all Straddle Periods and all Post-Closing Tax Periods, BAER and the Companies, on the one hand, and the Sellers, on the other hand, shall cooperate fully with each other, including furnishing or making available during normal business hours records, personnel (as reasonably required), books of account, powers of attorney and/or other materials necessary or helpful for the preparation and filing of such Returns, the conduct of audit examinations or the defense of claims by Tax Authorities as to the imposition of Taxes. Purchaser shall provide the Sellers, and the Sellers shall provide Purchaser, with the information that each is respectively required to report under section 6043A of the Code or any other applicable Tax rule.

9.6    Tax Contests.

(a)    If any Tax Authority issues to Purchaser, BAER or any of the Companies (i) a notice of its intent to audit, examine or conduct a proceeding with respect to Taxes or Returns of such Company for any Pre-Closing Tax Period or Straddle Period or (ii) a notice of deficiency, notice of reassessment, proposed adjustment, assertion of claim or demand concerning Taxes or Returns attributable to the operations or assets of any of the Companies for any Pre-Closing Tax Period or Straddle Period or otherwise with respect to Taxes for Pre-Closing Tax Periods or Straddle Periods for which Sellers have potential indemnity obligations hereunder (each, a “Tax Claim”), Purchaser shall notify the Sellers of the receipt of such communication from the Tax Authority and shall deliver a copy of any such written communication to the Sellers within 10 Business Days after receiving such Tax Claim; provided that the failure to so notify Sellers of, or deliver, such communication shall not relieve Sellers of any obligation or Liability that Sellers may have to Purchaser hereunder, except to the extent such obligation or Liability is caused solely by such delay.

(b)    In the event of any proceeding relating to any Tax Claim with respect to Taxes attributable to the operations or assets of or Returns of any Company (a “Tax Contest”) for a Tax Period ending on or before the Closing Date or otherwise with respect to Taxes for Pre-Closing Tax Periods or Straddle Periods for which Sellers have potential indemnity obligations hereunder, Purchaser and such Company, as applicable, shall promptly provide the Sellers with copies of all written communications relating to the Tax Contest; provided, that (i) the Sellers shall control any such Tax Contest, (ii) Purchaser and such Company, as applicable, shall have the right to participate in any such Tax Contest, at its own expense, and (iii) Purchaser and such Company, as applicable, shall not settle or otherwise resolve any Tax Contest (or any issue raised in any Tax Contest) that will esult in Tax liability for Sellers without the prior written consent of the Sellers, such consent not to be unreasonably withheld, conditioned or delayed.

(c)    At the request of the Sellers, Purchaser or any of the Companies, as applicable, shall settle any issue related to Taxes for any Pre-Closing Tax Period on terms acceptable to the Sellers and the applicable Tax Authority; provided, that (i) Sellers shall pay when reasonably requested by Purchaser, all Taxes (and other amounts) for which Sellers are liable under this Agreement as a result of such settlement, and (ii) the settlement would not result in any adverse Tax consequence to Purchaser or any of its Affiliates (including the Companies after Closing), including the payment of any Tax for which Sellers are not required to fully indemnify Purchaser or its Affiliates (including the Companies after Closing) under this Agreement, as determined by Purchaser in its reasonable discretion.

(d)    In the event of a Tax Contest for a Straddle Period, Purchaser and such Company, as applicable, shall promptly provide the Sellers with copies of all written communications relating to the Tax Contest; provided, that (i) the Purchaser shall control any such Tax Contest, (ii) Sellers shall have the right to participate in any such Tax Contest, at its own expense, and (iii) Purchaser and such Company, as applicable, shall not settle or otherwise resolve any Tax Contest (or any issue raised in any Tax Contest) that will result in Tax liability for Sellers without the prior written consent of the Sellers, such consent not to be unreasonably withheld, conditioned or delayed.

9.7    Amended Returns. Purchaser and BAER shall not (and shall not permit the Company or any of Purchaser’s affiliates to) (a) amend any Tax Return of the Companies for any Pre-Closing Tax Period, (b) initiate any “voluntary disclosure” agreement or similar program with any Tax Authority with respect to any Pre-Closing Tax Period or Taxes of the Companies attributable to a Pre-Closing Tax Period, (c) make, file, change, amend or revoke any material Tax elections or accounting methods of the Companies with respect to Pre-Closing Tax Period, (d) file an election under Section 338 of the Code with respect to the Company, or (e) extend or waive any statute of limitations with respect to Taxes or Tax Returns of the Companies for a Pre-Closing Tax Period; in each case, if such action could give rise to an indemnity obligation and/or increased Tax liability of the Sellers.

9.8    Tax Refunds. Purchaser and the Companies shall reasonably cooperate with the Sellers in obtaining any Tax refund (whether by payment, offset, credit or otherwise) attributable to a Pre-Closing Tax Period. If Purchaser, BAER or any of the Companies receives a refund (whether by payment, offset, credit or otherwise) of Taxes for which Sellers are liable hereunder, Purchaser shall pay to Sellers, within 10 Business Days of the receipt thereof, the amount of such refund, unless such refund (a) arises from the carryback of a Tax attribute attributable to a Tax Period (or portion thereof) beginning on or after the Closing Date to a Tax Period (or portion thereof) ending on or before the Closing Date, (b) was taken into account in the calculation of Aggregate Cash Purchase Price, as finally determined under Section 3.4, or (c) is attributable to a Tax payment made after the Closing and not economically borne (through indemnification or otherwise) by Sellers, in which case Purchaser shall in all cases be entitled to such refund. To the extent that any refund that has given rise to a payment under this Section 9.8 is subsequently reversed, Sellers shall repay to Purchaser the amount received under this Section 9.8, together with any interest or penalties imposed with respect to such reversal.

9.9    Other Taxes. Purchaser shall be liable for and shall pay (and shall indemnify and hold harmless Sellers and their Affiliates from and against all Damages relating to) all sales, use, stamp, documentary, filing, recording or similar fees or Taxes (excluding any federal, state, local and non-U.S. Taxes based on income, which shall be payable by the party recognizing such income, and any applicable transfer taxes, which shall be split evenly between Purchaser and Sellers), or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Authority in connection with the transactions contemplated by this Agreement (“Transfer Tax”). The party required by Law shall, at its expense, prepare and file all necessary Returns with respect to all such Transfer Tax and shall promptly provide a copy of such Return to the other party. The other party shall, not more than ten (10) business days after receipt of such filing, pay to the filing party its share of such Transfer Tax.

ARTICLE X

MISCELLANEOUS

10.1    Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be given by: (a) personal delivery (effective upon delivery), (b) email (effective on the next Business Day, unless any indication of non-delivery is received), (c) recognized overnight delivery service (effective on the next Business Day after delivery to the service), or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third Business Day after being so mailed), in each case addressed to the intended recipient as set forth below:

If to the Sellers, or any of them, or the Company prior to Closing:

Chris Eisele

54 Jack Drive

Sheridan, Wyoming 82801

Email: c.eisele@bighornairways.com

Robert Eisele

52 Jack Drive

Sheridan, Wyoming 82801

with a copy (which shall not constitute notice) to:

Codie D. Henderson

Davis & Cannon, LLP

40 South Main Street

P.O. Box 728

Sheridan, Wyoming 82801

codie@davisandcannon.com

If to Purchaser or the Company following Closing:

Bridger Aerospace Group Holdings, Inc.

Attention: James Muchmore

90 Aviation Lane

Belgrade, Montana 59714

Email: James@bridgeraerospace.com

10.2    Entire Agreement. This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect thereto. Neither the duties nor obligations of any party hereto, nor the rights of any party hereto, shall be expanded beyond the terms of this Agreement, the other Transaction Documents and the Confidentiality Agreement on the basis of any legal or equitable principle or on any other basis whatsoever. Neither any legal or equitable principle nor any implied obligation of good faith or fair dealing nor any other matter requires any party hereto to incur, suffer or perform any act, condition or obligation contrary to the terms of this Agreement, whether or not existing and whether foreseeable or unforeseeable. Each of the parties hereto acknowledges that it would be unfair, and that it does not intend, to increase any of the obligations of any other party under this Agreement on the basis of any implied obligation or otherwise.

10.3    Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Sellers and Purchaser, or in the case of a waiver, by or on behalf of the party hereto against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.4    Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7.15, and except for an assignment by Purchaser to any affiliate of Purchaser, neither this Agreement nor the obligations hereunder shall be assignable or transferable by Purchaser without the prior written consent of the Sellers, or by any Seller without the prior written consent of Purchaser.

10.5    No Third Party Beneficiary; No Benefit Plan Amendment. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Purchaser Indemnitees, the Companies, Sellers, Seller Indemnitees and their respective successors, heirs, personal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement. Nothing in this Agreement shall be deemed to amend, modify or terminate any Benefit Plan.

10.6    Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7    Expenses and Closing. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties hereto shall bear their own respective expenses (including all compensation and expenses of their own counsel, financial advisors, consultants and accountants) incurred in connection with the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby.

10.8    Counterparts and Delivery. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts, and delivered by facsimile or other means of electronic transmission, each of which shall be deemed to be one and the same instrument and an original document.

10.9    Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF, UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. EACH PARTY HERETO IRREVOCABLY AGREES THAT THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA WITHIN THE STATE OF MONTANA OR THE COURTS OF THE STATE OF MONTANA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE OR CLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

10.10    Disclosure Schedules. A disclosure made by Sellers in any Section of this Agreement or any of the Schedules (or subparts thereof) that is reasonably apparent on the face of such disclosure that such disclosure contains information applicable to another Section of this Agreement or any other Schedule (or subparts thereof) in order to avoid a misrepresentation thereunder shall be deemed, for all purposes of this Agreement, to have been made with respect to such other Sections of this Agreement and such other Schedules (or subparts thereof), notwithstanding any cross-references (which are included solely as a matter of convenience) or lack of a Schedule reference in any representation or warranty. Information reflected in the Schedules is not necessarily limited to matters required by this Agreement to be reflected in the Schedules. Such additional information is set forth for informational purposes and does not necessarily include other matters of a similar nature. Disclosure of such additional information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed and disclosure of such information shall not be deemed to enlarge or enhance any of the representations or warranties in this Agreement or otherwise alter in any way the terms of this Agreement. Inclusion of information in the Schedules shall not be construed as an admission that such information is material to the business, assets, liabilities, financial position, operations or results of operations of the Companies.

10.11    Certain Matters Regarding Representation of the Companies.

(a)    Parr Brown Gee & Loveless PC and Davis & Cannon, LLP (collectively, the “Law Firms”) have acted as counsel for the Sellers and the Companies in connection with this Agreement (the “Acquisition Engagement”) and in that connection not as counsel for any other Person, including Purchaser or BAER.

(b)    Only the Sellers and the Companies shall be considered clients of the Law Firms in the Acquisition Engagement. All communications of or seeking legal advice between the Sellers, the Companies, and their respective Affiliates, on the one hand, and either of the Law Firms, on the other hand, in connection with the Acquisition Engagement shall be deemed to be attorney-client confidences that belong solely to the Sellers and not to (following the transactions contemplated hereby) the Companies. Accordingly, neither Purchaser nor BAER shall have access to any communications in the files of the Companies relating to the Acquisition Engagement. Without limiting the generality of the foregoing, upon and after the Closing: (i) the Sellers and the Law Firms shall be the sole holders of the attorney-client privilege with respect to the Acquisition Engagement, and none of the Companies, Purchaser or BAER shall be a holder thereof; (ii) to the extent that the files of either Law Firm in respect of the Acquisition Engagement constitute property of the client, only the Sellers shall hold such property rights; and (iii) neither Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Companies, Purchaser or BAER by reason of any attorney-client relationship between such Law Firm and the Companies or otherwise unless otherwise directed by a court order or the order of any Authority.

(c)    If the Sellers so desire, and without the need for any consent or waiver by the Companies, Purchaser, BAER or any Affiliate of any of the foregoing, either Law Firm shall be permitted to act as counsel to the Sellers after the Closing in connection with any matter, including anything related to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, either Law Firm shall be permitted to represent the Sellers in connection with any negotiation, transaction or dispute (“dispute” includes litigation, arbitration or other adversary proceeding) with Purchaser, BAER or any of their respective agents or Affiliates (including after the Closing the Companies) under or relating to this Agreement or any transaction contemplated by this Agreement, and any related matter, such as claims for indemnification and disputes involving noncompetition or other agreements entered into by the Sellers in connection with this Agreement, and either Seller in connection with any other matter.

(d)    Upon and after the Closing, the Companies shall cease to have any attorney-client relationship with either Law Firm, including with respect to any matter arising after the Closing, unless such Law Firm is specifically engaged in writing by the Companies to represent the Companies after the Closing.

(f)    The Parties hereby expressly consent to the foregoing arrangements, on their own behalf and on behalf of their respective Affiliates.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

PURCHASER:		SELLERS:
BRIDGER BIGHORN, LLC

By:	/s/ Timothy P. Sheehy	/s/ Robert Eisele
Name:	Timothy P. Sheehy	Robert Eisele
Title:	Manager

BAER, SOLELY FOR PURPOSES OF
THE ARTICLES AND SECTIONS FIRST
SET FORTH ABOVE:		/s/ Christopher Eisele
Christopher Eisele
BRIDGER AEROSPACE GROUP
HOLDINGS, INC.

By:	/s/ Timothy P. Sheehy
Name:	Timothy P. Sheehy
Title:	Chief Executive Officer

Exhibit A

Net Working Capital Calculation

(Attached.)

Exhibit B

Form of Securityholder Questionnaire

(Attached.)

SELLERS’ SCHEDULE

Seller	Seller’s Allocable Portion Percentage	Shares of BAER Common Stock		Equity Interests owned by Seller	Seller’s Allocable Portion of Companies
Robert Eisele	10%	[	●]	10% of Company Interest	10% of Company
Christopher Eisele	90%	[	●]	90% of Company Interest	90% of Company

Exhibit 99.1

Bridger Aerospace Enters into Definitive Purchase Agreement with Bighorn Airways

BELGRADE, MT, July 24, 2023 – Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER), one of the nation’s largest aerial firefighting companies, today announced that it has entered into a definitive purchase agreement with Bighorn Airways, Inc. (“Bighorn”), a specialty aviation company based in Sheridan, WY. Bridger will acquire Bighorn’s fleet of 12 aircraft used for wildfire smoke jumping as well as special mission transport and delivery for government customers. The transaction, valued at $39 million, is expected to close by the end of September 2023 and is subject to normal and customary closing conditions. The acquisition will be financed through a combination of cash and stock, with the majority of consideration paid to the sellers in the form of stock.

“The addition of Bighorn’s assets to the Bridger Aerospace family expands our aerial firefighting services to new mission critical areas,” commented Tim Sheehy, Bridger Aerospace’s Chief Executive Officer. “Bighorn provides year-round logistics for the Department of Defense (DoD) which broadens Bridger’s annual recurring revenue profile. From providing aircraft and flight crews in support of the U.S. government’s smoke jumper program, to flying missions in the North Pole region of Alaska, Bighorn adds unique skills, equipment and personnel to what is now the largest specialty wildfire aviation fleet in the country. We are honored to welcome Bighorn to the Bridger family.”

Bighorn’s fleet of 12 aircraft includes three Bombardier Dash 8 featuring a 7500 lbs. payload capacity, a range of 1200 miles and the capability of low-level flights for para cargo operations. Bighorn also operates four Casa 212-200 and five Dornier 228-100 twin turboprop aircraft capable of short takeoff and landing. Bighorn is one of only a few air carriers that are approved by the DoD Commercial Airlift Review Board (CARB), holds a DoD Facility Security Clearance and is a U.S. Special Operations Command (SOCOM) certified air carrier. Bighorn also owns and operates the Sheridan, WY Fixed Base Operation (FBO).

Financial Highlights

For the year ending 2023, Bighorn is expected to generate pro forma revenue of $22 million, and adjusted pro forma EBITDA of $5 million. While the transaction is expected to be accretive to earnings after excluding transaction expenses and before anticipated synergies, the Company is not updating its guidance at this time. Bridger will provide further information on the outlook for the Company and the addition of Bighorn during its next quarterly earnings call.

About Bighorn Airways

Bighorn Airways, Inc. is headquartered in Sheridan, Wyoming at the base of the Bighorn Mountains. Bighorn provides a variety of aviation services, including on-demand specialty aircraft charter and government contracting, and full Fixed Base Operator (FBO) services.

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger Aerospace provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s prospectus dated February 13, 2023 on file with the U.S. Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

Investor Contacts

Alison Ziegler

Darrow Associates

201-220-2678

aziegler@darrowir.com

###

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 10-Q
___________________________

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2023
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from___________to___________
Commission file number: 001-41603
___________________________
BRIDGER AEROSPACE GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	88-3599336
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

90 Aviation Lane Belgrade, MT	59714
(Address of Principal Executive Offices)	(Zip code)
(406) 813-0079
(Registrant’s telephone number, including area code)
___________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BAER	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 8, 2023, there were 44,505,944 shares of the registrant’s common stock, par value $0.0001 per share, issued and outstanding.

1

PART I – FINANCIAL INFORMATION
Item 1. Financial Statements.
BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(All amounts in U.S. dollars)

	As of June 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$844,582	$30,162,475
Restricted cash	12,239,819	12,297,151
Investments in marketable securities	12,572,950	54,980,156
Accounts receivable[1]	11,815,732	28,902
Aircraft support parts	434,894	1,761,270
Prepaid expenses and other current assets	2,892,240	1,835,032
Deferred offering costs	388,120	5,800,144
Total current assets	41,188,337	106,865,130
Property, plant and equipment, net	202,050,389	192,091,413
Intangible assets, net	155,369	208,196
Goodwill	2,457,937	2,457,937
Other noncurrent assets	7,583,603	4,356,225
Total assets	$253,435,635	$305,978,901
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,235,941	$3,170,354
Accrued expenses and other current liabilities	7,823,154	18,669,572
Operating right-of-use current liability	355,119	21,484
Current portion of long-term debt, net of debt issuance costs	2,459,654	2,445,594
Total current liabilities	16,873,868	24,307,004
Long-term accrued expenses and other noncurrent liabilities	6,864,516	45,659
Operating right-of-use noncurrent liability	1,449,911	754,673
Long-term debt, net of debt issuance costs[2]	205,060,810	205,471,958
Total liabilities	$230,249,105	$230,579,294
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY
Series A Preferred Stock, $0.0001 par value; 315,789.473684 shares authorized, issued and outstanding at June 30, 2023	342,738,969	—
Legacy Bridger Series C Preferred Shares, $0.001 par value; 315,789.473684 shares authorized, issued and outstanding at December 31, 2022	—	489,021,545
STOCKHOLDERS’ DEFICIT
Common Stock, $0.0001 par value; 1,000,000,000 shares authorized; 44,505,944 shares issued and outstanding at June 30, 2023; 39,081,744 shares issued and outstanding at December 31, 2022	4,906	3,908
Additional paid-in capital	78,977,391	—
Accumulated deficit	(400,054,307)	(415,304,343)
Accumulated other comprehensive income	1,519,571	1,678,497
Total stockholders’ deficit	(319,552,439)	(413,621,938)
Total liabilities, mezzanine equity, and stockholders’ deficit	$253,435,635	$305,978,901
1 Includes related party accounts receivable of $427,454 as of June 30, 2023.
2 Includes related party debt of $10,000,000 for the 2022 taxable industrial revenue bond as of June 30, 2023 and December 31, 2022, respectively.
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
2

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All Amounts in U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenues[1]	$11,615,280	$12,753,671	$11,980,653	$12,822,963
Cost of revenues:
Flight operations	6,299,122	5,849,562	10,032,383	9,514,914
Maintenance	4,210,976	3,571,986	7,726,427	6,433,973
Total cost of revenues	10,510,098	9,421,548	17,758,810	15,948,887
Gross income (loss)	1,105,182	3,332,123	(5,778,157)	(3,125,924)
Selling, general and administrative expense	15,187,808	5,735,627	48,416,299	10,576,886
Operating loss	(14,082,626)	(2,403,504)	(54,194,456)	(13,702,810)
Interest expense[2]	(5,540,867)	(2,293,682)	(11,205,412)	(6,008,228)
Other income	601,891	134,311	1,693,328	275,154
Net loss	$(19,021,602)	$(4,562,875)	$(63,706,540)	$(19,435,884)
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$—	$—	$(48,300,000)	$—
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$—	$—	$156,362,598	$—
Series A Preferred Stock – adjustment to maximum redemption value	$(5,805,582)	$—	$(10,080,022)	$—
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment, accrued interest, and change in fair value	$—	$(81,323,569)	$—	$(85,663,336)
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	$—	$(191,240,782)	$—	$(191,240,782)
Net (loss) income attributable to Common stockholders - basic and diluted	$(24,827,184)	$(277,127,226)	$34,276,036	$(296,340,002)
Net (loss) income per Common Stock - basic	$(0.55)	$(7.15)	$0.77	$(7.64)
Net (loss) income per Common Stock - diluted	$(0.55)	$(7.15)	$0.44	$(7.64)
Weighted average Common Stock outstanding – basic	45,388,892	38,770,646	44,443,930	38,770,646
Weighted average Common Stock outstanding – diluted	45,388,892	38,770,646	77,199,129	38,770,646
1 Includes related party revenues of $112,210 and $433,454 for the three and six months ended June 30, 2023, respectively.
2 Includes related party interest for the 2022 taxable industrial revenue bond of approximately $279,000 and $563,000 for the three and six months ended June 30, 2023, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
3

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(All Amounts in U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(19,021,602)	$(4,562,875)	$(63,706,540)	$(19,435,884)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustment	214	24	406	(263)
Unrealized gain (loss) on derivative instruments	203,467	309,654	(68,334)	984,035
Unrealized (loss) gain on investments in marketable securities	(28,301)	—	290,344	—
Reclassification of realized gains on investments in marketable securities to earnings	(208,190)	—	(381,342)	—
Total other comprehensive (loss) income, net of tax	(32,810)	309,678	(158,926)	983,772
Comprehensive loss	$(19,054,412)	$(4,253,197)	$(63,865,466)	$(18,452,112)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
4

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STOCKHOLDERS’ DEFICIT
For the Six Months Ended June 30, 2022
(All Amounts in U.S. dollars, except share amounts)

	Legacy Bridger Series A Preferred Shares		Legacy Bridger Series B Preferred Shares		Legacy Bridger Series C Preferred Shares / Series A Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Share	Value	Share	Value	Share	Value	Share	Value
Balance at December 31, 2021	10,500,000	$1,050	60,000,000	$6,000	—	$—	39,081,744	$3,908	$—	$(84,843,803)	$24,706	$(84,815,189)
Liquidation preference on Legacy Bridger Series A Preferred Shares	—	—	—	—	—	—	—	—	—	(4,339,767)	—	(4,339,767)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	—	—	674,381	674,381
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	(287)	(287)
Stock based compensation attributable to Legacy Bridger holders prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	2,558	—	2,558
Net loss	—	—	—	—	—	—	—	—	—	(14,873,009)	—	(14,873,009)
Balance at March 31, 2022	10,500,000	$1,050	60,000,000	$6,000	—	$—	39,081,744	$3,908	$—	$(104,054,021)	$698,800	$(103,351,313)
Legacy Bridger Series A Preferred Shares adjustment for redemption, extinguishment and revaluation	—	—	—	—	—	—	—	—	—	(81,323,569)	—	(81,323,569)
Legacy Bridger Series C Preferred Shares adjustment to maximum redemption value	—	—	—	—	—	—	—	—	—	(191,240,782)	—	(191,240,782)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	—	—	309,654	309,654
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	24	24
Stock based compensation attributable to Legacy Bridger holders prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	2,222	—	2,222
Net loss	—	—	—	—	—	—	—	—	—	(4,562,875)	—	(4,562,875)
Balance at June 30, 2022	10,500,000	$1,050	60,000,000	$6,000	—	$—	39,081,744	$3,908	$—	$(381,179,025)	$1,008,478	$(380,166,639)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STOCKHOLDERS’ DEFICIT
For the Six Months Ended June 30, 2023
(All Amounts in U.S. dollars, except share amounts)

	Legacy Bridger Series A Preferred Shares		Legacy Bridger Series B Preferred Shares		Legacy Bridger Series C Preferred Shares / Series A Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Deficit
	Share	Value	Share	Value	Share	Value	Share	Value
Balance at December 31, 2022	—	$—	—	$—	315,789	$489,021,545	39,081,744	$3,908	$—	$(415,304,343)	$1,678,497	$(413,621,938)
Unrealized loss on derivative instruments	—	—	—	—	—	—	—	—	—	—	(271,801)	(271,801)
Unrealized gain on investment in marketable securities	—	—	—	—	—	—	—	—	—	—	318,645	318,645
Reclassification of realized gains on investments in marketable securities to earnings	—	—	—	—	—	—	—	—	—	—	(173,152)	(173,152)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	192	192
Net loss	—	—	—	—	—	—	—	—	—	(44,684,938)	—	(44,684,938)
Effect of the Closing	—	—	—	—	—	(156,362,597)	4,687,546	684	52,084,522	78,956,576	—	131,041,782
Series A Preferred Stock adjustment to maximum redemption value	—	—	—	—	—	4,274,439	—	—	(4,274,439)	—	—	(4,274,439)
Stock based compensation after reverse recapitalization	—	—	—	—	—	—	2,400,354	240	25,596,776	—	—	25,597,016
Balance at March 31, 2023	—	$—	—	$—	315,789	$336,933,387	46,169,644	$4,832	$73,406,859	$(381,032,705)	$1,552,381	$(306,068,633)
Unrealized gain on derivative instruments	—	—	—	—	—	—	—	—	—	—	203,467	203,467
Unrealized loss on investment in marketable securities	—	—	—	—	—	—	—	—	—	—	(28,301)	(28,301)
Reclassification of realized gains on investments in marketable securities to earnings	—	—	—	—	—	—	—	—	—	—	(208,190)	(208,190)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	214	214
Net loss	—	—	—	—	—	—	—	—	—	(19,021,602)	—	(19,021,602)
Series A Preferred Stock adjustment to maximum redemption value	—	—	—	—	—	5,805,582	—	—	(5,805,582)	—	—	(5,805,582)
Bonuses paid in Class A Common Stock	—	—	—	—	—	—	736,554	74	4,927,546	—		4,927,620
Stock based compensation after reverse recapitalization	—	—	—	—	—	—	—	—	6,448,568	—	—	6,448,568
Balance at June 30, 2023	—	$—	—	$—	315,789	$342,738,969	46,906,198	$4,906	$78,977,391	$(400,054,307)	$1,519,571	$(319,552,439)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
6

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in U.S. dollars)

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(63,706,540)	$(19,435,884)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on sale/disposal of fixed assets	392,472	781,492
Depreciation and amortization	4,986,192	4,094,854
Impairment of long-lived assets	626,848	—
Stock based compensation expense	32,045,584	4,780
Change in fair value of the Warrants	(533,000)	—
Change in fair value of freestanding derivative	50,559	—
Amortization of debt issuance costs	483,526	89,732
Interest accrued on Legacy Bridger Series B Preferred Shares	—	3,586,587
Change in fair value of Legacy Bridger Series C Preferred Shares	—	945,455
Change in fair value of Series A Preferred Stock	(224,080)	—
Realized gain on investments in marketable securities	(407,761)	—
Changes in operating assets and liabilities
Accounts receivable[1]	(11,786,830)	(4,611,847)
Aircraft support parts	1,326,376	170,475
Prepaid expense and other current and noncurrent assets	(3,339,409)	522,745
Accounts payable, accrued expenses and other liabilities	(13,358,549)	3,822,406
Net cash used in operating activities	(53,444,612)	(10,029,205)
Cash Flows from Investing Activities:
Investments in construction in progress – buildings	(2,444,633)	(3,983,754)
Proceeds from sales and maturities of marketable securities	42,723,969	—
Sale of property, plant and equipment	814,000	286,400
Purchases of property, plant and equipment	(12,528,089)	(5,300,950)
Net cash provided by (used in) investing activities	28,565,247	(8,998,304)
Cash Flows from Financing Activities:
Payment to Legacy Bridger Series A Preferred Shares members	—	(100,000,000)
Payment to Legacy Bridger Series B Preferred Shares members	—	(69,999,223)
Borrowing from Legacy Bridger Series C Preferred shares members, net of issuance costs	—	293,684,675
Payment of finance lease liability	(15,615)	—
Proceeds from the Closing	3,193,536	—
Costs incurred related to the Closing	(6,793,574)	—
Borrowings from various First Interstate Bank vehicle loans	—	202,217
Payment of debt issuance costs	—	(3,000)
Repayments on debt	(880,613)	(962,904)
Net cash (used in) provided by financing activities	(4,496,266)	122,921,765
Effects of exchange rate changes	406	(263)
Net change in cash, cash equivalents and restricted cash	(29,375,225)	103,893,993
Cash, cash equivalents and restricted cash – beginning of the period	42,459,626	17,261,132
Cash, cash equivalents and restricted cash – end of the period	$13,084,401	$121,155,125
Less: Restricted cash – end of the period	12,239,819	3,922,506
Cash and cash equivalents – end of the period	$844,582	$117,232,619
Supplemental disclosure of non-cash operating and financing activities
Assumption of Jack Creek liabilities	$7,463,673	$—
Recognition of warrant liabilities	$5,863,000	$—
Recognition of Deferred underwriting fee	$1,500,000	$—
Recognition of new right-of-use asset and corresponding operating lease liability	$1,092,519	$—
Bonuses paid in Class A Common Stock	$4,927,620	$—
Deferred offering costs included in accrued expenses and other current liabilities	$388,120	$1,455,840
Issuance costs on Legacy Bridger Series C Preferred Shares	$—	$5,000,000
Supplemental cash flow information
Interest paid[2]	$11,489,494	$3,715,257
Fixed assets in accounts payable	$1,841,142	$2,640,384
Conversion of Promissory Note to Common Stock	$897,400	$—
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$48,300,000	$—
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$156,362,597	$—
Series A Preferred Stock - adjustment to maximum redemption value	$10,080,021	$—
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$—	$85,663,336
Legacy Bridger Series C Preferred Shares - adjustment for maximum redemption value	$—	$191,240,782
1 Includes related party accounts receivable of $427,454 for the six months ended June 30, 2023.
2 Includes related party interest paid of approximately $575,000 for the 2022 taxable industrial revenue bond for the six months ended June 30, 2023.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
7

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)

Note 1 – Organization and Basis of Presentation
Nature of Business
Bridger Aerospace Group Holdings, Inc. and its subsidiaries (“Bridger”, “the Company,” “we,” “us” or “our”) provide aerial wildfire management, relief and suppression and delivery of firefighting services using next generation technology and sustainable and environmentally safe firefighting methods.
As of June 30, 2023, the Company owns 17 aircraft, including 4 Twin Commander surveillance platforms, 4 Quest Kodiaks, 6 Viking CL415EAFs, 2 Aurora eVOTL Skirons, and 1 Pilatus PC-12.
Basis of Presentation
The unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The unaudited condensed consolidated financial statements include the financial statements of the Company, all entities that are wholly-owned by the Company and all entities in which the Company has a controlling financial interest.
Reverse Recapitalization
On January 24, 2023, (the “Closing Date”), Jack Creek Investment Corp (“JCIC”) completed the reverse recapitalization (the “Closing” and the “Reverse Recapitalization”) with the Company’s predecessor, Bridger Aerospace Group Holdings, LLC and its subsidiaries (collectively, “Legacy Bridger”), which operated the majority of the historical business and was identified as the acquirer and predecessor upon the consummation of the transactions contemplated by the agreement and plan of merger (the “Transaction Agreements”) entered into on August 3, 2022. On the Closing Date, pursuant to the Transaction Agreements, JCIC and Legacy Bridger became wholly owned subsidiaries of a new public entity that was renamed Bridger Aerospace Group Holdings, Inc, and JCIC shareholders and Legacy Bridger equity holders converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in Bridger.
Upon the consummation of the Reverse Recapitalization, Bridger issued Common Stock to the Legacy Bridger equity holders and Series A Preferred Stock (as defined below) as summarized below:
•the surrender and exchange of all 606,061 Legacy Bridger incentive units (“Incentive Units”) into 583,308 shares of Bridger’s common stock, par value $0.0001, (“Common Stock”) at a deemed value of $10.00 per share as adjusted by the per share Common Stock consideration of approximately 0.96246 (the “Exchange Ratio”), rounded down to the nearest share for each holder;
•the direct or indirect surrender and exchange of the remaining 40,000,000 issued and outstanding shares of Legacy Bridger common shares (excluding Incentive Units) into 38,498,436 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Exchange Ratio, rounded down to the nearest share for each holder; and
•the surrender and exchange of all 315,789.473684 issued and outstanding Series C preferred shares of Legacy Bridger (the “Legacy Bridger Series C Preferred Shares”), which were surrendered and exchanged on a one-to-one basis in connection with the Reverse Recapitalization into 315,789.473684 shares of preferred stock of Bridger that have the rights, powers, designations, preferences, and qualifications, limitations and restrictions set forth in Section 4.5 of the Amended and Restated Certificate of Incorporation (the “Series A Preferred Stock”). The Series A Preferred Stock are convertible at the election of the holders into shares of Common Stock, without the payment of additional consideration by the holders into such number of shares of Common Stock as determined by dividing the original issue price, plus accrued interest by a conversion price equal to $11 at the time of conversion.
Other related events occurred in connection with the Reverse Recapitalization, are summarized below:
•the filing and effectiveness of the Amended and Restated Certificate of Incorporation of Bridger and the effectiveness of the Amended and Restated Bylaws of Bridger, each of which occurred immediately prior to the Closing;
8

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
•the adoption and assumption of the 2023 Omnibus Incentive Plan and any grants or awards issued thereunder and adoption of the 2023 Employee Stock Purchase Plan upon the Closing to grant equity awards to Bridger employees; and
•during the period from the Closing until five years following the Closing, JCIC subjected 20% of JCIC’s issued and outstanding common stock (“Sponsor Earnout Shares”), comprised of two separate tranches of 50% of the Sponsor Earnout Shares per tranche, to potential forfeiture to Bridger for no consideration until the occurrence (or deemed occurrence) of certain triggering events.
Immediately after giving effect to the Transaction Agreements, the following were outstanding:
•43,769,290 shares of Common Stock;
•315,789.473684 shares of Bridger Series A Preferred Stock;
•9,400,000 private placement warrants (“Private Placement Warrants”) to purchase shares of Common Stock at an exercise price of $11.50 per share;
•17,250,000 public warrants (“Public Warrants”) to purchase shares of Common Stock at an exercise price of $11.50 per share; and
•6,581,497 restricted stock units issued to the executives and senior management of the Company.
In connection with the Reverse Recapitalization, the Company paid transaction costs of $10,302 thousand as of the Closing.
The transactions contemplated by the Transaction Agreements were accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represent a continuation of the financial statements of Legacy Bridger with the Reverse Recapitalization treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Reverse Recapitalization will be those of Legacy Bridger in future reports of Bridger.
Legacy Bridger has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Legacy Bridger equity holders have a relative majority of the voting power of Bridger;
•Bridger’s board of directors (the “Board”) has nine (9) members, and representatives or designees of the Legacy Bridger equity holders comprise the majority of the members of the Board;
•Legacy Bridger’s senior management comprise the senior management roles and are responsible for the day-to-day operations of Bridger;
•Bridger assumed Legacy Bridger’s name of business;
•The strategy and operations of Bridger continue Legacy Bridger’s former strategy and operations; and
•The Reverse Recapitalization created an operating public company, with management continuing to use Legacy Bridger operations to grow the business.
The Sponsor Earnout Shares are determined to be equity classified instruments of Bridger and the Public Warrants and Private Placement Warrants are determined to remain liability classified instruments upon the Closing.
In accordance with guidance applicable to these circumstances, the equity structure has been recast in all comparative periods up to the Closing to reflect the number of shares of Common Stock issued to Legacy Bridger’s stockholders in connection with the Reverse Recapitalization. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Bridger’s common stock prior to the Reverse Recapitalization have been retroactively recasted as shares of Common Stock using the Exchange Ratio.
9

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
On January 25, 2023, shares of the Company’s Common Stock began trading on the Nasdaq Global Market under the ticker symbol “BAER.”
Liquidity
The Company had $845 thousand and $30,162 thousand of cash and cash equivalents as of June 30, 2023 and December 31, 2022, respectively. The Company had $12,573 thousand and $54,980 thousand of investments in debt securities classified as available-for-sale with short-term maturities of less than one year and carried at fair value as of June 30, 2023 and December 31, 2022, respectively.
The Company has entered into various term loan agreements and other long-term debt to fund the purchase of aircraft, finance the construction of aircraft hangars and to supplement its cash balance. As of June 30, 2023, the Company has $2,460 thousand of current portion of long-term debt, net of debt issuance costs. As of June 30, 2023, future contractual payments related to the construction of the third hangar are $759 thousand for the next twelve months.
The Company believes it will be sufficiently funded for its short-term liquidity needs and the execution of its business plan for at least 12 months following the date at which the unaudited condensed consolidated financial statements were filed. As of July 31, 2023, the Company has cash and cash equivalents of $2,562 thousand, restricted cash of $12,281 thousand and investments in debt securities classified as available-for-sale of $10,189 thousand.
Note 2 - Summary of Significant Accounting Policies
Principles of Consolidation
The Company consolidates those entities in which it, through the existing owners, has control over significant operating, financial or investing decisions of the entity. All significant intercompany balances and transactions have been eliminated in consolidation.
Variable Interest Entities
The Company follows ASC 810-10-15 guidance with respect to accounting for variable interest entities (“VIE”). These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances.
Northern Fire Management Services, LLC (“NFMS, LLC”) is considered to be a VIE, as it lacks sufficient equity and is consolidated in the Company’s financial statements. For the three and six months ended June 30, 2022, Mountain Air, LLC (“MA, LLC”) was considered to be a VIE, as it lacked sufficient equity and is consolidated in the Company’s financial statements. For the three and six months ended June 30, 2023 and 2022 and the year ended December 31, 2022, NFMS, LLC held immaterial assets and liabilities in its financial statements. For the three and six months ended June 30, 2022, MA, LLC held immaterial assets and liabilities in its financial statements. For the three and six months ended June 30, 2023 and 2022 and the year ended December 31, 2022, the following entities were considered to be VIEs but were not consolidated in the unaudited condensed consolidated financial statements due to the lack of the power criterion or the losses/benefits criterion: AE Côte-Nord Canada (“Côte-Nord”) and Ensyn BioEnergy Canada, Inc.
10

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Northern Fire Management Services, LLC: The Company assisted in designing and organizing NFMS, LLC with a business purpose of employing Canadian aviation professionals for the Company. A master services agreement exists between NFMS, LLC, the Company, and Bridger Air Tanker, LLC, a wholly owned subsidiary of the Company, to transfer all annual expenses incurred to the Company in exchange for the Canadian employees to support the Company’s water scooper aircraft. NFMS, LLC is 50% owned by a Canadian citizen, and 50% owned by Bridger Aerospace Group, LLC. The Company is responsible for the decisions related to all of NFMS, LLC’s expenditures, which solely relates to payroll. Based on these facts, it was determined that the Company is the primary beneficiary of NFMS, LLC. Therefore, NFMS, LLC has been consolidated by the Company. All intercompany expenses associated with NFMS, LLC and its service agreement have been eliminated in consolidation.
Mountain Air, LLC: As of November 7, 2022, MA, LLC was a wholly-owned subsidiary of Bridger. Prior to MA, LLC becoming a wholly-owned subsidiary of the Company, MA, LLC was owned 50% by Timothy Sheehy, the Chief Executive Officer and a director of Bridger, and 50% by an entity affiliated with Matthew Sheehy, a director of Bridger. MA, LLC is a Federal Aviation Administration (“FAA”) part 135 certificate holder and is designed to hold aerial firefighting contracts. Bridger Aviation Services, LLC (“Bridger Aviation”), a wholly-owned subsidiary of Bridger, was a party to a certain Management Services Agreement (the “Aviation Agreement”), dated April 13, 2018, with MA, LLC. Pursuant to the Aviation Agreement, Bridger Aviation leased certain aircraft to MA, LLC. MA, LLC operated the aircraft and paid Bridger Aviation a fee equal to 99% of all revenue it received from the use and deployment of Bridger Aviation’s aircraft. MA, LLC was obligated to operate and maintain the aircraft in accordance with applicable FAA standards.
Timothy Sheehy originally conducted aerial operations through MA, LLC before Bridger’s current legal organizational structure was put into place, which created the need for the Aviation Agreement and resulting VIE treatment.
Seasonality
The Company’s business is generally seasonal, with a significant portion of total revenue occurring during the second and third quarters of the fiscal year due to the North American fire season. However, the weather dependency and seasonal fluctuation in the need to fight wildfires based upon location and the varying intensity of the fire season may lead our operating results to fluctuate significantly from quarter to quarter and year to year.
Use of Estimates
The preparation of financial statements in conformity with US GAAP, requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities, disclosure of gain or loss contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from their estimates and such differences could be material to the unaudited condensed consolidated financial statements. Significant items subject to such estimates and assumptions include: (a) excess and aging aircraft support parts reserves, (b) allowance for doubtful accounts, (c) useful lives of property, plant and equipment, net (d) impairment of long-lived assets, goodwill and other intangible assets, (e) disclosure of fair value of financial instruments, (f) variable interest entities, (g) accounting for Series A Preferred Stock and Legacy Bridger Series C Preferred Shares, (h) revenue recognition, (i) estimates and assumptions made in determining the carrying values of goodwill and other intangible assets, (j) incentive units and (k) Public Warrants and Private Placement Warrants.
Reclassifications
Certain amounts from prior periods have been reclassified to conform to the current period presentation. The Company previously separately presented General and administrative and Business development operating expenses, which are now presented combined within “Selling, general and administrative expense” on the Unaudited Condensed Consolidated Statements of Operations. The reclassification had no impact on previously reported Net loss or Accumulated deficit.
11

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Deferred Offering Costs
Deferred offering costs primarily consist of capitalized legal, accounting and other third-party costs incurred that are directly related to the Reverse Recapitalization, which has been accounted for as a reverse recapitalization. These costs were charged to Stockholders’ deficit as a reduction of Additional paid-in capital generated upon the completion of the Reverse Recapitalization. As of June 30, 2023, the Company charged $17,961 thousand to Stockholders’ deficit. As of June 30, 2023 and December 31, 2022, the Company recorded $388 thousand and $5,800 thousand of deferred offering costs in the Unaudited Condensed Consolidated Balance Sheets, respectively.
Revenue Recognition
The Company charges daily and hourly rates depending upon the type of firefighting services rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.
The Company enters into short, medium and long-term contracts with customers, primarily with government agencies to deploy aerial fire management assets during the firefighting season. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot and field maintenance personnel to support the contract.
Contracts are based on either a Call-When-Needed (“CWN”) or Exclusive Use (“EU”) basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates, the aircraft cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.
The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by their funded task order or accepted invoice.
The Company has not incurred incremental costs for obtaining contracts with customers. In addition, the Company evaluates whether or not it should capitalize the costs of fulfilling a contract. Such costs would be capitalized when they are not within the scope of other standards and: (1) are directly related to a contract; (2) generate or enhance resources that will be used to satisfy performance obligations; and (3) are expected to be recovered. The Company has elected to use the practical expedient detailed in ASC 340-40-25-4 to expense any costs to fulfill a contract as they are incurred when the amortization period would be one year or less.
Contract assets are classified as a receivable when the reporting entity’s right to consideration is unconditional, which is when payment is due only upon the passage of time. As the Company invoices customers for performance obligations that have been satisfied, at which point payment is unconditional, contracts do not typically give rise to contract assets. Contract liabilities are recorded when cash payments are received or due in advance of performance.
Payment terms vary by customer and type of revenue contract. The Company generally expects that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, the Company has elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.
Other revenue consists of leasing revenues for facilities as well as external repair work performed on customer aircraft.
12

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Revenue Disaggregation
The following shows the disaggregation of revenue by service for the three and six months ended June 30, 2023 and June 30, 2022.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Fire suppression	$10,449,427	$11,682,263	$10,449,427	$11,682,263
Aerial surveillance	1,123,753	1,002,025	1,123,753	1,002,025
Other services	42,100	69,383	407,473	138,675
Total revenues	$11,615,280	$12,753,671	$11,980,653	$12,822,963
The following shows the disaggregation of revenue by type for the three and six months ended June 30, 2023 and June 30, 2022.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Flight revenue	$5,794,315	$6,417,520	$5,794,315	$6,417,520
Standby revenue	5,135,937	6,210,976	5,135,937	6,210,976
Other revenue	685,028	125,175	1,050,401	194,467
Total revenues	$11,615,280	$12,753,671	$11,980,653	$12,822,963
Concentration Risk
For the three months ended June 30, 2023, the Company had three customers who individually accounted for 41%, 30%, and 27% of total revenues, respectively. For the three months ended June 30, 2022, the Company had one customer who individually accounted for 99% of total revenues. For the six months ended June 30, 2023, the Company had three customers who individually accounted for 39%, 30%, and 26% of total revenues, respectively. For the six months ended June 30, 2022, the Company had one customer who individually accounted for 98% of total revenues. As of June 30, 2023, three customers accounted for 37%, 29%, and 27% of accounts receivable, respectively. As of December 31, 2022, one customer accounted for 62% of accounts receivable.
Hedging Transactions and Derivative Financial Instruments
The Company is directly and indirectly affected by changes in certain market conditions. These changes in market conditions may adversely impact the Company’s financial performance and are referred to as “market risks.” The Company, when deemed appropriate, uses derivatives as a risk management tool to mitigate the potential impact of certain market risks. The Company manages interest rate risk through the use of derivative instruments, such as swap agreements. A swap agreement is a contract between two parties to exchange cash flows based on specified underlying notional amounts, assets and/or indices. The Company does not enter into derivative financial instruments for trading purposes.
The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the type of hedging relationships. The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income and are reclassified into the line item on the Unaudited Condensed Consolidated Statements of Comprehensive Loss in which the hedged items are recorded in the same period the hedged items affect earnings. The changes in fair values of freestanding derivatives with no hedging designation are recorded in earnings through interest expense on the Unaudited Condensed Consolidated Statements of Operations.
13

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Company formally assesses whether the financial instruments used in hedging transactions are effective at offsetting changes in either the fair values or cash flows of the related underlying exposures. Any ineffective portion of a financial instrument’s change in fair value is immediately recognized into earnings. The fair value is based on prevailing market data and using standard valuation models based on reasonable estimates about future relevant market conditions. Refer to “Note 12 – Long-Term Debt.” The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of the Company’s exposure to the financial risks described above.
Warrant Liabilities
The Company accounts for the Public Warrants and Private Placement Warrants (collectively, the “Warrants”) issued in connection with the Reverse Recapitalization in accordance with the guidance contained in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value is recorded in earnings through Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.
Income Taxes
For periods prior to the Reverse Recapitalization, Legacy Bridger was a partnership for federal income tax purposes. Consequently, federal income taxes were not payable or provided for by Legacy Bridger. Members were taxed individually on their pro rata ownership share of Legacy Bridger’s earnings. Legacy Bridger’s net income or loss was allocated among the members in accordance with Legacy Bridger’s operating agreement.
Subsequent to the Reverse Recapitalization, the Company became the successor of Legacy Bridger as discussed in “Note 1 – Organization and Basis of Presentation.” Bridger is subject to U.S. federal income taxes, in addition to state and local income taxes, with respect to net taxable income or loss and any related tax credits of the Company. Bridger is also subject to taxes in foreign jurisdictions in which it operates.
The Company provides for income taxes and the related accounts under the asset and liability method. Income tax expense, deferred tax assets and liabilities and reserves for unrecognized tax benefits reflect management’s best assessment of estimated current and future taxes to be paid. The Company is subject to income taxes predominantly in the U.S., where tax laws are often complex and may be subject to different interpretations.
Deferred income taxes arise from temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities and are measured using the enacted tax rates expected to be in effect during the year in which the basis difference reverses. In evaluating the ability to recover its deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence. If based upon all available positive and negative evidence, it is more likely than not that the deferred tax assets will not be realized, a valuation allowance is established. The valuation allowance may be reversed in a subsequent reporting period if Bridger determines that it is more likely than not that all or part of the deferred tax asset will become realizable. At this time, a valuation allowance has been recorded against the deferred tax assets.
The Company’s interpretations of tax laws are subject to review and examination by various taxing authorities and jurisdictions where the Company operates, and disputes may occur regarding its view on a tax position. These disputes over interpretations with the various tax authorities may be settled by audit, administrative appeals or adjudication in the court systems of the tax jurisdictions in which the Company operates. The Company regularly reviews whether it may be assessed additional income taxes as a result of the resolution of these matters, and the Company records additional reserves as appropriate. In addition, the Company may revise its estimate of income taxes due to changes in income tax laws, legal interpretations and business strategies. The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. For additional information in income taxes, see “Note 19 – Income Taxes.”
14

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Net (Loss) Income Per Share
Basic net (loss) income per share is based on the weighted average number of shares of Common Stock outstanding during the period. Diluted net (loss) income per share is based on the weighted average number of shares of Common Stock used for the basic net (loss) income per share calculation, adjusted for the dilutive effect of restricted stock units (“RSUs”), Warrants, and Incentive Units, if any, using the “treasury stock” method, the Series A Preferred Stock that is convertible into shares of Common Stock, and the Sponsor Earnout Shares that will fully vest upon certain stock price metrics being achieved. In addition, net (loss) income for diluted net (loss) income per share is adjusted for the after-tax impact of changes to the fair value of the Warrants, to the extent they are dilutive.
As noted above, the Company accounted for the Closing as a reverse recapitalization. Net (loss) income per share calculations for all periods prior to the Closing have been retrospectively adjusted by the Exchange Ratio for the equivalent number of shares of Common Stock outstanding immediately after the Closing to effect the reverse recapitalization. Subsequent to the Closing, net (loss) income per share is calculated based on the weighted average number of shares of Common Stock outstanding.
Collaboration Agreements
The Company analyzes its collaboration arrangement to assess if it is within the scope of ASC Topic 808, Collaborative Agreements (“ASC 808”) by determining whether such an arrangement involves joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. If the Company concluded that it has a customer relationship with its collaborator, the collaboration arrangement would be accounted for under ASC 606.
Stock-Based Compensation
The Company accounts for its stock-based compensation in accordance with provisions of ASC 718, Compensation-Stock Compensation (“ASC 718”) at the grant date fair value.
Legacy Bridger granted Incentive Units which contain service and performance vesting conditions to select board members and an executive officer. Compensation cost for Incentive Units is measured at their grant-date fair value and is equal to the value of the Legacy Bridger’s Class D Common shares, which was estimated using an option pricing model. Compensation cost for service-based units is recognized over the requisite service period on a straight-line basis. For performance related units, expense is recognized when the performance related condition is considered probable.
In connection with the Closing, the Company along with the Board established and approved and assumed the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan (the “Plan”) which allowed the Company to grant RSUs to Bridger employees (the “Participants”). Upon satisfying the vesting conditions, each RSU provides the Participants the right to receive one share of Common Stock. The fair value of RSUs is determined based on the number of shares granted and the quoted market price of the Common Stock on the date of grant. Compensation cost for the RSUs is recognized as the performance condition of the Closing of the transaction was met and over the requisite service period based on the graded-vesting method. The Company accounts for forfeitures as they occur. Stock-based compensation is included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.
Advertising Expense
Advertising costs are expensed as incurred and are included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations. Advertising expense for the three and six months ended June 30, 2023 was approximately $28 thousand and $52 thousand, respectively, and for the three and six months ended June 30, 2022 was approximately $316 thousand and $367 thousand, respectively.
15

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss model for recognition of credit losses with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The Company adopted this standard on January 1, 2023. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. This update modifies the concept of impairment from the condition that exists when the carrying amount of goodwill exceeds its implied fair value to the condition that exists when the carrying amount of a reporting unit exceeds its fair value. In order to reduce complexity, an entity no longer will determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. The Company adopted this standard on January 1, 2023. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.
Recently Issued Accounting Pronouncements
In June 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, and in January 2021, issued ASU No. 2021-01, Reference Rate Reform: Scope. These updates provide optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. The optional guidance is provided to ease the potential burden of accounting for reference rate reform. In December 2022, the FASB issued ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, to extend the temporary accounting rules under Topic 848 from December 31, 2022 to December 31, 2024. The Company is currently evaluating the impact of adopting the new accounting guidance on the Company’s unaudited condensed consolidated financial statements.
Note 3 – Cash Equivalents and Investments in Marketable Securities
The investments in marketable securities are classified as available-for-sale debt securities with short-term maturities of less than one year. The fair values, gross unrealized gains and losses of the available-for-sale securities by type are as follows:

	As of June 30, 2023	As of December 31, 2022
	Carrying Value
Cash equivalents
Commercial paper	$—	$29,890,313
Money market fund	858,047	12,640
Total cash equivalents	$858,047	$29,902,953
Restricted cash
Money market fund	$9,211,360	$9,284,362
16

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)

	As of June 30, 2023
	Purchase Price	Unrealized Gains	Unrealized Losses	Fair Value
Investment in marketable securities
Commercial paper	$4,746,204	$157,419	$—	$4,903,623
Corporate bonds and notes	2,960,620	24,420	—	2,985,040
Government securities	4,684,574	—	(287)	4,684,287
Total marketable securities	$12,391,398	$181,839	$(287)	$12,572,950

	As of December 31, 2022
	Purchase Price	Unrealized Gains	Unrealized Losses	Fair Value
Investment in marketable securities
Commercial paper	$32,635,849	$277,674	$—	$32,913,523
Corporate bonds and notes	15,413,122	3,668	—	15,416,790
Government securities	6,658,634	—	(8,791)	6,649,843
Total marketable securities	$54,707,605	$281,342	$(8,791)	$54,980,156
The net unrealized (loss) gain included in total other comprehensive loss for the three and six months ended June 30, 2023 is $(28) thousand and $290 thousand, respectively. The Company did not have investments in marketable securities during the three and six months ended June 30, 2022.
The proceeds from sales of available-for-sale securities and gross realized gains included in earnings from sales of available-for-sale securities for the six months ended June 30, 2023 are $42,724 thousand and $408 thousand, respectively. The Company determines gains and losses using the first-in first-out method. For the three and six months ended June 30, 2023, $208 thousand and $381 thousand has been reclassified out of accumulated other comprehensive income, respectively. There have been no impairments measured for the three and six months ended June 30, 2023 and June 30, 2022, respectively.
Note 4 – Aircraft Support Parts
Aircraft support parts consist of the following:

	As of June 30, 2023	As of December 31, 2022
Repairables and expendables	$434,894	$1,734,292
Other support parts	—	26,978
Total aircraft support parts	$434,894	$1,761,270
Note 5 – Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following:

	As of June 30, 2023	As of December 31, 2022
Prepaid insurance	$1,669,771	$968,721
Prepaid subscriptions	1,173,256	770,724
Other current assets	49,213	95,587
Total prepaid expenses and other current assets	$2,892,240	$1,835,032
17

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Note 6 –Property, Plant and Equipment, Net
Property, plant and equipment, net consist of the following:

	As of June 30, 2023	As of December 31, 2022
Aircraft	$188,179,561	$160,113,061
Less: Accumulated depreciation	(20,344,539)	(16,783,360)
Aircraft, net	167,835,022	143,329,701
Construction-in-progress—Aircraft	—	16,992,010
Buildings	16,536,319	16,519,231
Vehicles and equipment	2,895,113	2,810,560
Construction-in-progress - Buildings	17,047,327	13,780,316
Finance lease right-of-use asset	130,378	130,378
Licenses	234,682	234,682
Less: Accumulated depreciation	(2,628,452)	(1,705,465)
Buildings and equipment, net	34,215,367	31,769,702
Total property, plant and equipment, net	$202,050,389	$192,091,413
For the three and six months ended June 30, 2023, the Company recorded $2,980 thousand and $3,985 thousand of depreciation expense in Cost of revenues, respectively, and $229 thousand and $948 thousand of depreciation expense in Selling, general and administrative expense, respectively. For the three and six months ended June 30, 2022, the Company recorded $2,468 thousand and $3,472 thousand of depreciation expense in Cost of revenues, respectively, and $333 thousand and $588 thousand of depreciation expense in Selling, general and administrative expense, respectively.
Aircraft are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. In 2023, the Company identified indicators of impairment for one of the Twin Commander surveillance platforms. The Company determined this asset group is not a viable contract operating plane due to a significant adverse change in the physical state of the asset, preventing the asset from acting as a revenue generating asset and anticipating sure cash flow losses. The Company believes the lack of cash flow and continued maintenance expenditure render the carrying amount of the asset unrecoverable. For the three and six months ended June 30, 2023, the Company recorded total impairment charges of $627 thousand, respectively, in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations. For the three and six months ended June 30, 2022, the Company recorded no impairment charges, respectively.
For the three and six months ended June 30, 2023, the Company recorded a net loss on sale/disposal of assets of $300 thousand and $392 thousand, respectively, in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations. For the three and six months ended June 30, 2022, the Company recorded a loss on disposals of assets related to the obsolescence of an aging aircraft of zero and $781 thousand, respectively, in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.
For the three and six months ended June 30, 2023, capitalized interest to equipment from debt financing was $429 thousand and $822 thousand, respectively. For the three and six months ended June 30, 2022, capitalized interest to equipment from debt financing was $89 thousand and $142 thousand, respectively. Aircraft that is currently being manufactured is considered construction in process and is not depreciated until the aircraft is placed into service. Aircraft that is temporarily not in service is not depreciated until placed into service.
Note 7 – Goodwill and Intangible Assets, Net
The Company’s goodwill originated from the acquisition of MA, LLC in April 2018. The carrying amount of goodwill was $2,458 thousand as of June 30, 2023 and December 31, 2022, respectively. There were no impairment charges recorded for goodwill for the three and six months ended June 30, 2023 and 2022, respectively.
18

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Intangible assets consisted of the following:

		As of June 30, 2023
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$67,623	$(50,558)	$17,065
Internal-use software	3	296,675	(158,371)	138,304
Total intangible assets		$364,298	$(208,929)	$155,369

		As of December 31, 2022
	Estimated Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Licenses	10	$67,623	$(47,177)	$20,446
Internal-use software	3	296,675	(108,925)	187,750
Total intangible assets		$364,298	$(156,102)	$208,196
Amortization expense for intangible assets and other noncurrent assets was approximately $27 thousand and $53 thousand for the three and six months ended June 30, 2023, respectively, and $27 thousand and $35 thousand for the three and six months ended June 30, 2022, respectively. Amortization expense is included in Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations.
Note 8 – Other Noncurrent Assets
Other noncurrent assets consisted of the following:

	As of June 30, 2023	As of December 31, 2022
Investment in Overwatch	$1,000,000	$1,000,000
Operating lease right-of-use asset	1,638,130	671,054
Interest rate swap	1,338,801	1,407,135
Prepaid subscriptions	3,574,764	1,246,128
Other assets	31,908	31,908
Total other noncurrent assets	$7,583,603	$4,356,225
19

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Note 9 – Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consisted of the following:

	As of June 30, 2023	As of December 31, 2022
Accrued salaries, wages, and bonuses	$484,340	$6,515,774
Finance right-of-use liability	56,012	68,310
Accrued professional fees	87,961	2,291,469
Embedded derivative of Legacy Bridger Series C Preferred Shares	—	1,039,330
Embedded derivative of Series A Preferred Stock	815,250	—
Warrant liabilities	5,329,975	—
Deferred underwriting fee payable	1,500,000	—
Freestanding derivative on Legacy Bridger Series C Preferred Shares	—	2,186,283
Accrued interest expense and other accrued liabilities	6,414,132	6,614,065
Total accrued expenses and other liabilities	14,687,670	18,715,231
Less: Current accrued expenses and other current liabilities	(7,823,154)	(18,669,572)
Total long-term accrued expenses and other noncurrent liabilities	$6,864,516	$45,659
On May 24, 2023, the Company issued $4.9 million in Class A Common Stock in lieu of bonuses paid for the bonus pool accrued as of December 31, 2022. The Company’s bonus pool was accrued throughout the year and was based upon 2022 performance milestones. On August 19, 2022, the Company also granted $10.1 million of discretionary cash bonuses to employees and executives in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the taxable industrial development revenue bond transaction under the CUSIP of Gallatin County for $160,000 thousand (“2022 Bonds”) and execution of the Transaction Agreements.
Warrant liabilities
The warrant liabilities consist of the following Warrants issued by the Company in connection the Reverse Recapitalization:
Public Warrants
The Company issued Public Warrants to purchase 17,250,000 shares of Common Stock at an exercise price of $11.50 per share in exchange for the 17,250,000 JCIC warrants originally issued by JCIC in its initial public offering. The Warrants may only be exercised for a whole number of shares of Common Stock. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may also be adjusted in certain circumstances including in the event of a share dividend, recapitalization, reorganization, merger or consolidation. In no event will the Company be required to net cash settle any Warrant.
The Warrants became exercisable 30 days following the Reverse Recapitalization and will expire January 24, 2028.
20

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Under certain circumstances, the Company may elect to redeem the Public Warrants at a redemption price of $0.01 per Public Warrant at any time during the term of the warrant in which the Common Stock trading price has been at least $18.00 per share for 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders. If the Company elects to redeem the Public Warrants, it must notify the Public Warrant holders in advance, who would then have at least 30 days from the date of notification to exercise their respective warrants. If the warrant is not exercised within that 30-day period, it will be redeemed pursuant to this provision. The Company may also elect to redeem the outstanding Warrants at a redemption price of $0.10 per Warrant at any time during the term of the Warrant in which the Common Stock trading price is between $10.00 per share and $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganization, recapitalizations and the like) for any 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders. In such case, the Warrant holders will be able to exercise their Warrants on a cashless basis prior to the redemption for a number of shares of our Common Stock determined based on the redemption date and the fair market value of the Common Stock.
As of June 30, 2023, the Company had 17,250,000 outstanding Public Warrants to purchase 17,250,000 shares of Common Stock. The Public Warrants are liability-classified with a balance of $3,450 thousand and a fair value of $0.20 per warrant as of June 30, 2023.
Private Placement Warrants
The Company issued Private Placement Warrants to purchase 9,400,000 shares of Common Stock at an exercise price of $11.50 per share in exchange for the 9,400,000 JCIC warrants originally purchased in a private placement by JCIC Sponsor, LLC (“JCIC Sponsor”) contemporaneously with JCIC’s initial public offering. JCIC Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than JCIC Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.
As of June 30, 2023, the Company had 9,400,000 outstanding Private Placement Warrants to purchase 9,400,000 shares of Common Stock. The Private Placement Warrants are liability-classified with a balance of $1,880 thousand and a fair value of $0.20 per warrant as of June 30, 2023.
Note 10 – Interest Rate Swap and Freestanding Derivative
Interest Rate Swap
The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely affect expected future cash flows and by evaluating hedging opportunities.
The Company entered an interest rate swap with Rocky Mountain Bank (“RMB”) on March 12, 2020 to reduce risk related to variable-rate debt from the term loan, which was subject to changes in market rates of interest as discussed in “Note 12 – Long-Term Debt.” The interest rate swap is designated as a cash flow hedge. The Company records its corresponding derivative asset on a gross basis in Other noncurrent assets at fair value on the Unaudited Condensed Consolidated Balance Sheets.
Each month, the Company makes interest payments to RMB under its loan agreement based on the current applicable one-month LIBOR rate plus the contractual LIBOR margin then in effect with respect to the term loan, without reflecting the interest rate swap. At the end of each calendar month, the Company receives or makes payments on the interest rate swap difference, if any, based on the received interest rate set forth in the table below. Interest payments on the Company’s term loan and payments received or made on the interest rate swap are reported net on the Unaudited Condensed Consolidated Statements of Operations as interest expense.
21

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Company had the following interest rate swap designated as a cash flow hedge:

As of June 30, 2023
Effective Date	Maturity Date	Notional Amount	Fair Value	Pay Fixed	Receive Rate
4/15/2020	3/15/2030	$10,788,441	$1,338,801	3.887%	1 Month LIBOR + 2.5%

As of December 31, 2022
Effective Date	Maturity Date	Notional Amount	Fair Value	Pay Fixed	Receive Rate
4/15/2020	3/15/2030	$11,110,484	$1,407,135	3.887%	1 Month LIBOR + 2.5%
The Company accounts for the interest rate swap as a cash flow hedge for accounting purposes under US GAAP. The Company reflects the effect of this hedging transaction in the unaudited condensed consolidated financial statements. The unrealized gain is reported in other comprehensive income. If the Company terminates the interest rate swap agreement, the cumulative change in fair value at the date of termination would be reclassified from Accumulated other comprehensive income, which is classified in stockholders’ deficit, into earnings on the Unaudited Condensed Consolidated Statements of Operations. No amounts were reclassified relating to the Company’s designated cash flow hedge during the six months ended June 30, 2023 and during the year ended December 31, 2022.
Freestanding Derivative
On April 9, 2022, JPMorgan Chase Funding Inc. (“JPMCF”) entered into a letter agreement with the Company to receive an excess hold fee of 5% of the aggregate initial stated value of the Legacy Bridger Series C Preferred Shares held by JPMCF in excess of $157,894,736.84 as of March 15, 2023. The excess hold fee was considered a freestanding derivative instrument until March 15, 2023 and became a fee payable thereafter. The Company paid $1,119 thousand of the excess hold fee in June 2023. As of June 30, 2023, the remaining $1,118 thousand is payable and recorded in Accounts payable on the Unaudited Condensed Consolidated Balance Sheets.
As of December 31, 2022, the fair value of the freestanding derivative on Legacy Bridger Series C Preferred Shares was $2,186 thousand. Realized gains and losses arising from changes in fair value of the freestanding derivative are recorded in earnings. For the three and six months ended June 30, 2023, the Company recorded a realized loss of zero and $51 thousand in interest expense on the Unaudited Condensed Consolidated Statements of Operations, respectively.
Note 11—Fair Value Measurements
Long-term debt, net of debt issuance costs
As of June 30, 2023, the Company had $156,715 thousand of fixed rate and $50,806 thousand of variable rate debt outstanding, respectively. The majority of the fixed rate debt is based on current market rates. The Company estimated the fair value of the fixed rate debt using quoted market prices (Level 2 inputs) within the fair value hierarchy. The variable rate debt approximates fair value based on the closing or estimated market prices of similar securities comparable to the Company’s debts as of June 30, 2023 and December 31, 2022. Debt financing activities and loan agreements are further described in “Note 12 – Long-Term Debt.”
Recurring Fair Value Measurement
Our cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities (excluding derivative instruments) are carried at amounts which reasonably approximate their fair values due to their short-term nature.
22

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The following tables summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy:

	As of June 30, 2023
	Level 1	Level 2	Level 3
Assets
Cash	$844,582	$—	$—
Cash equivalents:
Money market fund	—	—	—
Total Cash and cash equivalents	844,582	—	—
Restricted cash:
Money market fund	9,211,360	—	—
Other restricted cash	3,028,459	—	—
Total Restricted cash	12,239,819	—	—
Investments in marketable securities	—	12,572,950	—
Interest rate swap	—	1,338,801	—
Total assets	$13,084,401	$13,911,751	$—
Liabilities
Warrant liabilities – Public Warrants	$3,450,000	$—	$—
Warrant liabilities – Private Placement Warrants	—	1,880,000	—
Embedded derivative of Series A Preferred Stock	—	—	815,250
Total liabilities	$3,450,000	$1,880,000	$815,250

	As of December 31, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$259,522	$—	$—
Cash equivalents:
Commercial paper	—	29,890,313	—
Money market fund	12,640	—	—
Total Cash and cash equivalents	272,162	29,890,313	—
Restricted cash:
Money market fund	9,284,362	—	—
Other restricted cash	3,012,789	—	—
Total Restricted cash	12,297,151	—	—
Investments in marketable securities	—	54,980,156	—
Interest rate swap	—	1,407,135	—
Total assets	$12,569,313	$86,277,604	$—
Liabilities
Freestanding derivative on Legacy Bridger Series C Preferred Shares	$—	$—	$2,186,283
Embedded derivative of Legacy Bridger Series C Preferred Shares	—	—	1,039,330
Total liabilities	$—	$—	$3,225,613
23

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Interest Rate Swap and Freestanding Derivative
The Company’s derivative financial instruments are measured at fair value on a recurring basis based on quoted market prices or using standard valuation models as described in “Note 10—Interest Rate Swap and Freestanding Derivative.”
The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of our exposure to the financial risks described in “Note 2—Summary of Significant Accounting Policies.”
The fair value of the Company’s interest rate swap agreement was determined based on the present value of expected future cash flows using discount rates appropriate with the terms of the swap agreement. The fair value indicates an estimated amount the Company would be required to receive if the contracts were canceled or transferred to other parties. The Company used a Level 2 valuation methodology to measure this interest rate swap.
The fair value of the freestanding derivative was determined based on the present value of the excess hold fee expected to be owed on March 15, 2023, after taking into account the probability of such excess hold fee being outstanding on the same date. The excess hold fee was considered a freestanding derivative instrument until March 15, 2023 and became a fee payable thereafter, noted above as an excess hold fee payable on Series A Preferred Stock. The Company used a Level 3 valuation methodology to measure this freestanding derivative.
Mandatorily Redeemable Legacy Bridger Series B Preferred Shares
The Company’s mandatorily redeemable Legacy Bridger Series B Preferred Shares are measured at fair value based on capital contributions, plus accrued but unpaid interest. The Legacy Bridger Series B Preferred Shares were redeemed during the year ended December 31, 2022 as furthered discussed in “Note 18 – Mandatorily Redeemable Preferred Shares.”
Embedded derivative of Legacy Bridger Series C Preferred Shares and Series A Preferred Stock
The Company identified a redemption feature of the Legacy Bridger Series C Preferred Shares that required bifurcation from the host instrument as an embedded derivative liability, as discussed in “Note 17 – Mezzanine Equity.” The embedded derivative was initially valued and remeasured using a “with-and-without” method. The “with-and-without” methodology involved valuing the entire instrument both with and without the embedded derivative using a discounted cash flow approach. Under this methodology, the difference in the estimated fair value between the instrument with the embedded derivative and the instrument without the embedded derivative represents the estimated fair value of the embedded derivative. This valuation methodology is based on unobservable estimates and judgements, and therefore is classified as a Level 3 fair value measurement. The significant unobservable input used in the estimated fair value measurement of the embedded derivative is the timing for which the Company may be in default of certain financing facilities that would require an increase of 2% interest per annum to be accrued by the holders of the Legacy Bridger Series C Preferred Shares. Legacy Bridger Series C Preferred Shares were re-issued as Series A Preferred Stock as part of the Closing, as further discussed in “Note 17 – Mezzanine Equity.”
Commercial paper and Investments in marketable securities
The fair values of the commercial paper and available-for-sale marketable securities are based on observable market prices, and therefore classified as a Level 2 fair value measurement. Refer to “Note 3 – Cash Equivalents and Investments in Marketable Securities” for additional details.
Warrant Liabilities
The Company issued Warrants in connection with the Reverse Recapitalization. The Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised, and any change in fair value are recorded in earnings through Selling, general and administrative expense on the Consolidated Statements of Operations.
24

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Public Warrants are publicly traded under the symbol “BAERW,” and the fair value of the Public Warrants at a specific date is determined by the closing price of the Public Warrants as of that date. Therefore, the Public Warrants are classified as Level 1 of the fair value hierarchy.
The Public Warrants are redeemable at any time during the term of the warrant in which the Common Stock share trading price has been at least $18.00 per share for 20 trading days within the 30 trading-day period. JCIC Sponsor can redeem both the Private Placement Warrants and the Public Warrants when the stock price is between $10.00 to $18.00. As such, it is economically beneficial for the Company to redeem the Private Placement Warrants any time before the stock price crosses the $18.00 threshold. Therefore, the Warrants have similar economic value, hence Private Placement Warrants are deemed to have the same value as the Public Warrants and are classified Level 2 of the fair value hierarchy. Refer to “Note 9 – Accrued Expenses and Other Liabilities” for additional details.
Non-Recurring Fair Value Measurements
The Company measures certain assets at fair value on a non-recurring basis, including long-lived assets and goodwill and cost and equity method investments, which are evaluated for impairment. Long-lived assets include property, plant and equipment, net, and certain intangible assets. The inputs used to determine the fair value of long-lived assets are considered Level 3 measurements due to their subjective nature.
As of June 30, 2023 and December 31, 2022, the Company did not have any significant assets or liabilities that were remeasured at fair value on a non-recurring basis in periods subsequent to initial recognition.
Note 12 – Long-Term Debt
Long-term debt consisted of the following:

	As of June 30, 2023	As of December 31, 2022
Permanent loan agreement, dated August 21, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing August 21, 2035	$18,734,612	$18,852,476
Permanent loan agreement, dated October 1, 2020, greater of Prime + 1.5% or 4.75% interest rate, maturing October 1, 2035	18,797,058	18,924,229
Term loan agreement dated September 30, 2019, LIBOR + 2.5%, maturing March 15, 2030	10,788,441	11,110,484
Term loan agreement dated February 3, 2020, LIBOR + 2.5%, maturing February 3, 2027	4,092,000	4,371,000
Taxable industrial revenue bonds, dated July 21, 2022, 11.5% interest rates, maturing September 1, 2027	160,000,000	160,000,000
Various term loan agreements, with earliest start at September 9, 2021, 5-5.5% interest rates, latest maturation on November 17, 2027	282,537	317,073
Loans payable	212,694,648	213,575,262
Less: noncurrent debt issuance costs	(4,178,819)	(4,664,552)
Less: current debt issuance costs	(995,365)	(993,157)
Less: current portion of long-term debt, net of debt issuance costs	(2,459,654)	(2,445,595)
Total long-term debt, net of debt issuance costs	$205,060,810	$205,471,958
25

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
2020 Loan Agreements
In 2020, the Company entered into two separate credit facilities brokered through Live Oak Bank (“LOB”) and backed by the U.S. Department of Agriculture for the completed purchase of the Company’s first two Viking Air Limited (“Viking”) Cl415EAF aircraft. The Company issued two $19,000 thousand promissory notes to LOB, established as 15-year maturity, first 2 years interest only payments monthly, then 13-year term principal plus interest due monthly at the rate of the greater of prime plus 1.5% or 4.75% per annum. The first of these notes was issued on August 21, 2020 and the second was issued October 1, 2020 to BAT1, LLC and BAT2, LLC, respectively. Debt issuance costs for BAT1 and BAT2 were $951 thousand and $877 thousand, respectively. Both of these notes are subject to financial covenants requiring the Company to maintain a debt service coverage ratio (“DSCR”), generally calculated as the ratio of the net cash flow (as defined in the applicable note agreements) to the amount of interest and servicing fees required to be paid over the succeeding 12 months on the principal amount of the note, as applicable, that will be outstanding on the payment date following such date of determination, that exceeds 1.25x at the aircraft or entity level and for the Company’s debt to worth ratio to not exceed 5.00x at the aircraft or entity level.
On February 3, 2020, the Company entered into a credit facility with RMB to finance in part the purchase of four Quest Kodiak aircraft. A promissory note was issued for $5,580 thousand, established as a 7-year maturity, first 8 months interest only payments monthly, 60 day draw period, then 76-month term plus principal interest due monthly on a 10-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan was $86 thousand.
The Company also maintained a credit facility with RMB issued in 2019 for $12,882 thousand, established as a 10-year maturity, 6-month draw period, first 6 months interest only payments monthly, then 10-year term principal plus interest due monthly on a 20-year amortization at the rate of 1 month LIBOR plus 2.5%. Debt issuance costs for this loan were $116 thousand.
Both of these notes with RMB are subject to financial covenants requiring the Company to maintain a DSCR, calculated as the ratio of adjusted EBITDA (as defined in the applicable note agreements) to the amount of interest and principal payments for the fiscal year ending on the compliance date, that exceeds 1.25x for the Company. These notes are also subject to financial covenants requiring the Company to maintain a Senior Leverage Ratio on a quarterly basis not to exceed 7.00 to 1.00 through Quarter 3, 2024, 6.00 to 1.00 through Quarter 3, 2025 and 5.00 to 1.00 thereafter. This is calculated as Total Funded Senior Debt (as defined in the applicable note agreements) less municipal debt, divided by adjusted EBITDA (as defined in the applicable note agreements).
As of December 31, 2022, the Company was not in violation of the Senior Leverage Ratio requirement related to the credit facilities entered with RMB, as RMB amended the loan agreements prior to year-end. These amendments modified the definition of EBITDA to be used in the Senior Leverage Ratio calculation to include certain allowable addbacks and modified the timing requirement of the Senior Leverage Ratio. As of June 30, 2023, the Company was in violation of the Senior Leverage Ratio requirement related to the credit facilities entered with RMB. The calculation for this RMB covenant based on quarterly financials is a violation for only June 30, 2023. The acceleration of the obligation has been waived for the most recent quarter.
2021 Loan Agreements
On February 24, 2021, the Company issued taxable industrial development revenue bonds under the CUSIP of Gallatin County for $7,330 thousand (“2021 Bonds”). This was done through an offering of the first tranche of which the Company is approved to issue up to $160,000 thousand. These proceeds are designated to finance the construction and equipping of the Company’s third aircraft hangar in Belgrade, Montana. They were issued with a 15-year maturity, first two years interest only payments monthly at the rate of 6.5%. Debt issuance costs for this loan were $570 thousand.
On July 21, 2022, upon the closing of the 2022 Bonds, the Company redeemed in full the 2021 Bonds, and recorded a loss of $845 thousand on debt extinguishment in Other (expense) income in the Condensed Consolidated Statements of Operations.
The Company re-entered into a new short-term loan to finance aviation insurance premiums with IPFS on November 18, 2021. This was financed for $610 thousand with a maturity of one year and at a rate of 3.89%. No debt issuance costs were incurred.
26

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Company entered into various term loan agreements for the purchase of vehicles through First Interstate Bank with the earliest date of September 9, 2021. These loans ranged from $29 thousand to $66 thousand and were at rates from 5% to 5.5% and at durations from 5 to 6 years, with the latest maturation on November 17, 2027.
2022 Loan Agreements
The Company entered into two term loan agreements for the purchase of vehicles through First Interstate Bank with the date of April 21, 2022. These loans were for $65 thousand and $72 thousand and were at a rate of 4.8% and at a duration of 5 years, with the maturation on May 5, 2027.
On July 21, 2022, the Company closed on the 2022 Bonds, upon which the Company received from aggregate proceeds of $135,000 thousand on July 21, 2022 and $25,000 thousand on August 10, 2022. The proceeds were designated to redeem in full the 2021 Bonds and the Legacy Bridger Series A Preferred Shares, to finance the construction and equipping of the Company’s third and fourth aircraft hangar in Belgrade, Montana and to fund the purchase of additional CL415EAF aircraft. The 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5% payable semiannually on March 1 and September 1 of each year, commencing on September 1, 2022. Debt issuance costs for the 2022 Bonds were $4,224 thousand.
The 2022 Bonds are subject to redemption or prepayment prior to maturity, as follows: (a) optional redemption in whole or in part, on any day thereafter at par plus accrued interest, and on certain dates, a premium; (b) mandatory redemption at par plus any premium applicable to optional redemptions and a 3% premium if such redemptions are made prior to September 1, 2025, in whole or in part, in the event of the occurrence of certain events; and (c) extraordinary redemption at par plus accrued interest due to the occurrence of certain casualty, condemnation, or other unexpected events. Optional redemptions are subject to 3%, 2%, and 0% premiums if redemptions are made on or after September 1, 2025, September 2026, and September 2027, respectively. At the Company’s direction, the 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events. The 2022 Bonds are subject to financial covenants requiring the Company to maintain a DSCR that exceeds 1.25x commencing with the fiscal quarter ending December 31, 2023, operate in such a manner to produce gross revenues so as to be at all relevant times in compliance with the DSCR covenant and have $8,000 thousand in the form of cash or investments (excluding margin accounts and retirement accounts) at all times and to be reported.
Amortization of debt issuance costs was $245 thousand and $484 thousand for the three and six months ended June 30, 2023, respectively, and $45 thousand and $90 thousand for the three and six months ended June 30, 2022, respectively.
Note 13 – Commitments and Contingencies
Legal Matters
The Company is involved in legal proceedings and litigation in the ordinary course of business. Other than routine litigation incidental to the Company’s business, there are no material pending legal proceedings to which the Company is a party or to which any of the Company’s properties are subject.
Commitments
On April 13, 2018, the Company executed an aircraft purchase agreement with Longview Aviation Asset Management, Inc. and Viking for the purchase of six Viking CL415EAF aircraft. For the six months ended June 30, 2023, the Company paid $9,098 thousand and received its 6th Viking CL415EAF, the remaining aircraft under the aircraft purchase agreement. Un-invoiced commitments were $18,196 thousand as of December 31, 2022.
On March 23, 2022, the Company entered into an agreement with Sievert Construction, Inc (“Sievert”) for the construction of a hangar at the Bozeman Yellowstone International Airport in Belgrade, Montana. Payments made under the agreement were $1,567 thousand and $1,926 thousand for the three and six months ended June 30, 2023. Un-invoiced commitments were $759 thousand and $3,756 thousand as of June 30, 2023 and December 31, 2022, respectively.
27

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
As of June 30, 2023, future payments related to the construction of the hangar are as follows:

As of June 30, 2023:	Hangar
Remainder of 2023	$758,960
2024	—
2025	—
2026	—
2027	—
Thereafter	—
Total	$758,960
Note 14 – Collaborations
On February 22, 2022, the Company entered into a collaboration agreement (the “Collaboration Agreement”) with Overwatch Imaging, Inc. (“Overwatch”), a Delaware corporation, under which the Company and Overwatch collaborate to develop and implement FireTrac. FireTrac is a program in which the Company will collect timely imagery of areas affected by wildland fire using Overwatch’s products and services.
Overwatch agrees to provide the products and services at a discount to the Company under the Collaboration Agreement. Overwatch’s products and services under the Collaboration Agreement include, but not limited to, imaging systems, software engineer labor related to software-as-a-service support, labor related to sensor operations, and cloud-based image data web service. In exchange, the Company agrees to pay Overwatch a 7.5% share of revenue from FireTrac on a quarterly basis. FireTrac has not generated revenue since the Company entered into the Collaboration Agreement.
The Collaboration Agreement will end upon termination by (i) a mutual agreement between the Company and Overwatch, (ii) either or both parties upon revenue payment to Overwatch not meeting certain thresholds stipulated in the Collaboration Agreement within the second, third, or fourth anniversary of the effective date of the Collaboration Agreement, or (iii) either party upon a material breach of the Collaboration Agreement uncured within thirty (30) days after written notice from the non-breaching party.
The Company determined that both the Company and Overwatch are active participants and exposed to the significant risks and rewards of the collaboration under the Collaboration Agreement. The Company does not consider its obligations under the Collaboration Agreement as an output of the Company’s ordinary activities in exchange for consideration and Overwatch is not considered a customer under ASC 606. Therefore, the Company considers the collaboration to be within the scope of ASC 808.
For the three and six months ended June 30, 2022, the Company recorded $145 thousand and $577 thousand of purchases of imaging systems under the Collaboration Agreement in Property, plant and equipment, net, and did not make any purchases during the three and six months ended June 30, 2023, respectively. For the three and six months ended June 30, 2023, the Company recorded $15 thousand and $26 thousand of engineering services provided by Overwatch under the Collaboration Agreement in Selling, general and administrative expense, respectively.
Note 15 – Stock-Based Compensation
Incentive Units
During the years ended December 31, 2022 and 2021, Legacy Bridger granted Incentive Units to selected board members and executives. Within each grant, 80% of the Incentive Units vest annually over a four year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”), and the remaining 20% of the Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”). Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested if a qualifying change of control event occurs prior to the respective award’s four-year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value.
28

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of June 30, 2023. Forfeitures are accounted for as they occur.
Compensation cost for the Incentive Units is measured at their grant-date fair value.
The fair value of the Incentive Units is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on the Company’s expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions the Company used in the option pricing model for 2021 are as follows:

Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30
Incentive Unit activity under the Plan for the period from January 1, 2022 to June 30, 2023 was as follows:

	Time-Vesting Incentive Units		Exit-Vesting Incentive Units
	Number of Awards	Weighted average grant date fair value	Number of Awards	Weighted average grant date fair value
Unvested as of January 1, 2022	242,424	$0.15	80,808	$0.11
Granted	—	—	—	—
Vested	80,808	0.11	—	—
Forfeited	—	—	—	—
Unvested as of December 31, 2022	161,616	$0.17	80,808	$0.11
Granted	—	—	—	—
Vested	—	—	—	—
Forfeited	—	—	—	—
Unvested as of June 30, 2023	161,616	$0.17	80,808	$0.11
For the three and six months ended June 30, 2023, the Company recognized stock-based compensation expense related to incentive units of $2 thousand and $5 thousand within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations, respectively. For the three and six months ended June 30, 2022, the Company recognized stock-based compensation expense related to incentive units of $2 thousand and $5 thousand within Selling, general and administrative expense on the Condensed Consolidated Statements of Operations, respectively. As of June 30, 2023, there was $22 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively. As of December 31, 2022, there was $27 thousand and $9 thousand of unrecognized compensation expense related to the unvested Time-Vesting Incentive Units and Exit-Vesting Incentive Units, respectively.
29

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Restricted Stock Units
In January 2023, in connection with the Closing, the Company and its Board established and approved and assumed the Plan, which allowed the Company to grant RSUs to Bridger employees (the “Participants”). RSUs are settled in shares of Common Stock as the RSUs become vested. The RSUs accrue dividend equivalents associated with the underlying shares of Common Stock as the Company declares dividends. Dividends will be paid to holders of RSUs in cash upon the vesting date of the associated RSU and will be forfeited if the RSU does not vest.
On January 24, 2023, the Company granted 6,581,496 RSUs, of which 2,400,354 RSUs vested immediately upon Closing and will settle on or after January 24, 2024. The fair value of the RSUs that vested immediately upon Closing is the closing stock price on the date of grant, subject to a discount for lack of marketability due to the post-vesting restrictions. The remaining 4,181,142 RSUs vest over a period ranging from three to six years, subject to the participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.
On April 13, 2023, the Company granted 2,234,750 RSUs to all employees of the Company. These RSUs vest over a period of one to six years, subject to the participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.
The following is a summary of RSU activity for the period ended June 30, 2023:

	Management Awards		Employee Awards
	Number of Awards	Weighted average grant date fair value	Number of Awards	Weighted average grant date fair value
Unvested as of December 31, 2022	—	$—	—	$—
Granted	6,581,496	9.76	2,234,750	4.56
Forfeited	—	—	—	—
Vested	(2,400,354)	9.00	—	—
Unvested as of June 30, 2023	4,181,142	$10.19	2,234,750	$4.56
The total fair value of RSUs vested during the six months ended June 30, 2023 was $21,603 thousand.
For the three and six months ended June 30, 2023, the Company recorded stock-based compensation expense related to RSUs of $6,449 thousand and $32,046 thousand within Selling, general and administrative expense on the Unaudited Condensed Consolidated Statements of Operations. As of June 30, 2023, total compensation cost related to all RSUs not yet recognized was $42,285 thousand, which is expected to be recognized over a weighted-average period of 1.52 years.
Note 16 – Related Party Transactions
For the three and six months ended June 30, 2023, the Company earned $112,210 and $433,454, respectively, in revenues due to labor, maintenance and improvements to an aircraft under the ownership of Mr. Timothy Sheehy, the Chief Executive Officer. As of June 30, 2023, the Company had $427,454 in accounts receivable related to the revenues earned for the three and six months ended June 30, 2023.
On July 21, 2022, the Company closed on the 2022 Bonds, upon which the Company received from aggregate proceeds of $135,000 thousand on July 21, 2022 and $25,000 thousand on August 10, 2022. In connection with the original issuance, three senior executives of the Company purchased approximately $10,000 thousand of the 2022 Bonds, which purchases were entered into on an arm’s length basis during the public offering for the 2022 Bonds, and on the same terms and conditions that were offered to all Bond purchasers. The Company paid zero and $575 thousand in interest to these three bond holders during the three and six months ended June 30, 2023, respectively, and incurred approximately $279 thousand and $563 thousand in interest for the three and six months ended June 30, 2023, respectively. Refer to “Note 12 – Long-Term Debt.”
30

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Note 17 – Mezzanine Equity
Legacy Bridger Series C Preferred Shares
On April 25, 2022, Legacy Bridger authorized and issued 315,789.473684 Legacy Bridger Series C Preferred Shares for aggregate proceeds of $288,516 thousand, net of issuance costs of $11,484 thousand. The Legacy Bridger Series C Preferred Shares ranked senior to Legacy Bridger’s common shares and ranked subordinate to Legacy Bridger Series A Preferred Shares, which were later redeemed in 2022, with respect to the distribution of assets upon liquidation or certain triggering events. The Legacy Bridger Series C Preferred Shares did not participate in earnings of Legacy Bridger and were non-voting shares.
Prior to the consummation of the qualified public offering, the Legacy Bridger Series C Preferred Shares accrued interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter and were compounded semi-annually at June 30th and December 31st of each year. Following the consummation of a qualified public offering, the Legacy Bridger Series C Preferred Shares were to accrue interest daily at 7% per annum for the first 6 years, 9% per annum for the seventh year and 11% per annum thereafter, compounded semi-annually. Accrued interest for the Legacy Bridger Series C Preferred Shares was $15,344 thousand as of December 31, 2022 recorded to increase the redemption amount in mezzanine equity.
Upon the Closing, Legacy Bridger surrendered and exchanged all 315,789.473684 issued and outstanding Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock. The Company’s Certificate of Incorporation included provisions of the Legacy Bridger Series C Preferred Shares that were already in effect prior to the consummation of the Reverse Recapitalization. As a result of the Reverse Recapitalization, the maximum redemption value of the Company’s Series A Preferred Stock changed to approximately $332,659 thousand and excluded the 50% multiplier which had historically been included in the maximum redemption value of Legacy Bridger Series C Preferred Shares.
The Legacy Bridger Series C Preferred Shares were convertible at the election of the holder into shares of Legacy Bridger’s Class B common stock after the occurrence of certain specified events, including after a qualified public offering, without the payment of additional consideration by the holder into such number of Legacy Bridger Class B common stock as determined by dividing the original issue price, plus accrued interest by a conversion price in effect at the time of conversion. The conversion price of Legacy Bridger Series C Preferred Shares was initially equal to $12.929104. The applicable conversion price was subject to future adjustments upon the occurrence of a qualified public offering.
The Legacy Bridger Series C Preferred Shares were mandatorily redeemable by Legacy Bridger on April 25, 2032 at an amount dependent on whether the redemption occurs prior or following a qualified public offering. If the mandatory redemption occurs prior to the consummation of a qualified public offering, the redemption amount was equal to the stated value, plus the initial issue price multiplied by 50%, plus accrued but unpaid interest. If the mandatory redemption occurs following the consummation of a qualified public offering, the redemption amount was equal to the stated value, plus accrued but unpaid interest. The Legacy Bridger Series C Preferred Shares were also redeemable upon certain triggering events outside of the control of Legacy Bridger. The redemption events include redemption by the holder after March 29, 2027 and prior to a qualified public offering, or a fundamental change in Legacy Bridger’s voting and governance structure such as the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or a similar liquidity event.
Given the conversion feature was considered substantive, the mandatory redemption date was not certain and the optional redemption was upon the occurrence of certain events that are considered not solely within Legacy Bridger’s control, the Legacy Bridger Series C Preferred Shares were classified as mezzanine equity.
31

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Company identified certain conversion and redemption features that are required to be bifurcated from the host instrument as embedded derivative liabilities. The Legacy Bridger Series C Preferred Shares contained a clause which allowed for an increase of 2% interest per annum to be accrued by the holders of the Legacy Bridger Series C Preferred Shares in the event of a default under certain financing facilities, including noncompliance with certain financial covenants, during the period from 30 days after the occurrence of such default until such default was cured or remediated. The Company expected to be exposed to the 2% interest rate increase for no more than 2 months. As of December 31, 2022, the fair value of the embedded derivative was $1,039 thousand recorded as a liability in the Condensed Consolidated Balance Sheets and remeasured to fair value at each balance sheet date with changes in fair value recorded within Interest expense in the Condensed Consolidated Statements of Operations. The Company also entered into a letter agreement with JPMCF on April 9, 2022 to pay an excess hold fee of 5% of the aggregate initial stated value of the Legacy Bridger Series C Preferred Shares held by JPMCF in excess of $157,894,736.84 as of March 15, 2023. Further details of the freestanding derivative and subsequent excess hold fee payable are described in “Note 10 – Interest Rate Swap and Freestanding Derivative.”
The Company determined the fair value of the other features requiring bifurcation, both individually and in the aggregate were immaterial at inception and as of December 31, 2022. The fair value of these features will be assessed at each reporting date and will be recognized and remeasured at fair value, if material.
As of December 31, 2022, it was probable that the Legacy Bridger Series C Preferred Shares may become redeemable at either the holder’s option on or after March 29, 2027 and prior to the consummation of a qualified public offering or in the event of a qualified public offering. The Company elected to recognize changes in redemption value immediately, adjusting the Legacy Bridger Series C Preferred Shares to the maximum redemption value at each reporting date. As of December 31, 2022, the Legacy Bridger Series C Preferred Shares were carried at their redemption value of $489,022 thousand.
Series A Preferred Stock
The Series A Preferred Stock are convertible at the election of the holders into shares of Common Stock, without the payment of additional consideration by the holders into such number of shares of Common Stock as determined by dividing the original issue price, plus accrued interest by a conversion price equal to $11 at the time of conversion.
Shares of Series A Preferred Stock are mandatorily redeemable by the Company on April 25, 2032 at a redemption amount that is equal to the stated value, plus accrued but unpaid interest. Accrued interest for the Series A Preferred Stock was $10,080 thousand as of June 30, 2023. Shares of Series A Preferred Stock are also redeemable upon certain triggering events outside of the control of the Company. The triggering events include redemption by the holder on or after April 25, 2027, or a fundamental change in the Company’s voting and governance structure such as the sale of the Company or its subsidiaries representing more than 50% of the Company’s voting stock or a similar liquidity event.
As of the Closing Date and June 30, 2023, it is probable that the Series A Preferred Stock may become redeemable on April 25, 2032. The Company has elected to recognize changes in redemption value immediately, adjusting the preferred stock to the maximum redemption value at each reporting date. Upon Closing, the Series A Preferred Stock had both a carrying value and redemption value of $332,659 thousand, the 50% multiplier, valued at $156,363 thousand, was removed. As of June 30, 2023, the Series A Preferred Stock had both a carrying value and redemption value of $342,739 thousand. Refer to table below.
As of June 30, 2023 the fair value of the embedded derivative related to the event of default is $815 thousand recorded as a liability on the Unaudited Condensed Consolidated Balance Sheets and remeasured to fair value at each balance sheet date with changes in fair value recorded within Interest expense or income on the Unaudited Condensed Consolidated Statements of Operations.
The Company determined the fair value of the other features requiring bifurcation, both individually and in the aggregate were immaterial at June 30, 2023. The fair value of these features will be assessed at each reporting date and will be recognized and remeasured at fair value, if material.
32

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Additionally, the reduction of the conversion price from $12.9 to $11 triggered a down round conversion feature embedded in the Series A Preferred Stock upon Closing. The Company recognized the value of the effect of a down round feature as a deemed dividend, increasing loss available to common stockholders in the computation of the net (loss) income per share by approximately zero and $48 million during the three and six months ended June 30, 2023. As of June 30, 2023, there are 31,158,962 shares of Common Stock issuable upon conversion.

	Redeemable Series A Preferred Stock
	Shares	Amounts
Issued as of the Closing Date	315,789.473684	$332,658,947
Adjustment to maximum redemption value	—	10,080,022
Balance as of June 30, 2023	315,789.473684	$342,738,969

	Redeemable Legacy Bridger Series C Preferred Shares
	Shares	Amounts
Issuance of Legacy Bridger Series C Preferred Shares	315,789.473684	$288,332,735
Adjustment to maximum redemption value	—	202,688,810
Balance as of December 31, 2022	315,789.473684	$489,021,545
Note 18 – Mandatorily Redeemable Preferred Shares
Legacy Bridger Series B Preferred Shares
Legacy Bridger had 60,000,000 Legacy Bridger Series B Preferred Shares issued and outstanding as of December 31, 2021 at $1.00 per share. The Legacy Bridger Series B Preferred Shares were non-voting and accrued interest at 17.5% per annum, compounded quarterly. A mandatory redemption period was required for the Legacy Bridger Series B Preferred Shares plus their accrued interest in March of 2022.
The shares were mandatorily redeemable by Legacy Bridger at an amount equal to the capital contribution, plus accrued but unpaid interest on the earlier of certain redemption events or March 31, 2022. The redemption events included the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or assets, a qualified IPO or a similar liquidity event. The shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to face value, plus accrued, but unpaid interest. The shares had preference to the common shares of Legacy Bridger, were non-voting and did not participate in the earnings of Legacy Bridger. These Legacy Bridger Series B Preferred Shares accrued interest at 17.5% annually, compounded quarterly. If not redeemed on or prior to March 31, 2022, the Legacy Bridger Series B Preferred Shares would have accrued interest at 21.5% annually, compounded quarterly.
As the Legacy Bridger Series B Preferred Shares were mandatorily redeemable at a specified date, the security was classified as a liability on the Unaudited Condensed Consolidated Balance Sheets.
On April 25, 2022, Legacy Bridger used a portion of the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares to redeem all 60,000,000 of Legacy Bridger’s outstanding Legacy Bridger Series B Preferred Shares for $69,999 thousand, inclusive of $9,999 thousand in accrued interest. There were no Legacy Bridger Series B Preferred Shares as of June 30, 2023 and December 31, 2022.
Legacy Bridger Series A Preferred Shares
Legacy Bridger was authorized to issue 10,500,000 shares of Series A-1 and A-2 preferred shares (the “Legacy Bridger Series A-1 and A-2 Preferred Shares”) with a par value of $0.001 share for $105,000 thousand. The Legacy Bridger Series A-1 and A-2 Preferred Shares ranked senior to Legacy Bridger’s common shares and Legacy Bridger Series C Preferred Shares with respect to distribution of assets upon liquidation or certain triggering events, but did not participate in earnings of Legacy Bridger. The Legacy Bridger Series A-1 and A-2 Preferred Shares were voting and non-voting shares, respectively.
33

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
On April 25, 2022, Legacy Bridger used the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares to redeem 4,444,444 shares of the Legacy Bridger Series A-1 and A-2 Preferred Shares for $100,000 thousand. The loss on redemption of $34,622 thousand was reflected as a reduction to Accumulated deficit on the Unaudited Condensed Consolidated Balance Sheets.
On April 25, 2022, Legacy Bridger and its investors included a new mandatory redemption provision requiring the Legacy Bridger Series A-1 and Series A-2 Preferred Shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, the Legacy Bridger Series A-1 and A-2 Preferred Shares have been reclassified from mezzanine equity to liability. Legacy Bridger elected the fair value option to measure the modification of the Legacy Bridger Series A-1 and A-2 Preferred Shares, recording a value of $132,331 thousand at modification. The modification of the Legacy Bridger Series A-1 and A-2 Preferred Shares have been accounted for as an extinguishment, with the change in fair value of $45,609 thousand recorded to Accumulated deficit on the Unaudited Condensed Consolidated Balance Sheets with no gain or loss recorded to net loss. The loss on extinguishment has been included in net loss attributable to common shareholders used to calculate net loss per share.
The Legacy Bridger Series A-1 and A-2 Preferred Shares accrued interest on a liquidation preference defined as the combined capital contributions plus accrued preferred interest amounts at a rate of 12% per annum.
The Legacy Bridger Series A-1 and A-2 Preferred Shares were redeemable upon certain triggering events outside of the control of Legacy Bridger in the event of board expansion and deemed liquidation. Failure to pay the Legacy Bridger Series A-1 and A-2 Preferred Shares interest amount on a timely basis would trigger a board expansion event that provided the holders of the Legacy Bridger Series A-1 and A-2 Preferred Shares the option to obtain control of Legacy Bridger’s board of directors and initiate a triggering event. The triggering events included the sale of Legacy Bridger or its subsidiaries representing more than 50% of Legacy Bridger’s voting stock or assets, a qualified IPO or a similar liquidity event. The Legacy Bridger Series A-1 and A-2 Preferred Shares were redeemable at any time at the option of Legacy Bridger at a redemption price equal to the greater of the product of the investment amount multiplied by 2.25 plus any indemnification amounts or aggregate liquidation preference.
Legacy Bridger identified certain redemption features that would be required to be considered for bifurcation. Legacy Bridger elected the fair value option and as such, valued the host preferred shares and embedded features as one instrument.
On July 21, 2022 and August 10, 2022, Legacy Bridger used the proceeds from the 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Legacy Bridger Series A-1 and A-2 Preferred Shares for aggregate proceeds of $136,250 thousand. The fair values of the Legacy Bridger Series A-1 and A-2 Preferred Shares were increased by $3,919 thousand from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon extinguishment. There were no Legacy Bridger Series A Preferred Shares outstanding as of June 30, 2023 and December 31, 2022.
Note 19 – Income Taxes
As a result of the Reverse Recapitalization, the Company became the successor of Legacy Bridger, as discussed in “Note 1 – Organization and Basis of Presentation,” which is treated as a partnership for U.S. federal income tax purposes. As a partnership, Legacy Bridger’s net income or loss is allocated among the members in accordance with the Company’s operating agreement, and federal income taxes are not payable or provided for by Legacy Bridger. Members are taxed individually on their pro rata ownership share of Legacy Bridger’s earnings. Subsequent to the Reverse Recapitalization, the Company became the successor of Legacy Bridger. The Company is subject to U.S. federal income taxes, in addition to state and local income taxes, with respect to net taxable income or loss and any related tax credits of the Company.
The effective tax rate was 0% for three and six months ended June 30, 2023, respectively. The tax rate differs from the federal statutory rate as a result of the full valuation allowance recognized against the Company’s deferred tax assets.
As a result of the Reverse Recapitalization, the Company recognized a deferred tax asset to account for the difference between the Company’s book and tax basis in its investment in Legacy Bridger. Tax basis exceeds book basis largely because of the tax basis step-up created in various business and equity transactions prior to the Reverse Recapitalization.
34

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Company expects to generate more deferred tax assets related to the issuance of stock-based compensation discussed in “Note 15 – Stock-Based Compensation” and federal net operating losses.
The Company has assessed the realizability of the net deferred tax assets and in that analysis has considered the relevant positive and negative evidence available to determine that it is more likely than not that the deferred tax assets will not be realized as the Company does not expect to generate sufficient taxable income in the near term.
The Company’s income tax filings will be subject to audit by various taxing jurisdictions. The Company will monitor the status of U.S. federal, state and local income tax returns that may be subject to audit in future periods. No U.S. federal, state and local income tax returns are currently under examination by the respective taxing authorities.
Note 20 – Net (Loss) Income Per Share
Basic and diluted net (loss) income per share of Common Stock is calculated in accordance with ASC 260, Earnings per share. Net (loss) income per Common Stock – basic is calculated by dividing net (loss) income attributable to Common Stockholders by the weighted-average shares of Common Stock outstanding.
Net (loss) income per Common Stock – diluted is based on the average number of shares of Common Stock used for the basic earnings per share calculation, adjusted for the weighted-average number of common share equivalents outstanding for the period determined using the treasury stock method and if-converted method, as applicable. Net (loss) income attributable to Common Stockholders – diluted is adjusted for the impact of changes in the fair value of the Public Warrants and Private Placement Warrants, to the extent they are dilutive.
Earnings per share calculations for all periods prior to the Closing have been retrospectively adjusted by the Exchange Ratio for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization. Subsequent to the Closing, net (loss) income per share is calculated based on the weighted average number of Common Stock outstanding.
35

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The following table sets forth the computation of the Company’s basic and diluted (loss) income per share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in USD, except share data)	2023	2022	2023	2022
Numerator—basic and diluted
Net loss	$(19,021,602)	$(4,562,875)	$(63,706,540)	$(19,435,884)
Series A Preferred Stock—adjustment for deemed dividend upon Closing	—	—	(48,300,000)	—
Legacy Bridger Series A Preferred Shares—adjustment for redemption, extinguishment and accrued interest	—	(81,323,569)	—	(85,663,336)
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	—	(191,240,782)	—	(191,240,782)
Series A Preferred Stock—adjustment to eliminate 50% multiplier	—	—	156,362,598	—
Series A Preferred Stock—adjustment to maximum redemptions value	(5,805,582)	—	(10,080,022)	—
Net (loss) income attributable to Common Stockholders – basic and diluted	$(24,827,184)	$(277,127,226)	$34,276,036	$(296,340,002)
Denominator—basic
Weighted average Common Stock outstanding—Legacy Bridger shareholders	38,848,420	38,770,646	38,848,420	38,770,646
Weighted average Common Stock outstanding—Public shareholders	2,084,357	—	1,819,494	—
Weighted average Common Stock outstanding—Sponsor and independent directors of JCIC	1,748,189	—	1,526,043	—
Weighted average vested restricted stock units outstanding	2,400,354	—	2,095,337	—
Weighted average Class A Common Stock outstanding - bonus paid to executives	307,572	—	154,636	—
Weighted average Common Stock outstanding—basic	45,388,892	38,770,646	44,443,930	38,770,646
Denominator—diluted
Weighted average Common Stock outstanding—basic	45,388,892	38,770,646	44,443,930	38,770,646
Weighted average effect of dilutive securities:
Series A Preferred Stock	—	—	31,158,962	—
Unvested Restricted Stock Units	—	—	612,940	—
Unvested Legacy Bridger Incentive Units	—	—	236,944	—
Sponsor Earnout Shares	—	—	746,353	—
Weighted average Common Stock outstanding—diluted	45,388,892	38,770,646	77,199,129	38,770,646
Basic and diluted net (loss) income per share
Basic net (loss) income per Common Stock	$(0.55)	$(7.15)	$0.77	$(7.64)
Diluted net (loss) income per Common Stock	$(0.55)	$(7.15)	$0.44	$(7.64)
36

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The following table summarizes the potentially dilutive common shares that were excluded from diluted net loss (income) per share computations because the effect would have been anti-dilutive (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Shares excluded from diluted net (loss) income per share
Series A Preferred Stock	315,789	—	—	—
Legacy Series C Preferred Shares	—	315,789	—	315,789
Unvested Restricted Stock Units	6,400,892	—	—	—
Public Warrants	17,250,000	—	17,250,000	—
Private Placement Warrants	9,400,000	—	9,400,000	—
Unvested Legacy Bridger Incentive Units	233,324	323,232	—	323,232
Sponsor Earnout Shares	855,000	—	—	—
Note 21 – Stockholders’ Deficit
For periods prior to the Closing, Legacy Bridger had Class A, Class B, Class C and Class D Common shares. As described in “Note 1—Organization and Basis of Presentation,” on January 24, 2023, we consummated the Reverse Recapitalization between Jack Creek Investment Corporation and Legacy Bridger. Subsequent to the Closing, the Company’s Common Stock is the only authorized and issued class of common stock.
Legacy Bridger Common Shares
Legacy Bridger had 30,000,000 Class A Common Shares issued and outstanding as of December 31, 2022. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Class A Common Shares were issued to ElementCompany, LLC.
Legacy Bridger had 9,756,130 Class B Common Shares issued and outstanding as of December 31, 2022 and 2021. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.
Legacy Bridger had 243,871 Class C Common Shares issued and outstanding as of December 31, 2022. Legacy Bridger also had 606,061 shares of Class D Common Shares issued and outstanding as of December 31, 2022. The Class C and Class D shares were non-voting shares.
The voting power of Legacy Bridger followed the structure of the elected Board members with 3 designees from the holders of Class A Common Shares and 2 designees from the holders of Class B Common Shares. This was planned to remain in place while the holders of Class B Common Shares in aggregate held at least 10% of the common shares outstanding and prior to any initial public offering, at which point voting power would change, based on the relevant shares outstanding.
Bridger Common Stock
In connection with the Reverse Recapitalization, the Company issued 43,769,290 shares of Common Stock, of which 39,081,744 shares were issued to Legacy Bridger Common shareholders, 2,084,357 shares were issued to the public shareholders of JCIC and 2,603,189 shares were issued to JCIC Sponsor and independent directors of JCIC upon Closing. Of the shares issued to Legacy Bridger Common shareholders and JCIC Sponsor, 233,323 and 855,000 shares are subject to continuing vesting conditions, respectively.
37

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
Holders of Common Stock are entitled to full economic rights, including the right to receive dividends when and if declared by the Board, subject to any statutory or contractual restrictions of the payment of dividends and any restrictions on the payment of dividends imposed by the vesting conditions of the unvested Common Stock.
Each holder of Common Stock is entitled to one vote for each Common Stock held.
Note 22 – Revision of Previously Issued Financial Statements
The Company identified an immaterial error in its previously issued annual and interim financial statements. The error relates to accounting for the freestanding derivative instrument further described in the “Note 10 – Interest Rate Swap and Freestanding Derivative,” affecting annual financial statements as of and for the year ended December 31, 2022 and interim financial statements as of and for the six months ended June 30, 2022 and as of and for the nine months ended September 30, 2022. The impact of the error to prior periods’ financial statements were determined to be quantitatively and qualitatively immaterial. In order to improve the consistency and comparability of the financial statements, the Company has revised its previously issued annual and interim financial statements to correct the error.
The below tables present line items for prior period impacted financial statements that have been affected by the following error, referred to as the “Revision”:
(i)an error in the accounting for a freestanding instrument which requires separate accounting under ASC 815, Derivatives and Hedging related to Legacy Bridger Series C Preferred Shares’ features.

	As of December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$305,978,901	$—	$305,978,901
Accrued expenses and other current liabilities	16,483,289	2,186,283	18,669,572
Total current liabilities	22,120,721	2,186,283	24,307,004
Total liabilities	228,393,011	2,186,283	230,579,294
Legacy Bridger Series C Preferred Shares	489,021,545	—	489,021,545
Accumulated deficit	(413,118,060)	(2,186,283)	(415,304,343)
Total members’ deficit	(411,435,655)	(2,186,283)	(413,621,938)
Total liabilities, mezzanine equity and members’ deficit	$305,978,901	$—	$305,978,901

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Interest expense	$(20,017,177)	$(2,709)	$(20,019,886)
Net loss	$(42,121,959)	$(2,709)	$(42,124,668)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(200,505,236)	(2,183,574)	(202,688,810)
Net loss attributable to common shareholders	$(328,290,531)	$(2,186,283)	$(330,476,814)
Net loss per share attributable to common shareholders – basic and diluted	$(8.15)	$(0.05)	$(8.20)
38

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(200,505,236)	$(2,183,574)	$(202,688,810)
Net loss	(42,121,959)	(2,709)	(42,124,668)
Accumulated deficit	(413,118,060)	(2,186,283)	(415,304,343)
Accumulated other comprehensive income	1,678,497	—	1,678,497
Total members’ deficit	$(411,435,655)	$(2,186,283)	$(413,621,938)

	For the year ended December 31, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Cash Flows:
Cash Flows from Operating Activities:
Net loss	$(42,121,959)	$(2,709)	$(42,124,668)
Change in fair value of freestanding derivative	—	2,709	2,709
Net cash used in operating activities	(9,917,608)	—	(9,917,608)
Net change in cash, cash equivalents, and restricted cash	25,198,494	—	25,198,494
Cash, cash equivalents and restricted cash and cash equivalents – end of period	$42,459,626	$—	$42,459,626
Cash and cash equivalents – end of period	$30,162,475	$—	$30,162,475

	As of September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$320,554,139	$—	$320,554,139
Accrued expenses and other current liabilities	12,355,584	2,124,265	14,479,849
Total current liabilities	19,472,020	2,124,265	21,596,285
Total liabilities	$226,008,817	$2,124,265	$228,133,082
Series C Preferred shares	483,385,214	—	483,385,214
Accumulated deficit	(390,307,424)	(2,124,265)	(392,431,689)
Total members’ deficit	(388,839,892)	(2,124,265)	(391,036,037)
Total liabilities, mezzanine equity and members’ deficit	$320,554,139	$—	$320,554,139
39

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Interest expense	$(13,052,438)	$59,309	$(12,993,129)
Net loss	$(25,117,707)	$59,309	$(25,058,398)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(194,700,545)	(2,183,574)	(196,884,119)
Net loss attributable to common shareholders	$(305,481,588)	$(2,124,265)	$(307,605,853)
Net loss per share attributable to common shareholders – basic and diluted	$(7.58)	$(0.06)	$(7.64)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(194,700,545)	$(2,183,574)	$(196,884,119)
Net loss	(25,117,707)	59,309	(25,058,398)
Accumulated deficit	(390,307,424)	(2,124,265)	(392,431,689)
Total members’ deficit	$(388,839,892)	$(2,124,265)	$(390,964,157)

	For the nine months ended September 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Cash Flows:
Cash Flows from Operating Activities:
Net loss	$(25,117,707)	$59,309	$(25,058,398)
Change in fair value of freestanding derivative	—	(59,309)	(59,309)
Net cash used in by operating activities	(7,930,502)	—	(7,930,502)
Net change in cash, cash equivalents, and restricted cash	89,107,304	—	89,107,304
Cash, cash equivalents and restricted cash and cash equivalents – end of period	$106,368,436	$—	$106,368,436
Cash and cash equivalents – end of period	$94,143,466	$—	$94,143,466

	As of June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Balance Sheets:
Total assets	$309,603,293	$—	$309,603,293
Accrued expenses and other current liabilities	10,359,417	2,183,574	12,542,991
Total current liabilities	32,207,636	2,183,574	34,391,210
Total liabilities	209,837,425	2,183,574	212,020,999
Series C Preferred shares	477,741,883	—	475,558,309
Accumulated deficit	(378,984,493)	(2,183,574)	(381,168,067)
Total members’ deficit	(377,976,015)	(2,183,574)	(380,159,589)
Total liabilities, mezzanine equity and members’ deficit	$309,603,293	$—	$309,603,293
40

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)

	For the six months ended June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Operations:
Net loss	$(19,435,884)	$—	$(19,435,884)
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	(189,057,208)	(2,183,574)	(191,240,782)
Net loss attributable to common shareholders	$(294,156,428)	$(2,183,574)	$(296,340,002)
Net loss per share attributable to common shareholders – basic and diluted	$(7.30)	$(0.06)	$(7.36)

	For the six months ended June 30, 2022
	As Previously Reported	Impact of Revision	As Revised
Statements of Members’ Equity:
Legacy Bridger Series C Preferred Shares adjustment for maximum redemption value	$(189,057,208)	$(2,183,574)	$(191,240,782)
Net loss	(19,435,884)	—	(19,435,884)
Accumulated deficit	(378,984,493)	(2,183,574)	(381,168,067)
Accumulated other comprehensive income	1,008,478	—	1,008,478
Total members’ deficit	$(377,976,015)	$(2,183,574)	$(380,159,589)
Note 23 – Subsequent Events
The Company evaluated its activities through the date of the filing of the Unaudited Condensed Consolidated Financial Statements.
On July 21, 2023, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”), through our subsidiary Bridger Bighorn, LLC, to acquire Big Horn Airways, Inc., for a total purchase price of $39.25 million, with $14.75 million payable in unregistered shares of Bridger’s Common Stock, and the remainder payable in cash which may be adjusted pursuant to the terms of the Purchase Agreement, including for Bighorn’s cash, indebtedness, and net working capital as of the closing.
The number of shares of Common Stock issuable to the sellers at closing will be determined based upon a 60-day volume-weighted average per-share price (VWAP) of Bridger’s Common Stock, consisting of the 30 consecutive trading days ending on the trading day immediately preceding July 21, 2023 and the 30 consecutive trading days beginning on July 21, 2023. Consummation of the transaction is subject to satisfaction or waiver of customary closing conditions including raising cash and regulatory approvals.
The Common Stock consideration will be subject to transfer restrictions for a three-year period post-closing, with 1/36th of the total shares of Common Stock issued to the sellers vesting each month over such three-year period. The Purchase Agreement also provides Sellers with customary resale registration rights with respect to their Common Stock consideration.

Consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions and is expected to occur on or before September 22, 2023; however, if Bridger has not paid the cash consideration by such date, the closing date will automatically be extended to December 31, 2023. The Purchase Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing, including by mutual written consent, and will automatically be terminated if the closing does not occur on or before January 31, 2024.

41

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in U.S. dollars, except as stated)
The Purchase Agreement contains customary representations, warranties, covenants, and post-closing indemnification obligations of the parties thereto. The Sellers have agreed to certain customary non-competition and non-solicitation covenants for a period of five years following the closing.
42

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The following discussion and analysis is intended to help you understand our business, financial condition, results of operations, liquidity and capital resources. This discussion and analysis should be read together with our unaudited condensed consolidated financial statements as of June 30, 2023 and December 31, 2022, for the three and six months ended June 30, 2023 and 2022, and the related notes thereto, that are included elsewhere in this Quarterly Report on Form 10-Q (this “Quarterly Report”). This discussion and analysis should also be read together with the historical audited annual consolidated financial statements as of and for the years ended December 31, 2022 and 2021, included in the Annual Report on Form 10-K (the “Annual Report”). This discussion and analysis contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “Bridger,” the “Company,” “we,” “us,” “our,” and other similar terms refer to the business of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC and its subsidiaries (collectively, “Legacy Bridger”) prior to the consummation of the Reverse Recapitalization, and the Company and its subsidiaries following the consummation of the business combination with Jack Creek Investment Corp. (“JCIC”) that occurred on January 24, 2023 (the “Reverse Recapitalization”).
Business Overview
Bridger provides aerial wildfire surveillance, relief, suppression and aerial firefighting services using next-generation technology and environmentally friendly and sustainable firefighting methods primarily throughout the United States. Our mission is to save lives, property and habitats threatened by wildfires, leveraging our high-quality team, specialized aircraft and innovative use of technology and data. We are meeting an underserved and growing need for next-generation full-service aerial firefighting platforms.
Our portfolio is organized across two core offerings:
•Fire Suppression: Consists of deploying specialized aircraft to drop large amounts of water quickly and directly on wildfires.
•Aerial Surveillance: Consists of providing aerial surveillance for fire suppression aircraft over an incident and providing tactical coordination with the incident commander. Aerial surveillance uses both manned aircraft and unmanned aircraft.
We manage our operations as a single segment for purposes of assessing performance, making operating decisions and allocating resources.
We have made and will continue to make significant investments in capital expenditures to build and expand our aerial forest fire management technologies. We expect that our existing cash and cash equivalents provided by equity and debt financing will be sufficient to meet our current working capital and capital expenditure requirements for a period of at least twelve months from the date of this Quarterly Report.
The Reverse Recapitalization
On January 24, 2023, we consummated the Reverse Recapitalization. As a result of the Reverse Recapitalization, Legacy Bridger and JCIC each became wholly-owned subsidiaries of the Company, and the JCIC shareholders and the equityholders of Legacy Bridger converted their equity ownership in JCIC and Legacy Bridger, respectively, into equity ownership in the Company. Legacy Bridger has been determined to be the accounting acquirer with respect to the Reverse Recapitalization, which will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.
Upon consummation of the Reverse Recapitalization, the most significant change in Legacy Bridger’s future reported financial position and results of operations was a gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at December 31, 2022), of approximately $17.0 million. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at the closing of the Reverse Recapitalization on January 24, 2023 (the “Closing”) were approximately $16.6 million and have been treated as a reduction of the cash proceeds and deducted from our additional paid-in capital.
43

Public Company Costs
We have become the successor to a company registered with the Securities and Exchange Commission (“SEC”) and listed on the Nasdaq Global Market, which has required, and in the future may require, us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We have incurred and expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources and fees.
Key Factors Affecting Our Results of Operations
We are exposed to certain risks inherent to an aerial firefighting business. These risks are further described in the section entitled “Risk Factors” in the Annual Report.
Seasonality Due to the North American Fire Season
Our operating results are impacted by seasonality. Climate conditions and other factors that may influence the revenues of our services may vary each season and year. Historically, the demand for our services has been higher in the second and third quarters of each fiscal year due to the timing and duration of the North American fire season. Consequently, revenues, expenses, and operating cash flows from our services are generated mostly in the second and third quarters of our fiscal year. However, the seasonal fluctuations in the need to fight wildfires based upon location and the varying intensity of the fire season have and may continue to lead our operating results to fluctuate significantly from quarter to quarter and year to year.
Weather Conditions and Climate Trends
Our business is highly dependent on the needs of government agencies to surveil and suppress fires. As such, our financial condition and results of operations are significantly affected by the weather, as well as environmental and other factors affecting climate change, which impact the number and severity of fires in any given period. The intensity and duration of the North American fire season is affected by multiple factors, some of which, according to a 2016 article by Climate Central, a nonprofit climate science news organization, are weather patterns including warmer springs and longer summers, lower levels of mountaintop snowpack which lead to drier soils and vegetation and frequency of lightning strikes. Based on the climate change indicators published by the Environmental Protection Agency (“EPA”), these factors have shown year over year increases linked to the effects of climate change and the overall trend in increased temperatures. We believe that rising global temperatures have been, and in the future are expected to be, one factor contributing to increasing rates and severity of wildfires. Historically, sales of our services have been higher in the summer season of each fiscal year due to weather patterns which are generally correlated to a higher prevalence of wildfires in North America. Larger wildfires and longer seasons are expected to continue as droughts increase in frequency and duration, according to a 2022 article by the EPA.
Limited Supply of Specialized Aircraft and Replacement and Maintenance Parts
Our results of operations are dependent on sufficient availability of aircraft, raw materials and supplied components provided by a limited number of suppliers. Our reliance on limited suppliers exposes us to volatility in the prices and availability of these materials, which may lead to increased costs and delays in operations.
In March 2020, the World Health Organization declared a global pandemic related to the outbreak of a respiratory illness caused by COVID-19. Due to the COVID-19 pandemic, in 2020, 2021 and 2022 we experienced delays on the delivery of aircraft. Should such conditions become protracted or worsen or should longer-term budgets or priorities of our clients be impacted, the COVID-19 pandemic could negatively affect our financial condition and results of operations. Given the dynamic nature of the COVID-19 pandemic and its global consequences, the ultimate impact on our operations, cash flows and financial condition cannot be reasonably estimated at this time. The outbreak of COVID-19 may also have the effect of heightening many of the other risks described in the section entitled “Risk Factors” included in our Annual Report, such as those related to the market for our securities and cross-border transactions.
44

Economic and Market Factors
Our operations, supply chain, partners, and suppliers have been subject to various global macroeconomic factors. We expect to continue to remain vulnerable to a number of industry-specific and global macroeconomic factors that may cause our actual results of operations to differ from our historical results of operations or current expectations. The factors and trends that we currently believe are or will be most impactful to our financial condition and results of operations include the following: the impact on us of significant operational challenges by third parties on which we rely; inflationary pressures; short- and long-term weather patterns; potential labor and supply chain shortages affecting us and our partners; volatile fuel prices; aircraft delivery delays; and changes in general economic conditions in the markets in which we operate.
Historically, our results of operations have not been materially impacted by other factors, other than the COVID-19 global pandemic. We continue to monitor the potential favorable or unfavorable impacts of these and other factors on our business, operations, financial condition and future results of operations, which are dependent on future developments. Our future results of operations may be subject to volatility and our growth plans may be delayed, particularly in the short term, due to the impact of the above factors and trends. For instance, the impact of the COVID-19 pandemic directly affected the delivery of our aircraft and the support related to their deployment while on contract. Deployment of two Viking Air CL-415EAF aircraft (“Super Scoopers”) was delayed in 2020 as a result of the Federal Aviation Administration’s transition to a work-from-home environment and a reduction in its ability to process carding and registration matters; two other Super Scoopers were delayed in 2021 as a result of modified manufacturing procedures at the OEM in response to COVID-19 that increased production time, which we understood was compounded by the OEM’s delays in receiving certain parts and components; and prior production delays pushed completion and delivery of another two Super Scoopers later in 2022 and early 2023 than we had previously anticipated receiving them. However, we believe that our long-term outlook remains positive due to the increasing demand for our services and our ability to meet those demands consistently, despite adverse market factors. We believe that this expected long-term increase in demand will offset increased costs and that the operational challenges we may experience in the near term can be managed in a manner that will allow us to support increased demand, though we cannot provide any assurances.
Key Components of Our Results of Operations
Revenues
Our primary source of revenues is from providing services, which are disaggregated into fire suppression, aerial surveillance and other services. Revenues and growth for our fire suppression and aerial surveillance services are driven by climate trends, specifically the intensity and timing of the North American fire season. Other services primarily consist of extraneous fulfillment of contractual services such as extended availability and mobilizations. Other services also include maintenance services performed externally for third parties.
We charge daily and hourly rates depending upon the type of firefighting service rendered and under which contract the services are performed. The recognition of revenues for our services are primarily split into flight, standby and other revenues. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are cycled, upon request of the customer. Standby revenue is primarily earned as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment. Other revenue consists of additional contractual items that can be charged to the customer, such as leasing revenues for facilities, as well as maintenance and repair on externally owned aircraft.
Cost of Revenues
Cost of revenues includes costs incurred directly related to flight operations including expenses associated with operating the aircraft on revenue generating contracts. These include labor, depreciation, subscriptions and fees, travel and fuel. Cost of revenues also includes maintenance expenses for our aircraft including costs of routine maintenance expenses and repairs. This consists of labor, parts, consumables, travel and subscriptions unique to each airframe.
45

Selling, General and Administrative Expense
Selling, general and administrative expenses include all costs that are not directly related to satisfaction of customer contracts. Selling, general and administrative expenses include costs for our administrative functions, such as finance, legal, human resources, and IT support, and business development costs that include contract procurement, public relations and business opportunity advancement. These functions include costs for items such as salaries, benefits, stock-based compensation and other personnel-related costs, maintenance and supplies, professional fees for external legal, accounting, and other consulting services, insurance, intangible asset amortization and depreciation expense. Selling, general and administrative expenses also contain any gain or loss on the disposal of fixed assets.
Interest Expense
Interest expense consists of interest expense related to our loan agreements, the Series B preferred shares of Legacy Bridger (the “Legacy Bridger Series B Preferred Shares”), which were fully redeemed prior to Closing, the Gallatin municipal bond issuances by Legacy Bridger totaling $160,000,000 of gross proceeds that closed in July and August 2022 (the “Series 2022 Bonds”), the Series C preferred shares of Legacy Bridger (the “Legacy Bridger Series C Preferred Shares”) for the changes in fair values of the embedded derivative and the freestanding derivative, and interest rate swaps agreements. Interest expense also includes amortization of debt issuance costs associated with our loan agreements. Refer to discussion of our loan commitments further below under the section of this Quarterly Report entitled “ —Liquidity and Capital Resources—Indebtedness.”
Other Income
Other income consists of interest income and realized gains on available-for-sale debt securities. This also includes the reimbursement from an insurance claim against a damaged asset.
Results of Operations
Comparison of the Three Months Ended June 30, 2023 to the Three Months Ended June 30, 2022
The following table sets forth our unaudited condensed consolidated statements of operations information for the three months ended June 30, 2023 and 2022 and should be reviewed in conjunction with the financial statements and notes included elsewhere in this Quarterly Report.

(All amounts in U.S. dollars)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Revenues	$11,615,280	$12,753,671	$(1,138,391)	(9%)
Cost of revenues:
Flight operations	6,299,122	5,849,562	449,560	8%
Maintenance	4,210,976	3,571,986	638,990	18%
Total cost of revenues	10,510,098	9,421,548	1,088,550	12%
Gross income	1,105,182	3,332,123	(2,226,941)	(67%)
Selling, general and administrative expense	15,187,808	5,735,627	9,452,181	165%
Operating loss	(14,082,626)	(2,403,504)	(11,679,122)	486%
Interest expense	(5,540,867)	(2,293,682)	(3,247,185)	142%
Other income	601,891	134,311	467,580	348%
Net loss	$(19,021,602)	$(4,562,875)	$(14,458,727)	317%
46

(All amounts in U.S. dollars)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022
Series A Preferred Stock – adjustment to maximum redemption value	$(5,805,582)	$—
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	$—	$(191,240,782)
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment, accrued interest, and change in fair value	$—	$(81,323,569)
Net loss attributable to Common stockholders - basic and diluted	$(24,827,184)	$(277,127,226)
Net loss per Common Stock - basic and diluted	$(0.55)	$(7.15)
Revenues
Revenues decreased by $1.1 million, or 9%, to $11.6 million for the three months ended June 30, 2023, from $12.8 million for the three months ended June 30, 2022.
The following table shows revenues by service offering for each period.

(All amounts in U.S. dollars)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Fire suppression	$10,449,427	$11,682,263	$(1,232,836)	(11)%
Aerial surveillance	1,123,753	1,002,025	121,728	12%
Other services	42,100	69,383	(27,283)	(39)%
Total revenues	$11,615,280	$12,753,671	$(1,138,391)	(9)%
Fire suppression revenue decreased by $1.2 million, or 11%, to $10.4 million for the three months ended June 30, 2023, from $11.7 million for the three months ended June 30, 2022. The decrease in fire suppression revenue accounted for 108% of the total decrease in revenues for the three months ended June 30, 2023. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season. The Company actively worked to partially offset the impact of wet spring weather and slower start to the U.S wildfire season by expanding its aerial firefighting operations into Canada where wildfire activity began earlier.
Aerial surveillance revenue increased by $0.1 million, or 12%, to $1.1 million for the three months ended June 30, 2023, from $1.0 million for the three months ended June 30, 2022. The increase was primarily driven by the number of aircraft operating for the three months ended June 30, 2023 compared to the three months ended June 30, 2022.
Other services revenue decreased by $27 thousand, or 39%, to $42 thousand for the three months ended June 30, 2023, from $69 thousand for the three months ended June 30, 2022. The decrease was primarily driven by decreased maintenance services.
The following table shows revenues by revenue type for each period.

(All amounts in U.S. dollars)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Flight revenue	$5,794,315	$6,417,520	$(623,205)	(10)%
Standby revenue	5,135,937	6,210,976	(1,075,039)	(17)%
Other revenue	685,028	125,175	559,853	447%
Total revenues	$11,615,280	$12,753,671	$(1,138,391)	(9)%
Flight revenue decreased by $0.6 million, or 10%, to $5.8 million for the three months ended June 30, 2023, from $6.4 million for the three months ended June 30, 2022. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season.
Standby revenue decreased by $1.1 million, or 17%, to $5.1 million for the three months ended June 30, 2023, from $6.2 million for the three months ended June 30, 2022. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season.
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Other revenue increased by $0.6 million, or 447%, to $0.7 million for the three months ended June 30, 2023, from $0.1 million for the three months ended June 30, 2022. The increase was primarily due to labor, maintenance and improvements to an aircraft under the ownership of a related party. Refer to “Note 16 – Related Party Transactions” of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
Cost of Revenues
Cost of revenues increased by $1.1 million, or 12%, to $10.5 million for the three months ended June 30, 2023, from $9.4 million for the three months ended June 30, 2022 due to the following drivers:
Flight Operations
Flight operations expenses increased by 0.4 million, or 8%, to $6.3 million for the three months ended June 30, 2023, from $5.8 million for the three months ended June 30, 2022. The increase was primarily attributable to higher depreciation expense due to increase in flight hours due to the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively.
Maintenance
Maintenance expenses increased by $0.6 million, or 18%, to $4.2 million for the three months ended June 30, 2023, from $3.6 million for the three months ended June 30, 2022. The increase was primarily driven by higher aircraft maintenance costs of $0.5 million and depreciation expense of $0.1 million required for the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively.
Selling, General and Administrative Expense
Selling, general and administrative expense increased by $9.5 million, or 165%, to $15.2 million for the three months ended June 30, 2023, from $5.7 million for the three months ended June 30, 2022. The increase was primarily driven by $7.9 million of non-cash stock-based compensation expense for the restricted stock units (“RSUs”) issued to employees of Bridger in connection. Refer to “Note 15 – Stock-Based Compensation” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The increase was also partially driven by a loss on disposal and an asset impairment charge of $1.1 million related to aging surveillance aircraft. The increase was also partially driven by higher insurance costs of $0.6 million and higher operating costs of $0.4 million primarily associated with the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively.
Interest Expense
Interest expense increased by $3.2 million, or 142%, to $5.5 million for the three months ended June 30, 2023, from $2.3 million for the three months ended June 30, 2022. The increase was primarily driven by the additional interest expense for the Series 2022 Bonds of $4.9 million partially offset by a decrease in interest expense for the Series A-1 and Series A-2 preferred shares of Legacy Bridger (together, the “Legacy Bridger Series A Preferred Shares”) of $1.7 million.
Other Income
Other income increased by $0.5 million, or 348%, to $0.6 million for the three months ended June 30, 2023, from $0.1 million for the three months ended June 30, 2022. The increase was primarily driven by interest income for the embedded derivative of Legacy Bridger Series C Preferred Shares of $0.2 million. Refer to “Note 17 – Mezzanine Equity” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The increase was partially driven by realized gains from available-for-sale securities of $0.3 million. Refer to “Note 3 – Cash Equivalents and Investments in Marketable Securities” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.

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Comparison of the Six Months Ended June 30, 2023 to the Six Months Ended June 30, 2022
The following table sets forth our unaudited condensed consolidated statements of operations information for the six months ended June 30, 2023 and 2022 and should be reviewed in conjunction with the financial statements and notes included elsewhere in this Quarterly Report.

(All amounts in U.S. dollars)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Revenues	$11,980,653	$12,822,963	$(842,310)	(7%)
Cost of revenues:
Flight operations	10,032,383	9,514,914	517,469	5%
Maintenance	7,726,427	6,433,973	1,292,454	20%
Total cost of revenues	17,758,810	15,948,887	1,809,923	11%
Gross loss	(5,778,157)	(3,125,924)	(2,652,233)	85%
Selling, general and administrative expense	48,416,299	10,576,886	37,839,413	358%
Operating loss	(54,194,456)	(13,702,810)	(40,491,646)	295%
Interest expense	(11,205,412)	(6,008,228)	(5,197,184)	87%
Other income	1,693,328	275,154	1,418,174	515%
Net loss	$(63,706,540)	$(19,435,884)	$(44,270,656)	228%

(All amounts in U.S. dollars)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Series A Preferred Stock – adjustment for deemed dividend upon Closing	$(48,300,000)	$—
Series A Preferred Stock – adjustment to eliminate 50% multiplier	$156,362,598	$—
Series A Preferred Stock – adjustment to maximum redemption value	$(10,080,022)	$—
Legacy Bridger Series A Preferred Shares – adjustment for redemption, extinguishment and accrued interest	$—	$(85,663,336)
Legacy Bridger Series C Preferred Shares - adjustment to maximum redemption value	$—	$(191,240,782)
Net income (loss) attributable to Common Stockholders – basic and diluted	$34,276,036	$(296,340,002)
Net income (loss) per Common Stock—basic	$0.77	$(7.64)
Net income (loss) per Common Stock—diluted	$0.44	$(7.64)
Revenues
Revenues decreased by $0.8 million, or 7%, to $12.0 million for the six months ended June 30, 2023, from $12.8 million for the six months ended June 30, 2022.
The following table shows revenues by service offering for each period.

(All amounts in U.S. dollars)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Fire suppression	$10,449,427	$11,682,263	$(1,232,836)	(11)%
Aerial surveillance	1,123,753	1,002,025	121,728	12%
Other services	407,473	138,675	268,798	194%
Total revenues	$11,980,653	$12,822,963	$(842,310)	(7)%
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Fire suppression revenue decreased by $1.2 million, or 11%, to $10.4 million for the six months ended June 30, 2023, from $11.7 million for the six months ended June 30, 2022. The decrease in fire suppression revenue accounted for 146% of the total decrease in revenues for the six months ended June 30, 2023. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season. The Company actively worked to partially offset the impact of wet spring weather and slower start to the U.S wildfire season by expanding its aerial firefighting operations into Canada where wildfire activity began earlier.
Aerial surveillance revenue increased by $0.1 million, or 12%, to $1.1 million for the six months ended June 30, 2023, from $1.0 million for the six months ended June 30, 2022. The increase was primarily driven by the number of aircraft operating for the six months ended June 30, 2023 compared to the six months ended June 30, 2022.
Other services revenue increased by $0.3 million, or 194%, to $0.4 million for the six months ended June 30, 2023, from $0.1 million for the six months ended June 30, 2022. The increase was primarily driven by maintenance services performed on an externally owned aircraft.
The following table shows revenues by revenue type for each period.

(All amounts in U.S. dollars)	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Flight revenue	$5,794,315	$6,417,520	$(623,205)	(10)%
Standby revenue	5,135,937	6,210,976	(1,075,039)	(17)%
Other revenue	1,050,401	194,467	855,934	440%
Total revenues	$11,980,653	$12,822,963	$(842,310)	(7)%
Flight revenue decreased by $0.6 million, or 10%, to $5.8 million for the six months ended June 30, 2023, from $6.4 million for the six months ended June 30, 2022. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season.
Standby revenue decreased by $1.1 million, or 17%, to $5.1 million for the six months ended June 30, 2023, from 6.2 million for the six months ended June 30, 2022. The decrease was primarily driven by a later start to the 2023 U.S. wildfire season.
Other revenue increased by $0.9 million, or 440%, to $1.1 million for the six months ended June 30, 2023, from $0.2 million for the six months ended June 30, 2022. The increase was primarily due to labor, maintenance and improvements to an aircraft under the ownership of a related party and additional contractually specified items. Refer to “Note 16 – Related Party Transactions” of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
Cost of Revenues
Cost of revenues increased by $1.8 million, or 11%, to $17.8 million for the six months ended June 30, 2023, from $15.9 million for the six months ended June 30, 2022 due to the following drivers:
Flight Operations
Flight operations expenses increased by $0.5 million, or 5%, to $10.0 million for the six months ended June 30, 2023, from $9.5 million for the six months ended June 30, 2022. The increase was primarily attributable to higher expenses of $0.5 million for the RSUs granted to all employees in April 2023. Refer to “Note 15 – Stock-Based Compensation” of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
Maintenance
Maintenance expenses increased by $1.3 million, or 20%, to $7.7 million for the six months ended June 30, 2023, from $6.4 million for the six months ended June 30, 2022. The increase was primarily driven by aircraft maintenance of $0.7 million and higher subscriptions, licenses, and fees of $0.4 million required for the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively. The increase was partially driven by higher expenses of $0.2 million for the RSUs granted to all employees in April 2023. Refer to “Note 15 – Stock-Based Compensation” of the Notes to the Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
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Selling, General and Administrative Expense
Selling, general and administrative expense increased by $37.8 million, or 358%, to $48.4 million for the six months ended June 30, 2023, from $10.6 million for the six months ended June 30, 2022. The increase was primarily driven by $31.9 million of non-cash stock-based compensation expense for the RSUs issued to management and all employees of Bridger in connection. Refer to “Note 15 – Stock-Based Compensation” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The increase was partially driven by a loss on disposal of assets related to the impairment of a Twin Commander surveillance platform of $0.6 million. The increase was partially driven by higher operating costs of $4.1 million and higher insurance costs of $1.2 million primarily associated with the two additional Super Scooper aircraft placed into service in September 2022 and February 2023, respectively.
Interest Expense
Interest expense increased by $5.2 million, or 87%, to $11.2 million for the six months ended June 30, 2023, from $6.0 million for the six months ended June 30, 2022. The increase was primarily driven by the additional interest expense for the Series 2022 Bonds of $9.4 million, decrease in interest expense for the Legacy Bridger Series A Preferred Shares of $4.6 million and an increase in interest expense for the two loan agreements in connection with the two separate credit facilities brokered through Live Oak Bank and backed by the U.S. Department of Agriculture for the completed purchase of the Company’s first two Super Scooper aircraft of $0.4 million. Refer to discussion of our loan commitments further below under the section of this Quarterly Report entitled “Liquidity and Capital Resources—Indebtedness.”
Other Income
Other income increased by $1.4 million, or 515%, to $1.7 million for the six months ended June 30, 2023, from $0.3 million for the six months ended June 30, 2022. The increase was primarily driven by interest income for the embedded derivative of Legacy Bridger Series C Preferred Shares of $0.9 million. Refer to “Note 17 – Mezzanine Equity” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details. The increase was partially driven by realized gains from available-for-sale securities of $0.6 million. Refer to “Note 3 – Cash Equivalents and Investments in Marketable Securities” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
Non-GAAP Financial Measures
Although we believe that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. We believe these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, for managing our business and evaluating its performance. We also believe these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.
Each of the profitability measures described below are not recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Our management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
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Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA gains and losses on disposals of assets, legal fees and offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation and business development expenses. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months ended June 30, 2023 and 2022.

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Net loss	$(19,021,602)	$(4,562,875)	$(14,458,727)	317%
Depreciation and amortization	3,235,147	2,827,932	407,215	14%
Interest expense	5,540,867	2,293,682	3,247,185	142%
EBITDA	(10,245,588)	558,739	(10,804,327)	(1934%)
Loss on disposals and non-cash impairment charges(i)	1,053,866	—	1,053,866	NM
Offering costs(ii)	1,184,487	1,213,198	(28,711)	(2%)
Stock-based compensation(iii)	8,612,514	2,222	8,610,292	NM
Business development & integration expenses(iv)	354,455	236,603	117,852	50%
Adjusted EBITDA	$959,734	$2,010,762	$(1,051,028)	(52%)
Net loss margin(v)	(164)%	(36)%
Adjusted EBITDA margin(v)	8%	16%
NM - Not Meaningful
i)Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
ii)Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iii)Represents stock-based compensation expense recognized of RSUs granted to all employees and the fair value adjustment for warrants issued in connection with the Reverse Recapitalization.
iv)Represents expenses related to potential acquisition targets and additional business lines.
v)Net loss margin represents Net loss divided by Total revenue and Adjusted EBITDA margin represents Adjusted EBITDA divided by Total revenue.
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The following table reconciles net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the six months ended June 30, 2023 and 2022.

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022	Period Over Period Change ($)	Period Over Period Change (%)
Net loss	$(63,706,540)	$(19,435,884)	$(44,270,656)	228%
Depreciation and amortization	4,986,192	4,094,854	891,338	22%
Interest expense	11,205,412	6,008,228	5,197,184	87%
EBITDA	(47,514,936)	(9,332,802)	(38,182,134)	409%
Loss on disposals and non-cash impairment charges(i)	1,052,407	781,492	270,915	35%
Offering costs(ii)	3,267,607	1,213,198	2,054,409	169%
Stock-based compensation(iii)	32,610,530	4,780	32,605,750	NM
Business development & integration expenses(iv)	873,277	391,976	481,301	123%
Adjusted EBITDA	$(9,711,115)	$(6,941,356)	$(2,769,759)	40%
Net loss margin(v)	(532)%	(152)%
Adjusted EBITDA margin(v)	(81)%	(54)%
NM - Not Meaningful
i)Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
ii)Represents one-time professional service fees related to the preparation for potential offerings that have been expensed during the period.
iii)Represents stock-based compensation expense recognized of RSUs granted to all employees and the fair value adjustment for warrants issued in connection with the Reverse Recapitalization.
iv)Represents expenses related to potential acquisition targets and additional business lines.
v)Net loss margin represents Net loss divided by Total revenue and Adjusted EBITDA margin represents Adjusted EBITDA divided by Total revenue.
Liquidity and Capital Resources
Cash and Marketable Securities
As of June 30, 2023, our principal sources of liquidity were cash and cash equivalents of $0.8 million which were held for working capital purposes and restricted cash of $12.2 million. The restricted cash was procured through a county bond and is accessed for financing capital projects. As of June 30, 2023, the Company had $12.6 million of investments in debt securities classified as available-for-sale with short-term maturities of less than one year and carried at fair value. The Company’s available-for-sale securities investment portfolio is primarily invested in highly rated securities, with the primary objective of minimizing the potential risk of principal loss.
In connection with the Reverse Recapitalization, stockholders owning 34,245,643 shares of JCIC Class A Ordinary Shares exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.16 per share, or an aggregate of $347.8 million. Following the payment of redemptions and expenses related to the Trust Account, there was approximately $2.4 million in remaining cash in the Trust Account, which was paid to UBS Securities LLC as a portion of its deferred underwriting fee from JCIC’s initial public offering.
As a result, we did not receive any cash proceeds from the Reverse Recapitalization. Total direct and incremental transaction costs of Bridger, JCIC and Legacy Bridger paid at Closing were approximately $16.6 million.
We may receive up to $306.5 million from the exercise of the 9,400,000 private placement warrants and 17,250,000 public warrants of the Company outstanding (collectively, the “Warrants”), assuming the exercise in full of all the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On June 30, 2023, the closing price of our Common Stock was $5.60 per share. For so long as the market price of our Common Stock is below the exercise price of our Warrants ($11.50 per share), our Warrants remain “out-of-the money,” and holders of our Warrants are unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us. There can be no assurance that our Warrants will be in the money prior to their January 24, 2028 expiration date, and therefore, we may not receive any cash proceeds from the exercise of our Warrants to fund our operations.
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Even if the Warrants remain “out-of-the-money”, we believe that our cash on hand and debt securities will be sufficient to meet our working capital and capital expenditure requirements for a period of at least twelve months from the date of this Quarterly Report. In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the Reverse Recapitalization or from the exercise of our Warrants. For so long as the exercise price of our Warrants exceeds the trading prices for shares of our Common Stock, it is unlikely that we will receive significant proceeds, if any, from the exercise of our Warrants in the near future. Nonetheless, we believe we will be sufficiently funded, and will not require substantial additional funds for operations in order to meet our short-term liquidity needs and the execution of our business plan for at least twelve months from the date of this Quarterly Report. Refer to the discussion further below under the section entitled “Liquidity and Capital Resources—Contractual Obligations.”
While we do not need to raise capital in order to fund our current operations for at least twelve months from the date of this Quarterly Report, we may in the future seek to raise additional funds through various potential sources, such as equity and debt financing for general corporate purposes or for specific purposes, including in order to pursue growth initiatives. Due to the gross decrease in cash and cash equivalents (as compared to Legacy Bridger’s balance sheet at December 31, 2022), consisting of approximately $13.6 million as a result of the Reverse Recapitalization, we would anticipate the need to raise additional funds through equity or debt financing (or the issuance of stock as acquisition consideration) to pursue any significant acquisition opportunity, at the time of such acquisition opportunity. Our ability to generate proceeds from equity financings will significantly depend on the market price of our Common Stock.
Indebtedness
As of June 30, 2023, we held $16.9 million of current liabilities, $7.8 million of which was accrued expenses and other current liabilities.
As of June 30, 2023, we held $213.4 million of long-term liabilities with $205.1 million of total long-term debt, net of debt issuance costs, which are comprised of the Series 2022 Bonds, eight (8) support vehicle loans, two (2) hangar loans and three (3) loans on six (6) aircraft.
Rocky Mountain Bank Loans
Through certain of our subsidiaries, we entered into two credit facilities with Rocky Mountain Bank to finance in part (i) the construction of airplane hangars on September 30, 2019 and (ii) the purchase of four Quest Kodiak aircraft on February 3, 2020. In connection with such credit facilities, we also entered into various term loan and other long-term debt agreements which contain certain financial covenants, including, that we maintain (i) a debt service coverage ratio that exceeds 1.25x (generally calculated as the ratio of the net operating income over the debt service payments made or as the ratio of adjusted EBITDA over the aggregate amount of interest and principal payments, in each case, as determined in the applicable agreement) and (ii) certain senior leverage ratios that do not exceed 7.00x through the third quarter of 2024, 6.00x through the third quarter of 2025, or 5.00x thereafter (generally calculated as the ratio of the senior funded debt over EBITDA, as determined in the applicable agreement). We were not considered in violation of the debt service coverage ratio requirement as of June 30, 2023. We were considered in violation of the senior leverage ratio requirement as of June 30, 2023. The calculation for this RMB covenant based on quarterly financials is a violation for only June 30, 2023. The acceleration of the obligation has been waived for the most recent quarter.
Series 2022 Bonds
On July 21, 2022, we closed a bond offering for the Series 2022 Bonds in a taxable industrial development revenue bond transaction with Gallatin County, Montana for $160.0 million (the “Series 2022 Bond Offering”). Pursuant to the Series 2022 Bond Offering, Gallatin County issued $135.0 million of bonds on July 21, 2022 and an additional $25.0 million of bonds on August 10, 2022. The proceeds from the offering, together with cash on hand, were used to redeem the capital contributions plus accrued interest for all of the remaining Series A-1 preferred shares of Legacy Bridger and Series A-2 preferred shares of Legacy Bridger totaling $134.0 million, the principal plus accrued interest for the Series 2021 Bond, totaling $7.7 million, to finance the construction and equipping of the Company’s third and fourth aircraft hangars in Belgrade, Montana and to fund the purchase of additional Super Scooper aircraft. The Series 2022 Bonds mature on September 1, 2027, with an annual interest rate of 11.5%. Interest will be payable semiannually on March 1 and September 1 of each year until maturity and commenced on September 1, 2022. Debt issuance costs for the Series 2022 Bonds was $4.2 million.
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Optional Redemption— We may redeem the Series 2022 Bonds (i) during the period beginning on September 1, 2025 through August 31, 2026, at a redemption price equal to 103% of the principal amount plus accrued interest; (ii) during the period beginning on September 1, 2026 through August 31, 2027, at a redemption price equal to 102% of the principal amount plus accrued interest; and (iii) on or after September 1, 2027, at a redemption price equal to 100% of the principal amount plus accrued interest. At our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events set forth in that certain Amended and Restated Trust Indenture, dated as of June 1, 2022 (the “Indenture”), between Gallatin County and U.S. Bank Trust Company, National Association, Salt Lake City, Utah.
Mandatory and Extraordinary Redemptions— Subject to the terms of the Indenture, the Series 2022 Bonds must be redeemed, including, among other things, (i) from all the proceeds of the sale of any Super Scooper, (ii) in an amount equal to (a) 50% of our operating revenues less the portion used to pay or establish reserves for all our expenses, debt payments, capital improvements, replacements, and contingencies (“Excess Cash Flow”) or (b) 100% of Excess Cash Flow, in each case, in the event we fall below certain debt service coverage ratio requirements set forth in the Indenture, and (iii) upon a change of control (each a “Mandatory Redemption”). For each Mandatory Redemption, the Series 2022 Bonds will be redeemed in whole or in part, at a redemption price equal to 100% of the principal amount of each Series 2022 Bond redeemed plus any premium that would be applicable to an optional redemption of the Series 2022 Bonds on such date (and if such redemption occurs prior to September 1, 2025, the applicable premium shall be three percent (3%)) and accrued interest. Furthermore, subject to the terms of the Indenture, at our direction, the Series 2022 Bonds may be redeemed by Gallatin County at any time, at a redemption price equal to 100% of the principal amount plus accrued interest upon the occurrence of certain events, including, among other things, casualty, condemnation, or other unexpected events set forth in the Indenture.
Financial Covenants— In connection with the Series 2022 Bonds, we are a party to certain loan agreements that contain customary representation and warranties, negative covenants, including, limitations on indebtedness, reduction of liquidity below certain levels, and asset sales, merger and other transactions, and remedies on and events of default.
Under the terms of such loan agreements, we are subject to certain financial covenants, that require, among other things, that we operate in a manner and to the extent permitted by applicable law, to produce sufficient gross revenues so as to be at all relevant times in compliance with the terms of such covenants, including that we maintain (i) beginning with the fiscal quarter ending December 31, 2023, a minimum debt service coverage ratio (generally calculated as the aggregate amount of our total gross revenues, minus operating expenses, plus interest, depreciation and amortization expense, for any period, over our maximum annual debt service requirements, as determined under such loan agreement) that exceeds 1.25x and (ii) beginning with the fiscal quarter ending September 30, 2022, a minimum liquidity of not less than $8 million in the form of unrestricted cash and cash equivalents, plus liquid investments and unrestricted marketable securities at all times.
Subject to the terms of the loan agreements, in the event we are unable to comply with the terms of the financial covenants, we may be required (among other potential remedial actions) to engage an independent consultant to review, analyze and make recommendations with respect to our operations or in some instances, this could result in an event of default and/or the acceleration of our debt obligations under the loan agreements. In addition, the acceleration of our debt obligations may in some instances (as set forth in the Amended and Restated Charter) result in an increase in the dividend rate of the Series A Preferred Stock by 2.00% per annum from the dividend rate otherwise in effect at such time.
Mandatorily Redeemable Preferred Stock
Legacy Bridger Series B Preferred Shares
On April 25, 2022, we used a portion of the proceeds from the issuance of the Legacy Bridger Series C Preferred Shares, to redeem all 60,000,000 of our outstanding Legacy Bridger Series B Preferred Shares for $70.0 million, inclusive of $10.0 million in accrued interest.
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Legacy Bridger Series A Preferred Shares
On April 25, 2022, we and our investors included a new mandatory redemption provision requiring Legacy Bridger Series A Preferred Shares to be redeemed on April 25, 2032. Due to the mandatory redemption provision, Legacy Bridger Series A Preferred Shares were reclassified from mezzanine equity to liability. We elected the fair value option to measure the modification of the Legacy Bridger Series A Preferred Shares. On July 25, 2022, we used the proceeds from the Series 2022 Bonds plus cash on hand to redeem in full the remaining 6,055,556 shares of the Legacy Bridger Series A Preferred Shares for aggregate proceeds of $136.3 million. The fair values of the Legacy Bridger Series A Preferred Shares increased by $3.9 million from interest accrued since the modification on April 25, 2022 and no gain or loss were recorded to net loss upon redemption.
Mezzanine and Permanent Equity
Series A Preferred Stock— On April 25, 2022, we authorized and issued 315,789.473684 Legacy Bridger Series C Preferred Shares for aggregate proceeds of $288.5 million, net of issuance costs of $11.5 million. Legacy Bridger Series C Preferred Shares rank senior to our Common Stock and ranked subordinate to Legacy Bridger Series A Preferred Shares with respect to the distribution of assets upon liquidation or certain triggering events. Upon the Closing, Legacy Bridger Series C Preferred Shares were exchanged for shares of Series A Preferred Stock on a one-to-one basis as a portion of the merger consideration issued in connection with the Reverse Recapitalization. The Series A Preferred Stock is classified as mezzanine equity as it remains probable that they may become redeemable upon the mandatory redemption date of April 25, 2032. Series A Preferred Stock does not participate in earnings and is non-voting. For additional information regarding the terms and conditions of the Series A Preferred Stock, see “Note 17 – Mezzanine Equity” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional details.
Prior to the Closing, Legacy Bridger Series C Preferred Shares accrued interest daily at 7% per annum for the first year, 9% per annum for the second year and 11% per annum thereafter. Following the Closing, the Series A Preferred Stock will continue to accrue interest daily at 7% per annum for the first six years, 9% per annum for the seventh year, and 11% per annum thereafter. Accrued interest for the Series A Preferred Stock was $10.1 million as of June 30, 2023.
As of June 30, 2023, it was probable that the Series A Preferred Stock may become redeemable at the holder’s option on or after March 29, 2027. We have elected to recognize changes in redemption value immediately, adjusting the preferred shares to the maximum redemption value at each reporting date. Upon the Closing and exchange of Legacy Bridger Series C Preferred Shares for shares of Series A Preferred Stock, the 50% multiplier applicable to redemptions of Legacy Bridger Series C Preferred Shares, valued at $157.9 million as of December 31, 2022, was removed and treated as a deemed dividend. As of June 30, 2023, Series A Preferred Stock had a carrying value and redemption value of $342.7 million.
Common Stock— Legacy Bridger had 30,000,000 Legacy Bridger Class A Common Shares issued and outstanding as of December 31, 2022. The holders of these shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. These Legacy Bridger Class A Common Shares were issued to ElementCompany, LLC.
Legacy Bridger had 9,756,130 Legacy Bridger Class B Common Shares issued and outstanding as of December 31, 2022. The holders of these Legacy Bridger Class B Common Shares were entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.
Legacy Bridger had 243,871 Legacy Bridger Class C Common Shares issued and outstanding as of December 31, 2022. Legacy Bridger also had 606,061 shares of Legacy Bridger Class D Common Shares issued and outstanding as of December 31, 2022. These Legacy Bridger Class C Common Shares and Legacy Bridger Class D Common Shares are non-voting shares.
Prior to the Closing, Legacy Bridger’s voting power followed the structure of the elected board members with three (3) designees from the holders of Legacy Bridger Class A Common Shares and two (2) designees from the holders of Legacy Bridger Class B Common Shares. This remained in place until the Closing.
Upon the Closing on January 24, 2023 and at June 30, 2023, we had 43,769,290 and 44,505,944 shares of Common Stock issued and outstanding.
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Historical Cash Flows
The following table presents a summary of our consolidated cash flows from operating, investing and financing activities for the periods indicated.

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net cash used in operating activities	$(53,444,612)	$(10,029,205)
Net cash provided by (used in) investing activities	28,565,247	(8,998,304)
Net cash (used in) provided by financing activities	(4,496,266)	122,921,765
Effects of exchange rate changes	406	(263)
Net change in cash and cash equivalents	$(29,375,225)	$103,893,993
Operating Activities
Net cash used in operating activities was $53.4 million for the six months ended June 30, 2023, compared to Net cash used in operating activities of $10.0 million for the six months ended June 30, 2022. Net cash used in operating activities reflects net loss of $63.7 million for the six months ended June 30, 2023 compared to $19.4 million for the six months ended June 30, 2022. Net cash used in operating activities for the six months ended June 30, 2023 reflects add-backs to Net loss for non-cash charges totaling $37.4 million, primarily driven by stock-based compensation expense associated with the RSUs granted to certain executives and senior management. Net cash used in operating activities for the six months ended June 30, 2022 reflects add-backs to Net loss for non-cash charges totaling $9.5 million, primarily driven by interest accrued on Legacy Bridger Series B Preferred Shares and depreciation and amortization.
Investing Activities
Net cash provided by investing activities was $28.6 million for the six months ended June 30, 2023, compared to Net cash used in investing activities of $9.0 million for the six months ended June 30, 2022. Net cash provided by investing activities for the six months ended June 30, 2023 reflects proceeds from maturities of marketable securities of $42.7 million, purchases of property, plant and equipment of $12.5 million, which primarily comprised of purchases of aircraft and aircraft improvements, and the construction in progress of the third hangar of $2.4 million. Net cash used in investing activities for the six months ended June 30, 2022 reflects purchases of property, plant and equipment of $5.3 million, which primarily comprised of aircraft improvements.
Financing Activities
Net cash used in financing activities was $4.5 million for the six months ended June 30, 2023, compared to Net cash provided by financing activities of $122.9 million for the six months ended June 30, 2022. Net cash used in financing activities for the six months ended June 30, 2023 reflects costs incurred related to the Closing of $6.8 million, proceeds from the Closing of $3.2 million, and repayments on debt of $0.9 million. Net cash provided by financing activities for the six months ended June 30, 2022 reflects borrowings from Legacy Bridger Series C Preferred Shares members of $293.7 million, payments to Legacy Bridger Series A Preferred Shares of $100.0 million, and payments to Legacy Bridger Series B Preferred Shares of $70.0 million.
Off-Balance Sheet Arrangements
As of June 30, 2023 and 2022, we did not have any relationships with special purpose or variable interest entities or other which would have been established for the purpose of facilitating off-balance sheet arrangements or other off-balance sheet arrangements.
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Contractual Obligations
Our principal commitments consist of obligations for outstanding debt, hangar construction obligations, and leases. The following table summarizes our contractual obligations as of June 30, 2023.

	Payments Due by Period
	Total	Current	Noncurrent
Hangar construction obligations	$758,960	$758,960	$—
Lease obligations	1,855,179	338,697	1,516,482
Debt obligations	211,855,887	3,491,493	208,364,394
Total	$214,470,026	$4,589,150	$209,880,876
On February 14, 2023, we made a payment of $9.1 million for the purchase of aircraft under our purchase agreement with Longview Aviation Services Inc. and Viking Air Limited (the manufacturer of our Super Scooper aircraft and an affiliate of Longview Aviation Services Inc.), dated April 13, 2018.
Quantitative and Qualitative Disclosures About Market Risk
Bridger is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.
Critical Accounting Policies and Estimates
Our unaudited condensed consolidated financial statements and the related notes included elsewhere in this Quarterly Report are prepared in accordance with GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, provision for income taxes and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ significantly from the estimates made by our management. We evaluate our estimates and assumptions on an ongoing basis. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.
We believe that the following critical accounting policies involve a greater degree of judgment or complexity than our other accounting policies. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our unaudited condensed consolidated financial condition and results of operations.
Investments in Marketable Securities
Investments in debt securities are classified as available-for-sale and are carried at fair value, with unrealized gains and losses reported as accumulated other comprehensive income. Gains and losses are recognized when realized. Unrealized losses are evaluated for impairment to determine if the impairment is credit related. An other-than-temporary credit impairment would be recognized as an adjustment to income. Gains and losses are determined using the first-in first-out method. Investments in marketable securities are classified as current assets with short-term maturities of less than one year.
Revenue Recognition
We charge daily and hourly rates depending upon the type of firefighting services rendered and under which contract the services are performed. These services are primarily split into flight revenue and standby revenue. Flight revenue is primarily earned at an hourly rate when the engines of the aircraft are started and stopped upon request of the customer, tracked via a Hobbs meter. Standby revenue is earned primarily as a daily rate when aircraft are available for use at a fire base, awaiting request from the customer for flight deployment.
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We enter into short, medium and long-term contracts with customers, primarily with government agencies to deploy aerial fire management assets during the firefighting season. Revenue is recognized when performance obligations under the terms of a contract with our customers are satisfied and payment is typically due within 30 days of invoicing. This occurs as the services are rendered and include the use of the aircraft, pilot, and field maintenance personnel to support the contract.
Contracts are based on either a CWN or EU basis. Rates established are generally more competitive based on the security of the revenue from the contract (i.e., an EU versus only on an as-needed basis in CWN). These rates are delineated by the type of service, generally flight time or time available for deployment. Once an aircraft is deployed on a contract the fees are earned at these rates and cannot be obligated to another customer. Contracts have no financing components and consideration is at pre-determined rates. No variable considerations are constrained within the contracts.
The transaction prices are allocated on the service performed and tracked real-time by each operator in a duty log. On at least a monthly basis, the services performed and rates are validated by each customer. Acceptance by the customer is evidenced by the provision of their funded task order or accepted invoice.
Other revenue consists of leasing revenues from the rental of BSI, LLC facilities to another related party as well as external repair work performed on customer aircraft by Bridger Aviation Repair, LLC.
Payment terms vary by customer and type of revenue contract. We generally expect that the period of time between payment and transfer of promised goods or services will be less than one year. In such instances, we have elected the practical expedient to not evaluate whether a significant financing component exists. As permitted under the practical expedient available under ASC 606, we do not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount which we have the right to invoice for services performed.
Stock-Based Compensation
Incentive Units
During the years ended December 31, 2022 and 2021, we granted incentive units (the “Legacy Bridger Incentive Units”) to selected board members and executives. Within each grant, 80% of the Legacy Bridger Incentive Units vest annually over a four-year period subject to continued service by the grantee (the “Time-Vesting Incentive Units”) and the remaining 20% of the Legacy Bridger Incentive Units vest upon a qualifying change of control event (the “Exit-Vesting Incentive Units”).
Notwithstanding the above, any unvested Time-Vesting Incentive Units will become vested Time-Vesting Incentive Units if a qualifying change of control event occurs prior to the respective award’s four-year service-based vesting period. Upon termination of the board member or executive, the Company has the right, but not the obligation, to repurchase all or any portion of the vested Incentive Units at fair market value. We did not grant any Legacy Bridger Incentive Units for the three and six months ended June 30, 2023.
For the Time-Vesting Incentive Units, compensation cost is recognized over the requisite service period on a straight-line basis. Upon a qualifying change of control event, the unrecognized compensation expense related to the Time-Vesting Incentive Units will be recognized when the change of control event is considered probable. For the Exit-Vesting Incentive Units, expense is recognized when a qualifying change of control event is considered probable, which has not occurred as of June 30, 2023. Forfeitures are accounted for as they occur.
Compensation cost for the Legacy Bridger Incentive Units is measured at their grant-date fair value. The value of Legacy Bridger Common Shares is derived through an option pricing model, which incorporates various assumptions. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the observed equity volatility for comparable companies. The expected time to liquidity event is based on management’s estimate of time to an expected liquidity event. The dividend yield was based on our expected dividend rate. The risk-free interest rate is based on U.S. Treasury zero-coupon issues. The weighted-average assumptions we used in the option pricing model for its 2021 grants are as follows.
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Dividend yield (%)	0
Expected volatility (%)	46.5
Risk-free interest rate (%)	1.26
Term (in years)	5.00
Discount for lack of marketability (%)	30
Restricted Stock Units
In January 2023, in connection with the Closing, the Company and its board of directors established and approved the 2023 Omnibus Incentive Plan (the “Plan”) which allowed the Company to grant RSUs to Bridger employees (the “Participants”). RSUs are settled in shares of the Company’s Common Stock as the RSUs become vested. The RSUs accrue dividend equivalents associated with the underlying shares of Common Stock as the Company declares dividends. Dividends will be paid to holders of RSUs in cash upon the vesting date of the associated RSU and will be forfeited if the RSU does not vest.
On January 24, 2023, the Company granted 6,581,496 RSUs, of which 2,400,354 RSUs vested immediately upon Closing, subject to a one-year lock up period ending January 24, 2024. The fair value of the RSUs that vested immediately upon Closing of the Transactions is the closing stock price on the date of grant, subject to a discount for lack of marketability due to the post-vesting restrictions. The remaining 4,181,142 RSUs vest over a period ranging from three to six years, subject to the Participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.
On April 13, 2023, the Company granted 2,234,750 RSUs to all employees of the Company. These RSUs vest over a period of one to six years, subject to the participant’s continued employment. The fair value of the RSUs that vest over time is the closing stock price on the date of grant. Upon vesting of the award, the Company will issue shares of Common Stock to the award holder.
Impairment of Goodwill, Other Intangibles Assets and Long-Lived Assets
Goodwill
Goodwill represents the excess of purchase price over fair value of the net assets acquired in an acquisition. We assess goodwill for impairment as of December 31 annually or more frequently upon an indicator of impairment. Goodwill is tested for impairment at the reporting unit level by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value.
When we elect to perform a qualitative assessment and conclude it is more likely that the fair value of the reporting unit is greater than its carrying value, no further assessment of that reporting unit’s goodwill is necessary. Otherwise, a quantitative assessment is performed, and the fair value of the reporting unit is determined. If the carrying value of the reporting unit exceeds its fair value, an impairment loss equal to the excess is recorded. Conditions that would trigger an impairment assessment include, but are not limited to, a significant adverse change in legal factors or the business climate that could affect the value of an asset or an adverse reaction. As of the December 31, 2022 annual goodwill impairment test, the Company’s qualitative analysis indicated the fair value of the Company’s reporting unit exceeded its carrying value. No impairment charge for goodwill was recorded for the three and six months ended June 30, 2023 and 2022, respectively.
Long-Lived Assets
A long-lived asset (including amortizable identifiable intangible assets) or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in customer demand or business climate that could affect the value of an asset, a product recall or an adverse action or assessment by a regulator. When indicators of impairment are present, we evaluate the carrying value of the long-lived assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. We adjust the net book value of the long-lived assets to fair value if the sum of the expected future cash flows is less than book value.
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Property, Plant and Equipment, Net
Property, plant and equipment is stated at net book value, cost less depreciation. Depreciation for aircraft, engines and rotable parts is recorded over the estimated useful life based on flight hours. Depreciation for unmanned aerial vehicles, vehicles and equipment and buildings is computed using the straight-line method over the estimated useful lives of the property, plant and equipment. The table below summarizes depreciable lives by asset category:

Estimated useful life
Aircraft, engines and rotable parts	1,500 –6,000 flight hours
Unmanned aerial vehicles	5 – 10 years
Vehicles and equipment	3 – 5 years
Buildings	40 years
Property, plant and equipment are reviewed for impairment as discussed above under “Long-Lived Assets”.
Cost Method Investments
We hold equity securities without a readily determinable fair value, which are only adjusted for observable price changes in orderly transactions for the same or similar equity securities or any impairment, totaling $1,000 thousand as of June 30, 2023 and December 31, 2022, respectively.
Variable Interest Entities
We follow ASC 810-10-15 guidance with respect to accounting for VIEs. These entities do not have sufficient equity at risk to finance their activities without additional subordinated financial support from other parties or whose equity investors lack any of the characteristics of a controlling financial interest. A variable interest is an investment or other interest that will absorb portions of a VIE’s expected losses or receive portions of its expected returns and are contractual, ownership or pecuniary in nature and that change with changes in the fair value of the entity’s net assets. A reporting entity is the primary beneficiary of a VIE and must consolidate it when that party has a variable interest, or combination of variable interests, that provide it with a controlling financial interest. A party is deemed to have a controlling financial interest if it meets both of the power and loss/benefits criteria. The power criterion is the ability to direct the activities of the VIE that most significantly impact its economic performance. The losses/benefits criterion is the obligation to absorb losses from, or right to receive benefits from, the VIE that could potentially be significant to the VIE. The VIE model requires an ongoing reconsideration of whether a reporting entity is the primary beneficiary of a VIE due to changes in the facts and circumstances. For the three and six months ended June 30, 2023 and 2022, the VIE, NFMS, LLC, is consolidated into our financial statements. See “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional information.
On November 7, 2022, we acquired all of the outstanding equity interests of MA, LLC, and it has not been accounted for as a VIE in subsequent reporting periods.
Fair Value of Financial Instruments
We follow guidance in ASC 820, Fair Value Measurement, where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of our business. Unobservable inputs reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available.
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Warrant Liabilities
We account for the Warrants issued in connection with the Reverse Recapitalization in accordance with the guidance contained in accordance with ASC 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. The warrant liabilities are subject to remeasurement at each balance sheet date until exercised. See “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for additional information.
Recent Accounting Pronouncements
For additional information regarding recent accounting pronouncements adopted and under evaluation, refer to “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report.
Emerging Growth Company and Smaller Reporting Company Status
Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” as defined in Section 2(A) of the Securities Act of 1933, from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” and have elected to take advantage of the benefits of this extended transition period.
We will use this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public business entities until the earlier of the date that we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. The extended transition period exemptions afforded by our emerging growth company status may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of this exemption because of the potential differences in accounting standards used. Refer to “Note 2—Summary of Significant Accounting Policies” of the Notes to Unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the three and six months ended June 30, 2023 and the year ended December 31, 2022.
We will remain an “emerging growth company” under the JOBS Act until the earliest of (a) December 31, 2028, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last date of our fiscal year in which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission (the “SEC”) with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
We will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year or the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter.
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Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this Quarterly Report are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet; (2) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (3) increases in the aerial firefighting market; and (4) anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions, whether or not identified in this Quarterly Report, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Jack Creek Investment Corp.; Bridger’s ability to successfully and timely develop, sell and expand its technology and products, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger as a result of the consummation of the business combination with Jack Creek Investment Corp.; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; the ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the impact of the coronavirus pandemic; the ability to successfully select, execute or integrate future acquisitions into the business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 20, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this Quarterly Report. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this Quarterly Report. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this Quarterly Report.
Internal Control Over Financial Reporting
We have identified material weaknesses in our internal control over financial reporting, which we are in the process of, and are focused on, remediating. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions. Specifically, we did not design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel. Additionally, we identified a material weakness in our internal control over financial reporting related to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.
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We have begun the process of and are focused on designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses, including:
•actively recruiting additional personnel with knowledge of GAAP, in addition to engaging and utilizing third-party consultants and specialists to supplement our internal resources and implementing processes and controls to segregate key functions within our finance systems, as appropriate;
•designing and implementing a formalized control plan related to IT general controls, including controls related to managing access to financially significant systems within our IT environment; and
•engaging a third-party consultant to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.
While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.
Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take and our efforts may not be successful in remediating the deficiencies or material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our unaudited condensed consolidated financial statements.
Item 3. Quantitative and Qualitative Disclosures About Market Risk.
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.
Item 4. Controls and Procedures.
Evaluation of Disclosure Controls and Procedures
Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act, such as this Quarterly Report, is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. Our management evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of June 30, 2023, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, our Certifying Officers concluded that our disclosure controls and procedures were not effective as of June 30, 2023, due to the material weaknesses described below.
We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.
Material Weaknesses: We have identified material weaknesses in our internal control over financial reporting, which we are in the process of, and are focused on, remediating. The first material weakness is related to properly accounting for complex transactions within our financial statement closing and reporting process. The second material weakness arises from our failure to design and maintain effective IT general controls over the IT systems used within the processing of key financial transactions. Specifically, we did not design and maintain user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel. Additionally, we identified a material weakness in our internal control over financial reporting related
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to the period end account reconciliation review and entity level financial statement review controls which did not operate within a sufficient level of precision.
Remediation Plan: We have begun the process of and are focused on designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses, including:
•actively recruiting additional personnel with knowledge of GAAP, in addition to engaging and utilizing third-party consultants and specialists to supplement our internal resources and implementing processes and controls to segregate key functions within our finance systems, as appropriate;
•designing and implementing a formalized control plan related to IT general controls, including controls related to managing access to financially significant systems within our IT environment; and
•engaging a third-party consultant to assist with evaluating and documenting the design and operating effectiveness of internal controls and assisting with the remediation of deficiencies, as necessary.
While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.
Although we plan to complete this remediation process as quickly as possible, we are unable, at this time, to estimate how long it will take and our efforts may not be successful in remediating the deficiencies or material weaknesses. In addition, even if we are successful in strengthening our controls and procedures, we can give no assurances that in the future such controls and procedures will be adequate to prevent or identify errors or irregularities or to facilitate the fair preparation and presentation of our unaudited condensed consolidated financial statements.
Changes in Internal Control over Financial Reporting
There were no changes in our internal control over financial reporting (as that term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the three months ended June 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
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PART II – OTHER INFORMATION
Item 1. Legal Proceedings.
The Company is involved in legal proceedings and litigation in the ordinary course of business. Other than routine litigation incidental to the Company’s business, there are no material pending legal proceedings to which the Company is a party or to which any of the Company’s properties are subject.
Item 1A. Risk Factors.
Factors that could cause our actual results to differ materially from those in this Quarterly Report are any of the risks described in our Annual Report on Form 10-K filed with the SEC on March 20, 2023. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. We may disclose changes to such risk factors or disclose additional risk factors from time to time in our future filings with the SEC. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in our Annual Report on Form 10-K filed with the SEC March 20, 2023.
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Item 6. Exhibits

Exhibit Number	Description

3.1
Amended and Restated Certificate of Incorporation of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

3.2	Amended and Restated Bylaws of Bridger Aerospace Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2023).

31.1*	Certification of the Company’s Chief Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 7241).

31.2*	Certification of the Company’s Chief Financial Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 7241).

32.1**	Certification of the Company’s Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 1350).

101.INS*	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)
*    Filed herewith.
**    Furnished herewith.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.

Date: August 10, 2023

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

	By:	/s/ Timothy Sheehy
	Name:	Timothy Sheehy
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

	By:	/s/ Eric Gerratt
	Name:	Eric Gerratt
	Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)
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Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WILDFIRE NEW PUBCO, INC.,

a Delaware corporation

Wildfire New PubCo, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on July 26, 2022.

B. This amended and restated certificate of incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

C. The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Bridger Aerospace Group Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,010,000,000 shares, consisting of 1,000,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 1,000,000 shares of Preferred Stock shall be designated as the “Series A Preferred Stock” and shall have the rights, powers, designations, preferences, qualifications, limitations and restrictions set forth in Section 4.5 below. Subject to and in accordance with the provisions of Section 4.5(d)(i), the number of shares of Series A Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued Preferred Stock) by further resolution duly adopted by the Board and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

4.2. Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this amended and restated certificate of incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this “Certificate of Incorporation”).

4.3. Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote. There shall be no cumulative voting with respect to any matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law or this Certificate of Incorporation, and subject to the rights of the holders of shares of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

(b) Subject to the rights of the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

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(c) In the event of any Insolvency Event with respect to the Corporation or dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4. Preferred Stock.

(a) The Board is expressly authorized to issue from time to time shares of Preferred Stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board. The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

4.5. Series A Preferred Stock.

(a) Definitions. For purposes of this Certificate of Incorporation, references to:

(i) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with such Person. The term “control” means (a) the beneficial ownership of securities, as determined in accordance with Rule 13d-3 of the Exchange Act, representing a majority of the voting power of any Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through ownership of Voting Securities or partnership or other ownership interests, by contract or otherwise, and the terms “controlling” and “controlled” shall have correlative meanings. Notwithstanding the foregoing, (i) the Corporation and its Subsidiaries and other controlled Affiliates shall not be considered Affiliates of any Series A Preferred Stockholder, or any of such Person’s Affiliates (except the Corporation and its Subsidiaries and other controlled Affiliates

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shall be Affiliates of each other) and (ii) none of the Series A Preferred Stockholders shall be considered Affiliates of any portfolio company in which a Series A Preferred Stockholder or any of its investment fund Affiliates, Affiliated manager, or other investment Affiliates, as applicable, have made a debt or equity investment (and vice versa). The term “Affiliated” shall have a meaning correlative to the foregoing.

(ii) “Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

(iii) “Closing Date” means January 24, 2023.

(iv) “Conversion Price” shall mean an amount equal to: (x) with respect to any Series A Preferred Stockholder’s exercise of conversion rights pursuant to Section 4.5(c) within 30 days following the Closing Date, $9.00 and (y) with respect to any Series A Preferred Stockholder’s exercise of conversion rights pursuant to Section 4.5(c) more than 30 days following the Closing Date, $11.00, in each case of clauses (x) and (y) subject to adjustment in accordance with Section 4.5(c)(iii).

(v) “Conversion Securities” means (i) shares of Common Stock or (ii) such other series of shares or units of common equity interests of the Corporation, any direct or indirect parent thereof (a “Parent Entity”), or any Subsidiary thereof into which the shares of Series A Preferred Stock are convertible pursuant to Section 4.5(c).

(vi) “Dividend Payment Date” means (i) June 30 and December 31 of each fiscal year, commencing on June 30, 2023 and (ii) the Series A Preferred Maturity Date; provided that, if any Dividend Payment Date is not a Business Day, the Dividend Payment Date shall be the immediately preceding Business Day.

(vii) “Dividend Period” means the period commencing on and including a Dividend Payment Date that ends on, but does not include, the next Dividend Payment Date. The initial Dividend Period will commence on and include the Closing Date.

(viii) “Equity Securities” means any (x) capital stock of, or other equity interests in, any Person, (y) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in any Person, or (z) options, warrants or other rights to acquire the securities described in clauses (x) and (y), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise.

(ix) “Event of Default” means any (a) a failure by the Corporation to pay amounts with respect to the shares of Series A Preferred Stock as and when due pursuant to this Certificate of Incorporation (whether or not there are any profits, surplus or other funds legally available for the payment thereof or such payment is then permitted by applicable law or any instrument or agreement to which the Corporation or any of its Subsidiaries is a party), (b) with respect to any Series A Preferred Stockholder, the failure by the Corporation to comply with such Series A Preferred Stockholder’s Conversion Rights set forth in Section 4.5(c)(i)(1) (in each case whether or not permitted by applicable law or any agreement or instrument binding upon the Corporation), (c) the failure by the Corporation or any of its Subsidiaries to comply with any other agreement

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or obligation pursuant to the terms of this Certificate of Incorporation (including, without limitation, Section 4.5(d)) for 30 days after written notice thereof from the Required Series A Preferred Holders (provided that any failure of the Corporation or its Subsidiaries to provide notice within the period prescribed pursuant to Section 4(g) of the occurrence of any Event of Default (or any event or condition which would, upon notice, lapse of time or both, unless cured or waived, become an Event of Default) shall constitute an immediate Event of Default), (d) any acceleration (or failure to pay at final stated maturity) of Indebtedness of (i) the Corporation in excess of $5,000,000 or (ii) any of its Subsidiaries in excess of $21,000,000 (in each case, excluding any acceleration of Indebtedness as a result of an aircraft casualty event), (e) the occurrence of any Insolvency Event or (f) any voluntary or involuntary de-listing of the Corporation’s common equity interests or the common equity interests of any Parent Entity that has issued Conversion Securities pursuant to Section 4.5(c) from the New York Stock Exchange or The Nasdaq Stock Market (unless such de-listing is accompanied by a substantially simultaneous listing on another of the New York Stock Exchange or The Nasdaq Stock Market).

(x) “Excess Hold Redemption Price” means a price equal to the sum of (x) the Series A Preferred Stated Value of such share of Series A Preferred Stock, plus (y) an amount equal to any accrued Series A Preferred Interest Amount on such share of Series A Preferred Stock, if any, from (and including) the Closing Date or the most recent Dividend Payment Date prior to the applicable Excess Hold Redemption Date to, but excluding, such Excess Hold Redemption Date.

(xi) “Fair Value” means, with respect to any assets or securities, the fair value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as reasonably determined by the Board.

(xii) “Fundamental Change” means (i) the direct or indirect sale, lease, division, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act) other than the Corporation or one or more of its Subsidiaries and other than a pledge or grant of a security interest to one or more bona fide lenders (provided, that the enforcement of such pledge or security interest shall be considered in determining whether a Fundamental Change has occurred), (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (other than any “person” or “group” described in clause (iii) below) is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding voting power of the outstanding Voting Securities of the Corporation or any Parent Entity, measured by voting power rather than number of shares, units or the like or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that, in the aggregate, the Permitted Holders, a “group” controlled by any of the Permitted Holders or any entity controlled by one or more Permitted Holders formed for the purpose of owning Equity Securities of the Corporation or a Parent Entity is or becomes the beneficial owner, directly or indirectly, of more than sixty one percent (61.0%) of the outstanding voting power of the outstanding Voting Securities of the Corporation or any Parent Entity, measured by voting power rather than number of shares, units or the like.

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(xiii) “Indebtedness” means, with respect to any Person, (a) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, goods or services, (ii) all other obligations, contingent or otherwise, of such Person for the repayment of borrowed money in the form of surety bonds, letters of credit and bankers’ acceptances whether or not matured, and (iii) all net payment obligations under hedges and other derivative contracts and similar financial instruments, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations of such Person, (d) all indebtedness referred to in clause (a), (b) or (c) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness (and thus such indebtedness is not an obligation of such Person) and (e) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (a), (b), (c) or (d) above of another Person.

(xiv) “Initial Series A Preferred Issue Price” means $1,053.42, subject to appropriate adjustment in the event of any dividend, split, combination or other similar recapitalization which may be made after the date hereof.

(xv) “Insolvency Event” means (a) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of the Corporation or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Corporation or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (b) the Corporation or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) above, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Corporation or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors.

(xvi) “JPMCF” means JPMorgan Chase Funding Inc. and each of its successors or any of their respective Affiliates.

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(xvii) “Make-Whole Amount” means with respect to any share of Series A Preferred Stock on any Series A Preferred Redemption Date or other applicable date of determination, the present value at such Series A Preferred Redemption Date or other applicable date of determination of 100% of the Series A Preferred Interest Amount that would accrue in respect of such share of Series A Preferred Stock from the date of such redemption through April 25, 2027, discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate determined with respect to such Series A Preferred Redemption Date or other applicable date of determination plus 50 basis points, and assuming for purposes hereof that (1) such Series A Preferred Interest Amount is paid (i) in cash in full if the Corporation shall have paid currently in full in cash all Series A Preferred Interest Amount on and as of the two Dividend Payment Dates immediately preceding such Series A Preferred Redemption Date or other applicable date of determination or (ii) by adding such amount to the Series A Preferred Interest Amount if subclause (i) shall not apply and (2) the Series A Preferred Dividend Rate for the period from the date of such redemption through April 25, 2027 is equal to the Series A Preferred Dividend Rate in effect as of the date of such redemption (including any default rate increase if then in effect pursuant to the penultimate sentence of the definition of “Series A Preferred Interest Amount” at the date of such redemption or other applicable date of determination).

(xviii) “Material Subsidiary” means (a) each Subsidiary of the Corporation that, as of the last day of the fiscal quarter of the Corporation most recently ended for which financial statements of the Corporation are available, had revenues or total assets for such quarter in excess of 25% of the consolidated revenues or total assets, as applicable, of the Corporation and its Subsidiaries for such quarter and (b) any group comprising Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of the Corporation most recently ended for which financial statements of the Corporation are available, had revenues or total assets for such quarter in excess of 25% of the consolidated revenues or total assets, as applicable, of the Corporation and its Subsidiaries for such quarter.

(xix) “Permitted Holders” means Bridger Element LLC, McAndrew Rudisill, Tim Sheehy and Matthew Sheehy and each of their respective Affiliates.

(xx) “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association, or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(xxi) “Required Series A Preferred Holders” means, as of any date of determination, one or more Series A Preferred Stockholders holding shares of Series A Preferred Stock representing not less than fifty-five percent (55.0%) of the Series A Preferred Stated Value of the then outstanding shares of Series A Preferred Stock; provided that at any time during which there are two or more unaffiliated Series A Preferred Stockholders, the Required Series A Preferred Holders must include at least two unaffiliated Series A Preferred Stockholder.

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(xxii) “Required Series A Preferred Super Majority” means, as of any date of determination, one or more Series A Preferred Stockholders holding shares of Series A Preferred Stock representing not less than eighty-five percent (85%) of the Series A Preferred Stated Value of the then outstanding shares of Series A Preferred Stock.

(xxiii) “Sale of the Corporation” means (a) a transaction or series of related transactions in which a “person” or a “group” (as each such term is used in Section 13(d) of the Exchange Act) acquires Voting Securities of the Corporation representing more than fifty percent (50%) of the outstanding voting power of the outstanding Voting Securities of the Corporation (excluding from this clause (a) any Business Combination (as defined below)), (b) any direct or indirect acquisition of the Corporation by means of merger, consolidation, business combination, exchange or contribution of equity, or other form of entity reorganization in one or a series of related transactions with or into another entity (a “Business Combination”) in which the Corporation’s outstanding shares of capital stock are exchanged for cash, securities or other consideration and, immediately following such transaction, a “person” or a “group” (as each such term is used in Section 13(d) of the Exchange Act) that is not a holder of Equity Securities of the Corporation immediately prior to such transaction owns directly or indirectly Equity Securities representing more than fifty percent (50%) of the outstanding voting power of the surviving entity or its direct or indirect parent holding entity, or (c) a direct or indirect sale, transfer or other disposition (other than a pledge or grant of a security interest to one or more bona fide lenders) of greater than seventy-five percent (75%) of the consolidated assets of the Corporation (other than to a wholly owned Subsidiary of the Corporation).

(xxiv) “Series A Preferred Interest Amount” means, with respect to each share of Series A Preferred Stock, an amount accruing daily, computed on the basis of a 365 day year, on such share of Series A Preferred Stock at a rate (such rate, as may be increased pursuant to the penultimate sentence of this definition, the “Series A Preferred Dividend Rate”) equal to (i) 7.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) the Closing Date to (but excluding) April 25, 2028, (ii) 9.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock for the period from (and including) April 25, 2028 to (but excluding) April 25, 2029, and (iii) thereafter, 11.00% per annum on the Series A Preferred Stated Value of such share of Series A Preferred Stock. Series A Preferred Interest Amount shall be paid in cash; provided that at the Corporation’s election in its sole discretion (which election shall be deemed made by the Corporation if no Series A Preferred Interest Amount is paid in cash on the applicable Dividend Payment Date) for each Dividend Period for which Series A Preferred Interest Amount is not paid in cash, the Series A Preferred Interest Amount for such share of Series A Preferred Stock shall be paid by increasing the Series A Preferred Stated Value for such share of Series A Preferred Stock (in lieu of being paid in cash). Notwithstanding anything to the contrary herein, if any Event of Default shall have occurred and be continuing, then until such Event of Default is cured or waived by the Required Series A Preferred Holders (or, with respect to an Event of Default relating to a default in respect of a Series A Preferred Stockholder’s exercise of its put right pursuant to Section 4.5(b)(iv), or a Series A Preferred Stockholder’s exercise of its Conversion Rights set forth in Section 4.5(c)(i)(1), by each applicable Series A Preferred Stockholder

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affected thereby) then until such violation is cured or waived by a Required Series A Preferred Super Majority, then the applicable Series A Preferred Dividend Rate shall be subject to an increase of 2.00% per annum; provided, however, in no event shall the Series A Preferred Dividend Rate increase by more than 2.00% per annum. The Series A Preferred Interest Amount (including, for the avoidance of doubt, pursuant to the immediately preceding sentence) will accrue as set forth herein regardless of whether Series A Preferred Interest Amount has been declared by the Board and whether or not there are any profits, surplus or other funds legally available for the payment thereof or such payment is then permitted by applicable law or any instrument or agreement to which the Corporation or any of its Subsidiaries is a party.

(xxv) “Series A Preferred Liquidation Preference” means, as of any date of determination, with respect to each share of Series A Preferred Stock, (a) an amount equal to the sum of (x) the Series A Preferred Stated Value of such share of Series A Preferred Stock plus (y) an amount equal to any accrued Series A Preferred Interest Amount on such share of Series A Preferred Stock, if any, from (and including) the most recent Dividend Payment Date prior to the applicable date of determination to, but excluding, such applicable date of determination.

(xxvi) “Series A Preferred Maturity Date” means April 25, 2032.

(xxvii) “Series A Preferred Redemption Price” means, with respect to any share of Series A Preferred Stock at any date on which such share of Series A Preferred Stock is to be redeemed (other than pursuant to an Excess Hold Redemption), (i) in the case of any redemption pursuant to Section 4.5(b)(i)(y), a price equal to the sum of (x) the Series A Preferred Stated Value of such share of Series A Preferred Stock, plus (y) an amount equal to any accrued Series A Preferred Interest Amount on such share of Series A Preferred Stock, if any, from (and including) the most recent Dividend Payment Date prior to the Series A Preferred Redemption Date or other applicable date of determination to, but excluding, such Series A Preferred Redemption Date or other applicable date of determination, plus (z) the Make-Whole Amount with respect to such share of Series A Preferred Stock and (ii) on or after April 25, 2027, a price equal to the sum of (x) the Series A Preferred Stated Value of such share of Series A Preferred Stock, plus (y) an amount equal to any accrued Series A Preferred Interest Amount on such share of Series A Preferred Stock, if any, from (and including) the most recent Dividend Payment Date prior to the Series A Preferred Redemption Date or other applicable date of determination to, but excluding, such Series A Preferred Redemption Date or other applicable date of determination.

(xxviii) “Series A Preferred Stated Value” means, with respect to a share of Series A Preferred Stock, the sum of (x) the Initial Series A Preferred Issue Price of such share of Series A Preferred Stock plus (y) any accrued and unpaid Series A Preferred Interest Amount thereon as of the end of the immediately preceding semi-annual Dividend Period.

(xxix) “Series A Preferred Stockholder” means a holder of Series A Preferred Stock.

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(xxx) “Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

(xxxi) “Treasury Rate” means, as of any date of determination, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Series A Preferred Redemption Date or other applicable date of determination) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 as of the applicable day during such week (or, if such statistical release is no longer published or the relevant information does not appear thereon, any publicly available source for similar market data)) most nearly equal to the period from the Series A Preferred Redemption Date or other applicable date of determination to April 25, 2027; provided that if the period from the Series A Preferred Redemption Date or other applicable date of determination to April 25, 2027 is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Series A Preferred Redemption Date or other applicable date of determination to April 25, 2027 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. In each case, the Corporation or its agent shall obtain the Treasury Rate.

(xxxii) “Voting Security” means (a) shares of Common Stock and (b) any shares of Preferred Stock that are permitted by their terms to vote together with the Common Stock or to vote as a separate class or series with respect to the election of the Corporation’s directors.

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(b) Redemption of Series A Preferred Stock

(i) Series A Preferred Optional Redemption. At any time and from time to time (x) on or after April 25, 2027 or (y) in connection with the consummation of a Fundamental Change but prior to April 25, 2027, the Corporation shall have the right, in its sole discretion, to redeem, subject to the terms and provisions of this Section 4.5(b)(i), all or any portion of the outstanding shares of Series A Preferred Stock (a “Series A Preferred Optional Redemption”), for an amount in cash equal to the applicable Series A Preferred Redemption Price; provided that no such Series A Preferred Optional Redemption shall be permitted pursuant to clause (y) in connection with a Fundamental Change of the type described in clause (iii) of the definition thereof, without the consent of the Required Series A Preferred Super Majority. For the avoidance of doubt, no share of Series A Preferred Stock that is converted into Conversion Securities prior to the applicable Series A Preferred Redemption Date (including any shares of Series A Preferred Stock as to which Conversion Rights are exercised following the delivery of a Series A Preferred Redemption Notice but prior to the applicable Series A Preferred Redemption Date) shall be subject to redemption pursuant to this Section 4.5(b)(i).

(ii) Excess Hold Redemption. In addition, except to the extent otherwise agreed in writing between the Corporation and JPMCF, the Corporation shall have the right, in its sole discretion, to redeem, subject to the terms and provisions of this Section 4.5(b)(ii), all or any portion of the outstanding shares of Series A Preferred Stock held by JPMCF at such time with an aggregate Initial Series A Preferred Issue Price in excess of $157,894,736.84 (an “Excess Hold Redemption”), for an amount in cash equal to the applicable Excess Hold Redemption Price; provided that an Excess Hold Redemption must be funded with cash proceeds of a capital raising transaction consummated subsequent to April 25, 2022. For the avoidance of doubt, no share of Series A Preferred Stock that is converted into Conversion Securities prior to the applicable Excess Hold Redemption Date (including any share of Series A Preferred Stock as to which Conversion Rights are exercised following the delivery of an Excess Hold Redemption Notice but prior to the applicable Excess Hold Redemption Date) shall be subject to redemption pursuant to this Section 4.5(b)(ii). Any election by the Corporation to effect an Excess Hold Redemption shall be irrevocable and shall be made by delivering an Excess Hold Redemption Notice in accordance with Section 4.5(b)(iii)(2).

(iii) Procedures for Optional Redemption and Excess Hold Redemption.

(1) Series A Preferred Optional Redemption. At least ten (10) Business Days and not more than sixty (60) days prior to the date on which the Corporation intends to redeem shares of Series A Preferred Stock pursuant to Section 4.5(b)(i) (except in connection with a redemption that is subject to one or more conditions precedent established by the Corporation, in which case such redemption date may extend until all such conditions are satisfied), (such date, the “Series A Preferred Redemption Date”), a written notice of such redemption (a “Series A Preferred Redemption Notice”) shall be given to each Series A Preferred Stockholder to such Person’s address appearing in the books of the Corporation. The Series A Preferred Redemption Notice shall state: (w) the Series A Preferred Redemption Date, (x) the Series A Preferred Redemption Price, (y) if such redemption is subject to the satisfaction of one or more conditions precedent, each such condition and, if applicable, state that, in the Corporation’s discretion, the Series A Preferred Redemption Date may be delayed

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until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded if any or all such conditions shall not have been satisfied by the Series A Preferred Redemption Date (or by the Series A Preferred Redemption Date as so delayed) and (z) instructions with respect to the shares of Series A Preferred Stock that are to be surrendered for redemption. Each Series A Preferred Stockholder subject to a Series A Preferred Redemption Notice shall surrender to the Corporation the certificate or certificates (if any) representing such shares of Series A Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Series A Preferred Redemption Notice and, on such Series A Preferred Redemption Date, the Series A Preferred Redemption Price shall be payable by the Corporation by wire transfer of immediately available funds to the Series A Preferred Stockholder to an account designated by such Series A Preferred Stockholder prior to the Series A Preferred Redemption Date, and each surrendered certificate (if any) shall be canceled and retired. In the event that at any time fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to Section 4.5(b)(i), the selection of the shares of Series A Preferred Stock to be redeemed shall be made pro rata in proportion to the Series A Preferred Stated Value of the shares of Series A Preferred Stock held by each Series A Preferred Stockholder.

(2) Series A Excess Hold Redemption. If, at any time and from time to time, the Corporation intends to redeem Series A Preferred Stock pursuant to Section 4.5(b)(ii) a written notice of such redemption (an “Excess Hold Redemption Notice”) shall be given to JPMCF at JPMCF’s address appearing in the books of the Corporation no later than March 15, 2023. The Excess Hold Redemption Notice shall state: (w) the date of such Excess Hold Redemption, which in any event shall be not more than ten (10) Business Days following the Corporation’s delivery of the Excess Hold Redemption Notice (the “Excess Hold Redemption Date”), (x) the Excess Hold Redemption Price, (y) the Series A Preferred Stated Value of the shares of Series A Preferred Stock subject to such Excess Hold Redemption and (z) instructions with respect to the shares of Series A Preferred Stock that are to be surrendered for redemption. JPMCF shall surrender to the Corporation the certificate or certificates (if any) representing such shares of Series A Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Excess Hold Redemption Notice and, on such Excess Hold Redemption Date, the Excess Hold Redemption Price shall be payable by the Corporation by wire transfer of immediately available funds to an account designated by JPMCF, prior to the applicable Excess Hold Redemption Date, and each surrendered certificate (if any) shall be canceled and retired.

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(iv) Series A Preferred Stockholder Redemption.

(1) A Series A Preferred Stockholder may elect to have the Corporation fully redeem all of such Series A Preferred Stockholder’s outstanding Series A Preferred Stock upon the occurrence of (and substantially concurrently with) the consummation of a Fundamental Change (including, for the avoidance of doubt, a Sale of the Corporation), for an amount in cash equal to the applicable Series A Preferred Redemption Price (determined by reference to the date upon which such Fundamental Change occurs). Notwithstanding the foregoing, the redemption referenced in this clause 4.5(b)(iv)(1) shall not be required in any transaction if the shares of Series A Preferred Stock are purchased at the applicable Series A Preferred Redemption Price (determined by reference to the date upon which such transaction is consummated) in connection with (and no later than the time of consummation of) such transaction.

(2) If applicable law does not permit the Corporation to consummate any required redemption described in clause 4.5(b)(iv)(1) above, the Corporation shall not consummate the applicable transaction unless (x) at the closing thereof all of the shares of Series A Preferred Stock are purchased from the Series A Preferred Stockholders (whether by the Corporation, an Affiliate thereof or a third party) for an amount in cash equal to the applicable Series A Preferred Redemption Price (determined by reference to the date upon which such Fundamental Change occurs) or (y) the Corporation has given a ROFR Notice with respect to such transaction and otherwise complied with Section 4.5(e) hereof.

(3) In the event that a Series A Preferred Stockholder elects to have the Corporation redeem all of such Series A Preferred Stockholder’s shares of Series A Preferred Stock pursuant to clause 4.5(b)(iv)(1) above, such Series A Preferred Stockholder shall deliver a written notice of such election (a “Put Notice”) to the Corporation specifying that such Series A Preferred Stockholder elects to have its shares of Series A Preferred Stock redeemed pursuant to such clause 4.5(b)(iv)(1). The Corporation shall complete any redemption pursuant to clause 4.5(b)(iv)(1) within 20 Business Days of receipt of such Put Notice (or if later, the date of consummation of the applicable Fundamental Change) at the place specified in such Put Notice. At the closing of such redemption, (x) each electing Series A Preferred Stockholder shall surrender to the Corporation the certificate or certificates (if any) representing its shares of Series A Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated by the Corporation in writing to such Series A Preferred Stockholder and (y) the Series A Preferred Redemption Price (determined by reference to the date upon which the applicable Fundamental Change occurs) shall be payable by the Corporation by wire transfer of immediately available funds to the electing Series A Preferred Stockholder to an account designated by such electing Series A Preferred Stockholder.

(4) Except as set forth in clause 4.5(b)(iv)(1), the Series A Preferred Stockholders will have no right to require the Corporation to redeem any shares of Series A Preferred Stock prior to April 25, 2027.

(v) Series A Preferred Mandatory Redemption at Maturity. On the Series A Preferred Maturity Date, the Corporation shall redeem and purchase all (but not less than all) outstanding shares of Series A Preferred Stock for an amount, in cash, equal to the applicable Series A Preferred Liquidation Preference.

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(vi) Limitations. Notwithstanding anything to the contrary set forth herein, in no event shall failure to redeem shares of Series A Preferred Stock on any date specified in Section 4.5(b)(iv) impose a limitation on the Corporation from completing a Fundamental Change or Sale of the Corporation; provided that the failure of the Corporation to redeem in full in cash the applicable shares of Series A Preferred Stock on a Series A Preferred Redemption Date or other applicable date of determination (including the Series A Preferred Maturity Date) by reason of the operation of this clause 4.5(b)(vi) shall not be construed as preventing the occurrence of an Event of Default of the type described in clause (a) of the definition thereof or the effectiveness of the rights and privileges of the Series A Preferred Stockholders that result from such Event of Default.

(vii) Termination of Rights. Upon the delivery by or on behalf of the Corporation of all consideration payable in respect of the shares of Series A Preferred Stock redeemed pursuant to this Section 4.5(b), all rights with respect to the redeemed shares of Series A Preferred Stock shall terminate.

(viii) Interest Accruing on the Series A Preferred Stock. On and after a redemption date, unless the Corporation defaults in the payment in full of the Series A Preferred Redemption Price, Series A Preferred Interest Amount on the redeemed shares of Series A Preferred Stock shall cease to accrue and accumulate on such date, and all rights of the Series A Preferred Stockholders of the shares of Series A Preferred Stock that are redeemed shall terminate with respect thereto on such date, other than the right to receive the Series A Preferred Redemption Price.

(c) Conversion of Series A Preferred Stock.

(i) Conversion Rights. The Series A Preferred Stockholders shall have conversion rights as follows (the “Conversion Rights”):

(1) Conversion Right. At any time, each share of Series A Preferred Stock shall be convertible, at the option of, and without payment of additional consideration by, the Series A Preferred Stockholder thereof into such number of fully paid and non-assessable Conversion Securities as is determined by dividing (x) the sum of (A) the Series A Preferred Stated Value of such share of Series A Preferred Stock plus (B) an amount equal to any accrued Series A Preferred Interest Amount on such share of Series A Preferred Stock, if any, from (and including) the most recent Dividend Payment Date prior to the Conversion Time to, but excluding, the Conversion Time by (y) the applicable Conversion Price for such share of Series A Preferred Stock. The Conversion Price, and the rate at which Series A Preferred Stock may be converted into Conversion Securities, shall be subject to adjustment as provided in this Section 4.5(c).

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(2) Termination of Conversion Rights. In the event of delivery of a Series A Preferred Redemption Notice in respect of any share of Series A Preferred Stock pursuant to Section 4.5(b)(iii)(1), the Conversion Rights of the Series A Preferred Stock designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the applicable Series A Preferred Redemption Price is not fully paid on such Series A Preferred Redemption Date, in which case the Conversion Rights for such share of Series A Preferred Stock shall continue until such Series A Preferred Redemption Price is paid in full.

(3) Fractional Shares. No fractional Conversion Securities shall be issued upon conversion of a share of Series A Preferred Stock and in lieu of any fractional Conversion Securities to which a Series A Preferred Stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the applicable Conversion Price. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock converting into Conversion Securities and the aggregate number of Conversion Securities issuable upon such conversion. Any share of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for any action by stockholders of the Corporation) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(ii) Mechanisms of Conversion.

(1) Notice of Conversion. In order for a Series A Preferred Stockholder to voluntarily convert a share of Series A Preferred Stock into Conversion Securities, such Series A Preferred Stockholder shall provide written notice to the Corporation’s transfer agent (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such Series A Preferred Stockholder elects to convert all or any number of such Series A Preferred Stockholder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent. Such notice shall state such Series A Preferred Stockholder’s name or the names of the nominees in which such Series A Preferred Stockholder wishes the Conversion Securities to be issued. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice shall be the time of conversion (the “Conversion Time”), and the Conversion Securities issuable upon conversion of the shares of Series A Preferred Stock shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such Series A Preferred Stockholder, or to his, her or its nominees, evidence of the issuance of Conversion Securities upon such conversion in accordance with the provisions hereof and (ii) pay in cash such amount as provided in Section 4.5(c)(i)(3).

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(2) Reservation of Conversion Securities. The Corporation shall, at all times that any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized Conversion Securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued Conversion Securities shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Conversion Securities to such number of Conversion Securities as shall be sufficient for such purposes.

(3) Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall immediately cease and terminate at the Conversion Time, except only the right of the Series A Preferred Stockholders thereof to receive Conversion Securities in exchange therefor.

(4) No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid Series A Preferred Interest Amount on the shares of Series A Preferred Stock surrendered for conversion or on the Conversion Securities delivered upon conversion.

(5) Taxes. The Corporation shall pay any and all issue, transfer and other similar taxes that may be payable in respect of any issuance or delivery of Conversion Securities or the transfer of shares of Series A Preferred Stock, upon conversion of shares of Series A Preferred Stock pursuant to this Section 4.5(c); provided that such taxes shall not include any income tax under federal or state tax laws if the conversion is treated as a taxable exchange by or for the Series A Preferred Stockholders.

(iii) Adjustments.

(1) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding shares of Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Conversion Securities issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Conversion Securities issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this clause 4.5(c)(iii)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(2) Adjustment for Certain Dividends. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend payable on the shares of Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend. Notwithstanding the foregoing (x) if such record date shall have been fixed and such dividend is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this clause (b) as of the time of actual payment of such dividends; and (y) no such adjustment shall be made if the Series A Preferred Stockholders simultaneously receive a dividend of shares of Common Stock in a number equal to the number of Conversion Securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Conversion Securities on the date of such event.

(3) Adjustments for Other Dividends. In the event the Corporation at any time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend payable in Equity Securities of the Corporation (other than a dividend of Conversion Securities in respect of outstanding Conversion Securities) or in other property (including cash), then and in each such event the Series A Preferred Stockholders shall receive, simultaneously with the dividend to the holders of Common Stock, a dividend of such Equity Securities or other property in an amount equal to the amount of such Equity Securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Conversion Securities on the date of such event.

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(4) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the shares of Common Stock (but not the shares of Series A Preferred Stock) are converted into or exchanged for securities of a series of shares or units of common equity interests of the Corporation, a Parent Entity, or a Subsidiary (as applicable), cash or other property of the Corporation, a Parent Entity, or a Subsidiary (as applicable) (other than a transaction covered by Section 4.5(c)(iii)(1), Section 4.5(c)(iii)(2) or Section 4.5(c)(iii)(3)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the shares of Common Stock into which it was convertible prior to such event into the kind and amount of securities of the Corporation, a Parent Entity, or a Subsidiary (as applicable), cash or other property which a holder of the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4.5(c) with respect to the rights and interests thereafter of the Series A Preferred Stockholders, to the end that the provisions set forth in this Section 4.5(c) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

(5) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4.5(c), the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Series A Preferred Stockholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which a share of Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any Series A Preferred Stockholder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such Series A Preferred Stockholder a certificate setting forth (i) the Conversion Price then in effect, (ii) the series or class of Conversion Securities and (iii) number of Conversion Securities and the amount, if any, of other securities, cash or property which then would be received upon the conversion of a share of Series A Preferred Stock.

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(d) Matters Requiring Approval of Certain Series A Preferred Stockholders. The terms of this Certificate of Incorporation and the terms of the organizational documents of each Subsidiary of the Corporation notwithstanding, the Corporation shall not, and shall cause its Subsidiaries not to, without the prior written consent or approval (which may be in the form of an email) of the Required Series A Preferred Holders, for so long as any shares of Series A Preferred Stock remain outstanding:

(i) Equity Issuances. Create, authorize or issue (by reclassification or otherwise) any Equity Securities of the Corporation, including any additional shares of Series A Preferred Stock or other security convertible into or exchangeable for any Equity Security of the Corporation, having rights, preferences or privileges ranking senior to the Series A Preferred Stock or pari passu with the Series A Preferred Stock.

(ii) Amendments. Subject to Section 4.5(d)(vii) below, amend, modify, restate, repeal or make any other change (by amendment, merger, consolidation, operation of law or otherwise) to any provision of the Corporation’s or any Subsidiary’s organizational documents (including this Certificate of Incorporation) in a manner which adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock; provided that any issuance of securities junior to the Series A Preferred Stock shall not be deemed to be adverse to the Series A Preferred Stock.

(iii) Dividends. Prior to payment in full in cash of the Series A Preferred Liquidation Preference on all outstanding shares of Series A Preferred Stock, effect any dividend or distribution to or redemption of Equity Securities (other than the shares of Series A Preferred Stock).

(iv) Series A Preferred Terms. Subject to Section 4.5(d)(vii) below, amend, modify or waive the terms of the Series A Preferred Stock.

(v) Merger or Consolidation. (1) Merge or consolidate with any Person (other than a merger or consolidation of one of the Corporation’s Subsidiaries with another of its Subsidiaries) or (2) sell all or substantially all of the assets of the Corporation and its Subsidiaries or otherwise consummate a Fundamental Change, in each case, unless such event constitutes a Fundamental Change and either (1) the Series A Preferred Stockholders are afforded at least ten (10) Business Days’ prior written notice of the consummation thereof and the Series A Preferred Stockholders shall receive in full in cash the applicable Series A Preferred Redemption Price due on the shares of Series A Preferred Stock that remain outstanding as of the consummation of such transaction substantially concurrently with the consummation of such transaction or (2) (w) at least 90% of the consideration received or to be received by a holder of Common Stock, excluding cash payments for fractional shares, in connection with such Fundamental Change consists of shares of common stock of a U.S. corporation (the “Public Company”) that are (or are to be) listed or quoted on the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their successors), (x) the Series A Preferred Stockholders receive, in exchange for their shares of Series A Preferred Stock, an equivalent amount of a new class of preferred stock of the Public Company having rights, privileges, ranking and economic terms substantially identical to

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those of the Series A Preferred Stock, (y) immediately after giving effect to such transaction, no “person” or “group” (as defined in the definition of “Fundamental Change”) shall beneficially own stock of the Public Company having a majority of the ordinary voting power of all stock of the Public Company and (z) as a result of such transaction or transactions the shares of Series A Preferred Stock shall, at the option of the Series A Preferred Stockholders (and subject to the anti-dilution adjustments set forth in Section 4.5(c)(iii) applicable to the shares of Series A Preferred Stock), become convertible into the consideration that such shares of Series A Preferred Stock would have received had they been converted into shares of Common Stock immediately prior to such Fundamental Change or (3) the Corporation has provided a ROFR Notice in accordance with Section 4.5(e) and otherwise complied with the requirements of Section 4.5(e) applicable thereto.

(vi) Liquidation. Consent to a liquidation, dissolution or winding up of the Corporation or any of its Subsidiaries unless, with respect to the Corporation, the Corporation shall have delivered to the Series A Preferred Stockholders not less than 10 Business Days’ prior written notice of such transaction.

(vii) Notwithstanding the terms of this Certificate of Incorporation (including clauses (i) through (vi) above), without the prior written consent or approval (which may be in the form of an email) of a Required Series A Preferred Super Majority, no amendment, waiver or modification of this Certificate of Incorporation shall (i) decrease the Series A Preferred Dividend Rate, (ii) reduce the Series A Preferred Redemption Price or otherwise modify the definition of such term, (iii) modify the definition of “Conversion Price,” “Initial Series A Preferred Issue Price,” “Series A Preferred Interest Amount,” “Series A Preferred Liquidation Preference,” “Series A Preferred Maturity Date,” “Series A Preferred Stated Value” or the components of any of the foregoing, (iv) modify Section 4.5(b)(i), Section 4.5(b)(ii), Section 4.5(b)(iii), Section 4.5(b)(iv), Section 4.5(b)(v), Section 4.5(b)(vi), Section 4.5(c), Section 4.5(d) and Section 4.5(f), (v) make any change to the provisions relating to voting percentages that include the shares of Series A Preferred Stock (including, without limitation, the definition of “Required Series A Preferred Holders”) or (vi) amend, modify or waive Section 4.5(g) in a manner which adversely alters or changes the rights, preferences, privileges or obligations of the shares of Series A Preferred Stock or the Series A Preferred Stockholders. In addition, notwithstanding anything to the contrary herein but subject to the definition of “Series A Preferred Interest Amount” and other than in the event of a Fundamental Change of a type specified in and permitted by Section 4.5(d)(v) above, the Corporation shall not redeem or otherwise make any dividend or payment on the shares of Series A Preferred Stock other than in cash without the prior written consent or approval (which may be in the form of an email) of each affected Series A Preferred Stockholder.

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(e) Right of First Refusal.

(i) Prior to the consummation of a Fundamental Change transaction with respect to which the Required Series A Preferred Holders have exercised redemption rights pursuant to Section 4.5(b)(iv)(1) or the consent of the Required Series A Preferred Holders is otherwise required pursuant to Section 4.5(d)(v), the Corporation shall have the right, but not the obligation, to deliver to the Series A Preferred Stockholders (each, in such capacity, a “ROFR Holder”) a written notice (the “ROFR Notice”) setting forth in reasonable detail material terms and conditions of such Fundamental Change transaction, including the total consideration to be received, directly or indirectly, by the Corporation and/or its stockholders in respect thereof (the “ROFR Consideration”); provided that if all or any portion of the ROFR Consideration consists of consideration other than cash (the “Non-Cash Consideration”), the ROFR Notice shall specify the Fair Value of the Non-Cash Consideration. The ROFR Notice shall constitute the Corporation’s offer to the ROFR Holders to engage in a transaction on terms that are the same as those for such Fundamental Change transaction as set forth in the ROFR Notice, which offer shall be irrevocable until the end of the ROFR Notice Period.

(ii) Within ten (10) Business Days following receipt of such ROFR Notice (the “ROFR Notice Period”), any ROFR Holder shall have the right, but not the obligation (“ROFR”), to elect to engage in a transaction on terms that are the same as those for such Fundamental Change transaction as specified in such ROFR Notice by delivering to the Corporation a written notice of its election (the “ROFR Reply”) to engage in such transaction on terms that are the same as those for such Fundamental Change transaction as specified in such ROFR Notice (the “Alternative Transaction”); provided that if all or any portion of the ROFR Consideration consists of Non-Cash Consideration, all or such portion of ROFR Consideration that consists of Non-Cash Consideration shall be replaced with cash consideration equal to the Fair Value of the Non-Cash Consideration that is specified in such ROFR Notice. Any ROFR Reply shall be irrevocable and binding upon delivery by the applicable ROFR Holder. If a ROFR Holder does not deliver a ROFR Reply during the ROFR Notice Period with respect to such Fundamental Change transaction (a “Non-Subscribing ROFR Holder”), then such Non-Subscribing ROFR Holder shall be deemed to have waived its ROFR with respect to such Fundamental Change transaction or Alternative Transaction under this Section 4.5(e).

(iii) If, after complying with the foregoing, the ROFR Holders have waived their ROFR with respect to such Fundamental Change transaction under this Section 4.5(e), the Corporation shall be free to consummate such Fundamental Change transaction on the terms specified in such ROFR Notice without any further obligation to the ROFR Holders under this Section 4.5(e) within the one hundred twenty (120) day period immediately following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed sixty (60) days to the extent reasonably necessary to obtain any governmental approvals (the “Waived ROFR Transfer Period”). If such Fundamental Change transaction is not consummated within the Waived ROFR Transfer Period, the rights of the Series A Preferred Stockholders pursuant to Section 4.5(b)(iv)(2) and Section 4.5(d)(v) shall be deemed to be revived and any subsequent Fundamental Change transaction shall be subject to the terms thereof.

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(iv) If one or more ROFR Holders delivers a ROFR Reply, such ROFR Holders shall take all actions as may be reasonably necessary to consummate such Alternative Transaction on terms that are the same as those for such Fundamental Change transaction as specified in such ROFR Notice, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be necessary or appropriate. At the closing of such Alternative Transaction pursuant to this Section 4.5(e), the Corporation shall take such actions, execute such instruments and documents and make such deliveries as shall be necessary to cause the consummation of such Alternative Transaction against receipt of the ROFR Consideration from the ROFR Holder via wire transfer of immediately available funds. To the extent more than one Series A Preferred Stockholder delivers a ROFR Reply, each such Series A Preferred Stockholder shall pay its pro rata share (calculated as a fraction the numerator of which is the total number of shares of Series A Preferred Stock held by such Series A Preferred Stockholder on the date of purchase and the denominator of which is the number of outstanding shares of Series A Preferred Stock held by all Series A Preferred Stockholders on the date of purchase) of the applicable ROFR Consideration and directly or indirectly acquire a pro rata portion of the Equity Securities or other assets (which in the case of assets other than Equity Securities shall represent an undivided economic and voting interest in such assets proportionate to such Series A Preferred Stockholder’s pro rata share of the purchase price therefor). The consummation of such Alternative Transaction on the terms specified in the ROFR Reply delivered pursuant to this Section 4.5(e) shall be deemed to be approved the Required Series A Preferred Holders for purposes of Section 4.5(d) but shall otherwise be subject to customary closing conditions (other than any condition requiring the ROFR Holder(s) to have obtained committed financing to consummate such transaction).

(v) If the ROFR Holders deliver a ROFR Reply and such Alternative Transaction is not consummated within the thirty (30) day period immediately following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed one hundred fifty (150) days to the extent reasonably necessary to obtain any governmental approvals) (the “Alternative Transaction Period”), the ROFR Holders shall be deemed to have waived their ROFR and the provisions of Section 4.5(e)(iii) above shall apply as if the last date of the Alternative Transaction Period was the expiration of the ROFR Notice Period.

(f) Dividends.

(i) Preferred Interest Payments. Dividends on shares of the Series A Preferred Stock shall be payable to all Series A Preferred Stockholders in an amount equal to the Series A Preferred Interest Amount, in each case, whether or not there are any profits, surplus or other funds legally available for the payment thereof or such payment is then permitted by applicable law or any instrument or agreement to which the Corporation or any of its Subsidiaries is a party. All cash distributions (including, without limitation, any distributions in connection with any Insolvency Event) of the Series A Preferred Interest Amount are prior to and in preference over any distribution on any shares of Common Stock and shall be declared and fully paid before any distributions (other than, as long as no Event of Default has occurred and is continuing, payment of customary regular cash dividends on the shares of Common Stock with the consent of the Required Series A Preferred Holders) are made on any shares of Common Stock (it being understood and agreed that that the Series A Preferred Interest Amount payable on each Dividend Payment Date may be paid by increasing the Series A Preferred Stated Value

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for such share of Series A Preferred Stock in lieu of payment in cash; provided that, for the avoidance of doubt, no distribution on any shares of Common Stock shall be made on any shares of Common Stock until all such capitalized Series A Preferred Interest Amount is paid in cash in full (except as set forth in the immediately preceding parenthetical)). Dividends shall be payable to the Series A Preferred Stockholders as they appear on the records of the Corporation on the record date for such distributions, which, to the extent the Board determines to declare distributions in respect of any Dividend Period, shall be the date that is 15 days prior to the applicable Dividend Payment Date. All such payments of Series A Preferred Interest Amount shall be payable as set forth in the definition thereof. Series A Preferred Interest Amount will accrue as set forth herein regardless of whether such Series A Preferred Interest Amount has been declared by the Board and whether or not there are any profits, surplus or other funds legally available for the payment thereof or such payment is then permitted by applicable law or any instrument or agreement to which the Corporation or any of its Subsidiaries is a party.

(ii) All payments or dividends by the Corporation or any of its Subsidiaries in respect of any shares, including, without limitation, any payment or dividend in connection with any Insolvency Event, must be allocated among the stockholders of the Corporation and distributed in the following priorities:

(1) First, one hundred percent (100%) to the Series A Preferred Stockholders, pro rata in proportion to the Series A Preferred Stated Value of the then outstanding shares of Series A Preferred Stock until the Series a Preferred Stockholders have received cumulative dividends (exclusive of prior dividends in respect of Series A Preferred Interest Amount, whether paid in cash or added to the Series A Preferred Value) equal to the aggregate Series A Preferred Liquidation Preference then applicable for all outstanding shares of Series A Preferred Stock; and

(2) Thereafter, one hundred percent (100%) to the holders of shares of Common Stock, pro rata in proportion to the number of shares of Common Stock held.

(g) Miscellaneous. The Corporation shall, and shall cause each of its Subsidiaries to, promptly (which in no case shall be more than 30 days) after a responsible officer of the Corporation or any of its Subsidiaries has obtained knowledge thereof, provide notice to each Series A Preferred Stockholder of the occurrence of any Event of Default (or any event or condition which would, upon notice, lapse of time or both, unless cured or waived, become an Event of Default).

ARTICLE V

BOARD OF DIRECTORS

5.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

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5.2. Number of Directors; Election; Term.

(a) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any, the number of directors that shall constitute the entire Board shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board and which initially shall be, upon filing of this Certificate of Incorporation, set at nine (9) directors.

(b) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to such classes. The term of office of the initial Class I directors shall expire upon the election of directors at the first annual meeting of stockholders following the effectiveness of this Article V; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Article V; and the term of office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Article V. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(d) Elections of directors need not be by written ballot unless the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”) shall so provide.

(e) Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of

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directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

5.3. Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5.4. Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board and not by the stockholders. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such person shall have been assigned by the Board and until such person’s successor shall be duly elected and qualified or until such director’s earlier death, resignation or removal.

ARTICLE VI

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

STOCKHOLDERS

7.1. No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

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7.2. Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

7.3. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII

LIMITATION OF LIABILITY AND INDEMNIFICATION

8.1. Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 8.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

8.2. Indemnification and Advancement of Expenses. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s right to indemnification conferred by this Section 8.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation under this Article VIII or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

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8.3. Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in Section 8.2 of this Certificate of Incorporation shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

8.4. Insurance. To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.

8.5. Persons Other Than Directors and Officers. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 8.2 of this Certificate of Incorporation or to advance expenses to persons other than directors of the Corporation.

8.6. Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article VIII shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE IX

DGCL SECTION 203 AND BUSINESS COMBINATIONS

9.1. DGCL Section 203 Opt-Out. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

9.2. Business Combination Exceptions. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or

(b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

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(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation that is not owned by the interested stockholder, or

(d) the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

9.3. Definitions. For purposes of this Article IX, references to:

(a) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(b) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned Subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation, Section 9.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority- owned Subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned Subsidiary of the Corporation of any stock of the Corporation or of such Subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such Subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for,

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exchangeable for or convertible into stock of the Corporation or any such Subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned Subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or of securities exercisable for, exchangeable for or convertible into the stock of any class or series of the Corporation or of any such Subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned Subsidiary.

(c) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(d) “Existing Holder Direct Transferee” means any person (and its Affiliates) who acquires (other than in a registered public offering), directly in one or more related transactions from any Existing Holder or any “group”, or any member of any such group, to which such Existing Holder is a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the Corporation.

(e) “Existing Holder Indirect Transferee” means any person (and its Affiliates) who acquires (other than in a registered public offering), directly in one or more related transactions from any Existing Holder Direct Transferee or any other Existing Holder Indirect Transferee, beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the Corporation.

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(f) “Existing Holders” means the BTO Investors, BofA, JCIC Sponsor LLC, JPMCF and the Permitted Holders, together with their respective Affiliates and Subsidiaries (other than the Corporation and its Subsidiaries).

(g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned Subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (iii) the Affiliates and associates of any such person described in clauses (i) and (ii); provided, however, that “interested stockholder” shall not include (A) any Existing Holder, any Existing Holder Direct Transferee, Existing Holder Indirect Transferee or any of their respective Affiliates or successors or any “group”, or any member of any such group, to which any such person is a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, in the case of this clause (B), that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of (x) further corporate action not caused, directly or indirectly, by such person or (y) an acquisition of a de minimis number of such additional shares. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act or any successor provision) such stock, directly or indirectly; or

(ii) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

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(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article IX to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE X

LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

10.1. Equity Securities. All Equity Securities of the Corporation shall be subject to the limitations set forth in this Article X.

10.2. Non-Citizen Voting and Ownership Limitations. In no event shall persons or entities who fail to qualify as a “citizen of the United States,” (as the term is defined in Section 40102(a)(15) of Subtitle VII of Title 49 of the United States Code, as the same may be amended from time to time, in any similar legislation of the United States enacted in substitution or replacement thereof, and as interpreted by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of such persons or entities (each, a “Non-Citizen”), be entitled to own (beneficially or of record) and/or control more than (x) 24.9% of the aggregate votes of all outstanding Voting Securities of the Corporation (the “Voting Limitation Percentage”) or (y) 49.0% of the aggregate number of outstanding Equity Securities of the Corporation (the “Outstanding Share Limitation Percentage” and together with the Voting Limitation Percentage, the “Non-Citizen Cap Amounts”), in each case as more specifically set forth in the Bylaws.

10.3. Enforcement of Non-Citizen Cap Amounts. Except as otherwise set forth in the Bylaws, the restrictions imposed by the Non-Citizen Cap Amounts shall be applied to each Non-Citizen in reverse chronological order based upon the date of registration (or attempted registration in the case of the Outstanding Share Limitation Percentage) on the separate stock record maintained by the Corporation or any transfer agent (on behalf of the Corporation) for the registration of Equity Securities of the Corporation held by the Non-Citizens (“Foreign Stock Record”) or the stock transfer records of the Corporation. At no time shall the shares of the Equity Securities of the Corporation held by the Non-Citizens be voted, unless such shares are registered on the Foreign Stock Record. In the event that Non-Citizens shall own (beneficially or of record) or have voting control over Equity Securities of the Corporation, the voting rights of

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such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a United States air carrier. In the event that any transfer of Equity Securities of the Corporation to a Non-Citizen would result in Non-Citizens owning (beneficially or of record) more than the Non-Citizen Cap Amounts, such transfer shall be void and of no effect and shall not be recorded in the books and records of the Corporation. The Bylaws shall contain provisions to implement this Section 10.3, including, without limitation, provisions restricting or prohibiting the transfer of Equity Securities of the Corporation to Non-Citizens. Any determination as to ownership, control or citizenship made by the Board shall be conclusive and binding as between the Corporation and any stockholder.

10.4. Legend for Equity Securities. Each certificate or other representative document for Equity Securities of the Corporation (including each such certificate or representative document for Equity Securities of the Corporation issued upon any permitted transfer of Equity Securities) shall contain a legend in substantially the following form:

“THE [TYPE OF EQUITY SECURITIES] REPRESENTED BY THIS [CERTIFICATE/REPRESENTATIVE DOCUMENT] ARE SUBJECT TO VOTING RESTRICTIONS WITH RESPECT TO [SHARES/WARRANTS, ETC.] HELD BY PERSONS OR ENTITIES THAT FAIL TO QUALIFY AS “CITIZENS OF THE UNITED STATES” AS SUCH TERM IS DEFINED BY RELEVANT LEGISLATION. SUCH VOTING RESTRICTIONS ARE CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME. A COMPLETE AND CORRECT COPY OF SUCH RESTATED CERTIFICATE OF INCORPORATION SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF SUCH SHARES OF [TYPE OF EQUITY SECURITIES] UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

ARTICLE XI

MISCELLANEOUS

11.1. Corporate Opportunities.

(a) For purposes of this Section 11.1, the following terms shall have the following meanings:

(i) “BofA” means Banc of America Strategic Investments Corporation and each of its successors or any of their Affiliates.

(ii) “BTO Investors” means the BTO Grannus Holdings IV-NQ LLC, Blackstone Tactical Opportunities Fund – FD L.P., and Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. and each of their successors or any of their Affiliates.

(iii) “Covered Person” means (A) any director or officer of the Corporation who is also an officer, director, employee or managing director of any of the Existing Investors and (B) the Existing Investors.

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(iv) “Existing Investors” means the BTO Investors, BofA, JCIC Sponsor LLC and JPMCF, together with their respective Subsidiaries and Affiliates (other than the Corporation and its Subsidiaries).

(v) “Specified Corporate Opportunity” means any business opportunity, potential transaction, interest or other matter that is offered or presented to any Covered Person other than any business opportunity, potential transaction, interest or other matter that is offered or presented to such Covered Person solely in such Covered Person’s capacity as an officer, director or stockholder of the Corporation.

(b) To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the DGCL), the Corporation, on behalf of itself and its Subsidiaries, hereby renounces any interest or expectancy of the Corporation or any of its Subsidiaries in, or being offered any opportunity to participate in, any Specified Corporate Opportunity, even if such Specified Corporate Opportunity is one that the Corporation or any of its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if offered or presented the opportunity to do so. No Covered Person shall have any duty to offer or communicate information regarding any Specified Corporate Opportunity to the Corporation or any of its Subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its Subsidiaries for breach of any fiduciary duty, as a director, officer, controlling stockholder or otherwise, solely by reason of the fact that such Covered Person (i) pursues or acquires such Specified Corporate Opportunity for its own account or the account of any of the Existing Investors, (ii) directs such Specified Corporate Opportunity to another person or entity or (iii) fails to present such Specified Corporate Opportunity, or information regarding such Specified Corporate Opportunity, to the Corporation or any of its Subsidiaries. For the avoidance of doubt, the foregoing provisions of this Section 11.1(b) shall not apply to any business opportunity, potential transaction, interest or other matter that is offered or presented to any Covered Person solely in such Covered Person’s capacity as an officer, director or stockholder of the Corporation.

(c) For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.1.

(d) The provisions of this Section 11.1 shall have no further force or effect at such time as the Existing Investors shall first cease to beneficially own, in the aggregate, at least 10% (ten percent)) of the Corporation’s then outstanding Voting Securities; provided, however, that such termination shall not terminate the effect of the foregoing provisions of this Section 11.1 with respect to any Specified Corporate Opportunity that first arose prior to such termination.

11.2. Forum for Certain Actions.

(a) Forum. Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction,

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the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Subject to the preceding provisions and unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.

(b) Personal Jurisdiction. If any action the subject matter of which is within the scope of subparagraph (a) of this Section 11.2 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 11.2 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c) Enforceability. If any provision of this Section 11.2 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 11.2, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(d) Notice and Consent. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.2.

11.3. Amendment. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 11.3. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as

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a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII, Article VIII or this Article XI (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

11.4. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 24th day of January, 2023.

By:	/s/ Timothy Sheehy
Name: Timothy Sheehy
Title: Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation of New Bridger]

Exhibit 3.2

Execution Version

AMENDED AND RESTATED BYLAWS

OF

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

(hereinafter called the “Corporation”)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1. Place of Meetings. Meetings of the stockholders of the Corporation for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Section 1.2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation (including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock), as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by the Chairperson of the Board, the Chief Executive Officer or the Board. The ability of the stockholders of the Corporation to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting. The Chairperson of the Board, the Chief Executive Officer or the Board may postpone, reschedule or cancel any special meeting of stockholders previously called by any of them.

Section 1.4. Notice. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting. Unless otherwise required by law or the Certificate of Incorporation, written notice of any meeting shall be given either personally, by mail or by electronic transmission (as defined below) (if permitted under the circumstances by the DGCL) not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairperson of the

Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.5. Adjournments. Any meeting of stockholders of the Corporation may be adjourned or recessed from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or recessed meeting, are announced at the meeting at which the adjournment or recess is taken. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication, if any, or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by means of remote communication, if any, or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 1.5 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

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Section 1.7. Voting.

(a) Matters Other Than Election of Directors. Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person, present by means of remote communication, if any, or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Except as provided in the Certificate of Incorporation, every stockholder having the right to vote shall have one vote for each share of stock having voting power registered in such stockholder’s name on the books of the Corporation. Such votes may be cast in person or by proxy as provided in Section 1.10 of these Bylaws. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b) Election of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

Section 1.8. Voting of Stock of Certain Holders. Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the Board or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.

Section 1.9. Treasury Stock. Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

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Section 1.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the secretary of the Corporation (the “Secretary”) before or at the time of the meeting. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 1.11. No Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Section 1.12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.12 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for

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determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.13 at the adjourned meeting.

Section 1.14. Organization and Conduct of Meetings. The Chairperson of the Board shall act as chairperson of meetings of stockholders of the Corporation. The Board may designate any other director or officer of the Corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting. The chairperson of a stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine and declare to the meeting that a matter or business was not properly brought before the meeting, and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.15. Inspectors of Election. In advance of any meeting of stockholders of the Corporation, the Chairperson of the Board, the Chief Executive Officer or the Board, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

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Section 1.16. Notice of Stockholder Proposals and Director Nominations.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before such annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in this Section 1.16 through the date of such annual meeting, (B) is entitled to vote at such annual meeting and (C) complies with the notice procedures set forth in this Section 1.16. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations, or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.

(b) Timing of Notice for Annual Meetings. In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.16(a)(iii) above, the stockholder must have given timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day, or earlier than the Close of Business on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (which first anniversary date shall, for purposes of the Corporation’s first annual meeting of stockholders (or special meeting in lieu thereof) held after the shares of the Corporation’s common stock are first publicly traded (the “First Annual Meeting”), be deemed to be May 15, 2023); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days prior to, or more than sixty (60) days after, the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year (other than in connection with the First Annual Meeting), to be timely, a stockholder’s notice must be so received not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) the tenth (10th) day following the day on which public disclosure (as defined below) of the date of the meeting is first made by the Corporation. In no event shall the adjournment, recess, postponement or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c) Form of Notice. To be in proper written form, the notice of any stockholder of record giving notice under this Section 1.16 (each, a “Noticing Party”) must set forth:

(i) as to each person whom such Noticing Party proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(A) the name, age, business address and residence address of such Proposed Nominee;

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(B) the principal occupation and employment of such Proposed Nominee;

(C) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

(D) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee:

(I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (III) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (IV) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (V) intends to serve a full term as a director of the Corporation, if elected; and (VI) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Stockholder Associated Person (as defined below), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(F) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(G) all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(ii) as to any other business that such Noticing Party proposes to bring before the meeting:

(A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment); and

(C) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Proxy Rules; and

(iii) as to such Noticing Party and each Stockholder Associated Person:

(A) the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(B) the class, series and number of shares of each class or series of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future); the date or dates on which such shares or securities were acquired; and the investment intent of such acquisition;

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(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(D) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any

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stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person and (z) any other agreements that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to Section 13 of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Noticing Party, such Stockholder Associated Person or such other person or entity);

(G) any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person is (I) a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (II) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(I) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Noticing Party or any Stockholder Associated Person;

(J) any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);

(K) a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(L) a representation that (I) neither such Noticing Party nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16;

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(M) a complete an accurate description of any performance-related fees (other than an asset-based fee) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, including, without limitation, any such interests held by members of such Noticing Party’s or any Stockholder Associated Person’s immediate family sharing the same household;

(N) a description of the investment strategy or objective, if any, of such Noticing Party or any Stockholder Associated Person who is not an individual;

(O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D);

(P) a certification regarding whether such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, if such person is or has been a stockholder of the Corporation; and

(Q) all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules; provided, however, that the disclosures in the foregoing subclauses (A) through

(Q) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(iv) a representation that such Noticing Party intends to appear in person or by proxy at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

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(v) a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(vi) identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(vii) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (B) to solicit proxies in support of director nominees other than the Corporation’s nominees (as defined below) in accordance with Rule 14a-19 under the Exchange Act or (C) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 1.16, the Corporation may require any Noticing Party to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following the date of any request therefor from the Board or any committee thereof.

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(e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) provided that one or more directors are to be elected at such meeting pursuant to the Corporation’s notice of meeting, by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.16(e) through the date of such special meeting, (B) is entitled to vote at such special meeting and upon such election and (C) complies with the notice procedures set forth in this Section 1.16(e). In addition to any other applicable requirements, for director nominations to be properly brought before a special meeting by a stockholder pursuant to the foregoing clause (ii), such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public disclosure of the date of the meeting is first made by the Corporation. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 1.16(c) above, and such stockholder and any Proposed Nominee shall comply with Section 1.16(d) above, as if such notice were being submitted in connection with an annual meeting of stockholders.

(f) General.

(i) No person shall be eligible for election as a director of the Corporation unless the person is nominated by a stockholder in accordance with the procedures set forth in this Section 1.16 or the person is nominated by the Board, and no business shall be conducted at a meeting of stockholders of the Corporation except business brought by a stockholder in accordance with the procedures set forth in this Section 1.16 or by the Board. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 1.16(b) and Section 1.16(e), as applicable. Except as otherwise provided by law, the chairperson of a meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws, and, if the chairperson of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chairperson shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.16, unless otherwise required by law, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not

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appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.

(ii) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 1.16, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (A) as of the record date for determining the stockholders entitled to receive notice of the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 1.16(f)(ii) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 1.16 and shall not extend the time period for the delivery of notice pursuant to this Section 1.16. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 1.16.

(iii) If any information submitted pursuant to this Section 1.16 by any Noticing Party proposing individuals to nominate for election or reelection as a director or business for consideration at a stockholder meeting shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 1.16. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 1.16 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 1.16(c)(vii)(B)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall (I) be made only to the extent that any information submitted pursuant to this Section 1.16 has changed since such Noticing Party’s prior submission and (II) clearly identify the information that has changed since such Noticing Party’s prior submission. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information

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submitted by such Noticing Party pursuant to this Section 1.16 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 1.16 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.16.

(iv) If (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Noticing Party. Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(v) In addition to complying with the foregoing provisions of this Section 1.16, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.16. Nothing in this Section 1.16 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(vi) For purposes of these Bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “Corporation’s nominee(s)” shall mean any person(s) nominated by or at the direction of the Board; (E) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (F) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the

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writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party, (I) any person directly or indirectly controlling, controlled by, under common control with such Noticing Party, (II) any member of the immediate family of such Noticing Party sharing the same household, (III) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), (V) any affiliate or associate of such Noticing Party or any other Stockholder Associated Person, (VI) any participant (as defined in paragraphs 1.16(a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, and (VII) any Proposed Nominee.

ARTICLE II

DIRECTORS

Section 2.1. Number. Subject to the Certificate of Incorporation and to the rights of holders of any series of preferred stock with respect to the election of directors, if any, the number of directors that shall constitute the entire Board shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board and which initially shall be, upon filing of the Certificate of Incorporation, set at nine (9) directors. Notwithstanding any provision to the contrary in these Bylaws, at no time shall the number of Non-Citizens (as defined in Section 5.2 below) who hold office as a director exceed the limitations provided under Section 40102(a)(15) of Title 49 of the United States Code (which, as of the effective date of these Bylaws and for informational purposes only, is one-third (1/3) of the total number of directors then holding office).

Section 2.2. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation required to be exercised or done by the stockholders.

Section 2.3. Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairperson of the Board (if there be one), the Chief Executive Officer or the Board and shall be held at such place, on such date and at such time as he, she or it shall specify.

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Section 2.4. Notice. Notice of any meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail posted not less than five (5) days before the date of the meeting, by nationally recognized overnight courier deposited not less than three (3) days before the date of the meeting or by email, facsimile or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed or sent by overnight courier, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid or deposited with the overnight courier. Notice by facsimile or other electronic transmission shall be deemed given when the notice is transmitted. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with Section 6.6 of these Bylaws.

Section 2.5. Chairperson of the Board. The Chairperson of the Board shall be chosen from among the directors and may be the Chief Executive Officer. Except as otherwise provided by law, the Certificate of Incorporation or Section 2.6 or Section 2.7 of these Bylaws, the Chairperson of the Board shall preside at all meetings of stockholders and of the Board. The Chairperson of the Board shall have such other powers and duties as may from time to time be assigned by the Board.

Section 2.6. Lead Director. The Board may include a Lead Director. The Lead Director shall be one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”). The Lead Director shall preside at all meetings of the Board at which the Chairperson of the Board is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the Chairperson of the Board and the Board and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board. The Lead Director shall be elected by a majority of the Independent Directors.

Section 2.7. Organization. At each meeting of the Board, the Chairperson of the Board, or, in the Chairperson’s absence, the Lead Director, or, in the Lead Director’s absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting, and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors and to the rights of the BTO Stockholders (as defined in the Stockholders Agreement, dated as of January 24, 2023 (as the

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same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), by and among the Corporation, the BTO Stockholders and the other stockholders of the Corporation named therein) pursuant to the terms of the Stockholders Agreement with respect to the removal of any BTO Stockholder designee director, a director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2.9. Quorum. At all meetings of the Board, a majority of directors constituting the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 2.10. Actions of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or committee.

Section 2.11. Telephonic Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in a meeting pursuant to this Section 2.11 shall constitute presence in person at such meeting.

Section 2.12. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee.

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Section 2.13. Compensation. The Board shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.

Section 2.14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE III

OFFICERS

Section 3.1. General. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board, in its discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board from time to time may deem appropriate. Any two or more offices may be held by the same person. The officers of the Corporation need not be stockholders of the Corporation.

Section 3.2. Election; Term. The Board shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this Article III for the regular election to such office.

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Section 3.3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Secretary or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer may also serve as Chairperson of the Board and may also serve as President, if so elected by the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.

Section 3.5. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer. At all times, the President of the Corporation shall be a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 of the United States Code.

Section 3.6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board or the Chief Executive Officer.

Section 3.7. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents (if any), Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen by the Board shall have such powers and shall perform such duties as shall be assigned to them by the Board or the Chief Executive Officer.

Section 3.8. Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board or the Chief Executive Officer.

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Section 3.9. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board or the Chief Executive Officer.

Section 3.10. Assistant Secretaries. Assistant Secretaries, if there be any, shall assist the Secretary in the discharge of the Secretary’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Secretary, shall perform the duties of the Secretary’s office, subject to the control of the Board or the Chief Executive Officer.

Section 3.11. Assistant Treasurers. Assistant Treasurers, if there be any, shall assist the Treasurer in the discharge of the Treasurer’s duties, shall have such powers and perform such other duties as shall at any time be assigned to them by the Board and, in the absence or disability of the Treasurer, shall perform the duties of the Treasurer’s office, subject to the control of the Board or the Chief Executive Officer.

Section 3.12. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 3.13. Limitation on Non-Citizens as Officers. Notwithstanding any provision to the contrary in these Bylaws, at no time shall the number of Non-Citizens (as defined in Section 5.2 below) who serve as officers of the Corporation exceed the limitations provided under Section 40102(a)(15) of Title 49 of the United States Code (which, as of the effective date of these Bylaws and for informational purposes only, is one-third (1/3) of the total number of officers then holding office).

ARTICLE IV

STOCK

Section 4.1. Uncertificated Shares. Unless otherwise provided by resolution of the Board, each class or series of shares of the Corporation’s capital stock shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

Section 4.2. Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.

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Section 4.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 4.4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.

ARTICLE V

LIMITATIONS ON OWNERSHIP BY NON-CITIZENS

Section 5.1. Equity Securities. All (a) capital stock of, or other equity interests in, the Corporation, (b) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in the Corporation, or (c) options, warrants or other rights to acquire the securities described in clauses (a) and (b), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise (collectively, “Equity Securities”) shall be subject to the limitations set forth in this Article V.

Section 5.2. Non-Citizen Voting and Ownership Limitations. It is the policy of the Corporation that, consistent with the requirements of Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be amended from time to time (“Aviation Act”), that persons or entities who are not “citizens of the United States” (as defined in Section 40102(a)(15) of the Aviation Act, in any similar legislation of the United States enacted in substitution or replacement thereof, and as interpreted by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of such persons or entities (each, a “Non-Citizen”), shall not be entitled to own (beneficially or of record) and/or control more than (a) 24.9% of the aggregate votes of all outstanding Voting Securities (as defined below) of the Corporation (the “Voting Limitation Percentage”) or (b) 49.0% of the aggregate number of outstanding Equity Securities of the Corporation (the “Outstanding Share Limitation Percentage”); provided, however, in no event shall Non-Citizens who are resident of a country that is not party to an “open skies” agreement with the United States (the “NOS Non-Citizens”) be entitled to own (beneficially or of record) and/or control more than 24.9% of the aggregate number of outstanding Equity Securities of the Corporation (the “NOS Limitation Percentage” and, together with the Outstanding Share Limitation Percentage, the “Absolute Cap Amount”). If Non-Citizens nevertheless at any time own and/or control more than the Voting Limitation Percentage, the voting rights of the Equity Securities in excess of the Voting Limitation Percentage shall be automatically suspended in accordance with Section 5.3 below. Further, if at any time a transfer or issuance of Equity Securities to a Non-Citizen would result in Non-Citizens owning more than the Outstanding Share Limitation Percentage, such transfer or issuance shall be void and of no effect, in accordance with Section 5.3 below. “Voting Securities” means (a) shares of common stock of the Corporation and (b) any shares of preferred stock of the Corporation that are permitted by their terms to vote together with the Corporation’s common stock or to vote as a separate class or series with respect to the election of the Corporation’s directors.

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Section 5.3. Foreign Stock Record.

(a) The Corporation or any transfer agent (on behalf of the Corporation) shall maintain a separate stock record, designated the “Foreign Stock Record” for the registration of Equity Securities held by Non-Citizens. It is the duty of each stockholder who is a Non-Citizen to register his, her or its Equity Securities on the Foreign Stock Record. The beneficial ownership of Equity Securities by Non-Citizens shall be determined in conformity with regulations prescribed by the Board. Only Equity Securities that have been issued and outstanding may be registered in the Foreign Stock Record. The Foreign Stock Record shall include (i) the name and nationality of each Non-Citizen owning Equity Securities, (ii) the number of Equity Securities owned by each such Non-Citizen and (iii) the date of registration of such Equity Securities in the Foreign Stock Record.

(b) In no event shall Equity Securities owned (beneficially or of record) by Non-Citizens representing more than the Voting Limitation Percentage be voted. In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any Equity Securities, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Corporation is in compliance with applicable provisions of law and regulations relating to ownership or control of a United States air carrier. Voting rights of Equity Securities owned (beneficially or of record) by Non-Citizens shall be suspended in reverse chronological order based upon the date of registration in the Foreign Stock Record.

(c) In the event any transfer of issuance of Equity Securities to a Non-Citizen would result in Non-Citizens owning (beneficially or of record) more than the Absolute Cap Amount, such transfer or issuance shall be void and of no effect and shall not be recorded in the Foreign Stock Record of the stock records of the Corporation. In the event that the Corporation shall determine that the Equity Securities registered on the Foreign Stock Record or otherwise registered on the stock records of the Corporation and owned (beneficially or of record) by Non-Citizens, taken together (without duplication), exceed the Absolute Cap Amount, such number of Equity Securities shall be removed from the Foreign Stock Record and the stock records of the Corporation, as applicable, in reverse chronological order based on the date of registration in the Foreign Stock Record and the stock records of the Corporation, as applicable, and any transfer or issuance that resulted in such event shall be deemed void and of no effect, such that the Foreign Stock Record and the stock records of the Corporation, as applicable, reflect the ownership of Equity Securities without giving effect to any transfer or issuance that caused the Corporation to exceed the Absolute Cap Amount until the aggregate number of Equity Securities registered in the Foreign Stock Record or otherwise registered to Non-Citizens is equal to the Voting Limitation Percentage or the NOS Limitation Percentage, as applicable.

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Section 5.4. Registration of Equity Securities. Registry of the ownership of Equity Securities by Non-Citizens shall be effected by written notice to, and in the form specified from time to time by, the Secretary of the Corporation. Subject to the limitations set forth in Section 5.3, the order in which such Equity Securities shall be registered on the Foreign Stock Record shall be chronological, based on the date the Corporation received notice to so register such Equity Securities; provided, that any Non-Citizen who purchases or otherwise acquires Equity Securities that are registered on the Foreign Stock Record and who registers such Equity Securities in its own name within 30 days of such acquisition will assume the position of the seller of such Equity Securities in the chronological order of Equity Securities registered on the Foreign Stock Record.

Section 5.5. Certification of Equity Securities.

(a) The Corporation may by notice in writing (which may be included in the form or proxy or ballot distributed by stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of Equity Securities or that the Corporation knows to have, or has a reasonable cause to believe has beneficial ownership of Equity Securities to certify in such manner that as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

(1)	all Equity Securities as to which such person has record ownership or beneficial ownership are owned and controlled only by citizens of the United States; or

(2)	the number of Equity Securities of record or beneficially owned by such person that are owned and/or controlled by Non-Citizens is as set forth in such certificate.

(b) With respect to any Equity Securities identified in clause 5.5(a)(2) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article V.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Contracts. The Board may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument or other document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 6.3. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the Board.

Section 6.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

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Section 6.5. Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.

Section 6.6. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.

ARTICLE VII

AMENDMENTS

Subject to Section 8.5 below, these Bylaws may be adopted, amended, altered or repealed by the Board or by the stockholders of the Corporation by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VIII

EMERGENCY BYLAWS

Section 8.1. Emergency Bylaws. This Article VIII shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision of the preceding Sections of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article VIII, the preceding Sections of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VIII shall cease to be operative unless and until another Emergency shall occur.

Section 8.2. Meetings; Notice. During any Emergency, a meeting of the Board or any committee thereof may be called by any member of the Board or such committee or the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

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Section 8.3. Quorum. At any meeting of the Board called in accordance with Section 8.2 above, the presence or participation of one director shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board called in accordance with Section 8.2 above, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that no directors are able to attend a meeting of the Board or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation.

Section 8.4. Liability. No officer, director or employee of the Corporation acting in accordance with the provisions of this Article VIII shall be liable except for willful misconduct.

Section 8.5. Amendments. At any meeting called in accordance with Section 8.2 above, the Board, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VIII as it deems it to be in the best interests of the Corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 8.6. Repeal or Change. The provisions of this Article VIII shall be subject to repeal or change by further action of the Board or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 8.4 above with regard to action taken prior to the time of such repeal or change.

Section 8.7. Definitions. For purposes of this Article VIII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.

* * *

Adopted as of: January 24, 2023

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Exhibit 31.1
CERTIFICATION
I, Timothy Sheehy, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Bridger Aerospace Group Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 10, 2023

	By:	/s/ Timothy Sheehy
		Name:	Timothy Sheehy
		Title:	Chief Executive Officer

Exhibit 31.2
CERTIFICATION
I, Eric Gerratt, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Bridger Aerospace Group Holdings, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	(Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313);

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Dated: August 10, 2023

	By:	/s/ Eric Gerratt
		Name:	Eric Gerratt
		Title:	Chief Financial Officer

Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Bridger Aerospace Group Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023, as filed with the United States Securities and Exchange Commission on the date hereof, (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: August 10, 2023

	By:	/s/ Timothy Sheehy
		Name:	Timothy Sheehy
		Title:	Chief Executive Officer

Dated: August 10, 2023

	By:	/s/ Eric Gerratt
		Name:	Eric Gerratt
		Title:	Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2023
________________________________________________________
Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade MT	59714
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (406) 813-0079
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bridger Aerospace Group Holdings, Inc. (the “Company”) announced the following changes to the Board of Directors of the Company (the “Board”):

Ms. Anne Hayes, age 41, was appointed to the Board on September 8, 2023. Ms. Hayes is a Director at Quadrant Capital Advisors, Inc., a single-family office, a position she has held since 2008, and also serves as Chief Financial Officer of Councilor, Buchanan & Mitchell, P.C., an accounting and advisory firm, a position she has held since 2020. Ms. Hayes has been appointed as a Class II director to the Board and has been appointed as a member and Chair of the Audit Committee of the Board, effective as of September 8, 2023. She is an audit committee financial expert. There is no arrangement or understanding between Ms. Hayes and any other person pursuant to which Ms. Hayes was appointed as a director. At this time, the Company is not aware of any transactions with Ms. Hayes that would require disclosure under Item 404(a) of Regulation S-K.

Director Debra Coleman resigned from the Board of Directors of the Company (the “Board”), effective September 8, 2023. Ms. Coleman was a member and Chair of the Audit Committee of the Board, and by resigning from the Board, also resigned from the Audit Committee. Ms. Coleman’s resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K. The Company, its management and the remaining members of the Board have considered Ms. Coleman’s resignation letter and continue to have full confidence in the governance and effective functioning of the Audit Committee. The Board believes Ms. Hayes’ membership on the Audit Committee and the Board will add additional value and expertise to the overall oversight and management responsibilities of the Board and all of its committees.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

17.1	Resignation Letter of Debra Coleman dated September 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: September 13, 2023	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

Exhibit 17.1

September 8, 2023

The Board of Directors
Bridger Aerospace Group Holdings, Inc.
90 Aviation Lane
Belgrade, Montana 59714

Gentlemen:

I resign effective immediately from my positions as a Chair of the Audit Committee, Member of the Board of Directors of Bridger Aerospace Group Holdings, Inc. (the “Company”), and all other positions with the Company to which I have been assigned, regardless of whether I served in such capacity. My resignation is a result of the functioning of the Board’s Audit Committee.

Sincerely,
Debra Coleman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2023
________________________________________________________
Bridger Aerospace Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________________________________________

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade MT	59714
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (406) 813-0079
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.
On September 12, 2023 (the “Closing”), Bridger Aerospace Group Holdings, Inc. (the “Company”) acquired 100% of the outstanding equity interests of Ignis Technologies, Inc. (the “Transaction”). The aggregate consideration for the Transaction is $12.0 million, payable in unregistered shares of Bridger’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of $3 million payable at Closing and $9 million of contingent earn-out consideration. At the Closing, 426,531 restricted shares of Common Stock were issued to the Ignis shareholders (with the price per share determined based upon a volume-weighted average per-share price (VWAP) of the Common Stock for the 30 consecutive trading days ended September 11, 2023). The remaining $9 million of Common Stock consideration is contingent upon the achievement of certain operational milestones and, assuming achievement of such milestones, will be issued to the Ignis shareholders in 2024, 2025 and 2026, with the price per share determined based upon a trailing 120-day VWAP of the Common Stock at the time of each issuance. All of the shares of Common Stock to be issued in the Transaction will be subject to transfer restrictions for a 12-month period after each issuance, with 1/12th of the total shares of Common Stock vesting each month over the one-year period after each issuance.

None of the shares of Common Stock issued or issuable in connection with the Transaction was or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of sale in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Recipients of shares of Common Stock in connection with the Transaction will have customary resale registration rights with respect to such shares of Common Stock pursuant to the terms and conditions of the Transaction.

Item 8.01	Other Events.
On September 14, 2023, Bridger Aerospace Group Holdings, Inc. issued a press release titled “Bridger Aerospace Acquires Ignis Technologies to Expand Wildland Fire Software Offerings” announcing the completion of the Transaction.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Bridger Aerospace Group Holdings, Inc, titled “Bridger Aerospace Acquires Ignis Technologies to Expand Wildland Fire Software Offerings,” dated September 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: September 14, 2023	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

Exhibit 99.1
Bridger Aerospace Acquires Ignis Technologies to Expand Wildland Fire Software Offerings

BELGRADE, MT, September 14, 2023 – Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER), one of the nation’s largest aerial firefighting companies, today announced that it has acquired Ignis Technologies Inc. (“Ignis”) for $3 million, with an additional contingent earn-out consideration of up to $9.0 million, paid in the form of restricted shares of Bridger common stock. Ignis is a fire technology company delivering mission-critical intelligence and technology solutions to firefighting organizations.

“The addition of Ignis maximizes the value of Bridger’s investments in FireTrac and other fire intelligence SaaS assets, and presents the clearest path to executing on our shared mission to equip firefighters with the critical technology they need to reduce the number of lives, properties and natural habitats lost to wildfire,” commented Tim Sheehy, Bridger’s Chief Executive Officer.

Ignis was founded by former wildland firefighters who understand the requirements and the value of real time wildfire information in the field. The company was created out of the urgent need for more effective systems to collect, distribute and communicate actionable intelligence and situational awareness on wildland fires.

Through collaborative development with federal, state and local fire organizations, Ignis is developing a pioneering mobile and web platform that elevates firefighter situational awareness, creates an interoperable common operating picture across firefighting units, and produces real time, high value data to help fire organizations better manage wildfire risk.

Terms of the Ignis Transaction:
•Ignis was issued $3 million in restricted common stock on the closing date, which will vest in equal increments over a twelve-month period. The price per share issued was based on a historical 30-day volume weighted average price.
•Upon the achievement of certain operational metrics by December 31, 2024, Ignis will be issued an additional $3 million in restricted common stock, which shares will vest in equal increments over a twelve-month period, with the price per share determined based upon a historical 120-day volume weighted average price at the time of issuance.
•Upon the successful completion of certain software integration with FireTrac, Bridger’s proprietary wildfire data management software, Ignis will be issued an additional $2 million in restricted common stock in each of 2024, 2025 and 2026, with the price per share determined based upon a historical 120-day volume weighted average price at the time of each issuance.

About Ignis Technologies
Ignis Technologies is headquartered in Bozeman, Montana. Its mission is to equip firefighters with the critical technology they need to reduce the number of lives, properties and natural habitats lost to wildfire.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger Aerospace is committed to utilizing its team, aircraft and technology to save lives, property and habitats threatened by wildfires. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Forward Looking Statements
Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the ultimate outcome and benefits of the acquisition; (2) the anticipated expansion of Bridger’s operations, including for certain customers; (3) Ignis’ business plans and performance; (4) Bridger’s business plans and growth plans, including anticipated revenue, Adjusted EBITDA and Adjusted EBITDA margin for 2023; (5) the types of services Bridger may offer; and (6) Bridger’s capital expenditures and acquisitions strategies, including anticipated investments in additional aircraft, capital resource, and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s and/or Ignis’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger and Ignis. These forward-looking statements are subject to a number of risks and uncertainties, including: Bridger’s or Ignis’ failures to realize the anticipated benefits of the acquisition; Bridger’s successful integration of Ignis (including achievement of synergies and cost reductions); Ignis’ ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s and Ignis’ ongoing operations and businesses, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Ignis and Bridger and their employees, including as a result of the acquisition; and risks relating to potential disruption of current plans, operations and infrastructure of Ignis or Bridger as a result of the consummation of the acquisition. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports Bridger files with the U.S. Securities and Exchange Commission, including those in Bridger’s most recent Annual Report on Form 10-K and any updates thereto in Bridger’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s and/or Ignis’ expectations, plans or forecasts of future events and views as of the date of this press release. Bridger and Ignis anticipate that subsequent events and developments will cause Bridger’s and Ignis’ assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com
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